UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

INNOVATE Corp. (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11.

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

INNOVATE Corp.
295 Madison Avenue, 12th Floor
New York, NY 10017

NOTICE OF WRITTEN CONSENT AND INFORMATION STATEMENT WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
___________, 2026
To our Stockholders,
This notice of written consent, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”), and information statement (this “Information Statement”) is being furnished to the stockholders of INNOVATE Corp. (the “Company,” “INNOVATE,” “our,” “us” or “we”) in connection with the Transaction Agreement, dated as of August 7, 2026 (the “Transaction Agreement” or the “Agreement”), by and among the Company, DBM Global Intermediate Holdco Inc., a Delaware corporation and wholly owned subsidiary of the Company (“DBM Holdco” and, together with the Company, “Seller”), IES Holdings, Inc., a Delaware corporation (“IES Holdings”) and IES Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of IES Holdings (“Merger Sub”), a copy of which is attached as Annex A to this Information Statement. Pursuant to the Agreement, upon the terms and subject to the conditions thereof, (a) Seller will sell, and Merger Sub will purchase from Seller, all of the outstanding shares of common stock of DBM Global, Inc., a Delaware corporation (“DBMG”) of which Seller is the beneficial owner (the “Acquisition”) and (b) immediately following the Acquisition, Merger Sub will merge with and into DBMG pursuant to Section 253 of the DGCL, with DBMG surviving the merger as a wholly owned subsidiary of IES Holdings (the “Merger” and, together with the Acquisition, the “Transaction”).
On August 7, 2026, the board of directors of the Company (the “Board”) (a) determined that the entry into the Agreement and the consummation of the transactions contemplated by the Agreement are advisable and in the best interests of the Company and its stockholders, (b) approved and adopted the Agreement and the consummation by the Company of the transactions contemplated by the Agreement, upon the terms and subject to the conditions set forth in the Agreement, subject to the approval of the transactions contemplated by the Agreement by holders of the majority of the voting power of the outstanding shares of capital stock of the Company, (c) directed that the transactions contemplated by the Agreement be submitted to the stockholders of the Company for approval and (d) upon the terms and subject to the conditions of the Agreement, resolved to recommend the approval of the transactions contemplated by the Agreement by the stockholders of the Company (the “Company Board Approval”).
In accordance with Section 228 of the DGCL, on August 7, 2026, following the Company Board Approval and immediately prior to the execution and delivery of the Agreement, stockholders of the Company holding outstanding shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), Series A-3 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred Stock”), and Series A-4 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-4 Preferred Stock” and, together with the Series A-3 Preferred Stock, the “Preferred Stock”) collectively representing the majority of the voting power of the outstanding shares of capital stock of the Company, voting together as a single class, executed and delivered an irrevocable written consent (the “Written Consent”) approving the Agreement (as it may be amended from time to time) and the transactions contemplated thereby, for purposes of Section 271 of the DGCL. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the Agreement or the consummation of the transactions contemplated thereby. As a result, the Company is not soliciting your vote for the approval of the Agreement and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the transactions contemplated by the Agreement. No action by the stockholders of the Company is required for the consummation of the transactions contemplated by the Agreement, and all requisite corporate action has been taken.
The purpose of this notice (this “Notice”) and the accompanying Information Statement is to inform INNOVATE stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. The corporate action approved by the Written Consent will become effective no earlier than on the 20th day after this Information Statement is mailed to our stockholders.
THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. THE COMPANY IS NOT ASKING COMPANY STOCKHOLDERS FOR A PROXY, AND STOCKHOLDERS OF THE COMPANY ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.
The Notice and this Information Statement are dated as of ___________, 2026 and are being made available on or about ___________, 2026 to all Company stockholders of record as of the close of business (Eastern time) on August 7, 2026, the record date for this distribution, and are being mailed on or around ___________, 2026 to all beneficial owners as of August 7, 2026.
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT WWW.INNOVATE-IR.COM/.
Very truly yours,

Avram A. Glazer Chairman of the Board	Paul K. Voigt Interim Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this Information Statement. Any representation to the contrary is a criminal offense.
The date of this notice of written consent and Information Statement is ___________, 2026

IMPORTANT NOTE ABOUT THIS INFORMATION STATEMENT
This Information Statement incorporates important business and financial information about INNOVATE and IES Holdings from other documents that INNOVATE and IES Holdings, respectively, have filed with the United States Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference herein. For a listing of documents incorporated by reference herein, please see the section entitled “Where You Can Find More Information” beginning on page 75 of this Information Statement. INNOVATE and IES Holdings are subject to the informational requirements of the Exchange Act and accordingly file their respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As electronic filers, public filings by INNOVATE and IES Holdings are also maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov.
You may obtain any of the documents referred to above from the SEC, through the SEC’s website or from INNOVATE and IES Holdings, as applicable, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to this Information Statement, by requesting them in writing or by telephone at the following address:

INNOVATE Corp. Attn: Corporate Secretary 295 Madison Avenue, 12th Floor New York, NY 10017 (212) 235-2691	IES Holdings, Inc. Attn: Investor Relations 13131 Dairy Ashford Rd., Suite 500, Sugar Land, Texas 77478 (713) 860-1500
General information about INNOVATE, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://innovatecorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this Information Statement and is not a part of this Information Statement.
General information about IES Holdings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through IES Holdings’ website at https://ies-corporate.com. Information on IES Holdings’ website is not incorporated into this Information Statement and is not a part of this Information Statement.
Neither INNOVATE nor IES Holdings has authorized anyone to give any information or make any representation about the transactions, INNOVATE or IES Holdings that is different from, or in addition to, the information contained in this Information Statement or in any of the materials that have been incorporated by reference into this Information Statement. Therefore, if anyone distributes any such information, you should not rely on it. The information contained in this Information Statement speaks only as of the date of this Information Statement or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

INFORMATION STATEMENT

SUMMARY
This summary highlights selected information included in this Information Statement and may not contain all of the information that is important to you. You should carefully read this entire Information Statement and its Annexes and the other documents referred to in this Information Statement. Additional important information about the Company and its subsidiaries is also contained in the annexes hereto, and the documents incorporated by reference into, this Information Statement. For a description of, and instructions as to how to obtain, this information, see “Where You Can Find More Information” beginning on page 75 of this Information Statement. Each item in this summary includes a page reference directing you to a more complete description of that item.
Parties to the Transaction Agreement
INNOVATE Corp.
Attn: Corporate Secretary
295 Madison Avenue, 12th Floor
New York, NY 10017
(212) 235-2691

The Company operates a diverse portfolio of subsidiaries across three core sectors: Infrastructure, Life Sciences and Spectrum. The Company employs approximately 3,700 people across its subsidiaries. The Company is currently pursuing highly substantial asset dispositions, including the Transaction and the Spectrum Merger (as defined below). The Company has also made substantial changes to its debt arrangements and other liabilities and expects to make further changes. These ongoing actions will substantially alter the Company’s business, prospects, cash flow, results of operations and financial position going forward and all information herein should be evaluated in light of these changes, and potential changes.
INNOVATE Common Stock is listed on the New York Stock Exchange under the symbol “VATE”.
DBM Global Intermediate Holdco Inc.
295 Madison Avenue, 12th Floor
New York, NY 10017
(212) 235-2691

DBM Holdco is the holding company of DBMG, a portfolio company of INNOVATE. DBM Holdco directly owns 91.21% of the issued and outstanding shares of capital stock of DBMG. The Company owns 100% of the outstanding shares of capital stock of DBM Holdco.
IES Holdings, Inc.
13131 Dairy Ashford Rd., Suite 500
Sugar Land, Texas 77478
(713) 860-1500

IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing and commercial and industrial facilities.

The Common Stock of IES Holdings, par value $0.01 per share (“IES Common Stock”) is listed on the Nasdaq under the symbol “IESC”.
IES Merger Sub, Inc.
13131 Dairy Ashford Rd., Suite 500
Sugar Land, Texas 77478
(713) 860-1500

Merger Sub, a wholly owned subsidiary of IES Holdings, is a Delaware corporation that was formed on August 4, 2026, for the purpose of effecting the transactions contemplated by the Agreement. Upon completion of the transactions contemplated by the Agreement, all of the shares of capital stock of DBMG will be owned by IES Holdings. Merger Sub has not conducted any activities other than those that are incidental to its formation and the matters contemplated by the Agreement in connection with the transactions contemplated by the Agreement.
Transaction Structure and Consideration (pages 46-49)
Pursuant to the Agreement, at the closing of the Acquisition, (a) Seller will sell, and Merger Sub will purchase from Seller, approximately 91.21% of the outstanding shares of common stock of DBMG (“DBMG Common Stock”) and (b) immediately following the Acquisition, Merger Sub will merge with and into DBMG pursuant to Section 253 of the DGCL, with DBMG surviving the merger as a wholly owned subsidiary of IES Holdings, for an aggregate base purchase consideration valued as of the date of the Agreement at $650 million, subject to customary adjustments.
Consideration payable to Seller will consist of (a) 215,487 shares of IES Common Stock, equal to the quotient of (i) $140 million divided by (ii) $649.69 (the reference price used for calculating the Company’s stock consideration set forth in the Agreement) and (b) approximately $453 million in cash (subject to customary adjustments), representing Seller’s pro rata share (obtained by dividing the number of DBMG Common Shares beneficially owned by Seller immediately prior to the closing of the Acquisition by the number of Fully Diluted Shares of DBMG outstanding as of such time, as calculated in accordance with the Agreement) of $650 million (the “Base Purchase Price”). The cash consideration payable to Seller is subject to additional adjustments as set forth in the Agreement, to be finalized following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm.
Additionally, IES Holdings will pay Seller $35 million in cash at the Closing as compensation for costs and obligations to be borne by Seller in connection with a joint tax election under Section 338 of the Internal Revenue Code to be made with respect to the Transaction.
At the effective time of the Merger, (a) each share of DBMG Common Stock outstanding immediately prior to the effectiveness of the Merger (other than (i) any shares of DBMG Common Stock held, directly or indirectly, by IES Holdings or its subsidiaries, or by DBMG’s subsidiaries, which will remain outstanding, (ii) any shares of DBMG Common Stock held by DBMG or in DBMG’s treasury, which prior to the effectiveness of the Merger will be canceled and retired and no consideration will be delivered in exchange therefor and (iii) any shares with respect to which the applicable stockholder has made a proper demand for appraisal in accordance with Section 262 of the DGCL) will be converted into the right to receive an amount equal to the pro rata share (obtained by dividing one by the number of Fully Diluted Shares of DBMG as of immediately prior to the Closing, as calculated in accordance with the Agreement) of the Base Purchase Price (subject to customary adjustments) (the “Merger Consideration”); (b) each share of common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the effectiveness of the Merger will be converted into one share of common stock of the surviving corporation; and (c) each award under DBMG’s Phantom Stock Plan outstanding immediately prior to the effective time of the Merger will accelerate and vest and be converted into a right to receive the Merger Consideration in accordance with the terms of the applicable award agreement.
Reasons for the Transactions; Recommendation of the Board (pages 31-34)
At a meeting held on August 7, 2026, after consideration of various factors as discussed in the section entitled “The Transactions—Reasons for the Transactions; Recommendation of the Board” beginning on page 31, the Board unanimously: (a) determined that the entry into the Agreement and the consummation of the transactions contemplated by the Agreement are advisable and in the best interests of the Company and its stockholders, (b) approved and adopted the Agreement and the consummation by the Company of the transactions contemplated by the Agreement, upon the terms and subject to the conditions set forth in the Agreement, subject to the approval of the transactions contemplated by the Agreement by holders of the majority of the voting power of the outstanding shares of capital stock of the Company, (c) directed that the transactions contemplated by the Agreement be submitted to the stockholders of the Company for approval and (d) upon the terms and subject to the conditions of
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the Agreement, resolved to recommend the approval of the transactions contemplated by the Agreement by the stockholders of the Company.
For factors that supported the Board’s determination, please read the section entitled “The Transactions—Reasons for the Transactions; Recommendation of the Board” beginning on page 31.
Required Stockholder Approval for the Transactions; Written Consent (page 43)
As of August 7, 2026, the record date for determining the stockholders of INNOVATE entitled to vote on the approval of the Agreement, there were (a) 13,641,866 shares of Common Stock outstanding and entitled to vote, (b) 6,125 shares of Series A-3 Preferred Stock, equal to 311,475 shares of Common Stock on an as-converted basis and (c) 1,937 shares of Series A-4 Preferred Stock, equal to 67,673 shares of Common Stock on an as-converted basis. Therefore, as of the record date, there were a total of 14,021,014 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
On August 7, 2026, immediately prior to the execution of the Agreement, in accordance with Section 228 of the DGCL, the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Fourth Amended and Restated Bylaws of the Company (“Bylaws”), stockholders of the Company, which on such date beneficially owned 7,437,264 shares of Common Stock, representing approximately 53.04% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote (including the Preferred Stock on an as-converted basis), approved the Agreement and the transactions contemplated by the Agreement and delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the Agreement or the consummation of the transactions contemplated by the Agreement. As a result, the Company is not soliciting your vote for the approval of the Agreement and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the transactions contemplated by the Agreement. No action by the stockholders of the Company is required to consummate the transactions contemplated by the Agreement, and all requisite corporate action has been taken.
Opinion of the Company’s Financial Advisor (pages 35-41)
The Company has engaged Jefferies LLC (“Jefferies”) as the Company’s financial advisor in connection with the DBMG Sale (as defined below). As part of this engagement, Jefferies delivered an opinion, dated August 7, 2026, to the Board as to the fairness, from a financial point of view and as of such date, of the Base Purchase Price to be paid for DBMG pursuant to the Agreement. The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this Information Statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Base Purchase Price from a financial point of view and did not address any other aspect of the Transaction or any other matter. Jefferies’ opinion did not address the relative merits of the Transaction or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available with respect to DBMG, nor did it address the underlying business decision by the Company, DBM Holdco or DBMG to engage in the Transaction. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Base Purchase Price to be paid for DBMG (to the extent expressly specified in such opinion) without regard to individual circumstances of holders of DBMG Common Stock or other securities of DBMG (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of DBMG held by such holders, or the form of consideration to be received by or amounts to be distributed to such holders in the Transaction, and did not in any way address proportionate allocation or relative fairness between or among holders of DBMG Common Stock or any other securities of DBMG, nor did Jefferies express any view or opinion with respect to the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of DBMG or any other party. Jefferies’ opinion did not constitute a recommendation to the Board, and does not constitute a recommendation to any securityholder or any other party, as to how to vote or act with respect to the Transaction or any other matter. The summary of Jefferies’ opinion set forth below is qualified in its entirety by reference to the full text of Jefferies’ opinion.
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Regulatory Efforts (pages 55-56)
Subject to certain limitations in the Agreement, Seller and IES Holdings have agreed to, and to cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the closing conditions to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Agreement, including the taking of all steps as may be reasonably necessary to cause the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) to terminate, or to avoid an action or proceeding by any governmental entity.
In furtherance of the foregoing, each of Seller and IES Holdings have agreed to (and to cause their respective affiliates to) file not more than ten (10) business days after the date of the Agreement (or such other date as Seller and IES Holdings may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act. The Company and IES Holdings each filed an HSR notification with the Federal Trade Commission and the Antitrust Division of the Department of Justice on August 21, 2026.
For additional information on Seller’s and IES Holdings’ obligations with respect to efforts to obtain regulatory approval, please read the section entitled “Transaction Agreement—Regulatory Efforts” beginning on page 55.
Conditions to Closing (pages 60-63)
Seller’s obligation to consummate the Acquisition is subject to (a) IES Holdings’ representations and warranties being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) IES Holdings having performed in all material respects the covenants and agreements required to be performed by it at or prior to the Closing and (c) Seller having received a certificate signed by a duly authorized officer of IES Holdings that the foregoing closing conditions have been satisfied.
IES Holdings’ obligation to consummate the Acquisition is subject to (a) Seller’s representations and warranties (other than in the Specified Fundamental Representations) being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) Seller’s Specified Fundamental Representations being true and correct in all respects, (c) IES Holdings having received a certificate signed by a duly authorized officer of Seller that the foregoing closing conditions have been satisfied and (d) the receipt by IES Holdings of duly executed copies of employment agreements with certain DBMG employees entered into concurrently with the Agreement, each of which shall not have been terminated by the employees party thereto prior to August 28, 2026.
Each party’s obligation to close the Acquisition is also conditioned on (a) the expiration of the waiting period applicable to the transaction under the HSR Act and (b) no order being issued by any governmental entity in the United States enjoining, restraining or otherwise preventing the consummation of the transaction (the conditions described in this paragraph, the “Regulatory Conditions”).
Additionally, each party’s obligation to close the Acquisition is also conditioned on this Information Statement being cleared by the SEC, or the time period for SEC comments having passed without the Company receiving any comments from the SEC, and sent to the Company’s stockholders in accordance with the terms of the Agreement and Regulation 14C of the Exchange Act at least 20 days prior to the Closing.
Termination (pages 61-62)
The Agreement provides that it may be terminated at any time prior to the Closing (a) by the mutual written consent of Seller and IES Holdings; (b) by either Seller or IES Holdings, if the Closing has not occurred by 5:00 p.m. (New York Time) on February 8, 2027 (the “Outside Date”); provided, however, that the Outside Date will be automatically extended to May 8, 2027 if either of the Regulatory Conditions has not been satisfied as of the Outside Date and further extended to August 8, 2027 if any of such conditions has not been satisfied as of the Outside Date
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as extended; (c) by any governmental entity of competent jurisdiction which has issued any order permanently enjoining, restraining or otherwise preventing the consummation of the Acquisition and such order has become final and nonappealable; or (d) by Seller or IES Holdings in the event that the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of the closing conditions related to the accuracy of such other party’s representations or the performance by it of its covenants and (ii) has not been cured in accordance with the Agreement or is incapable of being cured prior to the Outside Date; provided, that, a party shall not have the right to terminate the Agreement if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur.
No termination fee is payable by either party in connection with the termination of the Agreement. For additional information about Seller’s and IES Holdings’ rights to terminate the Agreement, and the effects of termination, please read the section entitled “Transaction Agreement—Termination” beginning on page 61.
Resale Registration (page 59)
Under the Agreement, IES Holdings is required to use its commercially reasonable efforts to file a registration statement on Form S-3ASR (if eligible) promptly after the date on which IES Holdings files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026, or otherwise to file a registration statement on Form S-3 (or Form S-1, if Form S-3 is unavailable) with the SEC (the “Resale Registration”) as promptly as practicable following the Closing Date (as defined below), in each case to register the resale by Seller of all Registrable Securities (as defined below). If the registration statement is not on Form S-3ASR, IES Holdings is required to use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable (but in any event no later than the 60th day after filing).
Lock-Up (page 60)
Pursuant to the Lock-Up Agreement, Seller will be subject to a lock-up restriction on the Stock Consideration for a period commencing on the date of the Closing and ending on the date that is the earlier of (a) 60 days after the Closing Date and (b) the date that the Resale Registration (as defined in the section entitled “Transaction Agreement—Resale Registration”) is declared effective, subject to certain exceptions, including transfers to affiliates, distributions to equity holders, bona fide pledges, and certain preparatory actions in connection with the sale of the shares, which lock-up period IES Holdings may, in its sole discretion, waive or shorten.
Rule 144 Cooperation (page 60)
IES Holdings is required to use commercially reasonable efforts to cooperate with any sale by Seller of Registrable Securities (as defined in the section entitled “Transaction Agreement—Resale Registration”) pursuant to Rule 144 or any other exemption under the Securities Act of 1933, as amended (the “Securities Act”), including causing its transfer agent to remove restrictive legends within three trading days of a request from Seller (subject to receipt of customary representations, legal opinions and other documentation).
Use of Proceeds (page 45)
The Company intends to use all net proceeds from the transactions contemplated by the Agreement to reduce its outstanding indebtedness. For additional information about Seller’s intended use of proceeds, please read the section entitled “Transaction Agreement—Use of Proceeds” beginning on page 45.
Interests of Directors and Executive Officers (pages 63-66)
The Company’s executive officers and members of the Board have equity awards that may be impacted by the Transaction. The potential impact of the Transaction on such equity awards is identical in nature to the impact of the Transaction on the equity awards of employees of the Company who are not executive officers or members of the Board. In addition, the Company’s executive officers may be entitled to certain severance payments and benefits under the Company’s Executive Severance Guidelines upon a qualifying termination of employment. These interests are described in the section entitled “Interests of Directors and Executive Officers” beginning on page 63.
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No Dissenters’ Rights (page 67)
Holders of capital stock of the Company do not have appraisal rights or dissenters’ rights under applicable law or contractual appraisal rights under the Charter in connection with the Acquisition.
Holders of DBMG Common Stock may make a proper demand for appraisal under Section 262 of the DGCL in connection with the Merger. If any holder of DBMG Common Stock opts to exercise their appraisal rights, such holder’s shares of DBMG Common Stock will be entitled to such rights with respect to the Dissenting Shares as are granted by the DGCL.
Material U.S. Federal Income Tax Consequences (page 45)
The sale of DBMG and its subsidiaries is generally expected to be treated as a taxable sale for U.S. federal income tax purposes, upon which we will recognize gain or loss. Pursuant to the 338 Election described in the section entitled “Transaction Agreement —338 Elections” beginning on page 58, the sale of DBMG will be treated as a sale of DBMG assets rather than a sale of stock for U.S. federal income tax purposes, and as a sale of assets of each DBMG subsidiary with respect to which a 338 Election is made. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the transactions contemplated by the Agreement will include the amount of cash and stock received and the amount of liabilities (as determined for U.S. federal income tax purposes) deemed assumed or taken by IES Holdings.
We expect the transactions contemplated by the Agreement to result in the Company recognizing a significant net gain for U.S. federal income tax purposes, meaning we expect to incur a significant U.S. federal income tax liability from the transactions contemplated by the Agreement. The determination of how much tax we expect to incur is highly complex and is based in part upon facts that will not be known until the completion of the transactions contemplated by the Agreement.
Effects of the Transaction on the Company’s Business
The transactions contemplated by the Agreement, together with the previously announced merger of HC2 Broadcasting Holdings Inc. and its subsidiaries (“Broadcasting”) with CONX Corp. (the “Spectrum Merger”), will, if completed, substantially reshape the Company’s business. If consummated, the transactions contemplated by the Agreement and the Spectrum Merger would eliminate substantially all of the Company’s consolidated operating revenue, and the Company’s assets would consist largely of net proceeds of the transactions contemplated by the Agreement remaining after required payments of indebtedness (including any proceeds from a sale of the Stock Consideration), of which the Company expects there to be none, the Company’s minority interest in the entity surviving the Spectrum Merger, the Company’s remaining Life Sciences segment and limited remaining Other segment activities. In addition, following completion of the transactions contemplated by the Agreement and the Spectrum Merger, the Company expects that it may become classified as an inadvertent investment company under the Investment Company Act of 1940, as amended, and intends to rely on the “transient investment company” exclusion under Rule 3a-2 thereunder. As a result, the Company’s past financial results may not be a reliable indicator of future performance, and historical trends should not be unduly used to anticipate results or trends in future periods. Important related information is set forth under “Risk Factors” in the prospectus supplement dated August 10, 2026, filed by the Company with the SEC.
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HISTORICAL CONSOLIDATED FINANCIAL DATA
Financial Statements of the Company
The following financial statements are incorporated herein by reference:
•The audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2025, and December 31, 2024; and
•The unaudited consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Financial Statements of IES Holdings
The following financial statements are incorporated herein by reference:
•The audited consolidated financial statements contained in IES Holdings’ Annual Report on Form 10-K for the fiscal years ended September 30, 2025, and September 30, 2024; and
•The unaudited consolidated financial statements contained in IES Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Financial Statements of DBMG
The following financial statements are attached hereto as Annex C and Annex D, respectively:
•The audited financial statements for the fiscal years ended January 3, 2026 and December 28, 2024; and
•The unaudited consolidated financial statements for the three and six month periods ended July 4, 2026 and June 28, 2025.

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INNOVATE CORP.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
The Company has entered into binding definitive agreements to dispose of (a) HC2 Broadcasting Holdings Inc. and its subsidiaries, and (b) DBMG. There can be no assurance that either the Broadcasting disposition or the DBMG disposition (together, the “Dispositions”) will be completed, or of the terms or timetable of any such completion.
DBMG Transaction
On August 7, 2026, the Company, entered into the Transaction Agreement (the “Transaction Agreement”) by and among the Company, IES Holdings, Inc., a Delaware corporation (“Buyer”), IES Merger Sub, Inc., a Delaware corporation (“IES Merger Sub”) and DBM Global Intermediate Holdco Inc., a Delaware corporation (“Intermediate” and together with the Company, “Seller”). Pursuant to the Transaction Agreement, upon the terms and subject to the conditions thereof, (a) Seller will sell, and IES Merger Sub will purchase from Seller, approximately 91.21% of the outstanding shares of common stock of DBMG and (b) immediately following the Acquisition, IES Merger Sub will merge with and into DBMG pursuant to Section 253 of the DGCL, with DBMG surviving the merger as a wholly owned subsidiary of IES Holdings (collectively, the “DBMG Sale”), for aggregate base purchase consideration valued at $650 million, subject to customary adjustments at closing for cash, working capital, indebtedness and transaction expenses of DBMG. The DBMG Sale has been approved by the board of directors of each of the Company, DBM Holdco, IES Holdings and Merger Sub. The parties currently expect the DBMG Sale to close in the quarter ending December 31, 2026, subject to the satisfaction of customary closing conditions. Consideration payable to Seller, representing Seller’s approximately 91.21% pro rata share of the purchase price, will consist of (i) 215,487 shares of the IES Common Stock, par value $0.01 per share, equal to the quotient of (A) $140.0 million divided by (B) $649.69 (the reference price used for calculating the Stock Consideration pursuant to the terms of the Transaction Agreement) and (ii) approximately $453 million in cash (subject to customary adjustments). Each of the other DBMG stockholders, collectively representing the remaining approximately 8.79% of outstanding shares of DBMG Common Stock, will be entitled to receive its pro rata share of the purchase price entirely in cash (subject to customary adjustments), unless such stockholder has made a proper demand for appraisal in accordance with Section 262 of the DGCL. The cash consideration payable to Seller is subject to additional adjustments as set forth in the Transaction Agreement, to be finalized following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm. Additionally, IES Holdings will pay Seller $35 million in cash at the closing of the DBMG Sale as compensation for costs and obligations to be borne by Seller in connection with a joint tax election under Section 338 of the Internal Revenue Code to be made with respect to the Transaction.
For a more complete description of the DBMG Sale, refer to the Company’s Current Report on Form 8-K dated August 10, 2026 (to which these unaudited pro forma financial statements are an exhibit).
Broadcasting Transaction
On May 29, 2026, Broadcasting and HC2 Broadcasting Holdco, LLC (“HC2 Holdco”), a newly formed entity, each now an indirect wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Spectrum Merger Agreement”) with HC2 Merger Sub, LLC, a Delaware limited liability company (“HC2 Merger Sub”), and CONX Corp., a Nevada corporation (“CONX”), pursuant to which HC2 Merger Sub will merge with and into Broadcasting (the “Spectrum Merger”), with Broadcasting surviving the Merger as a subsidiary of CONX (the “Surviving Entity”). On the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Spectrum Merger (the “Closing”), (a) the shares of common stock, par value $0.001 per share, of Broadcasting (the “Broadcasting Common Stock”) (other than shares of Broadcasting Common Stock held by HC2 Merger Sub after giving effect to the closing of the Merger) will be converted into the right to receive 25% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, and (b) the membership interests of HC2 Merger Sub outstanding immediately prior to the Closing will be converted into 75% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, which represents the value attributable to (i) the extinguishment of the New Spectrum Loan Agreement (as defined below) and (ii) the funding of an aggregate $75 million in equity commitments by CONX in favor of the
8

Surviving Entity from time to time, at or following the Closing, which equity commitments are subject to certain adjustments as set forth in the Spectrum Merger Agreement.
The Closing is subject to customary conditions, including (a) receipt of regulatory approvals, including certain approvals of the Federal Communications Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) that the obligations under the New Loan Agreement (as defined below) shall not have been declared due and payable. There can be no assurance that these approvals will be obtained in a timely manner or at all, or that the transaction will be completed on the anticipated terms or timeline.
The Spectrum Merger Agreement provides customary termination rights for the parties, including if the Merger has not occurred on or prior to November 29, 2026, subject to two potential extensions to March 1, 2027 and May 29, 2027 in the event the only condition to the Spectrum Merger that remains unsatisfied as of such dates is the receipt of certain regulatory approvals and certain other exceptions, and contains certain indemnification obligations by the parties thereto in connection with breaches of certain representations and warranties and certain covenants contained in the Spectrum Merger Agreement, subject to certain exceptions.
Additionally, on May 29, 2026 (the “Loan Closing Date”), Broadcasting entered into a loan agreement (the “New Loan Agreement”), as borrower, with HC2 Merger Sub, as lender, and HC2 Holdco and certain of Broadcasting’s subsidiaries, as guarantors. The New Loan Agreement provided for a bridge loan facility in an aggregate principal amount of $105 million (the “Bridge Loan Facility”), which was funded in a single drawing on the Loan Closing Date. The proceeds of the Bridge Loan Facility were used to (a) fully satisfy and discharge all non-contingent obligations, including all accrued and unpaid interest and fees, under Broadcasting’s and certain of its subsidiaries’ 8.50% and 11.45% notes (the “Existing Notes”), (b) repurchase equity interests in Broadcasting and DTV America Corporation held by certain holders of the Existing Notes and (c) pay related transaction costs. Loans under the Bridge Loan Facility (“Loans”) accrue interest at a rate per annum equal to 8.00%, payable quarterly in kind by capitalizing such interest as additional principal of the Bridge Loan Facility on each interest payment date. The Loans mature on May 29, 2027; however, upon consummation of the Merger, the Loans (including all accrued and capitalized interest thereon) will be extinguished in full.
Broadcasting may not voluntarily prepay the Loans prior to maturity. The Loans also include a yield protection premium clause, which specifies that in the event of any early repayment or acceleration of the Loans, or the Loans reaching maturity without the occurrence of the consummation of the Spectrum Merger, Broadcasting is required to repay in cash an amount sufficient to result in a minimum cash return on the original principal amount of the Loans, including all accrued and capitalized interest thereon, at a ratio of 1.5 to 1.0. The yield protection premium is being amortized over the term of the Spectrum Loans using the effective interest rate method.
The New Loan Agreement contains certain affirmative and negative covenants that limit the ability of Broadcasting and the guarantors, among other things, and subject to certain exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments. The New Loan Agreement contains certain events of default, including relating to a change of control and termination of the Spectrum Merger Agreement.
In connection with the Spectrum Merger, on May 29, 2026, CONX, HC2 Merger Sub, Broadcasting, HC2 Holdco and the Company entered into an Option Agreement (the “Option Agreement”), pursuant to which HC2 Holdco has the right, but not the obligation, to purchase from CONX up to an aggregate of 15% of the equity interests in the Surviving Entity, on a fully diluted basis, for a maximum aggregate option purchase price of $45 million, at any time during the period commencing on the closing date of the Merger and ending on the date that is 18 months from the closing date (the “Option Expiration Date”).
The Option Agreement also provides that, from the date of the Option Agreement until the Option Expiration Date, in the event that the Company or any of its affiliates consummates any asset sale (as defined in the Option Agreement), the Company must cause HC2 Holdco to apply the net cash proceeds from such asset sale to exercise the option, subject to certain exceptions and a working capital reserve.
9

In connection with entry into the Merger Agreement, CONX, an affiliate of CONX (the “CONX Affiliate”), and the Company entered into a letter agreement, dated as of May 29, 2026 (the “CONX Affiliate Letter Agreement”), pursuant to which CONX and the Company granted the CONX Affiliate the option to acquire up to 80.1% of the equity interests of the Surviving Entity, on a fully diluted basis, at any time during the two-year period following the date of the CONX Affiliate Letter Agreement, at a price equal to the fair market value of the equity interests acquired, calculated as of the expected date of the closing of such option. If the CONX Affiliate exercises the option, the Company will have a certain period of time to exercise its option under the Option Agreement, after which, if not exercised, the option under the Option Agreement will automatically terminate. If the CONX Affiliate exercises its option, it would first acquire all of the equity interests in the Surviving Entity held by CONX, together with an additional amount of equity interests from the Company necessary to reach the 80.1% threshold, subject to the Company’s right to require the CONX Affiliate to first acquire all of the Company’s remaining equity interests in the Surviving Entity. The Company may elect to require the CONX Affiliate to acquire all of the equity interests held by the Company at the later to occur of the Closing or the closing of such option exercise by the CONX Affiliate.
For a more complete description of the Broadcasting transaction, refer to the Company’s Current Reports on Form 8-K dated May 29, 2026 and August 10, 2026.
Pro Forma Information
As the Company has entered into these binding definitive agreements and management considers each of the Dispositions to be probable, the accompanying unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 8 and Article 11 of Regulation S-X. As of the date of this filing, the Dispositions have not been completed. There can be no assurance that the required regulatory approvals will be obtained or that either Disposition will be completed on the terms described herein, or at all. The pro forma financial information is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Dispositions been completed as of the dates indicated, nor are they meant to be indicative of the Company’s anticipated financial position or future results of operations that the Company will experience following the Dispositions, if successfully completed. The unaudited pro forma condensed consolidated financial statements have been prepared by INNOVATE’s management in a manner consistent with the accounting policies of the Company.
The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2026, gives effect to the Dispositions as if the transactions had occurred on June 30, 2026. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025, of the Company give effect to the Dispositions as if the transactions had occurred on January 1, 2025. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, reflects DBMG as a discontinued operation. DBMG met the criteria to be classified as a discontinued operation, in accordance with ASC 205-20, Presentation of Financial Statements — Discontinued Operations (“ASC 205-20”), subsequent to June 30, 2026, when the Company entered into the definitive agreement described above. While the Spectrum segment met the criteria for held-for-sale classification as of June 30, 2026, in accordance with ASC 360-10, Property, Plant, and Equipment (“ASC 360-10”), it did not meet the criteria for classification as discontinued operations in accordance with ASC 205-20 as the anticipated disposal does not represent a strategic shift that will have a major effect on our operations and financial results.
The unaudited pro forma condensed consolidated financial statements and the notes to the unaudited pro forma condensed consolidated financial statements are based on, and should be read in conjunction with:
•Our historical unaudited condensed consolidated financial statements, related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2026, filed on August 6, 2026.
•Our historical audited consolidated financial statements, related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in
10

our Annual Report on Form 10-K as of and for the year ended December 31, 2025, filed on March 26, 2026.
•Our historical audited consolidated financial statements, related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K as of and for the year ended December 31, 2024, filed on March 31, 2025.
The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the transactions and, with respect to the unaudited condensed pro forma consolidated statements of operations, are expected to have a continuing impact on the results of operations of the Company.
11

INNOVATE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2026
(in millions)

Assets	As Filed*	Broadcasting Pro Forma Adjustments	Note	DBMG Pro Forma Adjustments	Note	Total Pro Forma
Current assets
Cash and cash equivalents	$87.8	$(0.4)	(a)	$(85.9)	(b)	$1.5
Accounts receivable, net	284.4	—		(283.4)	(c)	1.0
Contract assets	52.6	—		(52.6)	(c)	—
Inventory	14.8	—		(13.9)	(c)	0.9
Current assets held for sale	5.5	(5.5)	(c)	—		—
Other current assets	34.2	—		(31.3)	(c)	2.9
Total current assets	479.3	(5.9)		(467.1)		6.3
Investments	2.2	60.0	(d)	140.0	(e)	202.2
Deferred tax asset	2.0	—		(2.0)	(c)	—
Property, plant and equipment, net	136.3	—		(136.2)	(c)	0.1
Goodwill	105.7	—		(105.7)	(c)	—
Intangibles, net	44.0	—		(43.1)	(c)	0.9
Assets held for sale	169.5	(169.5)	(c)	—		—
Other assets	67.7	—		(66.0)	(c)	1.7
Total assets	$1,006.7	$(115.4)		$(680.1)		$211.2
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$137.2	$—		$(132.9)	(c)	$4.3
Accrued liabilities	77.9	—		(62.4)	(f)	15.5
Current portion of debt obligations	553.9	—		(354.1)	(g)	199.8
Contract liabilities	182.7	—		(182.7)	(c)	—
Current liabilities held for sale	118.7	(118.7)	(c)	—		—
Other current liabilities	13.0	—		(10.6)	(c)	2.4
Total current liabilities	1,083.4	(118.7)		(742.7)		222.0
Deferred tax liability	1.9	—		(1.9)	(c)	—
Debt obligations	62.1	—		(62.1)	(g)	—
Liabilities held for sale	22.1	(22.1)	(c)	—		—
Other liabilities	57.2	—		(57.2)	(c)	—
Total liabilities	1,226.7	(140.8)		(863.9)		222.0
Commitments and contingencies
Temporary equity
Preferred stock	9.7	—		—		9.7
Redeemable non-controlling interests	(1.1)	—		—		(1.1)
Total temporary equity	8.6	—		—		8.6
Stockholders’ deficit
Common stock, $0.001 par value	—	—		—		—
Additional paid-in capital	352.9	—		—		352.9
Treasury stock, at cost	(5.6)	—		—		(5.6)
Accumulated deficit	(588.6)	23.6	(h)	209.1	(h)	(355.9)
Accumulated other comprehensive loss	(1.9)	(1.2)	(c)	2.9	(c)	(0.2)
Total INNOVATE Corp. stockholders’ (deficit) equity	(243.2)	22.4		212.0		(8.8)
Non-controlling interests	14.6	3.0	(c)	(28.2)	(c)	(10.6)
Total stockholders’ (deficit) equity	(228.6)	25.4		183.8		(19.4)
Total liabilities, temporary equity and stockholders’ deficit	$1,006.7	$(115.4)		$(680.1)		$211.2

*Derived from the Company’s unaudited condensed consolidated balance sheet as of June 30, 2026.
See notes to the unaudited pro forma condensed consolidated financial statements.
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INNOVATE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026
(in millions, except share and per share amounts)

	As Filed*	Broadcasting Pro Forma Adjustments	Note	DBMG Pro Forma Adjustments	Note	Pro Forma
Revenue	$786.4	$(10.7)	(i)	$(771.9)	(i)	$3.8
Cost of revenue	653.4	(6.1)	(i)	(644.6)	(i)	2.7
Gross profit	133.0	(4.6)		(127.3)		1.1
Operating expenses
Selling, general and administrative	80.9	(4.8)	(j)	(66.1)	(j)	10.0
Depreciation and amortization	7.7	(1.9)	(k)	(5.7)	(k)	0.1
Other operating (income) loss, net	(0.1)	0.1	(l)	—		—
Income (loss) from operations	44.5	2.0		(55.5)		(9.0)
Other (expense) income:
Interest expense	(52.1)	10.8	(m)	37.3	(n)	(4.0)
Gain on early extinguishment of debt	18.4	(18.4)	(o)	—		—
Income from equity investees	—	1.4	(q)	—		1.4
Other income, net	0.5	—		(0.5)	(s)	—
Income (loss) before income taxes	11.3	(4.2)		(18.7)		(11.6)
Income tax expense	(16.0)	0.2	(t)	15.7	(t)	(0.1)
Net loss	$(4.7)	$(4.0)		$(3.0)		$(11.7)
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(1.4)	(0.6)	(u)	3.4	(u)	1.4
Net (loss) income attributable to INNOVATE Corp.	(6.1)	(4.6)		0.4		(10.3)
Less: Preferred stock dividends	0.7	—		—		0.7
Net (loss) income attributable to common stockholders and participating preferred stockholders	$(6.8)	$(4.6)		$0.4		$(11.0)

(Loss) income per common share - basic and diluted	$(0.51)	$(0.34)	(v)	$0.03	(v)	$(0.82)

Weighted average common shares outstanding - basic and diluted	13,360,333	—		—		13,360,333

*Derived from the Company’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026.
See notes to the unaudited pro forma condensed consolidated financial statements.

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INNOVATE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025
(in millions, except share and per share amounts)

	As Filed*	Broadcasting Pro Forma Adjustments	Note	DBMG Pro Forma Adjustments	Note	Pro Forma
Revenue	$1,246.0	$(23.2)	(i)	$(1,210.3)	(i)	$12.5
Cost of revenue	1,046.3	(11.7)	(i)	(1,026.2)	(i)	8.4
Gross profit	199.7	(11.5)		(184.1)		4.1
Operating expenses
Selling, general and administrative	153.1	(7.6)	(j)	(115.2)	(j)	30.3
Depreciation and amortization	17.5	(5.0)	(k)	(12.1)	(k)	0.4
Other operating loss (income), net	0.4	1.0	(l)	(1.4)	(l)	—
Income from operations	28.7	0.1		(55.4)		(26.6)
Other (expense) income:
Interest expense	(89.0)	15.4	(m)	56.9	(n)	(16.7)
Loss on early extinguishment of debt	—	—		(5.5)	(p)	(5.5)
Loss from equity investees	(5.9)	(3.9)	(q)	—		(9.8)
Gain on sale of subsidiary	—	23.6	(r)	—		23.6
Other income (expense), net	4.7	(0.2)	(s)	0.6	(s)	5.1
Loss before income taxes	(61.5)	35.0		(3.4)		(29.9)
Income tax expense	(2.5)	0.1	(t)	2.2	(t)	(0.2)
Net (loss) income	(64.0)	35.1		(1.2)		(30.1)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	3.4	(1.4)	(u)	2.9	(u)	4.9
Net (loss) income attributable to INNOVATE Corp.	(60.6)	33.7		1.7		(25.2)
Less: Preferred stock dividends	3.4	—		—		3.4
Net (loss) income attributable to common stockholders and participating preferred stockholders	$(64.0)	$33.7		$1.7		$(28.6)

Loss per common share - basic and diluted	$(4.84)	$2.55	(v)	$0.13	(v)	$(2.16)

Weighted average common shares outstanding - basic and diluted	13,217,593	—		—		13,217,593

*Derived from the Company’s audited statement of operations for the year ended December 31, 2025.
See notes to the unaudited pro forma condensed consolidated financial statements.

14

INNOVATE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024
(in millions, except share and per share amounts)

	As Filed*	DBMG Pro Forma Adjustments	Note	Pro Forma
Revenue	$1,107.1	$(1,071.6)	(i)	$35.5
Cost of revenue	898.3	(880.4)	(i)	17.9
Gross profit	208.8	(191.2)		17.6
Operating expenses
Selling, general and administrative	160.2	(123.1)	(j)	37.1
Depreciation and amortization	17.6	(12.0)	(k)	5.6
Other operating income, net	(9.0)	9.6	(l)	0.6
Income from operations	40.0	(65.7)		(25.7)
Other (expense) income:
Interest expense	(74.5)	44.7	(n)	(29.8)
Loss from equity investees	(2.3)	—		(2.3)
Other income, net	3.4	(1.4)	(s)	2.0
Loss before income taxes	(33.4)	(22.4)		(55.8)
Income tax expense	(6.3)	5.9	(t)	(0.4)
Net loss	(39.7)	(16.5)		(56.2)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	5.1	3.8	(u)	8.9
Net loss attributable to INNOVATE Corp.	(34.6)	(12.7)		(47.3)
Less: Preferred stock dividends	1.2	—		1.2
Net loss attributable to common stockholders and participating preferred stockholders	$(35.8)	$(12.7)		$(48.5)

Loss per common share - basic and diluted	$(3.08)	$(1.09)	(v)	$(4.17)

Weighted average common shares outstanding - basic and diluted	10,696,274	—		10,696,274

*Derived from the Company’s audited statement of operations for the year ended December 31, 2024.
See notes to the unaudited pro forma condensed consolidated financial statements.

15

INNOVATE CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in millions)
1.    Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026, gives effect to the Dispositions as if they had occurred on June 30, 2026. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, and year ended December 31, 2025, give effect to the Dispositions as if they had occurred on January 1, 2025. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, reflects DBMG as a discontinued operation. DBMG met the criteria to be classified as a discontinued operation, in accordance with ASC 205-20, subsequent to June 30, 2026, when the Company entered into the definitive agreement described above. While the Spectrum segment met the criteria for held-for-sale classification as of June 30, 2026, in accordance with ASC 360-10, it did not meet the criteria for classification as discontinued operations, in accordance with ASC 205-20, as the anticipated disposal does not represent a strategic shift that will have a major effect on our operations and financial results.
The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements as of June 30, 2026, as included in the Company’s Form 10-Q filed with the SEC on August 6, 2026. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2026, is derived from the unaudited historical financial statement of operations for the six months ended June 30, 2026, as included in the Company’s Form 10-Q filed with the SEC on August 6, 2026, as adjusted to give effect to the transactions. The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2025, and December 31, 2024, are derived from the audited consolidated statement of operations for the years ended December 31, 2025, and December 31, 2024, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026, as adjusted to give effect to the transactions for the fiscal year ended December 31, 2025, and as adjusted to give effect to the recasting of DBMG as a discontinued operation for the fiscal year ended December 31, 2024. Because the Broadcasting disposition is not accounted for as a discontinued operation, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024, are not adjusted to give effect to the Broadcasting disposition.
The pro forma financial information is for illustrative purposes only, and the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the Dispositions been completed as of the date indicated and includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the consolidated companies would have been, nor necessarily indicative of the financial position of the consolidated Company in the future. The Dispositions are subject to required regulatory approvals and other customary closing conditions and have not yet been consummated.
2.    Unaudited Pro Forma Balance Sheet Adjustments
Adjustments included in the “Broadcasting Pro Forma Adjustments” and “DBMG Pro Forma Adjustments” columns in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2026, are as follows:

(a)	This adjustment reflects total estimated transactions fees to be incurred upon the Closing of the Spectrum Merger.
(b)	The DBMG pro forma cash adjustment is calculated as follows:
	Gross cash consideration	$510.0
	Settlement of DBMG debt, per the terms of the sale agreement	(70.3)
	Cash adjustment of customer deposits, net of estimated working capital adjustments (i)	47.7
	Estimated transaction fees	(33.8)
	Estimated cash proceeds to non-controlling interests (ii)	(53.8)
	Consideration for tax election (iii)	35.0
	Estimated tax on cash proceeds (iv)	(60.6)
16

	Estimated net cash proceeds	$374.2
	Net cash proceeds to be applied towards Corporate debt redemption (v)	(374.2)
	Cash on hand at DBMG as of June 30, 2026	(85.9)
	Total DBMG pro forma cash adjustment	$(85.9)
	(i) Represents an estimated adjustment as of June 30, 2026. The final adjustment may differ materially from the preliminary estimate and could materially change the gain on sale.

(ii) Represents the estimated cash proceeds payable to non-controlling interest holders of DBMG in connection with the Transaction, calculated based on the non-controlling interest holders’ pro rata share of the Purchase Price. Each of the other DBMG stockholders, collectively representing the remaining approximately 8.79% of outstanding shares of DBMG common stock, will be entitled to receive its pro rata share of the purchase price entirely in cash.

	(iii) Reflects compensation payable by IES Holdings to the Company for the costs to be borne in connection with the 338 Elections (as defined below) made in connection with the Transaction.

(iv) Represents the estimated tax on cash proceeds, calculated on a consolidated basis taking into account the results of operations of the Company and its Subsidiaries, as required under the terms of the Indentures governing the Company’s Senior Secured Notes and Senior Convertible Notes. The estimated tax reflects an assumed 21% federal tax rate, applied after giving effect to the Company’s available net operating loss carryforwards, and a 5.25% state tax rate applied to taxable income before giving effect to such net operating loss carryforwards, as the Company’s state net operating loss carryforwards are more limited than its federal net operating loss carryforwards as a result of the Section 338 election. Estimated tax on the proceeds assumes that the taxes are paid in cash as of the transaction dates. A study must be undertaken to determine the tax on the transaction and actual amounts may differ materially from these estimates.

(v) The indenture terms relating to certain debt instruments held by the Company’s Non-Operating Corporate segment include mandatory redemption features upon the occurrence of an asset sale. As such, this adjustment assumes that the net cash proceeds received under the DBMG disposition are applied towards the redemption of accrued interest, redemption fees, extension fees and principal of such debt instruments. See note (f) and note (g) below for pro forma adjustments related to redemption of the Company’s Corporate debt instruments.

(c)
These adjustments reflect the elimination of assets, liabilities, non-controlling interests and accumulated other comprehensive income/loss attributable to Broadcasting and DBMG at the close of the transactions.

(d)
This adjustment reflects the $60 million preliminary estimated fair value of the 25% equity method investment that INNOVATE will retain in Broadcasting. The adjustment excludes any preliminary estimated fair value of the purchase option granted to INNOVATE to repurchase 15% of the Broadcasting business, which is not expected to be significant. The final fair values, which will be determined as of the closing date, may differ materially from the preliminary estimates and could also materially change the gain on sale.

(e)
Reflects the estimated fair value of the common shares of IES Holdings, a publicly traded company, which will be received from IES Holdings as partial consideration for the sale of DBMG. The number of shares of IES Common Stock that will be received is 215,487 shares, which is equal to the quotient of (i) $140 million divided by (ii) $649.69 (the reference price used for calculating the Stock Consideration pursuant to the terms of the Transaction Agreement). The estimated fair value also does not include any adjustment for fluctuations in the share price, nor does it include any discount for the lack of marketability resulting from a lock-up period associated with the shares received in this transaction. Upon cessation of the lock-up period the Company expects to liquidate these shares and use the proceeds to make additional paydowns on its Corporate debt instruments. Such liquidation is not reflected in the consolidated pro forma balance sheet.

(f)	The DBMG pro forma adjustment to accrued liabilities, including the repayment of accrued interest and fees on the Company’s Corporate debt instruments, is calculated as follows:
	Repayment of accrued interest, attributable to the 10.50% 2027 Senior Secured Notes	$(15.5)
	Repayment of Corporate Revolving Line of Credit extension fee due at time of redemption	(0.4)
	Accrued liabilities at DBMG as of June 30, 2026	(46.5)
	Total DBMG pro forma adjustment to accrued liabilities	$(62.4)
(g)
These adjustments reflect repayment of the Company’s Corporate Revolving Line of Credit, partial repayment of the Company’s 10.50% 2027 Senior Secured Notes and elimination of debt obligations outstanding at DBMG at the close of the transaction:

	Net cash proceeds to be applied towards Corporate debt redemption (see note (b) above)	$(374.2)
	Repayment of accrued interest, attributable to the 10.50% 2027 Senior Secured Notes (see note (f) above).	15.5
	Repayment of Corporate Revolving Line of Credit extension fee due at time of redemption (see note (f) above).	0.4
	1% redemption fee on the 10.50% 2027 Senior Secured Notes	3.4
	Total net cash proceeds to be applied to Corporate debt principal balances	$(354.9)
	Write off of the carrying value of net unamortized deferred financing costs and unamortized issuance discount/premium on above debt instruments	7.4
	Debt obligations outstanding at DBMG as of June 30, 2026 (see note (b) above)	(70.3)
	Write off of the carrying value of net unamortized deferred financing costs on DBMG debt obligations	1.6
	Total	$(416.2)
	DBMG pro forma adjustment to long-term debt obligations, net of unamortized deferred financing fees	(62.1)
	DBMG pro forma adjustment to current portion of debt obligations	$(354.1)
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(h)
These adjustments primarily represent the estimated non-recurring gains arising from the Dispositions as if the Dispositions had occurred on June 30, 2026. As the gain for DBMG is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in accumulated deficit on the unaudited pro forma balance sheet and is not reflected in the unaudited pro forma condensed consolidated statements of operations. The DBMG estimated gain includes estimated cash, net of adjustments as shown in note (b) above, but no additional adjustments have been made to give effect to any potential post-closing adjustments under the terms of the agreements.

	Broadcasting:
	Preliminary estimated fair value of the 25% equity method investment that INNOVATE will retain in Broadcasting (as stated in note (d))	$60.0
	Less: estimated transaction costs	(0.4)
	Estimated net consideration received	59.6
	Less: Net book value of INNOVATE’s investment in the Broadcasting segment as of June 30, 2026	(36.0)
	Estimated gain on sale and Merger Transaction	$23.6

	DBMG:
	Total estimated net cash proceeds (see note (b) above)	$374.2
	Equity consideration (see note (e) above)	140.0
	Estimated net consideration received	$514.2
	Less: Net book value of INNOVATE’s investment in DBMG as of June 30, 2026	(294.3)
	Estimated gain on sale	$219.9
	Less: 1% redemption fee on the10.50% 2027 Senior Secured Notes (loss on extinguishment) (see note (g) above)	(3.4)
	Less: Carrying value of net deferred financing costs on the debt instruments described above (see note (g) above)	(7.4)
	Total DBMG pro forma adjustment	$209.1

The pro forma net gains on the Dispositions are non-recurring and are based on the Company’s historical condensed unaudited consolidated balance sheet information as of June 30, 2026, and the net gains are subject to change based upon, among other things, the actual balance sheets on the closing dates of the respective Dispositions and may differ significantly from the actual net gains on dispositions that the Company ultimately recognizes.

3.    Unaudited Pro Forma Statements of Operations Adjustments
Adjustments included in the “Broadcasting Pro Forma Adjustments” columns, in the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, and year ended December 31, 2025, and “DBMG Pro Forma Adjustments” columns, in the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, and years ended December 31, 2025, and December 31, 2024, are as follows (amounts in millions):

(i)	This adjustment reflects the elimination of revenue and cost of revenue of Broadcasting and DBMG, as applicable.
(j)	This adjustment reflects the elimination of selling, general and administrative expenses of Broadcasting and DBMG, as applicable. Anticipated savings due to costs that may be reduced or eliminated as a result of the Dispositions are not included in the pro forma adjustment.
(k)	This adjustment reflects the elimination of depreciation and amortization expenses of Broadcasting and DBMG, as applicable.
(l)	This adjustment reflects the elimination of other operating loss (income), net of Broadcasting and DBMG, as applicable.
(m)	This adjustment reflects the elimination of interest expense of Broadcasting.
(n)
This adjustment reflects the elimination of interest expense of DBMG. In addition, this adjustment also includes the estimated anticipated reduction in interest expense of Corporate as a result of the Corporate debt that would be required to be redeemed due to the DBMG transaction. The estimated Corporate interest expense reduction for the six months ended June 30, 2026 and for the year ended December 31, 2025 was determined based on the estimated net cash proceeds to be received and resulting anticipated total debt redemption that would occur, as if the DBMG transaction had occurred on January 1, 2025. The estimated Corporate interest expense reduction for the year ended December 31, 2024, relates to the reduction of interest expense related to debt held by DBMG as well as Corporate debt required to be repaid using the estimated net cash proceeds to be received from the DBMG Sale in accordance with the accounting for discontinued operations. The total pro forma estimated adjustment for each period is as follows:

		Six Months Ended June 30, 2026	Year Ended December 31, 2025	Year Ended December 31, 2024
	Estimated reduction in Corporate interest expense	$34.1	$48.2	$34.4
	Elimination of DBMG interest expense	3.2	8.7	10.3
	Total pro forma adjustment	$37.3	$56.9	$44.7
(o)	This adjustment reflects the elimination of Broadcasting’s gain on extinguishment of debt for the six months ended June 30, 2026.
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(p)
This adjustment includes the estimated anticipated loss on debt extinguishment as a result of the Corporate debt that would be redeemed due to the DBMG transaction. The estimated loss on debt extinguishment for the year ended December 31, 2025, was determined based on the estimated net cash proceeds to be received and resulting anticipated total debt redemption that would occur as if the DBMG transaction had occurred on January 1, 2025.

(q)	This adjustment reflects the Company’s estimated share of income or loss in the 25% equity method investment that INNOVATE will retain in Broadcasting. This adjustment does not consider potential ownership changes resulting from the exercise of the Option Agreement or the CONX Affiliate Letter Agreement.
(r)	This adjustment reflects the estimated non-recurring gain arising from the Broadcasting Disposition as stated in note (h) within the Unaudited Pro Forma Balance Sheet Adjustments.
(s)	This adjustment reflects the elimination of other income (expense), net of Broadcasting and DBMG, after adjusting for the elimination of intercompany expense. The pro forma adjustment for other income, net for DBMG, does not include any fair value adjustments for future changes in the market value of the equity consideration to be received under the DBMG disposition.
(t)	This adjustment reflects the elimination of income tax expense of Broadcasting and DBMG, after adjusting for the elimination of intercompany tax, as applicable. The adjustments do not include any tax effects of the gains on the sales, if any.
(u)	This adjustment reflects the elimination of the net loss/income attributable to non-controlling interests and redeemable non-controlling interests of Broadcasting and DBMG.
(v)
Loss per share (“EPS”) is calculated using the two-class method, which allocates earnings among common stock and participating securities to calculate EPS when an entity’s capital structure includes either two or more classes of common stock or common stock and participating securities. Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities. As such, shares of any unvested restricted stock of the Company are considered participating securities; however, unvested shares of restricted stock do not participate in losses and, as such, are excluded from the computation of basic loss per share during periods of net losses. The dilutive effect, if applicable, of stock options and their equivalents (including non-vested stock issued under share-based compensation plans), is computed using the “if-converted method” if this measurement is determined to be more dilutive than the treasury stock method in a period.

The Company had no dilutive common share equivalents during the six months ended June 30, 2026, and the years ended December 31, 2025, and December 31, 2024, due to the results from continuing operations being a loss, net of tax. For the six months ended June 30, 2026, and the years ended December 31, 2025, and December 31, 2024, 286,770, 304,684 and 171,565, respectively, of common stock equivalents from unvested restricted stock and unvested restricted stock units were excluded from the respective computation of diluted loss per share as their inclusion would have been anti-dilutive.
The following table presents a reconciliation of net loss from continuing operations used in the basic and diluted EPS calculations, reflecting the Dispositions (in millions, except per share amounts):
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	Six Months Ended June 30, 2026				Year Ended December 31, 2025				Year Ended December 31, 2024
	As Filed	Total Pro Forma Adjustments		Total Pro Forma	As Filed	Total Pro Forma Adjustments		Total Pro Forma	As Filed	Total Pro Forma Adjustments		Total Pro Forma
Net (loss) income	$(4.7)	$(7.0)	(w)	$(11.7)	$(64.0)	$33.9	(w)	$(30.1)	$(39.7)	$(16.5)	(w)	$(56.2)
Net (loss) income attributable to non-controlling interests and redeemable non-controlling interests	(1.4)	2.8	(w)	1.4	3.4	$1.5	(w)	4.9	5.1	3.8	(w)	8.9
Net (loss) income attributable to INNOVATE Corp	(6.1)	(4.2)		(10.3)	(60.6)	35.4		(25.2)	(34.6)	(12.7)		(47.3)
Less: Preferred stock dividends	0.7	—		0.7	3.4	$—		3.4	1.2	—		1.2
Net (loss) income from continuing operations attributable to INNOVATE Corp. common stockholders	$(6.8)	$(4.2)		$(11.0)	$(64.0)	$35.4		$(28.6)	$(35.8)	$(12.7)		$(48.5)

Participating shares
Weighted-average common stock outstanding	13,360,333	—		13,360,333	13,217,593	—		13,217,593	10,696,274	—		10,696,274
Series C preferred stock	—	—		—	—	—		—	947,307	—		947,307
Total	13,360,333	—		13,360,333	13,217,593	—		13,217,593	11,643,581	—		11,643,581

Percentage of (loss) earnings allocated to:
Common stock	100.0%	— %		100.0%	100.0%	— %		100.0%	91.9%	— %		91.9%
Series C preferred stock	— %	— %		— %	— %	— %		— %	8.1%	— %		8.1%

Numerator for (loss) earnings per share:
Net (loss) earnings attributable to common stockholders, basic and diluted	$(6.8)	$(4.2)		$(11.0)	$(64.0)	$35.4		$(28.6)	$(32.9)	$(11.7)		$(44.6)
Net loss attributable to Series C stockholders, basic and diluted	$—	$—		$—	$—	$—		$—	$(2.9)	$(1.0)		$(3.9)

Denominator for (loss) earnings per share:
Weighted average common shares outstanding - basic and diluted	13,360,333	—		13,360,333	13,217,593	—		13,217,593	10,696,274	—		10,696,274
Weighted-average Series C shares outstanding - basic and diluted	—	—		—	—	—		—	947,307	—		947,307

(Loss) earnings per share
(Loss) earnings per common share - basic and diluted	$(0.51)	$(0.31)		$(0.82)	$(4.84)	$2.68		$(2.16)	$(3.08)	$(1.09)		$(4.17)
Loss per Series C share - basic and diluted	$—	$—		$—	$—	$—		$—	$(3.08)	$(1.09)		$(4.17)

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Adjustments included in the “Pro Forma Adjustments” columns in the above calculation of pro forma loss per share for the six months ended June 30, 2026, and the years ended December 31, 2025, and December 31, 2024, are as follows:

(w)	These adjustments relate to the various pro forma adjustments explained in notes (i) - (v).
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and any documents incorporated herein by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements can often be identified by the use of forward-looking language such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Factors that could cause actual results, events and developments to differ include, without limitation:
•the transactions may not be completed on the terms or timeline currently contemplated, or at all, as the Company may be unable to satisfy the conditions or obtain the approvals required to consummate the transactions or such approvals may contain material restrictions or conditions;
•failure to consummate the transactions may adversely affect the market price of INNOVATE Common Stock as well as the Company’s business, financial condition and results of operations, including our ability to make required principal and interest payments, comply with covenants and avoid defaults;
•the Company must obtain certain regulatory approvals and clearances to consummate the transactions, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair the consummation of the transactions or could result in significant additional expenditures of money and resources;
•the Company may incur significant expenses in connection with the transactions;
•the announcement of the transactions may affect the Company’s relationships with its customers, vendors and employees, and its operating results and business generally;
•the transactions, including uncertainty regarding the transactions, may cause customers, suppliers or strategic partners to delay or defer decisions concerning the Company and adversely affect its ability to manage its business; and
•additional factors discussed in the Company’s filings with the SEC, including in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as in the section titled “Risk Factors - Risks Related to Our Common Stock” in the Prospectus Supplement dated August 10, 2026, filed with the SEC pursuant to Rule 424(b)(5) (which are incorporated by reference herein).
Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this Information Statement and any documents incorporated herein by reference, including the “Risk Factors” sections of the most recently filed Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, this Information Statement and any documents incorporated herein by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. These forward-looking statements inherently are not guarantees of performance and results, and you are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this Information Statement or, in the case of documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.
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THE TRANSACTIONS
This discussion of the transactions is qualified in its entirety by reference to the Transaction Agreement, which is attached to this Information Statement as Annex A and incorporated by reference herein in its entirety. You should read the entire Transaction Agreement carefully as it is the primary legal document that governs the transactions.
Background of the Transactions
The following is a summary of the principal events leading up to the entry into the Agreement and the key meetings, negotiations, discussions, actions between the Company, the prospective buyers and IES Holdings that preceded the public announcement of the Transaction. This summary does not purport to catalogue every conversation of or among the INNOVATE Board, any of their representatives or advisors, or any other involved parties but is instead a summary of material developments over the course of such discussions and negotiations.
The management of the Company and the Board regularly review the Company’s long-term forecasts and potential strategic alternatives, taking into account, among other factors, the Company’s performance, with a focus on its three operating segments (Infrastructure, Life Sciences, and Spectrum), changes in economic, competitive and other conditions, the Company’s capital needs and its obligations under its outstanding indebtedness, and strategic opportunities (including possible transactions).
After consideration of the Company’s financial position and discussions with the Company’s lenders, on August 4, 2025, the Company closed on a series of indebtedness refinancing transactions that extended certain of the Company’s debt maturities (the “2025 Refinancing Transactions”). The 2025 Refinancing Transactions included (a) the initial closing of an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (b) privately negotiated exchanges of certain of the Company’s convertible senior notes, (c) amendment and extension of the Company’s 2020 Revolving Credit Agreement, (d) amendment and extension of the Company’s CGIC note, together with the exchange of a portion of the Company’s preferred stock held by CGIC for an increase in the principal amount of such note, (e) amendment and extension of the maturity of the $69.7 million in notes issued by HC2 Broadcasting Holdings Inc. from August 15, 2025 to September 30, 2026, and (f) amendment and extension of the maturity of R2 Technologies, Inc.’s senior secured promissory note with Lancer Capital LLC, a related party, to August 1, 2026.
Pursuant to the 2025 Refinancing Transactions, eligible holders of 8.500% Senior Secured Notes due 2026 (the “Existing Senior Secured Notes”) were offered the opportunity to exchange such Existing Senior Secured Notes for newly issued 10.500% Senior Secured Notes due 2027 (the “10.500% Senior Secured Notes”). In connection with such exchange offer, the Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral trustee (the “Trustee”), entered into an indenture governing the 10.500% Senior Secured Notes (the “10.500% Senior Secured Notes Indenture”).
In August 2025, shortly after the closing of the 2025 Refinancing Transactions and in satisfaction of the exchange offer, the Company issued approximately $360.4 million aggregate principal amount of 10.500% Senior Secured Notes as consideration for the exchange of approximately $328.1 million aggregate principal amount of the Existing Senior Secured Notes. The increased principal amount of the 10.500% Senior Secured Notes reflected the August 1, 2025 interest due on the Existing Senior Secured Notes and fees related to the extension.
The 10.500% Senior Secured Notes Indenture established certain milestones with respect to the sale of certain assets of the Company and its operating subsidiaries. Among other things, the indenture provided a set of milestones requiring the Company to consummate one or more asset sales generating at least $150 million in net proceeds (the “Asset Sale Milestones”), with the proceeds to be applied to the 10.500% Senior Secured Notes. One of the Asset Sale Milestones contemplated the delivery of a bona fide bid or term sheet by the Company related to a potential sale of certain Company assets by September 1, 2025. The Company’s failure to satisfy the Asset Sale Milestones would trigger a secondary set of milestones which provided for the mandatory sale of DBMG by the Company subject to the following milestones (the “DBMG Sale Milestones”):
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(1)On or before November 1, 2025, the Company would prepare and deliver a confidential information memorandum related to the DBMG Sale in form and substance reasonably acceptable to the holders of at least 50% of the aggregate principal amount of the 10.500% Senior Secured Notes (the “SSN Majority Holders” and such milestone, the “CIM Milestone”);
(2)On or before January 1, 2026, the Company would deliver to the Trustee at least three bona fide indications of interest related to the DBMG Sale (the “IOI Milestone”);
(3)On or before February 1, 2026, the Company would deliver to the Trustee at least one bona fide binding bid or term sheet related to the DBMG Sale (the “Bid Milestone”); and
(4)On or before March 1, 2026, the Company would deliver to the Trustee a fully executed purchase agreement consummating the DBMG Sale (the “SPA Milestone”).
The Company did not deliver a bona fide bid or term sheet to the Trustee by September 1, 2025, triggering the mandatory sale of DBMG by the Company in accordance with the DBMG Sale Milestones.
Accordingly, the Company’s management began exploring various options for the sale of DBMG, including through a sale by the Company of approximately 91.21% of the outstanding shares of the common stock of DBMG, par value $0.001 (the “DBMG Common Stock”), owned directly and indirectly by the Company (the “DBMG Sale”). The Company held discussions related to the structure and process for the DBMG Sale with Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), the Company’s existing outside legal counsel, and several potential financial advisors. The Company’s management also held preliminary discussions with various third parties with respect to a possible sale of all or a portion of DBMG, including with parties that, as of August 21, 2025, had submitted indications of interest for the acquisition of DBMG’s GrayWolf business and its fabrication and erection business, respectively. A financial sponsor, which we refer to here as “Party A”, had made an unsolicited proposal for the purchase of DBMG in May 2025. At that time, the Board determined that Party A’s proposal was not in the best interests of the Company and advised Party A that the Company would not be pursuing the sale of DBMG under the terms presented.
On September 12, 2025, the Board held a meeting with members of the Company’s management and representatives of Cleary Gottlieb in attendance, during which the Board discussed, among other matters, the structure and process for the DBMG Sale. Michael Sena, Chief Financial Officer of the Company, updated the Board on management’s discussions with potential financial advisors for the DBMG Sale, including Jefferies LLC (“Jefferies”). After discussion, the Board unanimously approved engaging Jefferies as the Company’s financial advisor for the DBMG Sale, and the Company subsequently engaged Jefferies for such purposes.
Around that time, Mr. Sena began holding regular meetings with representatives of Jefferies and DBMG in preparation for the DBMG Sale process.
On November 1, 2025, the Company delivered a confidential information presentation related to the DBMG Sale to the SSN Majority Holders in satisfaction of the CIM Milestone, the first of the four DBMG Sale Milestones.
Beginning in November 2025, at the direction of the Company, Jefferies conducted a marketing process for the DBMG Sale, during which 85 potential buyers were approached, consisting of 25 strategic parties and 60 financial sponsors. Prospective buyers that expressed an interest in participating in the process entered into confidentiality agreements with the Company.
From November 2025 to December 23, 2025, the Company entered into confidentiality agreements with 37 prospective buyers, including IES Holdings on December 23, 2025.
Beginning on November 17, 2025, data packages, including the Company’s confidential information presentation for DBMG, were distributed to potential buyers. In November and December 2025, in accordance with the Company’s directives, Jefferies conducted 14 banker education sessions. At the same time, members of the
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Company’s management held “fireside chat” sessions with Party A and two other parties, referred to below as “Party B” and “Party C”.
On November 20, 2025, at the direction of the Company, Jefferies requested that prospective buyers submit indications of interest to purchase the Company’s interest in DBMG (“IOIs”) by December 16, 2025.
On December 4, 2025, IES Holdings submitted a non-binding IOI to acquire 100% of DBMG on a cash-free, debt-free basis for $550 million to $600 million in cash.
On December 13, 2025, at the direction of the Company, financing guidance regarding DBMG and the DBMG Sale was distributed to 22 prospective buyers.
On December 16, 2025, three parties submitted non-binding IOIs:
•Party A submitted a non-binding IOI to acquire 100% of DBMG for cash consideration based on a total enterprise value of $525 million, which reflected the midpoint of a range of total enterprise value of $450 million to $600 million. Subsequently, at the direction of the Company, a representative of Jefferies communicated to Party A that in order for Party A to continue to participate in the process, any final bid would need to be at the high end of the IOI’s stated range. Party A indicated that, subject to its satisfactory completion of due diligence, it expected that its final bid would be at the high end of the stated range.
•A strategic party, which we refer to here as “Party B”, submitted a non-binding IOI to acquire 100% of DBMG on a cash-free, debt-free basis for $650 million in cash.
•A financial sponsor, which we refer to here as “Party C”, submitted a non-binding IOI regarding the DBMG Sale on a cash-free, debt-free basis for consideration based on a total enterprise value of $500 million, consisting of cash and non-cash consideration.
Around this time, an additional financial sponsor, which we refer to here as “Party D”, expressed interest in the sale process and indicated that it might submit an IOI. Although Party D did not submit an IOI by the December 16, 2025 deadline, it ultimately submitted an IOI on January 23, 2026, as discussed below. Additionally, certain other parties expressed interest in solely acquiring the GrayWolf business, although such parties did not submit any IOIs with respect to such transaction.
On December 23, 2025, the Company delivered the four IOIs received prior to that date to the SSN Majority Holders. On December 29, 2025, the SSN Majority Holders agreed that the delivery of the non-binding IOIs satisfied the IOI Milestone, the second of the four DBMG Sale Milestones. The SSN Majority Holders also agreed that no further action by the Company with respect to the IOI Milestone (including, without limitation, delivery of such expressions of interest to the Trustee) was necessary.
Also on December 23, 2025, another strategic party, which we refer to here as “Party E”, submitted a non-binding IOI for the purchase of DBMG’s Schuff Steel and Banker Steel subsidiaries only, for cash consideration based on a total enterprise value of $381 million.
From January 13 to January 30, 2026, members of DBMG’s management hosted management presentations for IES Holdings, Party A and Party B in Phoenix, Arizona. Representatives of Jefferies also attended these management presentations.
On January 23, 2026, Party D submitted a non-binding IOI to acquire 100% of DBMG on a cash-free, debt-free basis for $550 million to $600 million in cash. Members of DBMG’s management team then hosted management presentations for Party D virtually and in Los Angeles, California on January 30, 2026 and February 18, 2026, respectively. Representatives of Jefferies were also in attendance at these management presentations.
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At the direction of the Company, Jefferies informed IES Holdings, Party A, Party B and Party D (collectively, the “Phase II Bidders”) that the Company had determined to invite such parties to continue in Phase II. The Phase II Bidders would receive access to an expanded virtual data room hosted by Datasite (the “VDR”) upon entering into an addendum to their respective confidentiality agreements containing a customary standstill provision and provisions related to competitively sensitive information (each, an “NDA Addendum”). Party C was not invited to advance in the process because, in addition to being the lowest of the four bids received by that date, Party C’s non-binding proposal included in-kind consideration that did not provide sufficient cash consideration and was not compatible with the Company’s capital structure.
Between January 20, 2026 and February 10, 2026, the Company entered into an NDA Addendum with three of the Phase II Bidders—Party A, Party B and Party D. IES Holdings did not enter into an NDA Addendum and therefore did not receive access to the expanded VDR at this time.
Although Party E was not formally invited to participate in Phase II of the sale process given the relatively low valuation reflected in its initial IOI, Jefferies was directed by the Company to continue discussions with Party E in an effort to increase Party E’s proposed valuation as the Company believed Party E’s strategic position in the structural steel industry made it a potentially natural prospective buyer. Party E did not ultimately submit an updated proposal at this time.
On January 27, 2026, at the direction of the Company, Jefferies communicated a formal invitation to the Phase II Bidders to submit proposals for the DBMG Sale. The proposed transaction would be effected through an all-cash acquisition of the DBMG Common Stock indirectly held by the Company, followed by a short-form merger immediately following such sale to permit the potential acquirer to acquire 100% of DBMG. The Phase II Bidders received copies of the auction draft of the transaction agreement at this time and were requested to submit markups of the auction draft of the transaction agreement by February 20, 2026 and definitive proposals by February 27, 2026.
On January 28, 2026, with the SSN Majority Holders’ consent, the outstanding DBMG Sale Milestones were modified such that (a) the Bid Milestone was extended to March 1, 2026, and modified to require delivery of only a ‘final’ binding bid; (b) the SPA Milestone was extended to April 1, 2026; and (c) any requirement to notify the Trustee, or deliver materials to the Trustee, was waived provided that such required materials were delivered to counsel to the SSN Majority Holders.
The Phase II Bidders received access to the VDR and submitted multiple rounds of due diligence questions. Due diligence reviews conducted by the Phase II Bidders during this period included a review of corporate, financial, operational, human resources, environmental and legal matters through the VDR and detailed management follow-up discussions. Topics addressed in such discussions included project-level performance, backlog and pipeline, customer and lender relationships, contract reviews, operational key performance indicators and strategic growth initiatives. Multiple due diligence meetings were held to address bidders’ questions, validate business trends and provide supporting documentation, including through calls relating to bidders’ financial due diligence and quality of earnings reviews.
On February 20, 2026, the Company received a markup of the draft transaction agreement from Party A. Representatives of Cleary Gottlieb provided feedback with respect to the markup to Party A’s legal counsel on February 24, 2026.
On February 27, 2026, Party A submitted a proposal for the acquisition of the Company’s approximately 91% stake in DBMG for a purchase price of $425 million, representing an implied multiple of 4.9x FY 2025A Adjusted EBITDA. Party A’s proposal assumed a cash-free, debt-free basis and contemplated that the Company would offer a Section 338(h)(10) election in connection with Party A’s direct purchase of the Company’s interest.
Also on February 27, 2026, Party B submitted an updated non-binding proposal for two alternative perimeters: (a) the acquisition of 100% of DBMG excluding the GrayWolf and Aitken divisions (“Perimeter A”) for $290 million, representing an implied multiple of 4.3x FY 2025A Adjusted EBITDA for the reduced perimeter and (b) the acquisition of 100% of DBMG (“Perimeter B”) for $305 million, representing an implied multiple of 3.5x
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FY 2025A Adjusted EBITDA. Party B’s proposal assumed a cash-free, debt-free, asset-free basis and contemplated financing through a combination of equity and financing debt. Party B attributed the decrease in its proposed valuation to its expectations of the industry’s cyclicality as well as prior transactions in the industry.
On February 28, 2026, in satisfaction of the Bid Milestone, the third of the four DBMG Sale Milestones, the Company delivered Party A’s proposal, which constituted a ‘final’ binding bid, to the SSN Majority Holders.
On March 3, 2026, Party D submitted a final proposal for the acquisition of 100% of DBMG for total transaction consideration of $550 million on a cash-free, debt-free basis, consisting of (a) $300 million in cash payable at closing, (b) $150 million payable in the form of an earn-out, subject to 100% of Adjusted EBITDA exceeding $100 million, payable over five years and capped at $30 million per year, and (c) $100 million payable upon Party D achieving a 2.0x multiple on invested capital.
Following the receipt of final bids from Party A and Party B, the Company determined that both proposals were significantly below the valuations reflected in their respective initial IOIs and were not sufficiently constructive to warrant further negotiation. At the direction of the Company, Jefferies informed Party A and Party B on March 5, 2026 and March 4, 2026, respectively, that the Company had determined to terminate discussions with such parties.
On March 4, 2026, the Board held a regularly scheduled meeting with members of the Company’s and DBMG’s respective managements as well as representatives of Jefferies and Cleary Gottlieb in attendance, during which Jefferies provided the Board with an update on the DBMG Sale and the Board discussed the status of and developments relating to the sale process, including the bids received to date. Representatives of Cleary Gottlieb discussed with the Board its fiduciary duties in connection with the DBMG Sale and the range of alternatives available to the Company.
Throughout March and early April 2026, negotiations continued with multiple parties. Members of the Company’s and DBMG’s respective managements and representatives of Jefferies (at the Company’s request) continued discussions with Party D following Party D’s submission of its final bid on March 3, 2026. Separately, on March 10, 2026, representatives of Party E contacted representatives of Jefferies to express interest in re-engaging in a transaction involving DBMG’s Schuff Steel and Banker Steel subsidiaries only. At the same time, representatives of the Company and DBMG continued to discuss potential transaction structures with IES Holdings and Party B with the goal of re-involving them in the transaction process. Party B did not ultimately submit a proposal. The developments with respect to each of these parties during this period are described below in chronological order.
On March 12, 2026, at the direction of the Company, Jefferies relayed the Company’s counterproposal to Party D providing for a purchase price of $650 million for 100% of DBMG.
On March 16, 2026, Party D submitted a revised proposal for the acquisition of 100% of DBMG for total consideration of $503.1 million, with $335 million payable in cash at closing and the balance payable in the form of “rollover” equity in the post-closing entity.
Also on March 16, 2026, in connection with Party E’s re-engagement in the sale process, Party E received a business update on DBMG’s Banker Steel and Schuff Steel subsidiaries.
On March 22, 2026, at the direction of the Company, Jefferies informed Party D that the Company had determined that Party D’s proposal did not provide sufficient cash at closing and that there were further concerns regarding the structure of the “rollover” equity, which was structurally junior to the new equity investment by Party D set forth in its March 16, 2026 proposal.
On March 24, 2026, representatives of the Company and Jefferies followed up with representatives of Party E to assess Party E’s renewed interest in a transaction.
On March 26, 2026, Party D submitted a further revised proposal for the acquisition of 100% of DBMG for total consideration of $578 million, consisting of $310 million in cash payable at closing and the balance in equity representing approximately 49% of the post-closing entity, with $100 million of such equity to take the form of preferred equity and the remainder to take the form of “rollover” equity in the post-closing entity.
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On April 1, 2026, with the SSN Majority Holders’ consent, the SPA Milestone was extended to May 1, 2026.
After further discussions with Party D, the Company ultimately decided against Party D’s proposal based on the Company’s belief that the cash portion of the proposed consideration was insufficient. Accordingly, on April 5, 2026, at the direction of the Company, Jefferies communicated to Party D that the Company had determined not to continue discussions with Party D.
On April 17, 2026, a representative of IES Holdings contacted representatives of Jefferies and indicated that IES Holdings planned to submit an updated proposal for 100% of DBMG.
On April 20, 2026, IES Holdings submitted a proposal for the acquisition of 100% of DBMG for total consideration of $558 million, consisting of $450 million in cash and 200,000 shares of IES Common Stock, which had a trading value of $108 million as of the date of such proposal.
Separately, on April 21, 2026, Party E submitted a revised proposal for the purchase of DBMG’s Schuff Steel and Banker Steel subsidiaries only, with a stated valuation of $465 million to $505 million.
On April 22, 2026, at the direction of the Company, a representative of Jefferies spoke with a representative of Party E and communicated that the Company had determined that it would only be willing to proceed with discussions with Party E if Party E increased the total consideration set forth in its proposal to at least $550 million. Party E verbally agreed to increase its proposed consideration to $550 million, subject to completion of project-specific due diligence.
On April 24, 2026, a representative of IES Holdings called a representative of Jefferies and verbally submitted a revised proposal for the acquisition of 100% of DBMG for total consideration of $610.5 million, consisting of $460 million in cash and 250,000 shares of IES Common Stock, which had a trading value of $151 million as of the date of such proposal.
On April 28, 2026, at the direction of the Company, a representative of DBMG contacted IES Holdings to provide an update on DBMG’s business performance and value proposition.
Also on April 28, 2026, with the SSN Majority Holders’ consent, the SPA Milestone was further extended to June 1, 2026.
On May 14, 2026, the Company announced its consolidated financial results for the first quarter of 2026, reporting consolidated revenue of $364.8 million, an increase of 33.0% compared to the prior year quarter, driven primarily by the Infrastructure segment, and reporting that DBMG’s revenue for the same period was $357.9 million, an increase of 35.1% compared to the prior year quarter, with a reported backlog of $1.6 billion and adjusted backlog, which takes into consideration awarded but not yet signed contracts, of $1.8 billion as of March 31, 2026. In its Quarterly Report on Form 10-Q for the period ended March 31, 2026, the Company reported that it was in compliance with the DBMG Sale Milestones.
On May 23, 2026, representatives of DBMG, at the direction of the Company, contacted representatives of IES Holdings to request that IES Holdings submit its final offer for the purchase of 100% of DBMG by May 25, 2026.
On May 26, 2026, a representative of IES Holdings emailed Rustin Roach, the Chief Executive Officer of DBMG, with a revised non-binding letter of intent to acquire 100% of DBMG for total consideration of $650 million, consisting of $510 million in cash, payable at closing, and 200,000 shares of IES Common Stock, which had a trading value of $140 million as of the date of such proposal.
Between May 26, 2026 and May 30, 2026, representatives of the Company, DBMG and IES Holdings continued to hold calls and communicate via email to negotiate further revisions to and clarifications of IES Holdings’ revised proposal, including with respect to the proposed consideration.
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On May 27, 2026, at the direction of the Company, representatives of DBMG submitted a counterproposal to representatives of IES Holdings including, among other things, a proposal that the number of shares of IES Common Stock to be issued as part of the stock consideration component be determined based on the 30-day volume-weighted average price of IES Common Stock prior to signing, rather than the stock price on the signing date.
Also on May 27, 2026, the Board held a virtual meeting at which the Company’s management was present. During this meeting, Paul Voigt, interim Chief Executive Officer of the Company, informed the Board of IES Holdings’ latest offer. Mr. Voigt noted that IES Holdings’ latest offer was superior to any other bids received and communicated the Company management’s expectation that a definitive letter of intent would be executed within one to two weeks, after which IES Holdings would begin diligence, and the parties would negotiate a definitive agreement.
On May 29, 2026, IES Holdings submitted an updated proposal for the acquisition of 100% of DBMG for aggregate consideration of $650 million, on a cash-free, debt-free basis, consisting of (a) $510 million in cash, payable at closing, and (b) $140 million of IES Common Stock, with the number of shares to be determined at signing of the definitive agreement based on the 30-day volume-weighted average price of IES Common Stock prior to signing (the “IES Letter of Intent”). The IES Letter of Intent contemplated customary adjustments to the purchase price including based on positive or negative variances in net working capital as of the closing date relative to a mutually agreed upon normalized net working capital balance. The IES Letter of Intent provided that the stock consideration would be subject to (i) customary registration rights, including the filing of a resale registration statement within 30 days following closing and (ii) a 90-day lock-up period following closing.
The IES Letter of Intent also contemplated (a) a representations and warranties insurance policy to be obtained by IES Holdings, with the Company responsible for 50% of the retention amount under the policy, (b) indemnification by the Company with respect to certain matters, including fundamental representations, surviving through the applicable statute of limitations, (c) a non-compete provision applicable to the Company for five years after closing, and (d) certain closing conditions in favor of IES Holdings. The IES Letter of Intent provided for a limited period for exclusive negotiations during which, among other things, the Company would not be permitted to solicit or facilitate other proposals with respect to a DBMG Sale.
Also on May 29, 2026, with the SSN Majority Holders’ consent, the outstanding DBMG Sale Milestones were further modified such that (a) the SPA Milestone was extended to June 5, 2026, and modified to require an executed letter of intent related to the DBMG Sale (the “LOI Milestone”) and (b) an additional milestone was created, requiring delivery of an executed purchase agreement providing for the DBMG Sale no later than ninety (90) days after delivery of a letter of intent.
In conjunction with its discussions with IES Holdings regarding the IES Letter of Intent, the Company determined that Party E’s proposal was unlikely to constitute a superior proposal to the IES Holdings transaction in light of, among other factors, the relative complexity, execution risk and timing considerations associated with Party E’s proposal. Accordingly, the Company did not pursue further negotiations with Party E.
On May 30, 2026, the Company and IES Holdings executed the IES Letter of Intent.
From June 1, 2026 through August 7, 2026, IES Holdings and its advisors engaged in a due diligence review of DBMG. During this period, representatives of the Company, DBMG and IES Holdings participated in regular calls on an approximately weekly basis with respect to due diligence-related matters. At the same time, representatives of DBMG had several discussions with representatives of IES Holdings regarding open points in the transaction documents. During this period, Mr. Sena also participated in several phone calls with representatives of IES Holdings related to open business points to discuss the transaction agreement.
On June 3, 2026, in satisfaction of the LOI Milestone, the Company delivered the IES Letter of Intent to the SSN Majority Holders’ counsel. As a result, pursuant to the DBMG Sale Milestones, unless otherwise extended or waived, the Company was required to deliver an executed purchase agreement consummating the DBMG Sale by no later than September 1, 2026.
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On June 5, 2026, the Company and IES Holdings entered into a Clean Team Agreement and, on June 8, 2026, IES Holdings was granted access to the VDR.
On June 22, 2026, Norton Rose Fulbright US LLP (“Norton Rose”), on behalf of IES Holdings, delivered to Cleary Gottlieb a markup of the auction draft of the transaction agreement.
From June 16, 2026 until August 7, 2026, representatives of the Company and IES Holdings held weekly meetings and calls to discuss the status of the transaction and various due diligence items. In addition, during July and August 2026, representatives of the Company and IES Holdings held various ad hoc meetings to negotiate material business points, including (a) the duration of the lock-up provision applicable to the stock consideration to be received by the Company in connection with the DBMG Sale, (b) the allocation of costs between the parties, (c) the net working capital adjustment mechanism and (d) the reimbursement of the costs and obligations of the Company related to the proposed joint tax election under Section 338 of the Internal Revenue Code in connection with the transaction.
On July 1, 2026, after discussions with representatives of the Company and DBMG, Cleary Gottlieb, on behalf of the Company, sent a revised draft of the transaction agreement to Norton Rose.
On July 17, 2026, Norton Rose, on behalf of IES Holdings, sent a revised draft of the transaction agreement to Cleary Gottlieb.
On July 20, 2026, the Company entered into a supplemental indenture to the 10.500% Senior Secured Notes Indenture, under which the SSN Majority Holders (a) consented to the transactions comprising the DBMG Sale, (b) amended the 10.500% Senior Secured Notes Indenture to provide that the DBMG Sale would not constitute an Asset Sale or a Change of Control thereunder, (c) consented to the release of related collateral, (d) required that specified net cash proceeds of the DBMG Sale be applied to redeem the 10.500% Senior Secured Notes and (e) waived any default or event of default arising from the DBMG Sale.
On July 22, 2026, representatives of the Company, DBMG, IES Holdings, Cleary Gottlieb and Norton Rose conducted a virtual meeting to discuss the transaction agreement. From that date until August 7, 2026, representatives of the Company, DBMG, IES Holdings, Cleary Gottlieb and Norton Rose held several virtual meetings to discuss the transaction agreement and other transaction documents and continued to exchange drafts of such documents. Significant areas of discussion and negotiation included: (i) regulatory efforts standards in connection with the HSR Act; (ii) closing conditions, including proposed closing conditions related to effectiveness of key employee agreements at the Closing, consents under material leases and confirmation by IES Holdings of committed financing at the Closing; (iii) the scope of representations and warranties and covenants of the parties; and (iv) the scope of proposed indemnities by the Company, including whether the Company would be required to indemnify IES Holdings for taxes and matters excluded under IES Holdings’ representations and warranties insurance policy.
On July 27, 2026, Cleary Gottlieb, on behalf of the Company, sent a revised draft of the transaction agreement to Norton Rose.
On July 30, 2026, the Board held a regularly scheduled meeting, with members of the Company’s management, DBMG’s management and representatives of Jefferies and Cleary Gottlieb in attendance, at which the Company’s management and Jefferies provided the Board with an update on the DBMG Sale process, including the negotiation of definitive transaction documentation. Jefferies also reviewed with the Board a preliminary financial analysis of DBMG and provided the Board with certain information regarding Jefferies’ material investment banking relationships during the approximately preceding two-year period with IES Holdings, which the Board considered. The Board also considered and approved resolutions relating to amendments to the 10.500% Senior Secured Notes Indenture and the indenture governing the Company’s 9.5% Convertible Senior Secured Notes due 2027 to permit the DBMG Sale, among other matters.
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On August 4, 2026, representatives of IES Holdings, the Company and DBMG, along with representatives of Norton Rose and Cleary Gottlieb, held a virtual meeting to discuss resolving certain open points in the transaction agreement.
Between August 4, 2026 and August 7, 2026, representatives of the Company and IES Holdings continued to negotiate further revisions to the transaction agreement and to discuss the remaining open business points. During this time, Cleary Gottlieb, on behalf of the Company, and Norton Rose, on behalf of IES Holdings, continued to exchange drafts of the transaction agreement and the other ancillary agreements related to the transaction.
On August 7, 2026, the Board met to discuss the Agreement and the transactions contemplated thereby. At the meeting, representatives of Cleary Gottlieb summarized for the Board the principal terms of the Agreement. Jefferies then reviewed its financial analysis of the Base Purchase Price and rendered an oral opinion, confirmed by delivery of a written opinion dated August 7, 2026, to the Board to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, the Base Purchase Price to be paid for DBMG pursuant to the Agreement was fair, from a financial point of view, to holders of DBMG Common Stock, collectively as a group. Following discussion and the opportunity to ask questions of the Company’s management and advisors, the Board unanimously (a) approved and adopted the Agreement and the consummation by the Company of the transactions contemplated thereby, upon the terms and subject to the conditions set forth therein, (b) directed that the transactions contemplated by the Agreement be submitted to the stockholders of the Company for approval and (c) recommended that the stockholders of the Company approve the Agreement and the transactions contemplated thereby.
Thereafter, on August 7, 2026, holders of a majority of outstanding capital stock of the Company delivered an irrevocable written consent pursuant to Section 228 of the DGCL, authorizing, accepting and approving the Agreement and the consummation by the Company of the transactions contemplated thereby in all respects, including for purposes of Section 271 of the DGCL, and, thereafter, the Company, IES Holdings and Merger Sub executed the Agreement and other documentation related to the Transaction.
On the morning of August 10, 2026, prior to the opening of trading on the New York Stock Exchange, the Company and IES Holdings each publicly announced the Transaction.
Reasons for the Transactions; Recommendation of the Board
At a meeting held on August 7, 2026, the Board unanimously: (a) determined that the entry into the Agreement and the consummation of the transactions contemplated by the Agreement are advisable and in the best interests of the Company and its stockholders, (b) approved and adopted the Agreement and the consummation by the Company of the transactions contemplated by the Agreement, upon the terms and subject to the conditions set forth in the Agreement, subject to the approval of the transactions contemplated by the Agreement by holders of the majority of the voting power of the outstanding shares of capital stock of the Company, (c) directed that the transactions contemplated by the Agreement be submitted to the stockholders of the Company for approval and (d) upon the terms and subject to the conditions of the Agreement, resolved to recommend the approval of the transactions contemplated by the Agreement by the stockholders of the Company. For more information, please see the section entitled “—Background of the Transactions” beginning on page 23.
In evaluating the transactions contemplated by the Agreement, the Board consulted with the Company’s senior management and legal and financial advisors and, in arriving at the Board’s determinations and recommendations, considered and discussed a significant amount of information. The following are some of the significant factors that supported the Board’s determination to approve, adopt and declare advisable the Agreement and the transactions contemplated by the Agreement (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the Board and are not exhaustive):
•the Board’s belief, after taking into consideration the factors described in this Information Statement and other factors, that the transactions contemplated by the Agreement would be more likely to increase overall long-term value for the Company’s stockholders than if the Company did not enter into the transactions or
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if the Company pursued other alternatives that might be reasonably available to the Company with respect to DBMG;
•that the DBMG Sale Milestones under the 10.500% Senior Secured Notes Indenture (each, as defined in the section entitled “—Background of the Transactions” beginning on page 23) required the Company to undertake and consummate the DBMG Sale within the time periods contemplated by the DBMG Sale Milestones, as extended;
•that the Company conducted a thorough and diligent review of a number of alternative transactions with the assistance of the Company’s financial advisor, Jefferies, which, acting at the Company’s direction, undertook a broad marketing and outreach process for the DBMG Sale to potentially interested parties, including communicating with 85 potential buyers, executing confidentiality agreements with 37 of these potential counterparties, and receiving indications of interest from six of these potential counterparties, as further described in the section entitled “—Background of the Transactions” beginning on page 23,and the belief of the Board that the breadth of this process provided significant opportunity to identify competing proposals and test the value of DBMG, with the transactions contemplated by the Agreement ultimately representing the best risk-adjusted value reasonably attainable from potentially interested parties;
•that the financial and other terms and conditions of the Agreement and the transactions contemplated by the Agreement were the product of extensive negotiations over the course of several months among the Company’s legal and financial advisors, Company management and DBMG management, and IES Holdings and its representatives and legal and financial advisors, as described under the section entitled “—Background of the Transactions”; beginning on page 23
•the aggregate consideration to be paid to the Company and DBMG’s other stockholders pursuant to the Agreement, including (a) approximately $510 million in cash and (b) 215,487 shares of IES Common Stock, which is equal to the quotient of (i) $140 million divided by (ii) $649.69 (the reference price used for calculating the Company’s stock consideration set forth in the Agreement), represented (x) the most attractive terms from among the transaction proposals received from potentially interested parties, (y) the highest price that could reasonably be obtained for DBMG based on the process described in the section entitled “—Background of the Transactions” beginning on page 23 and (z) fair value for DBMG based on the Board’s assessment of DBMG’s business, prospects, financial condition and results of operations;
•the fact that a significant portion of the consideration to be paid to the Company will consist of cash, which will provide immediate liquidity and certainty of value to the Company, and that the stock consideration to be received by the Company will be subject to a limited lock-up period of no more than 60 days after the Closing;
•the terms and conditions of the Transaction Agreement, as discussed in more detail in the section entitled “—The Transaction Agreement” beginning on page 46, including:
o    the limited number of closing conditions in the Agreement, including the absence of a financing condition;
o    the requirement to use reasonable best efforts to take all steps as may be reasonably necessary to cause the waiting periods under the HSR Act to terminate, or to avoid an action or proceeding by, any governmental entity;
o    the Outside Date of six months after the signing, with automatic extensions to nine months and then 12 months if specified regulatory conditions remain unsatisfied;
o    the Company’s right to terminate the Agreement under certain circumstances prior to the Closing, including in the case of breach by IES Holdings that would give rise to the failure to be satisfied of the closing conditions related to the accuracy of IES Holdings’ representations and the performance by it of its covenants;
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o    the limitations on the Company’s post-closing indemnification obligations under the Agreement, including limitations on the indemnification obligations with respect to the General Representations (as defined below) and a limitation on the aggregate liability (excluding for fraud and breaches of post-closing covenants) capped at the Seller Pro Rata Share of the Base Purchase Price, as more fully described in the section entitled “—The Transaction Agreement” beginning on page 46; and
o    that IES Holdings will pay $35,000,000 in cash at the Closing in consideration of the obligations of Seller and the costs to be borne by Seller in connection with its performance of the Company’s obligations related to the 338 Elections.
•the financial presentation and opinion, dated August 7, 2026, of Jefferies to the Board as to the fairness, from a financial point of view and as of such date, of the Base Purchase Price to be paid for DBMG pursuant to the Agreement, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as further described under the heading “— Opinion of the Company’s Financial Advisor” beginning on page 35;
•the Board’s assessment of the likelihood that the transactions contemplated by the Agreement would ultimately be completed following regulatory review, based on, among other factors and after consulting with outside counsel, the timeline to obtain required regulatory approvals and satisfy the other conditions to closing and the commitments received from IES Holdings with respect to obtaining regulatory approvals;
•the Board’s expectation that stockholders holding the majority of the voting power of the outstanding shares of capital stock of the Company as of August 7, 2026, would deliver a written consent following the Board’s approval and recommendation and immediately prior to the execution of the Agreement;
•the net proceeds from the Transaction, as well as any proceeds from the sale of the Stock Consideration, would be used to reduce the Company’s outstanding indebtedness, specifically to (a) repay the Company’s revolving credit agreement with MSD PCOF Partners IX, (b) mandatorily redeem the Company’s 10.500% Senior Secured Notes due 2027 and (c) following the indefeasible repayment and satisfaction in full in cash of all obligations under the 10.500% 2027 Senior Secured Notes and all other senior debt, apply remaining proceeds to its required offer to purchase the Company’s 9.5% Convertible Senior Secured Notes due 2027; and
•the Board’s determination that the potential benefits that they anticipate the Company stockholders could realize as a result of the Transaction outweigh the uncertainties, risks and potentially negative factors relevant to the Transaction considered by the Board (as described below).
The Board weighed these potentially positive factors against a number of uncertainties, risks and potentially negative factors relevant to the Transaction, including, among others, the following (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the Board and are not exhaustive):
•the timing of the completion of the transactions depends on factors outside of the Company’s control, and there can be no guarantee that all conditions to the parties’ obligations to consummate the transactions contemplated by the Agreement will be satisfied;
•the diversion of management and employee focus and resources, transaction expenses and opportunity costs pending the completion of the transactions contemplated by the Agreement;
•the adverse impact that business uncertainty prior to the Closing could have on the ability to attract, retain and motivate key personnel, retain customers and maintain business relationships;
•subject to the terms and conditions of the Agreement, prior to the earlier of the Closing and the termination of the Transaction Agreement, DBMG, DBM Holdco and the Company are restricted from initiating,
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soliciting, knowingly encouraging or knowingly facilitating the making of certain alternative transaction proposals with respect to DBMG and its subsidiaries;
•the termination of the Agreement could delay a future sale to a third party or another strategic transaction and could negatively impact the Company’s ability to comply with its ongoing debt obligations, including through the failure to meet the DBMG Sale Milestones;
•the potential challenges in implementing alternative potential strategic transactions in the future if the transactions contemplated by the Agreement fail to be completed;
•the risk of litigation brought in respect of the Agreement or the transactions contemplated by the Agreement, including the Acquisition and the Merger;
•the risk that the value of the IES Common Stock forming part of the consideration could decline before or after Closing, and that the number of shares would not increase if the IES stock price declined, meaning that depending on the expiration of the lock-up period and timing of resale registration, there was no assurance that the shares would trade at or above the reference value;
•the Acquisition will generally be taxable to the Company for U.S. federal income tax purposes;
•the indemnification obligations for fundamental representations, other representations, post-closing covenants and certain indemnified taxes, subject to the applicable limitations may result in future liabilities that ultimately reduce the total consideration with respect to the DBMG Sale;
•the five-year non-compete and employee and customer non-solicitation covenants could limit the Company’s future strategic and operating flexibility;
•the restrictions in the Agreement on the conduct of DBMG’s business during the Pre-Closing Period (as defined below), and other covenants requiring the Company to cause DBMG to cooperate with diligence, regulatory filings and acquisition financing, could limit operational flexibility and divert management attention from, and adversely affect, the business;
•the interests of the Company’s executive officers and employees with respect to the Transaction that are or may be in addition to, or different from, their interests as the Company’s stockholders;
•the risk that the Company may incur significant expenses in connection with the transactions contemplated by the Agreement; and
•the risks of the type and nature described in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 22
The Board considered all of these factors as a whole and, on balance, concluded that they supported the determination (a) that the entry into the Agreement and the consummation of the transactions contemplated by the Agreement are advisable and in the best interests of the Company and its stockholders, (b) to approve and adopt the Agreement and the consummation by the Company of the transactions contemplated by the Agreement, (c) to direct that the transactions contemplated by the Agreement be submitted to the stockholders of the Company for approval and (d) to resolve to recommend the approval of the transactions contemplated by the Agreement by the stockholders of the Company.
Stockholders of the Company should be aware that certain of the Company’s executive officers have interests in the Transaction that may be different from, or in addition to, the interests of stockholders of the Company generally. For a further discussion of these interests, please see the section entitled “Interests of Directors and Executive Officers” beginning on page 63.
The foregoing description of the Board’s consideration of the factors supporting the transactions contemplated by the Agreement is forward-looking in nature. This information should be read in light of the
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factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 22.
Section 271 Approval and Stockholder Support
Cleary Gottlieb advised the Board that the Transaction constituted a sale of “substantially all” of the assets of the Company for purposes of Section 271 of the DGCL and therefore required approval by the Board and by holders of a majority of the outstanding shares of Company capital stock entitled to vote. The Board considered that advice, approved and adopted the Transaction Agreement, directed that the Transaction be submitted to the Company’s stockholders and recommended that the stockholders approve the Transaction.
Immediately before execution of the Transaction Agreement, holders of a majority of the Company’s voting power delivered the Written Consent approving the Transaction. Accordingly, the required stockholder approval was obtained immediately prior to the execution of the Transaction Agreement.
Opinion of the Company’s Financial Advisor
The Company has retained Jefferies as the Company’s financial advisor in connection with the DBMG Sale. As part of this engagement, the Board requested that Jefferies evaluate the fairness, from a financial point of view, of the Base Purchase Price to be paid for DBMG pursuant to the Agreement. At a meeting of the Board held on August 7, 2026, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated August 7, 2026, to the Board to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, the Base Purchase Price to be paid for DBMG pursuant to the Agreement was fair, from a financial point of view, to holders of DBMG Common Stock, collectively as a group.

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this Information Statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Base Purchase Price from a financial point of view and did not address any other aspect of the Transaction or any other matter. Jefferies’ opinion did not address the relative merits of the Transaction or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available with respect to DBMG, nor did it address the underlying business decision by the Company, DBM Holdco or DBMG to engage in the Transaction. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Base Purchase Price to be paid for DBMG (to the extent expressly specified in such opinion) without regard to individual circumstances of holders of DBMG Common Stock or other securities of DBMG (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of DBMG held by such holders, or the form of consideration to be received by or amounts to be distributed to such holders in the Transaction, and did not in any way address proportionate allocation or relative fairness between or among holders of DBMG Common Stock or any other securities of DBMG, nor did Jefferies express any view or opinion with respect to the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of DBMG or any other party. Jefferies’ opinion did not constitute a recommendation to the Board, and does not constitute a recommendation to any security holder or any other party, as to how to vote or act with respect to the Transaction or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•reviewed a draft, dated August 6, 2026, of the Agreement;
•reviewed certain historical financial and other information relating to DBMG and reviewed certain market and other information relating to IES Holdings;
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•reviewed certain information furnished to Jefferies by the management of DBMG, as approved by the Company, relating to the business, operations and prospects of DBMG, including certain financial forecasts and estimates relating to DBMG provided to or discussed with Jefferies by the managements of DBMG and the Company;
•held discussions with members of the senior managements of DBMG, the Company and IES Holdings regarding the business, operations and prospects of DBMG and the other matters described in the second and third bullets immediately above;
•reviewed the implied trading multiples of certain publicly traded companies that Jefferies deemed relevant in evaluating DBMG;
•reviewed financial terms of certain transactions that Jefferies deemed relevant in evaluating the Transaction; and
•conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.
In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by DBMG, the Company and DBM Holdco or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies assumed that the managements and other representatives of DBMG, the Company and DBM Holdco were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. Jefferies did not make or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of DBMG, the Company, DBM Holdco, IES Holdings or any other entity and Jefferies was not furnished with, and assumed no responsibility to obtain or conduct, any such evaluations, appraisals or physical inspections. Jefferies also did not evaluate the solvency of DBMG, the Company, DBM Holdco, IES Holdings or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Jefferies’ analyses and opinion did not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting DBMG, the Company, DBM Holdco, IES Holdings or any other entity.

With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company or business is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the financial forecasts and estimates relating to DBMG that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DBMG as to, and were an appropriate basis upon which to evaluate, the future financial performance of DBMG and the other matters covered thereby. Jefferies expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based.

Jefferies relied upon the assessments of the managements of the Company and DBMG as to, among other things, (a) the potential impact on DBMG of market, competitive, cyclical, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the structural steel fabrication and erector industry and industrial construction services industry, including the availability and pricing of steel, the supply and demand for steel and steel fabrication and the timing and terms of construction contracts and (b) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, suppliers, subcontractors and third-party vendors and other commercial relationships of DBMG. Jefferies assumed that there would not be any developments with respect to any such matters, or any adjustments to or allocations of the Base Purchase Price, that would be meaningful in any respect to Jefferies’ analyses or opinion.

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Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing, and which could be evaluated, as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the Board was aware, the credit, financial and stock markets, the industries in which DBMG and IES Holdings operate and the securities of IES Holdings have experienced and may continue to experience volatility and Jefferies expressed no view or opinion as to any potential effects of such volatility on DBMG, the Company, DBM Holdco, IES Holdings or the Transaction.

Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to DBMG, the Company, DBM Holdco, IES Holdings or the Transaction and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to DBMG, the Company, DBM Holdco and/or the Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting DBMG, the Company, DBM Holdco, IES Holdings or the Transaction and legal, regulatory, accounting and tax consequences to DBMG, the Company, DBM Holdco, IES Holdings or their respective securityholders of the terms of, and transactions contemplated by, the Agreement and related documents. Jefferies assumed that the Transaction would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Transaction or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on DBMG, the Company, DBM Holdco, IES Holdings or the Transaction or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final Agreement, when signed by the parties thereto, would not differ from the draft reviewed by Jefferies in any respect meaningful to Jefferies’ analyses or opinion.

Jefferies’ opinion did not address the relative merits of the Transaction or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available with respect to DBMG, nor did it address the underlying business decision by the Company, DBM Holdco or DBMG to engage in the Transaction or the terms of the Agreement or related documents, including the form or structure of the Base Purchase Price or the Transaction, any adjustments to or allocations of the Base Purchase Price, any holdback amount or any term, aspect or implication of any irrevocable written consents, lock-up agreement, registration rights, tax election or related payment, property sale or related proceeds or any other agreement, arrangement or understanding entered into in connection with, or contemplated by or resulting from, the Transaction or otherwise. Jefferies’ opinion was limited to the fairness, from a financial point of view and as of the date of its opinion, of the Base Purchase Price to be paid for DBMG (to the extent expressly specified in such opinion) without regard to individual circumstances of holders of DBMG Common Stock or other securities of DBMG (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of DBMG held by such holders, or the form of consideration to be received by or amounts to be distributed to such holders in the Transaction, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness between or among holders of DBMG Common Stock or any other securities of DBMG. No view or opinion was expressed with respect to the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of DBMG or any other party. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Base Purchase Price or otherwise. Jefferies expressed no view or opinion as to the actual value of IES Common Stock when issued in the Transaction or the prices at which IES Common Stock, DBMG Common Stock or other securities of IES Holdings or DBMG, or the securities of the Company could trade, or otherwise be transferable at any time, including following announcement or consummation of the Transaction. The issuance of Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.

In connection with rendering its opinion to the Board, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion
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is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company, business or transaction used as a comparison was identical or directly comparable to DBMG or the Transaction. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of DBMG in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DBMG and the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of DBMG or its securities.

The Base Purchase Price was determined through negotiations between the Company and IES Holdings, and the decision of the Company and DBM Holdco to enter into the Agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Base Purchase Price and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Transaction or the consideration payable in the Transaction.

Financial Analyses

The summary of the financial analyses described in this section entitled “—Financial Analyses” is a summary of the material financial analyses reviewed with the Board and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of the financial analyses described below, the term “adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring expenses and non-controlling interests, as applicable.

Selected Public Companies Analysis. Jefferies reviewed financial and operating information relating to DBMG and publicly available financial, stock market and operating information relating to the following three selected companies, consisting of two selected companies in the structural steel fabrication and erector industry and one selected company in the industrial construction and engineering industry, that Jefferies viewed as generally relevant for purposes of its analysis (collectively referred to as the “selected companies”):

    Selected Structural Steel Fabrication and Erector Companies
•ADF Group Inc.
•Severfield plc

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    Selected Industrial Construction and Engineering Company
•Matrix Service Company

Jefferies reviewed, among other information, enterprise values, calculated as fully-diluted equity values based on closing stock prices on August 6, 2026 plus total debt, preferred equity, non-controlling interests and investment in affiliates (as applicable) and less cash and cash equivalents, as a multiple of calendar year 2026 and calendar year 2027 estimated adjusted EBITDA. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of DBMG were based on financial forecasts, estimates and other data provided to or discussed with Jefferies by the managements of DBMG and the Company, public filings and other publicly available information.

The overall low to high calendar year 2026 and calendar year 2027 estimated adjusted EBITDA multiples observed for the selected companies were 4.6x to 6.9x (with a median of 6.6x for the selected structural steel fabrication and erector companies) and 3.8x to 6.1x (with a median of 5.3x for the selected structural steel fabrication and erector companies), respectively. Jefferies then applied selected ranges of calendar year 2026 and calendar year 2027 estimated adjusted EBITDA multiples derived from the selected companies of 5.0x to 7.0x and 4.0x to 6.0x, respectively, to corresponding data of DBMG. This analysis indicated the following approximate implied enterprise value reference ranges for DBMG, as compared to the Base Purchase Price:

Implied Enterprise Value Reference Ranges Based On:		Base Purchase Price
CY2026E Adjusted EBITDA	CY2027E Adjusted EBITDA
$645 million - $905 million	$480 million - $720 million	$650 million

Selected Precedent Transactions Analysis. Jefferies reviewed financial data from the following six selected transactions, three selected transactions involving target companies with assets or operations related to the constituent businesses of DBMG and three other selected transactions involving target companies in the structural steel fabricator and erector industry, that Jefferies viewed as generally relevant for purposes of its analysis (collectively referred to as the “selected transactions”):

Selected Transactions Related to DBMG Constituent Businesses
Announcement Date	Acquiror	Target
March 2021	DBM Global, Inc.	Banker Steel Holdco LLC
October 2018	DBM Global, Inc.	GrayWolf Industrial, Inc.
May 2014	HC2 Holdings, Inc.	Schuff International, Inc.

Other Selected Structural Steel Fabrication and Erector Transactions
Announcement Date	Acquiror	Target
February 2018	WWSC Holdings, LLC	Hirschfeld Industries
July 2017	Canaveral Acquisition Inc.	Canam Group Inc.
April 2017	Alleghany Capital Corporation	WWSC Holdings, LLC

Jefferies reviewed, among other information and to the extent meaningful, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies involved in the selected transactions based on the consideration paid or payable in the selected transactions, as a multiple of the latest 12 months adjusted EBITDA of the target companies as of the announcement date of the applicable selected transaction. Financial data of the selected transactions were based on public filings and other publicly available and other information. Financial data of DBMG were based on
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financial and other data provided to or discussed with Jefferies by the managements of DBMG and the Company, public filings and other publicly available information.
The overall low to high latest 12 months adjusted EBITDA multiples observed for the selected transactions was 4.0x to 12.1x (with an overall median of 5.7x and, in the case of the selected transactions involving the acquisition of companies with assets or operations related to the constituent businesses of DBMG, a median of 4.0x). Jefferies then applied a selected range of latest 12 months adjusted EBITDA multiples derived from the selected transactions of 4.5x to 7.0x to DBMG’s latest 12 months (as of June 30, 2026) estimated adjusted EBITDA. This analysis indicated the following approximate implied enterprise value reference range for DBMG, as compared to the Base Purchase Price:

Implied Enterprise Value Reference Range	Base Purchase Price
$555 million – $865 million	$650 million

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of DBMG by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that DBMG was forecasted to generate during the second half of the fiscal year ending December 31, 2026 through the full fiscal year ending December 31, 2030, based on financial forecasts, estimates and other data provided to or discussed with Jefferies by the managements of DBMG and the Company. Jefferies calculated an implied terminal value for DBMG by applying to DBMG’s normalized through-the-cycle unlevered free cash flow for the fiscal year 2030 a selected range of perpetuity growth rates of 2.0% to 3.0%. The present values (as of June 30, 2026) of the cash flows and terminal value were then calculated using a selected range of discount rates of 12.0% to 14.0%. This analysis indicated the following approximate implied enterprise value reference range for DBMG, as compared to the Base Purchase Price:

Implied Enterprise Value Reference Range	Base Purchase Price
$520 million – $665 million	$650 million

Miscellaneous

Jefferies will receive for its services in connection with the Transaction an aggregate fee currently estimated to be approximately $12 million, of which a portion was payable in connection with Jefferies’ opinion and the principal portion of approximately $11 million is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse Jefferies for its expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against certain liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

As the Board was aware, Jefferies and its affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services unrelated to the Transaction to the Company and/or its affiliates, for which services Jefferies and its affiliates have received and would expect to receive compensation, including having acted, during the approximately two-year period preceding the date of Jefferies’ opinion, as dealer manager for a rights offering of the Company Common Stock and currently acting as sales agent for certain at-the-market offerings of the Company Common Stock, for which services Jefferies received and expects to receive aggregate fees of less than $2 million. As the Board also was aware, although Jefferies and its affiliates had not provided during the approximately two-year period preceding the date of its opinion, and are not currently providing, financial advisory or financing services to IES Holdings for which Jefferies or its affiliates received or expect to receive compensation, Jefferies and its affiliates in the future may provide such services to IES Holdings, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of business, Jefferies and its affiliates trade securities or financial instruments (including loans and other obligations) of the Company, DBM Holdco, DBMG, IES Holdings and/or their respective affiliates for Jefferies’ own account and
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for the accounts of Jefferies’ customers and, accordingly, currently hold, and in the future may at any time hold, long or short positions or otherwise effect transactions in those securities or financial instruments. As of the date of Jefferies’ opinion, Jefferies and one of its affiliates beneficially owned an aggregate of 700,802 shares of Company Common Stock.

Jefferies was selected as the Company’s financial advisor in connection with the DBMG Sale because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with DBMG, the Company and their respective businesses and industries. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Company Financial Forecasts
In connection with the DBMG Sale, DBMG management prepared certain non-public, unaudited prospective financial information for DBMG for the fiscal years ending December 31, 2026, through December 31, 2030 (the “DBMG Projections”). The DBMG Projections were provided to the Board in connection with its evaluation of the transactions contemplated by the Agreement and to Jefferies for its use and reliance in connection with its financial analyses and opinion, as more fully described in the section entitled “—Opinion of the Company’s Financial Advisor” beginning on page 35. The DBMG Projections were also made available to IES Holdings and its financial advisors in connection with the transactions contemplated by the Agreement. The summary of the DBMG Projections is included in this Information Statement to give the Company’s stockholders access to the information that was provided to the Board, Jefferies and IES Holdings in connection with the DBMG Sale. The DBMG Projections included in this Information Statement have been prepared by, and are the responsibility of, DBMG management. BDO USA, P.C. (“BDO”), DBMG’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the DBMG Projections and, accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. The reports of BDO USA, P.C. incorporated by reference in this Information Statement relate to the Company’s and DBMG’s previously issued financial statements and do not extend to the prospective financial information, and should not be read to do so.

The DBMG Projections were prepared by treating DBMG on a stand-alone basis, without giving effect to the transactions contemplated by the Agreement, including the impact of negotiating or executing the Agreement, the expenses that may be incurred in connection with consummating such transactions, the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Agreement, or the effect of any business or strategic decisions or actions that likely would have been taken if the Agreement had not been executed but were instead altered, accelerated, postponed or not taken in anticipation of such transactions.
The DBMG Projections were not prepared with a view toward public disclosure, nor were they prepared with a view to compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The inclusion of the DBMG Projections in this Information Statement does not constitute an admission or representation by the Company, the Board or any other person that the information is material. Furthermore, the DBMG Projections do not take into account any circumstances or events that were not contemplated by DBMG management prior to the date on which the DBMG Projections were prepared, including the transactions contemplated by the Agreement. The DBMG Projections are not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this Information Statement are cautioned not to place undue reliance on this information. Although this summary of the DBMG Projections is presented with numerical specificity, the DBMG Projections reflect numerous variables, assumptions and estimates as to future events made by DBMG’s management that DBMG’s management believed were reasonable at the time the DBMG Projections were prepared, taking into account relevant information available to DBMG’s management at such time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of DBMG and the Company. Given that the DBMG Projections cover multiple years, by their nature, they become subject to greater unpredictability with each successive year. The DBMG Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and
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financial conditions and other future events, as well as matters specific to DBMG’s business, all of which are difficult to predict and many of which are beyond DBMG’s control. As a result, the DBMG Projections may not be realized and actual results may be significantly higher or lower than projected. The DBMG Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Accordingly, there can be no assurance that the DBMG Projections will be realized.
As such, the DBMG Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, under section titled “Risk Factors—Risks Related to Our Common Stock” in the Prospectus Supplement, filed with the SEC pursuant to Rule 424(b)(5) on August 10, 2026, and the other reports filed by the Company with the SEC, as well as the section entitled “Special Note Regarding Forward-Looking Statements” elsewhere in this Information Statement.
Except to the extent required by applicable federal securities laws, the Company does not intend, and expressly disclaims any responsibility, to update or otherwise revise the DBMG Projections to reflect circumstances existing after the date when DBMG management prepared the DBMG Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the DBMG Projections are shown not to be appropriate. None of the Company, DBMG, their respective affiliates, officers, directors, advisors or other representatives, or any other recipient of the DBMG Projections or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder of the Company regarding the ultimate performance of the Company or DBMG compared to the information contained in the DBMG Projections or that the DBMG Projections will be achieved.
The DBMG Projections also reflect assumptions as to certain business decisions that are subject to change. As the DBMG Projections were developed for DBMG on a stand-alone basis without giving effect to the transactions contemplated by the Agreement, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies that may be realized as a result of such transactions or any changes to the operations or strategy of DBMG that may be implemented after completion of such transactions. There can be no assurance that the DBMG Projections will be realized, and actual results of DBMG may differ materially from those shown. Generally, the further out the period to which the DBMG Projections relate, the less predictable the information becomes.
The DBMG Projections
The following table presents a summary of the material prospective financial information of DBMG contained in the DBMG Projections for the fiscal years ending December 31, 2026 through December 31, 2030, respectively.

U.S. Dollars in millions	2026E(1)	2027E	2028E	2029E	2030E
Revenue	$1,758	$1,862	$1,906	$1,942	$1,977
Gross Profit	$238	$236	$252	$265	$274
Adjusted EBITDA(2)	$129	$120	$134	$145	$151
Unlevered Free Cash Flow(3)	$2(4)	$56	$65	$59	$62

(1) Reflects six months of actual figures for the period of January 1, 2026, through June 30, 2026 and six months of DBMG management’s projections for the period of July 1, 2026 through December 31, 2026.
(2) Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring expenses and non-controlling interests. Adjusted EBITDA is a non-GAAP financial measure.
(3) Unlevered Free Cash Flow was arithmetically calculated as Adjusted EBITDA, minus taxes, minus increase in net working capital, and minus capital expenditures, each as provided in the DBMG Projections. Unlevered Free Cash Flow is a non-GAAP financial measure.
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(4) Estimated Unlevered Free Cash Flow for 2026 is presented taking into account only the period for July 1, 2026, through December 31, 2026, inclusive of Adjusted EBITDA, taxes, capital expenditures and increase in net working capital.
Certain of the measures included in the DBMG Projections may be considered non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by DBMG or the Company may not be comparable to similarly titled measures used by other companies. Financial measures included in projections provided to a board of directors and a financial advisor in connection with a business combination transaction, such as the DBMG Projections, are excluded from the definition of ‘non-GAAP financial measures’ under the rules of the SEC, and therefore such financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Jefferies in connection with the transactions contemplated by the Agreement. Accordingly, no reconciliation of the financial measures included in the DBMG Projections is provided in this Information Statement.
Required Stockholder Approval for the Transactions; Written Consent
As of August 7, 2026, the record date for determining the stockholders of INNOVATE entitled to vote on the approval of the Agreement, there were (a) 13,641,866 shares of Common Stock outstanding and entitled to vote, (b) 6,125 shares of Series A-3 Preferred Stock, equal to 311,475 shares of Common Stock on an as-converted basis and (c) 1,937 shares of Series A-4 Preferred Stock, equal to 67,673 shares of Common Stock on an as-converted basis. Therefore, as of the record date, there were a total of 14,021,014 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
On August 7, 2026, immediately prior to the execution of the Agreement, stockholders of the Company, which on such date beneficially owned 7,437,264 shares of Common Stock, representing approximately 53.04% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote (including the Preferred Stock on an as-converted basis), in accordance with Section 228 of the DGCL, the Charter and the Bylaws, approved the Agreement and the consummation of the transactions contemplated by the Agreement and delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the Agreement or the consummation of the transactions contemplated by the Agreement. As a result, the Company is not soliciting your vote for the approval of the Agreement and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the transactions contemplated by the Agreement. No action by the stockholders of the Company is required to consummate the transactions contemplated by the Agreement, and all requisite corporate action has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Closing of the Transactions
Upon the satisfaction of the conditions to the Closing, the Closing will occur remotely via electronic exchange of signature pages at 10:00 a.m. New York time on the first business day of the next monthly accounting period after the satisfaction (or waiver) of the last closing condition remaining to be satisfied. Notwithstanding the foregoing, IES Holdings has the right to delay the Closing to the first business day of the next quarterly accounting period if the last closing condition is satisfied or waived within the last 10 business days of a quarterly accounting period. The parties currently expect the Transaction to close in the quarter ending December 31, 2026, subject to the satisfaction of customary closing conditions.
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Regulatory Efforts
Subject to certain limitations in the Agreement, Seller and IES Holdings have agreed to, and to cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the closing conditions to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions, including the taking of all steps as may be reasonably necessary to cause the waiting periods under the HSR Act to terminate, or to avoid an action or proceeding by any governmental entity.
In furtherance of the foregoing, each of Seller and IES Holdings have agreed to (and to cause their respective affiliates to) file not more than ten (10) business days after the date of the Agreement (or such other date as Seller and IES Holdings may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act. The Company and IES Holdings each filed an HSR notification with the Federal Trade Commission and the Antitrust Division of the Department of Justice on August 21, 2026.
For additional information on Seller’s and IES Holdings’ obligations with respect to efforts to obtain regulatory approval, please read the section entitled “Transaction Agreement—Regulatory Efforts” beginning on page 55.
Conditions to Closing
Seller’s obligation to consummate the Acquisition is subject to (a) IES Holdings’ representations and warranties being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) IES Holdings having performed in all material respects the covenants and agreements required to be performed by it at or prior to the Closing and (c) Seller having received a certificate signed by a duly authorized officer of IES Holdings that the foregoing closing conditions have been satisfied.
IES Holdings’ obligation to consummate the Acquisition is subject to (a) Seller’s representations and warranties (other than in the Specified Fundamental Representations) being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) Seller’s Specified Fundamental Representations being true and correct in all respects, (c) IES Holdings having received a certificate signed by a duly authorized officer of Seller that the foregoing closing conditions have been satisfied and (d) the receipt by IES Holdings of duly executed copies of employment agreements with certain DBMG employees entered into concurrently with the Agreement, each of which shall not have been terminated by the employees party thereto prior to August 28, 2026.
Each party’s obligation to close the Acquisition is also conditioned on (a) the expiration of the waiting period applicable to the transaction under the HSR Act and (b) no order being issued by any governmental entity in the United States enjoining, restraining or otherwise preventing the consummation of the transaction (the “Regulatory Conditions”).
Additionally, each party’s obligation to close the Acquisition is also conditioned on this Information Statement being cleared by the SEC, or the time period for SEC comments having passed without the Company receiving any comments from the SEC, and sent to the Company’s stockholders in accordance with the terms of the Agreement and Regulation 14C of the Exchange Act at least 20 days prior to the Closing.
Termination
The Agreement provides that it may be terminated at any time prior to the Closing (a) by the mutual written consent of Seller and IES Holdings; (b) by either Seller or IES Holdings, if the Closing has not occurred by 5:00 p.m. (New York Time) on February 8, 2027 (the “Outside Date”); provided, however, that the Outside Date will be automatically extended to May 8, 2027 if either of the Regulatory Conditions has not been satisfied as of the Outside Date and further extended to August 8, 2027 if any of such conditions has not been satisfied as of the Outside Date as extended; (c) by any governmental entity of competent jurisdiction which has issued any order permanently
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enjoining, restraining or otherwise preventing the consummation of the Acquisition and such order has become final and nonappealable; or (d) by Seller or IES Holdings in the event that the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of the closing conditions related to the accuracy of such other party’s representations or the performance by it of its covenants and (ii) has not been cured in accordance with the Agreement or is incapable of being cured prior to the Outside Date; provided, that, a party shall not have the right to terminate the Agreement if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur.
No termination fee is payable by either party in connection with the termination of the Agreement.
Material U.S. Federal Income Tax Consequences
The sale of DBMG and its subsidiaries is generally expected to be treated as a taxable sale for U.S. federal income tax purposes, upon which we will recognize gain or loss. Pursuant to the 338 Election described in the section entitled “—338 Elections” beginning on page 58, the sale of DBMG will be treated as a sale of DBMG assets rather than a sale of stock for U.S. federal income tax purposes, and as a sale of assets of each DBMG subsidiary for such purposes with respect to which a 338 Election is made. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the transactions contemplated by the Agreement will include the amount of cash and stock received and the amount of liabilities (as determined for U.S. federal income tax purposes) deemed assumed or taken by IES Holdings.
We expect the transactions contemplated by the Agreement to result in the Company recognizing a significant net gain for U.S. federal income tax purposes, meaning we expect to incur a significant U.S. federal income tax liability from the transactions contemplated by the Agreement. The determination of how much tax we expect to incur is highly complex and is based in part upon facts that will not be known until completion of the transactions, contemplated by the Agreement.
Accounting Treatment of the Transactions
Under generally accepted accounting principles, upon completion of the transactions, we plan to add the proceeds from the transactions contemplated by the Agreement to our consolidated balance sheet, which we anticipate will result in recording a gain from the transactions.
Use of Proceeds
The Company intends to use all net proceeds from the transactions contemplated by the Agreement to reduce its outstanding indebtedness. Specifically, the Company expects to use the net cash proceeds from the transaction, contemplated by the Agreement, including any proceeds from sale of the Stock Consideration, to (a) repay the Company’s revolving credit agreement with MSD PCOF Partners IX, (b) mandatorily redeem the Company’s 10.500% Senior Secured Notes due 2027 within 15 days after receipt of such net cash proceeds and (c) following the indefeasible repayment and satisfaction in full in cash of all obligations under the 10.500% 2027 Senior Secured Notes and all other senior debt, apply remaining proceeds to its required offer to purchase the Company’s 9.5% Convertible Senior Secured Notes due 2027 at a price in cash equal to 100% of the principal amount thereof (unless earlier redeemed), together with accrued and unpaid interest, if any, to the date of purchase. The Company expects that obligations under the Amended and Restated Credit Agreement dated May 20, 2025, by and among DBMG, the lenders party thereto from time to time and UMB BANK, N.A., will be repaid or otherwise satisfied at or before the Closing, which will reduce the cash proceeds available.
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THE TRANSACTION AGREEMENT
This section describes the material terms of the Transaction Agreement (the “Agreement”), which was executed on August 7, 2026. The description of the Agreement in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Annex A to this Information Statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Agreement that is important to you. You are encouraged to read the Agreement carefully and in its entirety, because it is the legal document that governs the transactions.
Explanatory Note Regarding the Agreement
The Agreement and the description of the Agreement have been included to provide investors with information regarding the terms of the Agreement. It is not intended to provide any other factual information about the Company, DBM Holdco, DBMG, IES Holdings or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that will be filed with the SEC in connection with the Agreement and transactions. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, DBM Holdco, DBMG, IES Holdings or any of their respective subsidiaries, affiliates or businesses. The description of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.
Transaction Structure and Consideration
Pursuant to the Agreement, Seller will sell, and Merger Sub will purchase from Seller, all of the DBMG Common Stock of which Seller is the beneficial owner (the “Transferred Shares”) and immediately following the Acquisition, Merger Sub will merge with and into DBMG pursuant to Section 253 of the DGCL, with DBMG surviving the Merger.
Pursuant to the Agreement, in consideration for the Transferred Shares, Seller will be entitled to (a) an amount in cash equal to the Seller Cash Consideration, and (b) the Stock Consideration (as defined below).
The “Seller Cash Consideration” means an amount equal to (a) Seller’s pro rata share (obtained by dividing the number of Transferred Shares by the number of Fully Diluted Shares as of immediately prior to the Closing (each, as defined below) (the “Seller Pro Rata Share”) of the Purchase Price (as defined below), minus (b) $140,000,000, minus (c) the Intercompany Tax Balance Amount (as defined below), plus (d) the amount payable to Seller in consideration of the obligations of Seller in connection with the 338 Elections (as defined below) and the costs to be borne by Seller in connection with its performance of such obligations.
The “Purchase Price” means (a) the Base Purchase Price, subject to various potential adjustments set forth in the Agreement, including (b) the amount of cash and cash equivalents of DBMG and its subsidiaries as of 12:01 a.m. on the closing date of the Acquisition (the “Reference Time”), (c) the net working capital of DBMG and its subsidiaries as of the Reference Time as compared to the target working capital of $58,000,000, (d) certain indebtedness of
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DBMG and its subsidiaries, (e) certain transaction expenses payable by DBMG or its subsidiaries and (f) the net positive amount payable to DBMG by the Company under a tax sharing agreement between DBMG and the Company as of the Reference Time (the “Intercompany Tax Balance Amount”).
The “Stock Consideration” consists of IES Common Stock equal to the quotient of $140,000,000 divided by $649.69, rounded down to the nearest whole share.
At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of Merger Sub, Seller or any other stockholder of DBMG:
•any shares of DBMG Common Stock held, directly or indirectly, by IES Holdings or its subsidiaries or DBMG’s subsidiaries will remain outstanding as common stock of the surviving corporation;
•any shares of DBMG Common Stock held by DBMG (or held in DBMG’s treasury) prior to the effectiveness of the Merger will be canceled and retired and no consideration will be delivered in exchange therefor;
•subject to the terms of the Agreement, each share of DBMG Common Stock outstanding immediately prior to the effectiveness of the Merger (other than shares of DBMG Common Stock held by IES Holdings after giving effect to the Closing) will be converted into the right to receive an amount equal to the pro rata share of the Estimated Purchase Price (the “Other Holders Cash Consideration”), calculated by multiplying a fraction, the numerator of which is one and the denominator of which is the number of Fully Diluted Shares, by the Estimated Purchase Price;
•each share of common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the effectiveness of the Merger will be converted into one share of common stock of the surviving corporation; and
•each award under the Phantom Stock Plan outstanding immediately prior to the Effective Time will accelerate and vest and be converted into a right to receive the Other Holders Cash Consideration in accordance with the terms of the applicable award agreement.
Notwithstanding the foregoing, shares of DBMG Common Stock held by a holder who has made a proper demand for appraisal of such shares of DBMG Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (such shares, “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) will not be converted into or represent the right to receive the Other Holders Cash Consideration and the holder of such shares of DBMG Common Stock will be entitled to such rights with respect to the Dissenting Shares as are granted by the DGCL to a holder of Dissenting Shares.
The “Fully Diluted Shares” means the sum of (a) the aggregate number of DBMG Common Shares issued and outstanding as of immediately prior to the Closing, plus (b) the aggregate number of shares of DBMG Common Stock purchasable under or otherwise subject to any rights to acquire shares of DBMG Common Stock (in each case, whether or not immediately exercisable) outstanding as of such time (in each case, determined on an as-converted-to-Common Stock basis); provided, however, that the Fully Diluted Shares shall exclude (i) any shares of DBMG Common Stock held by DBMG (or held in DBMG’s treasury) or held, directly or indirectly, by any wholly owned subsidiary of DBMG and (ii) any awards outstanding under the Phantom Stock Plan.
The “Phantom Stock Plan” means the DBM Global Inc. Phantom Stock Plan, effective as of December 17, 2014, as amended by the Amendment to DBM Global Inc. Phantom Stock Plan, effective as of January 1, 2021.
Closing of the Transactions
Subject to the terms of the Agreement, the closing of the Acquisition (the “Closing”) will occur remotely via electronic exchange of signature pages at 10:00 a.m. New York time on the first business day of the next monthly
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accounting period after the satisfaction (or waiver) of the last closing condition remaining to be satisfied. Notwithstanding the foregoing, IES Holdings has the right to delay Closing to the first business day of the next quarterly accounting period if the last closing condition is satisfied or waived within the last 10 business days of a quarterly accounting period.
Purchase Price Adjustment
The Seller Cash Consideration is subject to adjustments as set forth in the Agreement. At the Closing, IES Holdings will pay, based on Seller’s good faith estimate of the Purchase Price (the “Estimated Purchase Price”), including an estimate of the Intercompany Tax Balance Amount, an amount equal to the Seller Cash Consideration minus (b) $5,000,000, the holdback amount. The Seller Cash Consideration will be finalized following the delivery of a closing statement after the Closing and, if necessary, resolution of any disputes through an independent accounting or consulting firm.
If, during the period between the signing of the Agreement and the earlier to occur of the Closing and the termination of the Agreement in accordance with its terms (the “Pre-Closing Period”), the outstanding shares of IES Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by IES Holdings during the Pre-Closing Period, or a record date with respect to any such event occurs during such period, then the Stock Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Agreement prior to such action.
Representations and Warranties
The Agreement contains representations and warranties of the Seller to IES Holdings, and by IES Holdings and Merger Sub to Seller, including, in the case of representations of warranties of Seller, regarding DBMG and its subsidiaries (the “Acquired Companies”). The assertions embodied in those representations and warranties were made solely for purposes of the Agreement and may be subject to important disclosures and qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement, including being qualified by disclosures in confidential disclosure schedules not reflected in the Agreement.
The Agreement contains representations and warranties of each of the Seller, and IES Holdings regarding, among other matters:
•organization and good standing;
•authority, execution and delivery, and enforceability;
•no conflicts and consents;
•litigation;
•capitalization; and
•financial statements;
The Agreement also contains representations and warranties of Seller regarding, among other matters:
•subsidiaries;
•required filings;
•surety bonds;
•orders; investigations;
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•compliance;
•absence of certain changes;
•taxes;
•title to properties;
•employee benefit plan;
•labor relations;
•intellectual property; data privacy;
•environmental matters;
•material contracts;
•significant customers and suppliers;
•permits;
•brokers;
•insurance;
•anti-corruption, sanctions, and import and export control legal requirements;
•bank accounts;
•investment intent; securities law matters;
•Company information statement;
•anti-takeover statutes;
•opinion to the Company’s board of the Company’s financial advisor;
•tangible personal property;
•inventory;
•accounts receivable;
•books and records; and
•related party transactions.
The Agreement also contains representations and warranties of IES Holdings regarding, among other matters:
•investment intent; securities law matters;
•sufficiency of funds;
•not being a foreign person;
•information supplied; and
•SEC filings.
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Material Adverse Effect
Certain of the representations and warranties in the Agreement are qualified by a “Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect). The Agreement provides that a “Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (an “Effect”) that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets (including intangibles) or results of operations of DBMG and its subsidiaries, taken as a whole. The Agreement expressly provides, however, that a Material Adverse Effect will not include or be deemed to result from any Effect, either alone or in combination with any other Effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following will be taken into account in determining whether there has been or will be a Material Adverse Effect) any of the following:
•any Effect generally affecting the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world in which the Acquired Companies have material operations, in each case including changes in interest or exchange rates, monetary policy or inflation;
•any Effect generally affecting the industries in which DBMG operates;
•any Effect, to the extent arising out of, resulting from or attributable to any “Exigency Event”, defined as:
o    any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, sabotage, cyberattacks, cyberterrorism, acts of foreign or domestic terrorism, or civil unrest or any worsening or escalation of such conditions; and
o    any pandemic, hurricane, flood, tornado, earthquake, or other natural disaster, weather-related events, force-majeure events, or other comparable events (including the COVID-19 pandemic), or any worsening or escalation of such conditions;
•any Effect, to the extent arising out of, resulting from or attributable to any action or omission taken or made by Seller or any of the Acquired Companies or its or their respective representatives in good faith to protect the well-being, condition, safety, prospects or value of Seller or the Acquired Companies or their respective representatives, properties, or assets in response to, in preparation for, or otherwise to address or minimize the effects of any Exigency Event;
•any change in law or change or prospective change in GAAP or in other accounting standards or any interpretation or enforcement thereof;
•any Effect, to the extent arising out of, resulting from or attributable to:
o    any change resulting or arising from the identity of, or any facts or circumstances relating to, IES Holdings or its affiliates;
o    the taking of any action (or the omission of any action) required or expressly permitted by the Agreement or any other transaction document or otherwise at the request or with the consent of IES Holdings;
o    any breach by IES Holdings or any of its affiliates of the Agreement or any other transaction document; or
o    any failure by the Acquired Companies to meet any estimates, expectations, budgets, projections or forecasts, whether or not published, internally prepared or provided to IES Holdings or any of its Representatives (but not the underlying causes of such failure to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect);
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provided, however, that any Effect referred to in the first, second, third, fourth and fifth bullet points (and any related sub-bullets) above may be taken into account in determining whether there has been or will be a Material Adverse Effect to the extent that such Effect has a material and disproportionate adverse impact on the Acquired Companies, taken as a whole, compared to other similarly situated businesses that operate in the industries in which the Acquired Companies operate (in which case, only the incremental material and disproportionate adverse impact may be taken into account in determining whether there has been or will be a Material Adverse Effect).
Operation of the Business
Under the Agreement, during the Pre-Closing Period, the Seller will use its reasonable best efforts to cause DBMG and its subsidiaries to conduct the business and operations of DBMG and its subsidiaries in the ordinary course consistent with past practice, and DBMG will use its reasonable best efforts to cause its subsidiaries to preserve substantially intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ current officers and employees and to preserve its and its subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other persons having business relationships with it.
Without limiting the foregoing, during the Pre-Closing Period, except (a) as required by any applicable legal requirement, order or governmental entity or by any contract to which DBMG or its subsidiaries is party or is bound, (b) as set forth in the confidential disclosure schedules, (c) as consented to by IES Holdings in writing (which consent may not be unreasonably withheld, delayed or conditioned) or (d) as required or otherwise expressly permitted by the Agreement or any other transaction document, Seller will cause DBMG and each of its subsidiaries not to:
•issue, deliver or sell any shares of its capital stock or other equity interests or any options, warrants, rights, securities convertible into or exchangeable for such capital stock or other equity interests, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (a) issuances, deliveries or sales of capital stock or other equity interests to Seller or DBMG or its subsidiaries or (b) pursuant to the exercise and/or the settlement of equity compensation awards in accordance with their terms;
•declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or other equity interests, in each case in other than any dividends or other distributions from DBMG or its subsidiaries;
•amend the organizational documents of DBMG or its subsidiaries in a manner adverse to IES Holdings;
•(a) split, combine, or reclassify any securities of DBMG or its subsidiaries, (b) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any securities of DBMG and its subsidiaries or (c) enter into any contract with respect to the voting of, any shares of its capital stock;
•(a) acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any material assets from any third party or (b) make any loans, advances or capital contributions to or investments in any person, in each case of clauses (a) and (b), valued, individually or in the aggregate, in the excess of $1,000,000;
•sell, transfer, lease, assign or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets or otherwise) any assets valued, individually or in the aggregate, in the excess of $1,000,000, including the capital stock or other equity interests in DBMG or its subsidiaries, except (a) transfers, assignments or sales by DBMG or its subsidiaries pursuant to contracts in effect on the date of the Agreement, (b) sale of inventory, equipment or other tangible assets that are no longer used or useful in the conduct of business of DBMG or its subsidiaries or (c) transfers between and among DBMG and its subsidiaries;
•sell, assign, transfer, exclusively license, allow to lapse or abandon any material intellectual property, other than in the ordinary course of business;
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•pledge, encumber or otherwise subject to a lien (other than a permitted lien) any of the material properties or assets of DBMG or its subsidiaries (including capital stock or other equity interests of DBMG or its subsidiaries);
•incur, assume or guarantee any indebtedness for borrowed money other than (a) indebtedness that will be repaid, settled, canceled or terminated prior to the Closing, (b) intercompany indebtedness between or among DBMG or its subsidiaries, (c) indebtedness to replace existing indebtedness (on substantially similar or better terms) that is maturing, expiring or otherwise terminating, (d) indebtedness incurred in the ordinary course of business under lines of credit or similar arrangements in existence as of the date of the Agreement, and (e) guarantees, performance bonds and other similar obligations incurred in the ordinary course of business in connection with new business ventures;
•(a) repurchase or prepay any indebtedness for borrowed money other than in accordance with the terms of any contract governing such indebtedness; (b) guarantee any indebtedness for borrowed money of another person; (c) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of DBMG or any of its subsidiaries; or (d) enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary of it), other than in connection with the financing of ordinary course trade payables consistent with past practice, in each case, other than any of the foregoing for which neither DBMG nor its subsidiaries will have any liability at the Closing;
•enter into any swap or hedging transaction or other derivative agreement, other than in the ordinary course of business;
•enter into or amend or modify in any material respect, waive or assign any material right under, or consent to the termination of (other than at its stated expiry date), any material contract other than in the ordinary course of business;
•enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership or alliance;
•enter into any new line of business outside the existing line of business of DBMG and its subsidiaries;
•terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;
•enter into any contract with any “related person” as defined in Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for (a) payment of compensation in the ordinary course of business pursuant to agreements in place on the date of the Agreement and (b) the issuance of equity pursuant to the exercise and/or the settlement of equity compensation awards in place as of the date of the Agreement in accordance with their terms;
•adopt or implement any stockholder rights plan or similar arrangement;
•make any loans or capital contributions to, or investments in, any Person (other than to or in any of DBMG and its subsidiaries), except for extensions of trade credit in the ordinary course of business;
•except (a) as required or permitted pursuant to the terms of any employee benefit plan maintained, sponsored or entered into by DBMG or its subsidiaries (each a “DBMG Benefit Plan”), or collective bargaining agreement as in effect as of the date of the Agreement, or (b) after January 1, 2027, as may be initiated by any of DBMG or its subsidiaries with respect to its employees generally in the applicable jurisdiction or geographic location in the ordinary course of business and in amounts consistent with past practice, (c) grant to any employee with the title of vice president or above any material increase in severance, change of control, retention or termination pay, (d) accelerate the time of payment or vesting of, the lapsing of restrictions or waiving of performance conditions with respect to, any material compensation
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or benefits under any material DBMG Benefit Plan or (e) enter into, terminate or materially amend any benefit plan that would be a DBMG Benefit Plan if in effect as of the date of the Agreement; provided, however, that the foregoing clauses (a), (b) and (c) may not restrict DBMG or its subsidiaries from providing, or making available to, employees who are newly hired or promoted based on job performance or workplace requirements (in each case in the ordinary course of business), compensation and benefit arrangements (including incentive grants) and benefit plans that are substantially consistent with the compensation and benefit arrangements (including incentive grants) and benefit plans previously provided to newly hired or promoted employees in similar positions;
•except for any actions related to any tax return of the Company’s consolidated group, or related to such consolidated group and which do not relate to DBMG or its subsidiaries, (a) make (inconsistent with past practice) or change any tax election, (b) change any method of accounting or any accounting period for tax purposes, (c) extend or waive the limitations period applicable to the assessment or collection of any tax, (d) settle or compromise any tax proceeding, (e) surrender any tax refund (or credit in lieu of a refund) or right to claim a tax refund (or credit in lieu of a refund), (f) file any amended tax return with respect to a pre-closing tax period, (g) enter into any closing agreement as described in Code Section 7121 of the Code (or any corresponding provision of any state or local legal requirement) or other agreement primarily related to taxes with any governmental entity, (h) pursue or enter into a voluntary disclosure process or agreement concerning taxes with any jurisdiction or (i) take any other action that could increase tax liability of DBMG or its subsidiaries or decrease any tax attributes of DBMG or its subsidiaries for any post-closing tax period;
•change any methods or principles of financial accounting used by DBMG or its subsidiaries, except as required by GAAP or other accounting standards (or any interpretation thereof) or the financial accounting standards board or any similar organization;
•release, compromise or settle any litigation for an amount in excess of $1,000,000; or any litigation which imposes any material restrictions on the operations of businesses of DBMG or its subsidiaries following the Closing (other than customary confidentiality, release and non-disparagement obligations);
•allow any insurance to lapse or not be renewed on substantially similar terms to those in place as of the date of the Agreement;
•(a) fail to keep in full force and effect any material permit required by any governmental entity for the continuing operation of the business, or (b) fail to file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any governmental entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit required by any governmental entity for the continuing operation of the business.
•adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•except as necessary to respond appropriately to an emergency, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than, and during the same time period set forth in, DBMG’s capital budget as set forth in the confidential disclosure schedules;
•implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would reasonably be expected to trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988;
•agree to waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of DBMG and its subsidiaries; or
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•commit or agree in writing to take any of the actions described above.
R&W Insurance
Under the Agreement, IES Holdings agreed to obtain a representations and warranties insurance policy (the “R&W Insurance Policy”). Once coverage has been incepted under the terms of the R&W Insurance Policy, IES Holdings may not, without the prior written consent of Seller, amend, modify or waive (or knowingly and intentionally allow any such provision to be amended, modified or waived) the subrogation waiver provision or the related third-party beneficiary provisions therein. Seller must also be provided with copies of any amendments, modifications or waivers to the R&W Insurance Policy. Each IES Related Person (as defined below) must use commercially reasonable efforts to pursue recovery under the R&W Insurance Policy to the extent the applicable losses are covered by such policy.
Seller has agreed to provide all cooperation reasonably requested by IES Holdings and its representatives in connection with obtaining and binding the R&W Insurance Policy on the terms set forth therein, including using commercially reasonable efforts to (a) furnish upon reasonable request of IES Holdings and its representatives any customary information related to DBMG and its subsidiaries that is reasonably required or requested in connection therewith, (b) execute and deliver to IES Holdings and its representatives any customary documents or materials that are reasonably required or requested in connection therewith and (c) provide any additional information within the possession or control of, the Seller or DBMG and its subsidiaries reasonably required to address, limit, or remove any conditional exclusions or modifications under the R&W Insurance Policy.
IES Holdings must use commercially reasonable efforts to pursue recovery under the R&W Insurance Policy to the extent covered losses are covered by such policy. The amount of any losses that any IES Related Person may be entitled to recover from Seller under the indemnification provisions of the Agreement will be reduced by the amount of any third-party proceeds or other payments actually received by such IES Related Person (net of recovery costs) from any third party, including under the R&W Insurance Policy.
Survival; Indemnification
Survival
Under the Agreement, the representations and warranties of Seller pertaining to organization and good standing, authority, execution and delivery, and enforceability; capitalization, subsidiaries, no conflict with organizational documents and brokers (collectively, the “Specified Fundamental Representations”) and the representations and warranties of Seller pertaining to tax matters will survive the Closing until the six-year anniversary of the date of the Closing (the “Closing Date”). The other representations and warranties will survive the Closing until the three-year anniversary of the Closing Date. None of the covenants and agreements that will be fully performed prior to the Closing will survive the Closing, except, in each case, for (a) those covenants and agreements contained in the Agreement that by their terms contemplate performance in whole or in part at or after the Closing and (b) the indemnification obligations set forth in the Agreement.
Indemnification By Seller
Together with DBM Holdco, Seller has agreed to, after the Closing (but subject to the survival periods described above), indemnify IES Holdings and certain persons related to IES Holdings (collectively, the “IES Related Persons”) for all losses incurred or sustained by, or imposed upon such IES Related Persons, directly or indirectly, whether or not due to a third-party claim, based upon, arising out of, with respect to, or by reason of the following:
•claim for breach of, misstatement, or misrepresentation or inaccuracy in any of the representations and warranties of Seller or any certifications made by or on behalf of Seller under any certificate delivered pursuant to the Agreement (except to the extent such certifications address the Specified Fundamental Representations) (the “General Representations”);
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•claim for breach of, misstatement, or misrepresentation or inaccuracy in any (a) of the Specified Fundamental Representations or (b) of the representations and warranties or certifications made by or on behalf of Seller under any certificate delivered pursuant to the Agreement to the extent such certifications address the Specified Fundamental Representations;
•any breach of the covenants or agreements made by or on behalf of Seller in the Agreement solely to the extent to be performed after the Closing;
•indemnified taxes; and
•claim with respect to fraud.
Seller is not required to indemnify the IES Related Persons with respect to claims of breach of, misstatement, or misrepresentation or inaccuracy in any of General Representations until the aggregate amount of all losses incurred by the IES Related Persons under the Agreement exceeds an amount (the “Retention Amount”) equal to (a) with respect to any claims made during the 12-month period after the Closing, $1,625,000, and (b) with respect to claims made after such 12-month period, (i) $1,300,000 minus (ii) the aggregate amount of losses incurred by the IES Related Persons during the initial 12-month period as to which Seller is required to indemnify the IES Related Persons pursuant to the Agreement.
The maximum aggregate indemnification obligation of Seller for losses incurred by the IES Related Persons with respect to the General Representations will not exceed the Retention Amount.
Except with respect to any claims related to fraud and breach of covenants, the cumulative aggregate liability of Seller will not exceed the Seller Pro Rata Share of the Base Purchase Price.
Exclusive Remedy
Following the Closing, the indemnification provisions set forth in the Agreement are the exclusive remedy for breaches of the Agreement by Seller, except for claims based on fraud, the remedy of specific performance, and certain indemnification obligations of Seller related to Seller’s registration rights.
Regulatory Efforts
Under the Agreement, Seller and IES Holdings will, and will cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the closing conditions to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions, including the taking of all steps as may be reasonably necessary to cause the waiting periods under the HSR Act to terminate, or to avoid an action or proceeding by, any governmental entity.
In furtherance of the foregoing, each of Seller and IES Holdings will (and will cause their respective affiliates to) file not more than ten (10) business days after the date of the Agreement (or such other date as Seller and IES Holdings may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act. The Company and IES Holdings each filed an HSR notification with the Federal Trade Commission and the Antitrust Division of the Department of Justice on August 21, 2026.
In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Agreement, or any other agreement contemplated by the Agreement, IES Holdings has agreed to use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and Seller has agreed to cooperate in all respects with IES Holdings and Merger Sub with respect to such efforts.
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IES Holdings has agreed not to, and not to permit any of its affiliates to, enter into transactions or agreements that would reasonably be expected to (a) give rise to an investigation under any antitrust law, (b) impose any delay in the obtaining of, or increase the risk of not obtaining, any consent or order of any governmental entity necessary to consummate the transactions contemplated by the Agreement or the expiration or termination of any applicable waiting period, (c) increase the risk of any governmental entity entering an Order prohibiting the consummation of the transactions contemplated by the Agreement or (d) delay the consummation of the transactions contemplated by the Agreement.
IES Holdings’ reasonable best efforts obligations do not require IES Holdings or Merger Sub or any of their affiliates to (a) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of DBMG, the surviving corporation in the Merger, the Company, Merger Sub or any of their respective Subsidiaries; (b) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of DBMG, the surviving corporation in the Merger, the Company, Merger Sub or any of their respective Subsidiaries in any manner; or (c) impose any restriction, requirement or limitation on the operation of the business or portion of the business of DBMG, the surviving corporation in the Merger, the Company, Merger Sub or any of their respective Subsidiaries unless such remedial actions would not collectively have an adverse effect that (A) is material to (x) IES Holdings and its subsidiaries, taken as a whole (excluding, for the avoidance of doubt, DBMG and its subsidiaries, taken as a whole) or (y) DBMG and its subsidiaries, taken as a whole, or (B) materially reduces the benefits reasonably expected to be derived from the transactions contemplated by the Agreement (including expected synergies) by IES Holdings. Additionally, no party is obligated to commit to take any remedial action that is requested or required by any governmental entity the consummation of which action is not conditioned on the consummation of the Closing.
Exclusivity
During the Pre-Closing Period, Seller has agreed not to, and to cause DBMG and its subsidiaries and its and their representatives not to, directly or indirectly, take any action to:
•solicit, initiate, knowingly facilitate (including by way of furnishing any non-public information) or knowingly encourage any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the stockholders of Seller, that constitutes, or would reasonably be expected to lead to, any acquisition proposal;
•enter into, continue or otherwise engage in discussions or negotiations with any third party with respect to any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the stockholders of DBMG, that constitutes, or would reasonably be expected to lead to, an acquisition proposal;
•provide non-public information or afford access to the business, properties, assets, books, or records of the DBMG or its subsidiaries to any third party in connection with any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the stockholders of DBMG, that constitutes, or would reasonably be expected to lead to, an acquisition proposal made by such third party;
•amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of DBMG or any of its subsidiaries;
•approve any transaction under, or any third party (other than IES Holdings or its affiliates) becoming an “interested stockholder” under, Section 203 of the DGCL;
•enter into any agreement in principle, letter of intent, memorandum of understanding, option agreement, partnership agreement, purchase agreement, merger agreement or other business combination agreement with respect to any acquisition proposal; or
•approve, authorize, agree or publicly announce any intention to do any of the foregoing.
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The terms set forth above will not restrict the ability of Seller or any of its subsidiaries (other than DBMG and its subsidiaries) to solicit proposals or offers relating to, engage in discussions or negotiations related to, make recommendations with respect to, approve agreements relating to or provide any information to any person relating to, or enter into any agreements relating to (or to effect) any transaction or series of transactions to acquire (a) some or all of the properties or assets of Seller or its subsidiaries (other than the properties, assets or equity interests of DBMG and its subsidiaries), (b) the equity of any subsidiary of Seller other than DBMG and its subsidiaries or (c) the equity of Seller and its subsidiaries (other than DBMG and its subsidiaries), except if the consummation of such transaction prior to the Closing would reasonably be expected to have an adverse effect on the ability of the parties to the Agreement to consummate the transactions contemplated by the Agreement and such transaction is not conditioned on the occurrence of the Closing.
ISRA Matters
IES Holdings and Seller have agreed, during the Pre-Closing Period, to, and to cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to cooperate with the obligations of DBMG and its subsidiaries in connection with certain requirements under the New Jersey Industrial Site Recovery Act (“ISRA”) and certain ISRA matters.
Employee Matters
For one year beginning on the Closing Date (or, if earlier, until the date of termination of employment of the relevant employee), IES Holdings will provide, or cause its affiliates (including DBMG and its subsidiaries) to provide, to each employee of DBMG or its subsidiaries who continues employment immediately following the Closing: (a) annual base salary or wages that are no less favorable than those in effect immediately prior to the Closing; (b) target annual cash bonus or other short-term target cash incentive opportunities (excluding retention, transaction or phantom stock bonuses) that are no less favorable than those in effect immediately prior to the Closing; (c) long-term incentive compensation opportunities (excluding equity incentives or phantom stock bonuses) that are no less favorable than those in effect immediately prior to the Closing; (d) severance benefits that are no less favorable than those set forth in the confidential disclosure schedules; and (e) retirement, welfare and employee benefits (excluding defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and phantom stock bonuses) that are no less favorable in the aggregate than those provided immediately prior to the Closing.
IES Holdings is also required to recognize each continuing employee’s prior service with DBMG and its subsidiaries for purposes of eligibility, vesting and benefit levels under any plans established or maintained following the Closing (subject to no duplication of benefits), and to maintain in effect the welfare benefit plans in which DBMG employees participate as of immediately prior to the Closing for a period of not less than one year following the date of the Closing, without any material reduction in the aggregate level of benefits provided thereunder.
From and after the Closing, IES Holdings and its affiliates will assume all liabilities and indemnify Seller and its affiliates against any losses arising out of: (a) any claims by any DBMG employee against Seller or its affiliates for statutory or common law notice of termination, pay in lieu of notice, severance pay or other separation benefits arising out of any change of control or change of employer resulting from the transactions contemplated by the Agreement, IES Holdings’ failure to continue the employment of any DBMG employee consistent with the Agreement, or any DBMG employee’s decision not to continue employment after the Closing; (b) any claims relating to the employment of any DBMG employee on or after the Closing Date asserted against Seller or its affiliates; and (c) any claims relating to the DBMG benefit plans asserted against Seller or its affiliates.
Seller and IES Holdings are each required to cooperate, and to cause their applicable affiliates to cooperate, to comply with all applicable information, consultation and bargaining obligations under applicable law and any collective bargaining agreement, and to use reasonable best efforts to satisfy any applicable consent requirements owed to any labor union, works council, labor organization or employee representative representing any employee of DBMG or its subsidiaries, or any applicable labor tribunal, in connection with the transactions contemplated by the Agreement. However, neither DBMG nor any of its subsidiaries is required to make any payment or provide any
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other consideration to secure any such consent and any failure to obtain such consent will not, by itself, affect whether the applicable closing condition has been satisfied.
DBMG and its subsidiaries will be solely responsible for (a) any liabilities arising under Section 4980B of the Code or similar applicable laws with respect to DBMG employees or former employees who cease to be employed by IES Holdings or its affiliates after the Closing Date, and (b) all cash incentive compensation (including sales commissions) payable to DBMG employees in respect of the fiscal year of Seller in which the Closing occurs, provided that the aggregate amount of cash incentive compensation actually paid by IES Holdings and its affiliates to DBMG employees shall not be less than the amount included in the working capital amount for purposes of the calculation of the Estimated Purchase Price and the Purchase Price.
D&O Indemnification and Insurance
IES Holdings has agreed, following the Closing, to cause DBMG and its subsidiaries to honor all obligations of the Acquired Companies to their respective directors and officers in respect of indemnification, exculpation from liabilities for acts and omissions, advancement expenses and other rights as provided for such directors and officers in the organizational documents of DBMG and its subsidiaries prior to the Closing. IES Holdings has agreed, prior to the Closing, to purchase a six-year prepaid directors’ and officers’ “tail” insurance policy at its sole cost and expense so long as the premium of such insurance policy does not exceed 250% of the most recent aggregate premium amount per annum for the current policies of directors’ and officers’ liability insurance currently maintained by Seller.
338 Elections
Under the Agreement, Seller and IES Holdings have agreed to make the election provided for in Section 338(h)(10) of the Internal Revenue Code of 1986 (the “Code”) with respect to the acquisition of DBMG and the elections under Code Sections 338(h)(10) or 338(g) with respect to DBMG’s subsidiaries, as applicable (such election with respect to DBMG or any particular DBMG subsidiary, a “338 Election” and together, the “338 Elections”). The election under Code Section 338(h)(10) will be made for all U.S. subsidiaries, and IES Holdings will have the option to make the election under Code Section 338(g) with respect to all other subsidiaries. Seller and IES Holdings are obligated to cooperate with each other and take all actions necessary and appropriate to effect and preserve a timely 338 Election.
In consideration of the obligations of Seller and the costs to be borne by Seller in connection with the 338 Elections, IES Holdings will pay Seller $35,000,000 in cash at the Closing.
Flagstaff Property Sale
IES Holdings has agreed to cause DBMG or its applicable subsidiary to pay Seller the net proceeds received from the sale of the property located at 5055 Ken Morey Dr., Bellemont, AZ, Flagstaff, AZ facility if the closing of such sale occurs within 180 days of the Closing (such amount, the “Flagstaff Property Sale Proceeds”). If the Company receives the Flagstaff Property Sale Proceeds, the Company intends to cause to be distributed to each recipient of Other Holders Cash Consideration such recipient’s equivalent pro rata share of such sale proceeds, and IES Holdings has agreed to use commercially reasonable efforts to cooperate with Seller, at Seller’s sole cost and expense, to engage the exchange agent used for the distribution of Other Holders Cash Consideration for such distribution.
Non-Competition; Non-Solicitation
Seller has agreed to not, for a five-year period commencing on the Closing Date, (a) engage in, or enter into any business arrangement with any person engaging in, any Restricted Business in any Restricted Territory or (b) acquire any equity interests in any person that engages directly or indirectly in the Restricted Business in the Restricted Territory in any capacity. The Agreement provides that “Restricted Business” means any business, enterprise or activity that is the same as, substantially similar to, or competitive with any business conducted by any DBMG or its subsidiaries as of the effectiveness of the Merger, including integrated structural and steel design,
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engineering, construction and fabrication services and sale of related products. The Agreement provides that “Restricted Territory” means each country, territory or jurisdiction in which DBMG or its subsidiaries (a) conducts or has, in the twenty-four (24) months prior to the effectiveness of the Merger has conducted, business operations, including the following countries where DBMG and its subsidiaries are incorporated: the United States, Canada, Australia, Singapore, the United Kingdom, Philippines, India, New Zealand and Panama, or (b) has or, in the twenty-four months prior to the effectiveness of the Merger, has had customers, in each case, as of the effectiveness of the Merger; provided that, if DBMG and its subsidiaries operate or have customers in more than one country comprising a regional economic union (including the European Union), the Restricted Territory includes all countries that are members of such union as of the effectiveness of the Merger. Notwithstanding the foregoing, Seller may (a) own, directly or indirectly, securities of any person directly engaged in the Restricted Business in a Restricted Territory traded on any national securities exchange if Seller is not a controlling person or (b) acquire or invest in any person or business, if such Person or business derived no more than 10% of its consolidated revenues (determined in accordance with GAAP) during the 12-month period preceding the date of such acquisition from a Restricted Business and divests itself of such competing business within 18 months after such acquisition.
Seller has also agreed not to, for a five-year period commencing on the Closing Date, directly or indirectly, hire or solicit any employee of DBMG or its subsidiaries; provided, however, that Seller is not restricted from (i) engaging in general solicitations to the public or general advertising not specifically targeted at the employees of DBMG and its subsidiaries, (ii) using a search firm, employment agency or other similar entity, not purposefully aimed at any employees of DBMG and its subsidiaries or (iii) hiring any employee whose employment has been terminated by employees of DBMG and its subsidiaries following the Closing (but only after at least one year has passed since the date of termination of employment).
Resale Registration
Under the Agreement, IES Holdings is required to use its commercially reasonable efforts to file a registration statement on Form S-3ASR (if eligible) promptly after the date on which IES Holdings files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026, or otherwise to file a registration statement on Form S-3 (or Form S-1, if Form S-3 is unavailable) with the SEC (the “Resale Registration”) as promptly as practicable following the Closing Date, in each case to register the resale by Seller of all Registrable Securities (as defined below). If the registration statement is not on Form S-3ASR, IES Holdings is required to use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable (but in any event no later than the 60th day after filing of the Resale Registration).
IES Holdings is required to use its commercially reasonable efforts to keep the Resale Registration continuously effective (including by filing a post-effective amendment or new registration statement if the Resale Registration expires) until the date the securities registered for resale no longer constitute Registrable Securities. If the SEC limits the number of shares permitted to be registered as a secondary offering, IES Holdings is required to register the maximum number permitted and to file a new registration statement covering any remaining unregistered Registrable Securities as soon as practicable thereafter.
The securities covered by registration rights, referred to as “Registrable Securities,” consist of the shares of IES Common Stock constituting the Stock Consideration and any other securities issued or issuable by IES Holdings to Seller with respect to the Stock Consideration by reason of any stock split, stock dividend, recapitalization, combination of shares, reclassification, merger, consolidation or other reorganization. Shares will cease to constitute Registrable Securities upon the earliest to occur of: (a) such shares having been sold pursuant to an effective registration statement; (b) such shares having been sold pursuant to Rule 144; (c) such shares becoming freely tradable without volume or manner-of-sale restrictions pursuant to Rule 144; or (d) such shares ceasing to be outstanding.
Piggyback Registration
At any time following the expiration of the Lock-Up Period (as defined below), if IES Holdings proposes to sell for its own account any shares of IES Common Stock or any other equity securities pursuant to an underwritten registered offering (subject to specified exceptions for Form S-4 or Form S-8 registrations, employee benefit plan
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registrations, Rule 145 transactions and registered debt conversions), IES Holdings is required to give Seller written notice of such proposed offering. Seller will then have the opportunity to include its Registrable Securities in such offering (a “Piggyback Registration”).
If the managing underwriter advises that the total amount of securities requested to be included in a Piggyback Registration exceeds the maximum offering size, securities will be included, up to the maximum offering size, in the following priority: (1) first, the securities that IES Holdings proposes to offer for its own account; and (2) second, on a pro rata basis, the Registrable Securities of Seller and any other securities requested to be included by any other person. IES Holdings has the right to terminate or withdraw any such offering at any time prior to pricing in its sole discretion.
Lock-Up
Pursuant to the Lock-Up Agreement, Seller will be subject to a lock-up restriction on the Stock Consideration for a period commencing on the Closing Date and ending on the date that is the earlier of (a) 60 days after the Closing Date and (b) the date that the Resale Registration is declared effective (the “Lock-Up Period”), subject to certain exceptions, including transfers to affiliates, distributions to equity holders, bona fide pledges and certain preparatory actions in connection with the sale of the shares. IES Holdings may, in its sole discretion, waive or shorten the Lock-Up Period.
Registration Expenses and Indemnification
All registration expenses incurred in connection with any registration under the Agreement will be paid by IES Holdings, including SEC and stock exchange fees, printing expenses, and fees and expenses of IES Holdings’ counsel and accountants. Seller will bear all underwriting discounts, selling commissions and securities transfer taxes applicable to the sale of Registrable Securities, and the fees and disbursements of any counsel, accountants or other advisors retained by Seller.
The Agreement provides for mutual indemnification between IES Holdings and Seller in connection with any registration statement. IES Holdings will indemnify Seller against losses arising from untrue statements of material fact or omissions in the registration statement or prospectus (except to the extent based on information furnished by Seller for use therein). Seller will indemnify IES Holdings against losses arising from untrue statements or omissions made in reliance upon and in conformity with written information furnished by Seller specifically for use in the registration statement or prospectus. In each case, the indemnifying party’s liability is capped at the net proceeds received by Seller from the sale of Registrable Securities pursuant to such registration statement.
Rule 144 Cooperation; Non-Assignment
IES Holdings is required to use commercially reasonable efforts to cooperate with any sale by Seller of Registrable Securities pursuant to Rule 144 or any other exemption under the Securities Act, including causing its transfer agent to remove restrictive legends within three trading days of a request from Seller (subject to receipt of customary representations, legal opinions and other documentation).
Seller is not permitted to assign its registration rights without IES Holdings’ prior written consent.
Conditions to Closing
General
Seller’s obligation to consummate the Acquisition is subject to (a) IES Holdings’ representations and warranties being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) IES Holdings having performed in all material respects the covenants and agreements required to be performed by it at or prior to the Closing and (c) Seller having received a certificate signed by a duly authorized officer of IES Holdings that the foregoing closing conditions have been satisfied.
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IES Holdings’ obligation to consummate the Acquisition is subject to (a) Seller’s representations and warranties (other than in the Specified Fundamental Representations), being true and correct, except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect, (b) Seller’s Specified Fundamental Representations being true and correct in all respects, (c) IES Holdings having received a certificate signed by a duly authorized officer of Seller that the foregoing closing conditions have been satisfied and (d) the receipt by IES Holdings of duly executed copies of employment agreements with certain DBMG employees entered into concurrently with the Agreement, each of which shall not have been terminated by the employees party thereto prior to August 28, 2026.
HSR Clearance
Each party’s obligation to close the transaction is also conditioned on the expiration of the waiting period applicable to the transaction under the HSR Act (the “HSR Clearance Condition”).
No Orders
Each party’s obligation to close the transaction is further conditioned on no order being issued by any governmental entity in the United States enjoining, restraining or otherwise preventing the consummation of the transaction (the “No Orders Condition”).
Company Information Statement
Each party’s obligation to close the transaction is also further conditioned on this Information Statement being cleared by the SEC, or the time period for SEC comments having passed without the Company receiving any comments from the SEC, and sent to the Company’s stockholders in accordance with the terms of the Agreement and Regulation 14C of the Exchange Act at least 20 days prior to the Closing.
Neither party may rely on the failure of any closing condition to be satisfied if such failure was caused by the other party’s failure to perform its covenants and agreements set forth in the Agreement.
Termination
The Agreement may be terminated at any time prior to the Closing:
•by mutual written consent of Seller and IES Holdings;
•by either Seller or IES Holdings if the Closing has not occurred by 5:00 p.m. New York time on February 8, 2027 (the “Outside Date”); provided, however, that the Outside Date will be automatically extended to May 8, 2027 if the HSR Clearance Condition or the No Orders Condition has not been satisfied as of the Outside Date and further extended to August 8, 2027 if any of such conditions has not been satisfied as of the Outside Date as extended;
•by either Seller or IES Holdings if any governmental entity of competent jurisdiction has issued any order permanently enjoining, restraining or otherwise preventing the consummation of the Acquisition and such order shall have become final and nonappealable; and
•by Seller or IES Holdings in the event that the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Agreement, which breach or failure to perform (a) would give rise to the failure to be satisfied of the closing conditions related to the accuracy of such other party’s representations or the performance by it of its covenants and (b) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, has not been cured prior to the earlier of (i) the date that is three business days prior to the Outside Date and (ii) 30 days following receipt by the non-breaching party of written notice of such breach or failure to perform stating the non-breaching party’s intention to terminate the Agreement; provided that Seller and IES Holdings shall not have the right to terminate the Agreement if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur.
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Upon termination, the Agreement will become void and have no effect, except for specified surviving provisions (including confidentiality and certain disclaimers and interpretive provisions) and in the event termination results from a Willful and Material Breach (as defined below) by a party of any covenant or agreement set forth in the Agreement. The Agreement provides that a “Willful and Material Breach” means, with respect to any agreement, covenant or obligation of a party in the Agreement or any other transaction document, an action or omission taken or omitted to be taken by such party in material breach of such agreement, covenant or obligation that (a) the breaching party takes (or fails to take) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement, covenant or obligation or (b) the breaching party takes (or fails to take) and should have known would result in a material breach of such agreement, covenant or obligation.
Enforcement
The Agreement provides that each party has the right to specific performance to prevent breaches of the Agreement. Prior to the Closing, to the extent any party to the Agreement brings any action, suit or other legal proceeding, in each case, before any court of competent jurisdiction to enforce the performance of the terms and provisions of the Agreement, the date by which the Closing must occur will be automatically extended by (a) the amount of time during which such action, suit or other legal proceeding is pending, plus 20 business days, or (b) such other time period established by the court of competent jurisdiction presiding over such action, suit or other legal proceeding.
Fees and Expenses
Except as otherwise provided in the Agreement, all fees and expenses incurred in connection with the transactions contemplated by the Agreement will be paid by the party incurring such fees or expenses; provided, that, all fees and expenses of DBMG and its subsidiaries prior to the Closing are Seller’s responsibility.
Amendment; Waiver
The Agreement may be amended, modified or supplemented by a written instrument signed on behalf of each of the parties to the Agreement.
At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Agreement or in any document delivered pursuant to the Agreement or (c) waive compliance with any of the agreements or conditions contained in the Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any breach of the Agreement will operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any party in exercising or enforcing any right, remedy or power will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.
Governing Law
The Agreement, and any action, suit or other legal proceeding arising out of or relating to the Agreement (including to enforce any provision of the Agreement), the transactions contemplated by the Agreement or the legal relationship of the parties to the Agreement (whether at law or in equity, whether in contract or in tort or otherwise), is governed in accordance with the laws of the State of Delaware, regardless of the choice of laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.
Further Assurances
The Agreement includes a further assurances covenant requiring the parties to take such additional actions and execute such additional documents as may be reasonably necessary to consummate the transactions contemplated by the Agreement and give effect to the Agreement.
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INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS
The Company’s executive officers and members of the Board have equity awards that may be impacted by the Transaction. The potential impact of the Transaction on such equity awards is identical in nature to the impact of the Transaction on the equity awards of employees of the Company who are not executive officers or members of the Board. In addition, the Company’s executive officers may be entitled to certain severance payments and benefits under the Severance Guidelines (as defined below) upon a qualifying termination of employment. The equity awards and severance arrangements applicable to the Company’s executive officers and members of the Board are described below.
The INNOVATE named executive officers included in the summary below are Paul K. Voigt, Interim Chief Executive Officer, and Michael J. Sena, Chief Financial Officer.
Severance Guidelines
On October 21, 2021, the Company adopted Executive Severance Guidelines (the “Severance Guidelines”), which provide for certain payments to be made to our named executive officers in the event they experience a qualifying termination of employment. The Severance Guidelines provide that upon termination of a named executive officer’s employment by the Company without Cause or by a named executive officer for Good Reason (as such terms are defined in the Severance Guidelines), such executive officer is entitled to (a) an amount equal to his or her annual base salary plus a pro-rated annual bonus (based on the amount such executive officer received in the prior year), (b) for the year of termination, payment of twelve months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, and (c) twelve months of outplacement services, subject to execution of a separation and release agreement. All payments are to be made in a single lump sum. In addition, the Severance Guidelines provide that a named executive officer will receive full vesting of any outstanding unvested equity awards and the exercise period for any applicable outstanding equity awards is extended to twelve months following his or her termination of employment (or the expiration date, if earlier).
For an estimate of the value of the severance payments and benefits that would be payable to each of INNOVATE’s named executive officers upon a qualifying termination under the Severance Guidelines, see the section entitled “—Quantification of Payments and Benefits to INNOVATE’s Named Executive Officers in Connection with the Transaction” below.
Second A&R 2014 Plan
Under the INNOVATE Corp. Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second A&R 2014 Plan”), unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, upon the occurrence of a Change in Control (as defined in the Second A&R 2014 Plan), each then-outstanding option and stock appreciation right will become fully vested and exercisable, and the restrictions applicable to each outstanding restricted stock award (“RSA”), restricted stock unit, performance compensation award and other stock based award will lapse and become fully vested (with any applicable performance goals deemed to have been achieved at a target level), except to the extent that a qualifying replacement award meeting the requirements of Section 13(b) of the Second A&R 2014 Plan is provided to the applicable participant. The vesting of a replacement award will only accelerate in connection with the Change in Control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such Change in Control.
The consummation of the transactions contemplated by the Agreement will constitute a Change in Control under the Second A&R 2014 Plan. Under Section 13(b) of the Second A&R 2014 Plan, an award qualifies as a replacement award if it (a) is of the same type as the replaced award, (b) has a value at least equal to the value of the replaced award, (c) relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity affiliated with the Company or its successor following the Change in Control, (d) has tax consequences to the applicable participant that are not less favorable than the tax consequences of the replaced award and (e) has other terms and conditions that are not less favorable to the applicable participant than the terms
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and conditions of the replaced award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). The determination of whether the foregoing conditions are satisfied is to be made by the Compensation Committee of the Board (the “Compensation Committee”), as constituted immediately before the Change in Control, in its sole discretion. The Compensation Committee expects to determine, prior to the closing of the Transaction, that the existing INNOVATE equity awards satisfy the requirements of Section 13(b) of the Second A&R 2014 Plan and will be continued as qualifying replacement awards. Accordingly, the vesting of such replacement awards will not accelerate solely as a result of the Change in Control, but will only accelerate upon the occurrence of an Involuntary Termination (as defined in the Second A&R 2014 Plan) of the applicable participant within two years following the Change in Control.
Under the Second A&R 2014 Plan, no participant is entitled to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Code that may be incurred in connection with awards under the Second A&R 2014 Plan.
For an estimate of the amounts that would become payable to each of INNOVATE’s named executive officers at the closing of the Transaction under the default provisions of the Second A&R 2014 Plan as in effect as of the date of this Information Statement, see the section entitled “—Quantification of Payments and Benefits to INNOVATE’s Named Executive Officers in Connection with the Transaction” below. The estimated aggregate amount that would become payable to the four non-employee directors in respect of their unvested INNOVATE equity awards under the default provisions of the Second A&R 2014 Plan as in effect as of the date of this Information Statement if the Closing were to occur on August 21, 2026, is $362,883. The foregoing amount was determined using equity awards outstanding as of August 21, 2026, and a price per share of INNOVATE common stock of $7.55. This amount does not attempt to forecast any additional equity award grants, vestings or forfeitures that may occur prior to the Closing following the date of this Information Statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be realized by INNOVATE’s non-employee directors may materially differ from the amount set forth above. Additionally, as described above, the Compensation Committee expects to determine, prior to the closing of the Transaction, that the existing INNOVATE equity awards satisfy the requirements of Section 13(b) of the Second A&R 2014 Plan and will be continued as qualifying replacement awards, in which case the vesting of the equity awards held by each of INNOVATE’s named executive officers and non-employee directors will not accelerate solely as a result of the Change in Control.
Quantification Of Payments And Benefits To Innovate’s Named Executive Officers In Connection With The Transaction

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers that is based on or that otherwise relates to the Transaction. The table below sets forth, for the purposes of this Transaction-related compensation disclosure, the amount of payments and benefits that each INNOVATE named executive officer would receive, using the following assumptions:
•the relevant price per share of INNOVATE Common Stock is $7.55 per share, which is the average closing market price of the Company’s common stock over the first five business days following the first public announcement of the transactions;
•the closing date of the Transaction is August 21, 2026, which is the assumed date of the closing of the Transaction solely for purposes of the disclosure in this golden parachute compensation disclosure;
•each of Messrs. Voigt and Sena experiences a qualifying termination under the Severance Guidelines, in each case upon or immediately following the assumed closing of the Transaction on August 21, 2026;
•Messrs. Voigt and Sena’s base salaries are those in effect as of August 21, 2026;
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•Messrs. Voigt and Sena receive a prorated annual bonus based on the amount of annual bonus received in fiscal year 2025;
•INNOVATE equity awards that are outstanding as of August 21, 2026; and
•the value of INNOVATE equity awards are calculated in accordance with the default provisions of the Second A&R 2014 Plan as in effect as of the date of this Information Statement; however, as described above, the Compensation Committee expects to determine, prior to the closing of the Transaction, that the existing INNOVATE equity awards will be continued as qualifying replacement awards, in which case the equity values reflected in the table would not become payable solely upon the closing of the Transaction but would instead only become payable upon the occurrence of an Involuntary Termination within two years following the Change in Control.
The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this Information Statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.
The calculations in the table do not include amounts that the named executive officers were already vested in as of the date of this Information Statement. These amounts also do not reflect compensation actions that may occur after the date of this Information Statement but before the Closing (including any additional equity award grants, vestings or forfeitures that may occur after the date of this Information Statement but before the Closing).
The following table, footnotes and discussion describe single and double-trigger benefits for the named executive officers. For purposes of this discussion, “single-trigger” refers to benefits that arise solely from the closing of the Transaction and “double-trigger” refers to benefits that require two conditions, namely, the closing of the Transaction and a qualifying termination following such closing.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Paul Voigt	1,351,690	1,196,008	36,754	2,584,452
Michael Sena	823,425	272,862	90,880	1,187,167

(1) Cash. The cash amounts represent severance payments payable pursuant to the Severance Guidelines and equal the sum of the following: (a) an amount equal to the named executive officer’s annual base salary and (ii) a pro-rated annual bonus based on the amount such named executive officer received in the prior year, subject to execution of a separation and release agreement. The pro-rated annual bonus is calculated by reference to the total value of the fiscal year 2025 annual bonus, which was granted solely in equity (consisting of RSAs and stock options) for Mr. Voigt and in a combination of cash and RSAs for Mr. Sena. All cash amounts are “double-trigger.”

Named Executive Officer	Cash Severance ($)	Prorated Annual Bonus ($)
Paul Voigt	$500,000	$851,690
Michael Sena	$600,000	$223,425

(2) Equity. As described above in the section of this Information Statement entitled “—Second A&R 2014 Plan,” under the default provisions of the Second A&R 2014 Plan as in effect as of the date of this Information Statement, at the Closing, each then-outstanding option will become fully vested and exercisable and the restrictions applicable to each outstanding RSA will lapse and such RSA will become fully vested. The amounts shown in this column represent the value of INNOVATE options and RSAs held by Messrs. Voigt and Sena, calculated in accordance with the default provisions of the Second A&R 2014 Plan as in effect as of the date of this Information Statement, which provide for “single-trigger” vesting treatment. As described above, the Compensation Committee expects to determine, prior to the closing of the Transaction, that the existing INNOVATE equity awards will be continued as
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qualifying replacement awards, in which case the equity awards held by Messrs. Voigt and Sena will instead be subject to “double-trigger” vesting treatment and will only accelerate upon the occurrence of an Involuntary Termination within two years following the Change in Control.

Named Executive Officer	INNOVATE Options ($)	INNOVATE RSAs ($)
Paul Voigt	188,000	$1,008,008
Michael Sena	—	272,862

(3) Perquisites/Benefits. The amounts represent the estimated value of benefits payable pursuant to the Severance Guidelines upon a qualifying termination, consisting of (a) an amount equal to twelve (12) months of the monthly employer contribution to the applicable COBRA health care benefits, if the named executive officer is eligible for and timely elects COBRA continuation coverage, and (b) outplacement services suitable to the named executive officer’s position for a period of twelve (12) months following the date of the qualifying termination, in each case subject to execution and non-revocation of a release of claims. These benefits are “double-trigger.”

Named Executive Officer	COBRA Reimbursement ($)	Outplacement Services ($)
Paul Voigt	26,754	10,000
Michael Sena	80,880	10,000

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NO DISSENTERS’ RIGHTS
Holders of capital stock of the Company do not have appraisal rights or dissenters’ rights under applicable law or contractual appraisal rights under the Charter in connection with the Acquisition.
Holders of DBMG Common Stock may make a proper demand for appraisal under Section 262 of the DGCL in connection with the Merger. If any holder of DBMG Common Stock opts to exercise their appraisal rights, such holder’s shares of DBMG Common Stock will be entitled to such rights with respect to the Dissenting Shares as are granted by the DGCL.
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INFORMATION ABOUT THE COMPANY
INNOVATE Corp.
295 Madison Avenue, 12th Floor
New York, NY 10017
(212) 235-2691
The Company operates a diverse portfolio of subsidiaries across three core sectors: Infrastructure, Life Sciences and Spectrum. The Company employs approximately 3,700 people across its subsidiaries. The Company is currently pursuing highly substantial asset dispositions, including the Transaction and the Spectrum Merger. The Company has also made substantial changes to its debt arrangements and other liabilities and expects to make further changes. These ongoing actions will substantially alter the Company’s business, prospects, cash flow, results of operations and financial position going forward and all information herein should be evaluated in light of these changes, and potential changes.
INNOVATE Common Stock is listed on the New York Stock Exchange under the symbol “VATE”.
Security Ownership of Certain Beneficial Owners and Management of the Company
On August 7, 2026, there were (a) 13,641,866 shares of Common Stock outstanding and entitled to vote, (b) 6,125 shares of Series A-3 Preferred Stock, equal to 311,475 shares of Common Stock on an as-converted basis and (c) 1,937 shares of Series A-4 Preferred Stock, equal to 67,673 shares of Common Stock on an as-converted basis. Therefore, as of the record date, there were a total of 14,021,014 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
Security Ownership of the Company by Certain Beneficial Owners
Except as otherwise indicated, the following table sets forth, as of August 7, 2026, certain information as to the beneficial ownership of the Common Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options or warrants or conversion of the Preferred Stock), that are exercisable or convertible as of, and within 60 days from August 7, 2026, within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (a) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (b) each director, (c) each named executive officer and (d) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of August 7, 2026, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers, other than Mr. Glazer, is c/o INNOVATE Corp., 295 Madison Avenue, 12th Floor, New York, NY 10017. Mr. Glazer’s address is c/o Woods Oviatt Gilman LLP, 1900 Bausch & Lomb Place, Rochester, NY 14604.
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	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock on a stand-alone basis (1)	Number of Shares of Outstanding Series A-3 Preferred Stock Beneficially Owned (2)	Percentage of Series A-3 Preferred Stock (2)	Number of Shares of Outstanding Series A-4 Preferred Stock Beneficially Owned (3)	Percentage of Series A-4 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Name and Address of Beneficial Owner
Lancer Capital LLC and its affiliates (4) c/o Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, NY 14604	6,836,571	49.9%	-	-%	-	-%	48.6%
Jill Glazer (4) c/o Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, NY 14604	6,836,571	49.9%	-	-%	-	-%	48.6%
Percy Rockdale LLC and its affiliates (5) 595 Madison Avenue, 29th Floor New York, NY 10022	882,100	6.3%	6,125	100.0%	1,937	100.0%	6.3%
Whitefort Capital Management, LP (6) 12 East 49th Street, 40th Floor New York, NY 10017	1,095,696	7.8%	-	-%	-	-%	7.6%
Jefferies LLC (7) 520 Madison Ave. New York, NY 10022	700,802	5.1%	-	-%	-	-%	5.0%
Nut Tree (8) 55 Hudson Yards, 22nd Floor, New York, NY 10001	756,863	5.3%	-	-%	-	-%	5.1%

Directors, Nominees, Named Executive Officers and Executive Officers and Directors as a group
Paul K. Voigt (9)	958,427	6.9%	-	-	-	-	6.7%
Michael J. Sena (10)	133,715	1.0%	-	-	-	-	1.0%
Avram A. Glazer (4)	6,836,571	49.9%	-	-	-	-	48.6%
Warren H. Gfeller	67,703	*	-	-	-	-	*
Brian S. Goldstein	48,983	*	-	-	-	-	*
Amy M. Wilkinson	46,904	*	-	-	-	-	*
All executive officers and directors as a group (6 people) (11)	8,092,303	57.7%	-	-	-	-	56.2%

* Less than 1% of the outstanding Common Stock.

(1)     Shares of Common Stock of which a person has the right to acquire beneficial ownership within 60 days from August 7, 2026, are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)     As of August 7, 2026, each outstanding share of Series A-3 Preferred Stock is convertible into approximately 50.8531 shares of Common Stock. The shares of Series A-3 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-3 Preferred Stock stated in these columns reflect ownership of shares of Series A-3 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-3 Preferred Stock at this ratio.

(3)     As of August 7, 2026, each outstanding share of Series A-4 Preferred Stock is convertible into approximately 34.9370 shares of Common Stock. The shares of Series A-4 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-4 Preferred Stock stated in these columns reflect ownership of shares of Series A-4 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-4 Preferred Stock at this ratio.

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(4)     Based on a Schedule 13D filed with the SEC on April 23, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on May 15, 2020, Amendment No. 2 to Schedule 13D filed with the SEC on June 8, 2020, Amendment No. 3 to Schedule 13D filed with the SEC on June 17, 2020, Amendment No. 4 to Schedule 13D filed with the SEC on September 10, 2020, Amendment No. 5 to Schedule 13D filed with the SEC on November 30, 2020, by Lancer Capital and Avram A. Glazer, Amendment No. 6 to Schedule 13D filed with the SEC on December 2, 2020, by Lancer Capital and Avram A. Glazer, Amendment No. 7 to Schedule 13D (“Amendment No. 7”) filed with the SEC on March 18, 2021, by Lancer Capital, Avram A. Glazer, and the Avram Glazer Irrevocable Exempt Trust (the “Trust”), Amendment No. 8 to Schedule 13D filed with the SEC on April 27, 2021, by Lancer Capital, Avram A. Glazer and the Trust, Amendment No. 9 to Schedule 13D filed with the SEC on July 7, 2021, by Lancer Capital, Avram A. Glazer and the Trust, Amendment No. 10 to Schedule 13D filed with the SEC on May 20, 2022, by Lancer Capital, Avram A. Glazer, and the Trust, Amendment No. 11 to Schedule 13D filed with the SEC on May 27, 2022, by Lancer Capital, Avram A. Glazer and the Trust, the Trust, and Amendment No. 12 to Schedule 13D filed with the SEC on April 1, 2024, by Lancer Capital, Avram A. Glazer and the Trust, Amendment No. 13 to Schedule 13D filed with the SEC on June 18, 2024, by Lancer Capital, Avram A. Glazer and the Trust, and Amendment No. 14 to Schedule 13D filed with the SEC on December 18, 2024, by Lancer Capital, Avram A. Glazer, Jill Glazer, the Trust, the KAG Irrevocable Exempt Trust (“KAG Trust”) and the LHG Irrevocable Exempt Trust (“LHG Trust”). Avram A. Glazer is the sole owner of Lancer Capital, and in such capacity may be deemed to beneficially own the shares held of record by Lancer Capital, and Mr. Glazer is the Trustee of the Trust, and in such capacity may be deemed to beneficially own the shares held of record by Lancer Capital and the Trust, and Mrs. Glazer is the Trustee of both the KAG Trust and the LHG Trust, and in such capacity may be deemed to beneficially own the shares held of record by the KAG Trust and LHG Trust.

According to the filings, and adjusted subsequent to these filings for RSAs issued to Mr. Glazer and the exchange of the principal amount of the Company’s 7.5% Convertible Senior Notes due 2026 for new 9.5% Convertible Senior Notes due 2027 held by Lancer as well the PIK interest thereon. Includes (i) 2,211,805 shares of Common Stock owned of record by Lancer Capital (excluding 57,734 shares of Common Stock issuable upon conversion of $2.4 million principal amount of the Company’s 9.5% Convertible Senior Notes due 2027), (ii) 2,097,902 shares of Common Stock owned of record by the LHG Trust, (iii ) 2,097,902 shares of Common Stock owned of record by the KAG Trust (iv) 317,244 shares of Common Stock owned of record by the Trust, (v) and 53,984 shares of Common Stock owned of record by Mr. Glazer.

(5)     Based on a Schedule 13D filed with the SEC on January 27, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on February 18, 2020, Amendment No. 2 to Schedule 13D filed with the SEC on April 6, 2020, Amendment No. 3 to Schedule 13D filed with the SEC on May 14, 2020, Amendment No. 4 to Schedule 13D filed with the SEC on November 25, 2020, Amendment No. 5 to Schedule 13D filed with the SEC on December 10, 2020, Amendment No. 6 to Schedule 13D filed with the SEC on December 16, 2020, Amendment No. 7 to Schedule 13D filed with the SEC on March 30, 2021 by Percy Rockdale LLC, Rio Royal LLC, MG Capital Management Ltd. and Michael Gorzynski, Amendment No. 8 to Schedule 13D filed with the SEC on July 2, 2021, Amendment No. 9 to Schedule 13D filed with the SEC on June 14, 2022, and Amendment No. 10 to Schedule 13D/A filed with the SEC on January 4, 2023, by Percy Rockdale LLC (“Percy Rockdale”), Rio Royal LLC (“Rio Royal”), MG Capital Management Ltd. (“MG Capital Management”, and, together with Percy Rockdale and Rio Royal, the “MG Reporting Persons”), Michael Gorzynski, Continental General Insurance Company (“CGIC”), Continental LTC, Inc. (“CLTC”), Continental Insurance Group, Ltd. (“CIG”) and Continental General Holdings LLC (“CGH” and together with CGIC, CLTC and CIG, the “Continental Reporting Persons”) and the terms of the Company’s Series A-3 and A-4 Convertible Participating Preferred Stock.

According to the filings, and adjusted for payment of the accreted value described below and certain preliminary anti-dilution adjustments made to the Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock as described below and adjusted for the exchange of shares of Series A-4 Preferred Stock for debt as described below, (i) Percy Rockdale beneficially owns 874,022 shares of Common Stock, (ii) Rio Royal beneficially owns 2,447 shares of Common Stock, (iii) CGIC may be deemed to beneficially own 379,148 shares of Common Stock consisting of (A) 6,125 shares of Series A-3 Convertible Preferred Stock, which are convertible, at a conversion price of $23.63 per share, into 311,475 shares of Common Stock and (B) 1,937 shares of Series A-4 Convertible Preferred Stock, which are convertible, at a conversion price of $34.40 per share, into 67,673 shares of Common Stock, and (iv) Mr. Gorzynski may be deemed to beneficially own 882,100 shares of Common Stock, consisting of (A) the shares of Common Stock beneficially owned by Percy Rockdale, (B) the shares of Common Stock beneficially owned by Rio Royal, (C) the shares of Common Stock deemed to be beneficially owned by CGIC, and (D) 5,631 shares of Common Stock previously granted to Mr. Gorzynski personally as a director of the Company that had previously vested.

According to the filings, MG Capital Management may be deemed to beneficially own the shares of Common Stock held by Rio Royal, each of CLTC, CIG and CGH may be deemed to beneficially own the shares of Common Stock beneficially owned by CGIC and Mr. Gorzynski may be deemed to beneficially own the shares of Common Stock held by each of Percy Rockdale, Rio Royal and CGIC. According to the filings, CLTC may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC, CIG may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC, CGH may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC and Mr. Gorzynski may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC. CGH, CIG, CLTC, CGIC and Mr. Gorzynski have shared voting and dispositive power over the shares of Series A-3 and Series A-4 Convertible Preferred Stock directly held by CGIC.

Subsequent to the filing of the Schedule 13D, upon the exchange of the Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) for the Series A-3 Convertible Preferred Stock, the Company paid in cash the accreted value of the Series A Preferred Stock, resulting in a reduction of the number of shares of Common Stock into which the Series A-3 Preferred Stock is convertible by 2,364. Subsequent to the filing of the Amendment No. 10 to Schedule 13D/A filed with the SEC on January 4, 2023, as a result of the rights offering in 2024 and a concurrent private placement at INNOVATE in 2024, and the reverse stock split in 2024, and due to the anti-dilution provisions contained in the terms of the Series A-3 Preferred Stock and Series A-4 Preferred Stock, the conversion price of the Series A-3 Preferred Stock and the conversion price of the Series A-4 Preferred Stock were adjusted. Additionally, on August 4, 2025, the accrued value of 8,063 shares of Series A-4 Preferred Stock of the Company held by CGIC, was exchanged for an additional principal amount of debt with CGIC.

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(6)     Based on a Schedule 13G/A filed with the SEC on November 14, 2025 by Whitefort Capital Management, LP, David Salanic and Joseph Kaplan, and the terms of the Company’s 9.5% Convertible Senior Notes due 2027. The reporting persons have shared voting and dispositive power with respect to, and beneficially own 1,095,696 shares, including 743,000 shares of Common Stock owned of record by Whitefort Capital Management, LP, and 352,696 shares of Common Stock issuable upon conversion of $14.9 million principal amount of the Company’s 9.5% Convertible Senior Notes due 2027.

(7)      Based on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation, Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2022 by Jefferies LLC, Jefferies Group LLC and Jefferies Financial Group Inc., and Amendment No. 2 to Schedule 13G filed with the SEC on November 13, 2024 by Jefferies LLC and Jefferies Financial Group Inc. According to the filings, Jefferies LLC and Jefferies Financial Group Inc., have shared voting and dispositive power with respect to, and beneficially own, 700,802 shares of Common Stock.

(8)     Includes 756,863 shares of Common Stock issuable upon conversion of $32.0 million principal amount of the Company’s 9.5% Convertible Senior Notes due 2027.

(9)     Includes 200,000 of vested stock options and 100,000 stock options that will vest and become non-forfeitable on September 15, 2026 (subject to continued service with the Company through such vesting date).

(10)     Includes 17,733 vested stock options and includes 20,565 of unvested RSAs, of which (i) 4,315 will vest and become non-forfeitable on March 13, 2027, (ii) 11,934 will vest and become non-forfeitable on March 14, 2027, and (iii) 4,316 which will vest and become non-forfeitable on March 13, 2028 (subject to continued service with the Company through such vesting dates).

(11)     Includes 217,733 of vested stock options and 100,000 stock options that will vest and become non-forfeitable on September 15, 2026 (subject to continued service with the Company through such vesting date). Also includes 57,734 shares of Common Stock issuable upon conversion of $2.4 million principal amount of the Company’s 9.5% Convertible Senior Notes due 2027.
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INFORMATION ABOUT IES HOLDINGS
IES Holdings
13131 Dairy Ashford Rd., Suite 500
Sugar Land, Texas 77478
(713) 860-1500

IES Holdings designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing and commercial and industrial facilities.
IES Common Stock is listed on the Nasdaq under the symbol “IESC”.
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INFORMATION ABOUT DBMG
DBMG
3020 E. Camelback Rd., Suite 100
Phoenix, AZ 85016
(602) 257-7838

DBMG is focused on delivering world-class, sustainable value to its clients through a highly collaborative portfolio of companies which provide better designs, more efficient construction and superior asset management solutions. DBMG offers integrated steel construction services from a single source and professional services which include design-assist, design-build, engineering, detailing, BIM co-ordination, steel modeling/detailing, fabrication, rebar detailing, advanced field erection, project management and state-of-the-art steel management systems. Major market segments include commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed use and retail, industrial, public works, bridges, transportation and international projects. DBMG, which is headquartered in Phoenix, Arizona, has operations in the United States, Australia, Canada, India, New Zealand, the Philippines and the United Kingdom.
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HOUSEHOLDING
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of this Information Statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Information Statement, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Information Statement for your household, please contact us at:
INNOVATE Corp.
295 Madison Avenue, 12th Floor
New York, NY 10017
(212) 235-2691
If you participate in householding and wish to receive a separate copy of this Information Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact us as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Information Statement or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our stock sharing an address.

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WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, who file electronically with the SEC. The address of that site is www.sec.gov.
You may also consult our website for more information concerning the transactions described in this Information Statement. Our website is https://innovatecorp.com. The information contained on our website and the SEC (except for the filings described below) is expressly not incorporated by reference into this Information Statement.
In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Information Statement, except for any information that is superseded or updated by information included directly in this Information Statement.
This Information Statement incorporates by reference the documents listed below that the Company has previously filed with the SEC. They contain important information about the Company, its financial condition and other matters.
•Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026.
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2026;
•Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;
•Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 10, 2026, March 31, 2026, April 6, 2026, June 1, 2026, June 11, 2026, July 8, 2026, August 3, 2026, August 10, 2026 and August 18, 2026; and
•The section titled “Risk Factors—Risks Related to Our Common Stock” in the Prospectus Supplement, filed with the SEC pursuant to Rule 424(b)(5) on August 10, 2026.
This Information Statement incorporates by reference the documents filed below that IES Holdings, Inc. has previously filed with the SEC.
•Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 21, 2025;
•the information specifically incorporated by reference into the IES Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 2025, from the IES Holdings, Inc. definitive proxy statement on Schedule 14A, filed with the SEC on January 7, 2026;
•Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 31, 2026.
•Current Reports on Form 8-K filed with the SEC on February 20, 2026, July 31, 2026 and August 11, 2026.
In addition, we incorporate by reference any future filings we or IES Holdings make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this Information Statement and prior to the Closing Date. Such documents are considered to be a part of this Information Statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
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You may obtain any of the documents referred to above from the SEC, through the SEC’s website or from INNOVATE or IES Holdings, as applicable, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to this Information Statement,by requesting them in writing or by telephone at the following addresses:

INNOVATE Corp. Attn: Corporate Secretary 295 Madison Avenue, 12th Floor New York, NY 10017 (212) 235-2691	IES Holdings, Inc. Attn: Investor Relations 13131 Dairy Ashford Rd., Suite 500, Sugar Land, Texas 77478 (713) 860-1500
General information about INNOVATE, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://innovatecorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this Information Statement and is not a part of this Information Statement.
General information about IES Holdings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through IES Holdings’ website at https://ies-corporate.com. Information on IES Holdings’ website is not incorporated into this Information Statement and is not a part of this Information Statement.
Neither INNOVATE nor IES Holdings have authorized anyone to give any information or make any representation about the transactions described in this Information Statement, INNOVATE or IES Holdings that is different from, or in addition to, the information contained in this Information Statement or in any of the materials that have been incorporated by reference into this Information Statement. Therefore, if anyone distributes any such information, you should not rely on it. The information contained in this Information Statement speaks only as of the date of this Information Statement or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.
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Annex A

TRANSACTION AGREEMENT
by and between
IES Holdings, Inc.,
a Delaware corporation
IES Merger Sub, Inc.,
a Delaware corporation
 DBM Global Intermediate Holdco Inc.,
a Delaware corporation
and
Innovate Corp.
a Delaware corporation

Dated as of August 7, 2026

Table of Contents

-i-

-ii-

-iii-

-iv-

Exhibits
Exhibit A    Certain Definitions
Exhibit B    Certificate of Incorporation of the Surviving Corporation
Exhibit C    Accounting Principles
Exhibit D    Sample Working Capital Statement
Exhibit E    Form of R&W Insurance Policy
Exhibit F    Form of Lock-Up Agreement
Exhibit G    Key Employees
Exhibit H    Allocation Schedule

-v-

Transaction Agreement
This Transaction Agreement (this “Agreement”) is made and entered into as of August 7, 2026, by and among IES Holdings, Inc., a Delaware corporation (“Buyer”), IES Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), Innovate Corp., a Delaware corporation (“Parent”) and DBM Global Intermediate Holdco Inc., a Delaware corporation (“Intermediate” and together with Parent, “Seller”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
A.    Seller is the sole record and beneficial owner of the shares of Company Common Stock of DBM Global, Inc., a Delaware corporation (the “Company”), set forth on Section 4.03(a)-1 of the Seller Disclosure Schedules (the “Transferred Shares”).
B.    Buyer, acting through Merger Sub, desires to purchase from Seller, and Seller desires to sell to Merger Sub, the Transferred Shares, on the terms and subject to the conditions set forth in this Agreement (such sale, the “Acquisition”).
C.    The respective boards of directors of Buyer (the “Buyer Board”) and Merger Sub (the “Merger Sub Board”), at a meeting duly called and held on or prior to the date of this Agreement, have each unanimously: (a) determined that it is in the best interests of Buyer or Merger Sub, as applicable, and their respective stockholders, as applicable, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.
D.    The board of directors of Parent, at a meeting duly called and held on or prior to the date of this Agreement, has (a) determined that the entry into this Agreement and the consummation of the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the consummation by Parent of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, subject to the approval of the transactions contemplated by this Agreement by holders of the majority of the voting power of the outstanding shares of capital stock of Parent, (c) directed that the transactions contemplated by this Agreement be submitted to the stockholders of Parent for approval and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of the transactions contemplated by this Agreement by the stockholders of Parent (the “Parent Board Approval”).
E.    Following the Parent Board Approval and immediately prior to the execution and delivery of this Agreement, holders of the majority of the voting power of the outstanding shares of capital stock of Parent have executed and delivered an irrevocable written consent (the “Parent Stockholder Consent”) approving this Agreement (as it may be amended from time to time) and the transactions contemplated hereby, for purposes of Section 271 of the Delaware General Corporate Law (the “DGCL”).

F.    Merger Sub intends, immediately following the Acquisition, to effect a merger of Merger Sub with and into the Company (the “Merger”) pursuant to Section 253 of the DGCL, with the Company surviving the Merger as a wholly owned subsidiary of Buyer.
G.    In accordance with Section 253 of the DGCL, the board of directors of Merger Sub has approved the Merger and this Agreement.
H.    Concurrently with the execution of this Agreement and as a material inducement to the willingness of Buyer to enter into this Agreement, those individuals listed on Exhibit G (the “Key Employees”) are entering into employment agreements with the Company or an Affiliate thereof (each, a “Key Employee Employment Agreement”), in each case to become effective upon the Closing.
Agreement
The parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE I

Purchase and Sale
SECTION 1.01.    Purchase and Sale of Transferred Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Merger Sub, and Merger Sub shall purchase and accept from Seller, the Transferred Shares, free and clear of all Liens, other than Permitted Liens, in exchange for (i) the Stock Consideration and (ii) the Seller Cash Consideration.
SECTION 1.02.    Closing. The consummation of the Acquisition (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at (a) 10:00 a.m., New York time, on the first Business Day of the monthly accounting period of the Company immediately following the monthly accounting period of the Company in which the date of satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by the parties entitled to the benefit thereof) of the last to be satisfied (or waived) of the conditions set forth in Article VIII (other than those conditions that require the delivery of a document or certificate or the taking of an action at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) occurs (the date on which such conditions are satisfied or waived, the “Satisfaction Date”); provided, however, that if the Satisfaction Date occurs within the final ten days of a quarterly accounting period of the Company, then Buyer may elect, by delivering a written notice to Seller, to delay the Closing until the first Business Day of the quarterly accounting period of the Company immediately following the quarterly accounting period of the Company in which the Satisfaction Date occurs, or (b) at such other place, time and date as shall be agreed in writing between Buyer and Seller. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Solely for accounting measurement purposes, the effective time of the Closing will be the Reference Time.
SECTION 1.03.    Payments at the Closing Date.

(a)    At the Closing, Buyer shall take all actions to pay (or cause to be paid) to Seller (or, at Seller’s election, any such Person as may be designated in writing by Seller at least two Business Days prior to the Closing Date), by wire transfer of immediately available funds to an account designated in writing by Seller at least two Business Days prior to the Closing Date, an amount in cash equal to the Seller Cash Consideration minus the Holdback Amount.
(b)    At the Closing, Buyer shall deposit, or cause to be deposited with the Exchange Agent, an amount in cash equal to the Other Holders Cash Consideration.
(c)    At the Closing, Buyer shall pay, or cause to be paid, any Transaction Expenses to such payees as are designated in writing by Seller at least two Business Days prior to the Closing Date, by wire transfer of immediately available funds to the account(s) designated in writing by Seller at least two Business Days prior to the Closing Date.
SECTION 1.04.    Additional Closing Deliveries.
(a)    At the Closing, Seller shall deliver to Buyer:
(i)    a valid, properly prepared and completed IRS Form W-9;
(ii)    the Seller Officer Certificate contemplated by Section 8.02(c), duly executed by an authorized officer of Seller;
(iii)    an instrument of transfer in a form mutually agreed by Buyer and Seller, duly executed by an authorized officer of Seller, evidencing the sale, assignment, transfer, conveyance and delivery of the Transferred Shares to Buyer;
(iv)    the Exchange Agent Agreement, duly executed on behalf of Seller;
(v)    the Lock-Up Agreement, duly executed on behalf of Seller;
(vi)    (A) a duly executed statement from the Company dated on the Closing Date, which is described in Treasury Regulations section 1.1445-2(c)(3) certifying that the interests in the Company are not United States real property interests within the meaning of Section 897 of the Code, and (B) the notice to the IRS as described in Treasury Regulations section 1.897-2(h); and
(vii)    an IRS Form 8023, sworn under penalties of perjury and in form and substance reasonably acceptable to Buyer, sufficient to effect the 338 Elections, properly executed by Seller.
(b)    At the Closing, Buyer shall deliver to Seller:
(i)    The Buyer Officer Certificate contemplated by Section 8.03(c), duly executed by an authorized officer of Buyer;
(ii)    a complete copy of the R&W Binder Agreement;

(iii)    an instrument of transfer in a form mutually agreed by Buyer and Seller, duly executed by an authorized officer of Buyer, evidencing the sale, assignment, transfer, conveyance and delivery of the Transferred Shares to Buyer;
(iv)    the Exchange Agent Agreement, duly executed on behalf of Buyer; and
(v)    the Lock-Up Agreement, duly executed on behalf of Buyer.
SECTION 1.05.    Listing and Issuance of Buyer Common Shares.
(a)    Buyer shall cause the shares of Buyer Common Stock constituting the Stock Consideration to be issued to Seller at the Closing to be approved for listing (subject to official notice of issuance) on the Buyer Stock Exchange at or prior to the Closing.
(b)    At the Closing, Buyer shall issue, or cause Buyer’s transfer agent to issue, to Seller the shares of Buyer Common Stock constituting the Stock Consideration in uncertificated book entry form.
ARTICLE II

The Merger
SECTION 2.01.    The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall effectuate the Merger, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger and a wholly owned subsidiary of Buyer (the “Surviving Corporation”).
SECTION 2.02.    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. At the Effective Time, the Surviving Corporation shall possess all the rights, powers, property, licenses, authority, privileges and franchises and be subject to all of the debts, restrictions, obligations, liabilities and duties of the Company and Merger Sub, all as provided under the DGCL.
SECTION 2.03.    Effective Time. Subject to the provisions of this Agreement, on the Closing Date, immediately following the Closing, Merger Sub shall cause a certificate of ownership and merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under Section 253 of the DGCL and make any other filings, recordings or publications required to be made by Merger Sub in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later date or time as may be agreed by the Buyer and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the time at which the Merger becomes effective, the “Effective Time”).
SECTION 2.04.    Governing Documents; Directors and Officers. Unless otherwise mutually agreed by the parties in writing prior to the Effective Time, (a) at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit B; (b) at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, which shall be revised as may be necessary to reflect the name of the Surviving Corporation and its relevant rights and responsibilities under this Agreement, including the provisions of Section 7.06; and (c) (i) the directors of the Surviving Corporation after the Effective Time shall be the respective individuals who were the directors of Merger Sub immediately prior to the Effective Time and (ii) the officers of the Surviving Corporation shall be the respective individuals who were the officers of the Company immediately prior to the Effective Time.
SECTION 2.05.    Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Merger Sub or the Company or any other stockholder of the Company:
(a)    any shares of Company Common Stock held, directly or indirectly, by (i) Buyer, (ii) any wholly owned Subsidiary of Buyer, or (iii) any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding as an equal number of shares of common stock of the Surviving Corporation;
(b)    any shares of Company Common Stock held by the Company (or held in the Company’s treasury) prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(c)    except as provided in Section 2.05(a) and Section 2.05(b) and subject to Section 2.09(h), each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by Buyer after giving effect to the Closing) will be converted into the right to receive an amount equal to the Pro Rata Share of the Purchase Price (the “Merger Consideration”); and
(d)    each share of common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.
SECTION 2.06.    Treatment of Company Phantom Awards. At the Effective Time, by virtue of the Merger and without any further action on the part of Merger Sub or the Company or the holder, each award under the Phantom Stock Plan outstanding immediately prior to the Effective Time will accelerate and vest and be converted into a right to receive the Merger Consideration in accordance with the terms of the applicable award agreement (the “Phantom Stock Award Consideration”). Buyer shall, or shall cause the Acquired Companies to, deliver the Phantom Stock Award Consideration at or reasonably promptly after the Effective Time (but in no event later than the first regular payroll date occurring after the Effective Time), without interest and less any required withholding Taxes; provided that with respect to any Phantom Stock Award Consideration which constitutes “deferred compensation” subject to Section 409A of the Code, such payments shall be made on the earliest time that will not trigger a Tax or penalty under Section 409A of the Code.
SECTION 2.07.    Adjustment of Consideration.
(a)    If, during the Pre-Closing Period, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split,

division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Merger Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.
(b)    If, during the Pre-Closing Period, the outstanding shares of Buyer Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Buyer during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Stock Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.
SECTION 2.08.    Closing of the Company’s Transfer Books. At the Effective Time: (a) except for shares of Company Common Stock that continue to be held by a Subsidiary of the Surviving Corporation following the Effective Time in accordance with Section 2.05(a), all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book-entry positions (each such share, an “Uncertificated Company Share”) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate or Uncertificated Company Share is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate or Uncertificated Company Share shall be canceled and shall be exchanged as provided in Section 2.09.
SECTION 2.09.    Exchange of Shares and Payment of Merger Consideration
.(a)    Prior to the Closing Date, Buyer shall designate Computershare, Inc. and its Affiliates to act as the exchange agent (the “Exchange Agent”) in connection with the Merger for the purpose of exchanging for the Other Holders Cash Consideration (i) the Company Stock Certificates and (ii) the Uncertificated Company Shares, in each case, held by Company stockholders other than the Seller. At or promptly following the Effective Time, Buyer shall deposit with the Exchange Agent cash sufficient to pay the Other Holders Cash Consideration. The Other Holders Cash Consideration deposited with the Exchange Agent pursuant to this Section 2.09(a) is referred to as the “Exchange Fund.” The Exchange Fund shall be governed by the terms of an exchange agent agreement to be entered into by and between Buyer, Seller and the Exchange Agent (the “Exchange Agent Agreement”). Buyer shall be responsible for all of the fees and expenses of the Exchange Agent. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.05, Buyer shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the deficiency, which additional funds will be deemed to be part of the Exchange Fund. Seller shall cause the Exchange Fund to be (A) held for the benefit of the holders of Company Common Stock other than the Seller and (B) applied promptly to make payments pursuant to Section 2.05. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.05, except as expressly provided for in this Agreement.
(b)    Promptly after the Effective Time, Buyer shall cause the Exchange Agent to send to the Persons other than the Seller who, as of the Effective Time, were record holders of Company Stock Certificates: (i) a notice advising such holders of the effectiveness of the Merger; (ii) a letter of transmittal in customary form (which shall specify that the delivery of Company Stock Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange Agent) and (iii) instructions for effecting the surrender of Company Stock Certificates in exchange for Other Holders Cash Consideration and receipt of the payment of Other Holders Cash Consideration, in each case of clauses (i) through (iii), in a form reasonably acceptable to Buyer and the Exchange Agent. Upon the surrender of the Company Stock Certificate to the Exchange Agent, together with the delivery of a duly executed letter of transmittal and such other customary documents or information as may be reasonably required by the Exchange Agent in connection with the surrender of such Company Stock Certificate, (A) Buyer shall cause the Exchange Agent to pay and deliver, as promptly as reasonably practicable thereafter, to the holder of such Company Stock Certificate their pro rata portion of the Other Holders Cash Consideration (after giving effect to any required Tax withholdings as provided in Section 2.09(h)) that such holder is entitled to receive with respect to the Company Common Shares formerly represented by such Company Stock Certificate pursuant to Section 2.05(c), in full satisfaction of all rights pertaining to such shares of Company Common Stock, and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.09(b) each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the holder’s pro rata portion of the Other Holders Cash Consideration as contemplated by Section 2.05.
(c)    Upon the receipt of an “agent’s message” in customary form after the Effective Time, Buyer shall cause the Exchange Agent to send the holders of Uncertificated Company Shares (i) a notice advising such holders of the effectiveness of the Merger and (ii) instructions for the receipt of the Other Holders Cash Consideration in exchange for the Uncertificated Company Shares, in each case of clauses (i) and (ii) immediately above, in a form reasonably acceptable to Buyer and the Exchange Agent. Upon the delivery of the Uncertificated Company Shares and any customary documents or information as may be reasonably required by the Exchange Agent to be provided by the holder of such Uncertificated Company Shares, Buyer (i) shall cause the Exchange Agent to pay and deliver, as promptly as reasonably practicable thereafter, to such holder the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.09(i)), in full satisfaction of all rights pertaining to the Company Common Stock formerly represented by such Uncertificated Company Shares, and (ii) such Uncertificated Company Shares shall be canceled. Until transferred as contemplated by this Section 2.09(c), each Uncertificated Company Share shall be deemed, from and after the Effective Time, to represent only the right to receive the holder’s pro rata portion of Other Holders Cash Consideration as contemplated by Section 2.05.
(d)    In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of the holder’s pro rata portion of Other Holders Cash Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares or Uncertificated Company Shares is registered if: (i) any such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer; and (ii) such holder has paid any fiduciary or surety bonds and any transfer or other similar Taxes required by Buyer by reason of the payment of such the holder’s pro rata portion of Other Holders Cash Consideration to a Person other than such holder (or has established to the reasonable satisfaction of Buyer that such bonds and Taxes have been paid or are not applicable).
(e)    If any Company Stock Certificate is lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of any the holder’s pro rata portion of Other Holders Cash Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such reasonable amount as Buyer may direct) as indemnity against any claim that may be made against the Exchange Agent, Buyer or the Surviving Corporation with respect to such Company Stock Certificate. No interest will be paid or will accrue on any Other Holders Cash Consideration payable to holders of Company Stock Certificates or in respect of Uncertificated Company Shares.
(f)    Any portion of the Exchange Fund that remains undistributed to former holders of shares of Company Common Stock as of the date that is 12 months after the date on which the Merger becomes effective will be delivered to Buyer upon demand, and any former holders of shares of Company Common Stock who have not theretofore surrendered their Company Stock Certificates, or complied with the procedures established by the Exchange Agent for transfer of Uncertificated Company Shares, in accordance with this Section 2.09 shall thereafter look only to Buyer for satisfaction of their claims for Merger Consideration.
(g)    If any Company Stock Certificate has not been surrendered, or any Uncertificated Company Share has not been transferred, by the earlier of (i) the third anniversary of the date on which the Merger becomes effective and (ii) the date immediately prior to the date on which the Merger Consideration that such Company Stock Certificate or Uncertificated Company Share represents the right to receive would otherwise escheat to or become the property of any Governmental Entity, then such Merger Consideration shall, to the extent permitted by applicable Legal Requirements, become the property of Buyer, free and clear of any claim or interest of any Person previously entitled thereto. None of Buyer, the Surviving Corporation or the Exchange Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.
(h)    Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund may be invested by the Exchange Agent, as directed by Buyer. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Company Stock Certificates or Uncertificated Company Shares. Any income from investment of the Exchange Fund will be payable to Buyer, as Buyer directs.
(i)    Notwithstanding any other provision of this Agreement, each of Buyer, Seller, the Surviving Corporation, the Exchange Agent and any other withholding agent shall be entitled

(i) to deduct and withhold (or cause to be deducted or withheld) from any amounts payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any Legal Requirement and (ii) to timely request any necessary Tax forms to minimize any such deductions or withholdings, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar forms, from the Company’s stockholders or any other Person to whom a payment is required to be made pursuant to this Agreement. To the extent such amounts are so deducted or withheld, such amounts shall be timely paid to the appropriate Governmental Entity and such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
(j)    Any portion of the Other Holders Cash Consideration deposited with the Exchange Agent in respect of any Dissenting Shares shall be returned to Buyer, upon demand.
SECTION 2.10.    Dissenting Shares.
(a)    Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of  262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the holder’s pro rata portion of Other Holders Cash Consideration in accordance with Section 2.05(c), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.
(b)    If any Dissenting Shares lose their status as such (through failure to perfect or otherwise), then, effective as of the later of the Effective Time and the date of loss of such status, such shares will be deemed automatically to have been converted into, and shall represent only, the right to receive the holder’s pro rata portion of Other Holders Cash Consideration in accordance with Section 2.05(c) without interest thereon, upon surrender of the Company Stock Certificate representing such shares or, if such shares are Uncertificated Company Shares, upon compliance with the procedures established by the Exchange Agent for the transfer of such Uncertificated Company Shares, in each case in accordance with Section 2.09.
(c)    Seller and the Company shall provide Buyer reasonably prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Buyer shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Buyer, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.
ARTICLE III

Purchase Price Adjustment
SECTION 3.01.    Purchase Price Adjustment.

(a)    Not less than three Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth Seller’s good faith estimate of (i) the Closing Cash Amount (the “Estimated Closing Cash Amount”), (ii) the Closing Working Capital Amount (the “Estimated Closing Working Capital Amount”), (iii) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”), (iv) the aggregate dollar amount of Transaction Expenses (the “Estimated Transaction Expense Amount”), (v) the Intercompany Tax Balance Amount (the “Estimated Intercompany Tax Balance Amount”) and (vi) the Estimated Purchase Price. The Estimated Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles, and the Closing Cash Amount, the Closing Working Capital Amount, the Closing Indebtedness Amount, Intercompany Tax Balance Amount and the Transaction Expense Amount shall be determined without duplication. Without limiting the generality of the foregoing, the Estimated Closing Statement and the calculation of the Estimated Closing Working Capital Amount set forth therein shall be (i) determined in accordance with the definition of “Closing Working Capital Amount,” and (ii) in a format substantially similar to the Sample Working Capital Statement.
(b)    As promptly as practicable, and in any event within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Buyer’s good faith calculation of the Closing Cash Amount, the Closing Working Capital Amount, the Closing Indebtedness Amount, the Transaction Expense Amount, Intercompany Tax Balance Amount and the Purchase Price assuming the amounts set forth in the Closing Statement were final, together with reasonable supporting detail with respect to the calculations set forth in the Closing Statement. If Buyer fails to deliver the Closing Statement in accordance with this Section 3.01(b) within such 90 day period, Seller shall deliver written notice to Buyer of such failure (a “Delivery Default Notice”), and if Buyer fails to deliver the Closing Statement within ten (10) business days following Buyer’s receipt of such Delivery Default Notice, then the Estimated Closing Statement delivered by Seller to Buyer pursuant to Section 3.01(a) shall be deemed to be the Closing Statement, with respect to which Seller will have all of its rights under this Section 3.01(b), including the right to dispute the calculations set forth therein in accordance with the provisions set forth in this Section 3.01(b). Buyer shall not amend, supplement or modify the Closing Statement following delivery to Seller. The Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles. Without limiting the generality of the foregoing, the Closing Statement and the calculation of the Closing Working Capital Amount set forth therein shall be (i) determined in accordance with the definition of “Closing Working Capital Amount,” and (ii) in a format substantially similar to the Sample Working Capital Statement. Buyer shall provide Seller and its Representatives with reasonable access to the Company Records, working papers and other relevant documents and information relating to the calculation of the amounts set forth in the Closing Statement as reasonably requested by Seller in connection with its review of the Closing Statement, in each case, upon reasonable notice and during normal business hours. The Closing Statement shall become final and binding upon the parties on the 45th day following receipt thereof by Seller (the “Response Period”), unless Seller gives written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to Buyer on or prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and include underlying support and calculations thereof. If a timely Notice of Disagreement is received by Buyer, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon the parties on the earlier of (1) the date on which Buyer and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (2) the date on which all such disputed matters are finally resolved in writing by the Independent Expert pursuant to the procedures set forth in this Section 3.01. During the 45-day period following the delivery of a Notice of Disagreement (or such longer period as Seller and Buyer may mutually agree), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 45-day period (or such longer period as Seller and Buyer may mutually agree), Seller and Buyer shall submit to an independent accounting or consulting firm (the “Independent Expert”) for review any and all matters that remain in dispute and were included in the Notice of Disagreement. The Independent Expert shall be the Dallas, Texas office of Deloitte or, if such firm is unable or unwilling to act, the Dallas, Texas office of KPMG or such other nationally recognized independent public accounting or consulting firm as shall be agreed upon by Buyer and Seller, and, if Buyer and Seller are unable to so agree within ten days after the end of such 45-day period, then Buyer and Seller shall each select a firm and such firms shall jointly select a third nationally recognized independent public accounting or consulting firm that has not had a material relationship with Buyer, Seller or any of their respective Affiliates in the preceding two years to resolve the disputed matters. The parties shall instruct the Independent Expert to render its decision (based solely on the written presentations of Buyer and Seller timely delivered to the Independent Expert in accordance with this Section 3.01 and not by independent review) as to the disputed items and the effect of its decision on the Closing Statement as promptly as practicable but in no event later than 60 days after the date of such submission (or such longer period as Seller and Buyer may mutually agree). Buyer and Seller shall instruct the Independent Expert that, within five Business Days following its acceptance of its appointment as the Independent Expert, it shall deliver to Buyer and Seller a written notice (the “Independent Expert Notice”) setting forth (x) the deadline for Buyer’s and Seller’s submission of the written presentations referenced in the immediately preceding sentence (which deadline shall in all events be (I) the same for Buyer and Seller and (II) no sooner than 30 days following the date of delivery of the Independent Expert Notice (unless otherwise mutually agreed in writing among the Independent Expert, Buyer and Seller) and no later than 60 days following the date of the Independent Expert Notice) and (y) the format in which Buyer and Seller are to submit their written presentations (which format shall be reasonably acceptable to Buyer and Seller). A copy of all materials submitted to the Independent Expert pursuant to the immediately preceding sentence shall be provided by Seller or Buyer, as applicable, no later than the deadline set forth in the Independent Expert Notice (as the same may be amended by the mutual written consent of the Independent Expert, Buyer and Seller), and a copy of such materials shall be provided to the other party concurrently with the submission thereof to the Independent Expert. The Independent Expert shall act in the capacity of an expert and not as an arbitrator. Each party shall furnish to the Independent Expert such working papers and other relevant documents and information relating to the disputed items and shall answer questions as the Independent Expert may reasonably request in connection with its determination of such disputed items. In the event any party shall participate in teleconferences or meetings with, or make live presentations to, the Independent Expert, the other party shall be entitled to participate in such teleconferences, meetings or presentations. Subject to the foregoing, the terms of appointment and engagement of the Independent Expert shall be as agreed upon between Buyer and Seller in writing.
(c)    In resolving any such disputed item, the Independent Expert (i) shall limit its review to matters specifically set forth in the Notice of Disagreement as to a disputed item (other than matters thereafter resolved by mutual written agreement of the parties) and (ii) shall not assign a value to any disputed item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party in the Closing Statement or in the Notice of Disagreement. The Independent Expert is not authorized to, and shall not, make any other determination, including (A) any determination with respect to any matter included in the Closing Statement or the Notice of Disagreement that was not submitted for resolution to the Independent Expert, (B) any determination as to whether the Accounting Principles were followed with respect to the Financial Statements, (C) any determination as to the accuracy of the representations and warranties set forth in Section 4.09 or any other representation or warranty in this Agreement, (D) any determination as to compliance by any party with any of its covenants in this Agreement or (E) any determination that an issue was not properly included by Seller in the Notice of Disagreement. Any dispute not within the scope of disputes to be resolved by the Independent Expert pursuant to this Section 3.01 shall be resolved as otherwise provided in this Agreement. Any determination by the Independent Expert, and any work or analyses performed by the Independent Expert, may not be offered as evidence of a breach of Section 4.09, a breach of any other representation or warranty in this Agreement or a breach of any covenant in this Agreement (other than a breach of this Section 3.01) in any Legal Proceeding.
(d)    The final determination by the Independent Expert of the matters submitted to it pursuant to Section 3.01(b) shall (i) be in writing, (ii) include the Independent Expert’s calculation of the Adjustment Amount and the Intercompany Tax Balance Amount, (iii) include the Independent Expert’s determination of each matter submitted to it pursuant to this Section 3.01 and (iv) include a brief summary of the Independent Expert’s reasons for its determination of each issue.
(e)    The resolution of disputed items by the Independent Expert shall, absent manifest error, be final and binding and an order may be entered in respect thereof by a court having jurisdiction over the party against which such determination is to be enforced. Each of Seller and Buyer shall pay its own costs and expenses incurred in connection with this Section 3.01 and the costs and expenses of the Independent Expert shall be allocated between Buyer and Seller based upon the percentage of the dollar value of the disputed amounts (as submitted to the Independent Expert) determined in favor of the other party by the Independent Expert bears to the dollar value contested by such party in the written presentation to the Independent Expert. For example, if Buyer submits a Notice of Disagreement to the Independent Expert for $1,000, Seller contests only $500 of the amount claimed by Buyer, and the Independent Expert ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of the Independent Expert will be allocated 60% (i.e., 300/500) to Seller and 40% (i.e., 200/500) to Buyer. If, before the Independent Expert renders its determination with respect to the disputed items in accordance with this Section 3.01, (A) Seller notifies Buyer and the Independent Expert of its agreement with any items in the Closing Statement or (B) Buyer notifies Seller and the Independent Expert of its agreement with any items in the Notice of Disagreement, then in each case such items as so agreed shall be conclusive and binding on the parties for all purposes under this Agreement immediately upon such notice (and the Person providing such notice of acceptance shall pay the fees and expenses of the Independent Expert relating thereto).
(f)    The procedures set forth in this Section 3.01 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 3.01 shall be the sole method for resolving such amounts, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties contained in this Agreement.
SECTION 3.02.    Payments of Adjustments to the Closing Payment.
(a)    If the Adjustment Amount is positive, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount in cash equal to the sum of (i) the Holdback Amount and (ii) an additional amount equal to the lesser of (A) the Adjustment Amount and (B) the Holdback Amount.
(b)    If the Adjustment Amount is negative (the absolute value of such negative Adjustment Amount, the “Excess Amount”) and less than the Holdback Amount, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount in cash equal to (x) the Holdback Amount minus (y) the Excess Amount.
(c)    If the Adjustment Amount is negative and equal to or greater than the Holdback Amount, then Buyer shall retain the entirety of the Holdback Amount. Buyer acknowledges and agrees that absent Fraud neither Seller nor any of its Affiliates shall have any obligation to make any additional payments in the event that the Excess Amount exceeds the amount of the Holdback Amount.
(d)    If the Intercompany Tax Balance Amount is greater than the Estimated Intercompany Tax Balance Amount, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, such difference.
(e)    If the Intercompany Tax Balance Amount is less than the Estimated Intercompany Tax Balance Amount, then within five Business Days after the determination of the Adjustment Amount, Seller shall pay to Buyer, by wire transfer of immediately available funds to an account designated in writing by Buyer, such difference.
(f)    Any payment made pursuant to this Section 3.02 shall be treated as an adjustment to the Purchase Price for Tax purposes.
ARTICLE IV

Representations and Warranties of Seller
Seller represents and warrants to Buyer as of the date hereof and the Closing Date, that, except as set forth in the corresponding section of the Seller Disclosure Schedules:
SECTION 4.01.    Organization and Good Standing.
(a)    Each of Seller and the Acquired Companies (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of its properties and assets owned, leased or operated or the nature of its activities makes such qualification or licensing necessary, except, in the case of clauses (ii) and (iii), where the effect of the failure to have such power or authority or to be so qualified or licensed would not reasonably be expected to be material or, in the case of the Seller, have a Seller Material Adverse Effect.
(b)    The Company has delivered or made available to Buyer a true and correct copy of the Organizational Documents of each of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents in any material respect.
SECTION 4.02.    Authority; Execution and Delivery; Enforceability. Seller has all necessary corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and the consummation of the Transactions have been duly authorized by all necessary corporate action by Seller. The Parent Stockholder Consent, which has been executed and delivered to Buyer and which became effective following the Parent Board Approval and immediately prior to the execution and delivery of this Agreement, (a) is the only vote or approval of the holders of any class or series of equity securities of Parent necessary to adopt and approve this Agreement and the transactions contemplated hereby and (b) has been obtained in compliance with Section 228(c) of the DGCL and Parent’s Organizational Documents. This Agreement has been, and each other Transaction Document to which Seller is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by Seller. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each other Transaction Document to which Seller is, or is specified to be, a party will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited against Seller by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), or (ii) the exercise by courts of equity powers (collectively, the “Enforceability Exceptions”).
SECTION 4.03.    Capitalization.
(a)    Section 4.03(a)-1 of the Seller Disclosure Schedules sets forth a list, as of August 6, 2026, of the authorized capital stock of the Company, the number of outstanding shares of each class of capital stock in the Company and the record and beneficial owners thereof. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Common Stock.
(b)    All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent such concepts are applicable), and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the Organizational Documents of the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote. Except as set forth in Section 4.03(b) of the Seller Disclosure Schedules, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company.
SECTION 4.04.    Subsidiaries.
(a)    Section 4.04 of the Seller Disclosure Schedules sets forth a true and correct list, as of immediately prior to the Closing, of each Subsidiary of the Company, its jurisdiction of organization and the percentage of its capital stock or other equity interests held by each holder thereof. All of the outstanding shares of capital stock of or other equity interests in each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent such concepts are applicable), and will be owned immediately prior to the Closing, directly or indirectly, by an Acquired Company. No Subsidiary of the Company owns any shares of Company Common Stock. Except for its interests in its Subsidiaries, if any, no Acquired Company owns, directly or indirectly, any capital stock or other equity or voting interests of any Person. Section 4.04 of the Seller Disclosure Schedules sets forth the officers and directors of each Subsidiary of the Company.
(b)    There (i) are no bonds, debentures, notes or other indebtedness of any of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of any capital stock or other equity or voting interests of any Subsidiary of the Company have a right to vote and (ii) are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Subsidiary is a party or by which it is bound to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, such Subsidiary.
SECTION 4.05.    No Conflict; Required Filings and Consents.
(a)    The execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each other Transaction Document to which Seller is, or is specified to be, a party will not, and the performance by Seller of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Seller or the Acquired Companies, (ii) assuming that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, and except for compliance with the applicable requirements of the Securities Laws, including Securities Act and the Exchange Act, including the filing with the SEC of the Parent Information Statement and the applicable requirements of and filings with the SEC under the Exchange Act, conflict with or violate any judgment, order, decree, writ, injunction, stipulation, determination or award of a Governmental

Entity (“Order”) or any law, statute, ordinance, rule, regulation order, constitution, treaty, common law, judgment, decree, other requirement or rule of law enacted, adopted, issued or promulgated by a Governmental Entity (“Legal Requirement”) applicable to Seller or the Acquired Companies, (iii) assuming that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, require any consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Material Contract; or (iv) result (immediately or with notice or lapse of time or both) in the creation of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or any other restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (collectively, “Liens”) (other than Permitted Liens) on any property or asset of Seller or the Acquired Companies; except in the case of clauses (ii), (iii) and (iv) above, for any of the foregoing items individually or in combination that would not have or would not reasonably be expected to be material, or have a Seller Material Adverse Effect (in the case of the Seller).
(b)    The execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each other Transaction Document to which it is, or is specified to be, a party will not, and the performance by Seller of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, require any consent, approval, authorization, license or permit (“Consent”) of, or filing with or notification to, or registration or qualification with (collectively, “Filings”), any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), except for (i) compliance with and filings under applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable Antitrust Law, (ii) the Filings required by Section 7.02, (iii) compliance with and filings under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:K-6 et seq., and its implementing regulations, each as amended from time to time (“ISRA”), (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) such other reports and filings under the applicable requirements of Securities Laws (including applicable state securities or “blue-sky” laws) and the rules and regulations of the Seller Stock Exchange and (vi) such other Consents or Filings (A) required solely by reason of the participation of Buyer (as opposed to any third party) in the Transactions, including any requirements which become applicable to the Company as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged or (B) that would not reasonably be expected to be material, or have a Seller Material Adverse Effect (in the case of the Seller).
SECTION 4.06.    Surety Bonds Etc.. Prior to the date hereof, Seller has provided Buyer with an accurate and complete copy of the most recent bond report in the possession of Seller describing the surety bonds and performance bonds of the Acquired Companies as of the date set forth on such copy.
SECTION 4.07.    Litigation; Orders; Investigations.

(a)    There is no action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, a Governmental Entity or authorized arbitrator (a “Legal Proceeding”) pending or, to the Knowledge of the Seller, threatened in writing against (i) any Acquired Company, (ii) to the Knowledge of the Seller, any officer or director of any of the Acquired Companies, or (iii) the Seller, in each case of clauses (i) and (iii), that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or a Seller Material Adverse Effect (in the case of Seller).
(b)    No Acquired Company is subject to any Order, and the Seller is not subject to any Order that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or a Seller Material Adverse Effect (in the case of Seller).
(c)     (i) there is no pending or, to the Knowledge of the Seller, threatened in writing audit, examination or investigation by any Governmental Entity against any of the Acquired Companies and (ii) there is no pending or, to the Knowledge of the Seller, threatened in writing audit, examination or investigation by any Governmental Entity against Seller, in each case of clauses (i) and (ii) that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or have a Seller Material Adverse Effect (in the case of Seller).
SECTION 4.08.    Compliance.
(a)    The Acquired Companies hold, or at the Closing will hold, all Consents of all Governmental Entities required to own, lease and operate their properties and assets and to conduct their business as currently conducted and are in compliance with the terms of such Consents, except where the failure to hold or be in compliance with such Consents would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(b)    Each of the Acquired Companies is, and has at all times since January 1, 2023, been, in material compliance with (i) all applicable Legal Requirements or Orders applicable to the Acquired Companies or (ii) their respective business, properties or assets except for such non-compliance as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Since January 1, 2023, no Acquired Company has received any notice or notification from a Governmental Entity stating that any Acquired Company is not in compliance with any Legal Requirement or Order in any material respect.
SECTION 4.09.    Financial Statements; Absence of Liabilities.
(a)    Section 4.09(a) of the Seller Disclosure Schedules sets forth a copy of the Financial Statements. The Financial Statements have been prepared by the Company in good faith based on the books and records of the Acquired Companies and present fairly in all material respects the financial condition and results of operations of the Acquired Companies, taken as a whole, as of the dates indicated therein. The Financial Statements have been prepared in conformity with GAAP (subject, in the case of the Interim Financial Statements, to the absence of disclosures normally made in footnotes to audited financial statements and to normal year-end adjustments and to any other adjustments described therein, including the notes thereto). The Acquired Companies maintain a standard system of accounting established to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP.
(b)    None of the Acquired Companies has any Liabilities, except for Liabilities (i) specifically and accurately disclosed or reflected in the Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since July 4, 2026 (the “Balance Sheet Date”) (but, in each case, none of which are individually or in the aggregate material in amount or impact on the operations or financial condition of the Acquired Companies, nor attributable to any breach of Contract, breach of warranty, tort, or infringement), (iii) that are for performance under Contracts made available to Buyer (other than Liability for breach, violation, nonperformance, or default thereunder) or (iv) which would not reasonably be expected, individually or in the aggregate, to have a material impact on the operations or financial condition of the Acquired Companies, taken as a whole.
SECTION 4.10.    Absence of Certain Changes.
(a)    Since the Balance Sheet Date, there has not been any Material Adverse Effect.
(b)    Since the Balance Sheet Date to the date of this Agreement, (i) the business of the Acquired Companies has been conducted in the ordinary course of business consistent with past practice in all material respects, and (ii) neither Seller nor any Acquired Company has taken any action (or failed to take any action) that, if taken (or failed to have been taken) after the date of this Agreement, would (x) constitute a breach of any of the covenants set forth in Section 6.01(b)(i), Section 6.01(b)(ii), Section 6.01(b)(iv), Section 6.01(b)(v), Section 6.01(b)(vi), Section 6.01(b)(viii), Section 6.01(b)(ix), Section 6.01(b)(x) and Section 6.01(b)(xxv), in each case, if taken without the prior consent of the Buyer in breach of the terms hereof.

SECTION 4.11.    Taxes.
(a)    All (i) material Tax Returns required to be filed by or with respect to any of the Acquired Companies have been timely filed with the appropriate Governmental Entity (taking into account any applicable extensions that have been granted); (ii) such Tax Returns are true, correct, and complete in all material respects; and (iii) material Taxes that are due and payable by or with respect to any Acquired Company, whether or not shown on such Tax Returns, have been timely paid in full (taking into account any applicable extensions that have been granted).
(b)    No material deficiency or assessment with respect to Taxes has been asserted or threatened in writing against any of the Acquired Companies, which deficiency has not been fully paid, finally settled or formally withdrawn.
(c)    No written claim has been made by any Governmental Entity in a jurisdiction where an Acquired Company does not file a particular type of Tax Return or pay a particular type of Tax that indicates such Acquired Company is required to file such Tax Return or pay such Tax.
(d)    There are no material Liens for Taxes on the assets of any of the Acquired Companies (other than Liens for Taxes not yet due and payable).
(e)     There are no material Tax Proceedings currently ongoing, in progress, pending or threatened in writing by a Governmental Entity with respect to any of the Acquired Companies, nor has any Acquired Company received any written notices or requests from any Governmental Entity indicating an intent to open a material Tax Proceeding or seeking information related to material Tax matters.
(f)    Each Acquired Company has correctly and consistently classified all service providers of such Acquired Company as employees or independent contractors for Tax purposes.
(g)    All Acquired Companies have complied with all material applicable Legal Requirements relating to the collection or withholding of Taxes, have properly withheld and timely paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid by any of them, and have properly received and retained all appropriate Tax exemption certificates or other documentation with respect thereto.
(h)    Each Acquired Company is, and has at all times been, a resident for Tax purposes only in the country of its organization and has never been subject to Tax in any other country by virtue of having employees, a permanent establishment, a branch, an office or fixed place of business, an agency, or other similar contacts.
(i)    No Acquired Company is a party to, bound by or has any similar obligation under any Tax sharing, Tax allocation or other similar agreement (other than the Tax Sharing Agreement or any agreement entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(j)     No Acquired Company has participated in or been the promoter of any “listed transaction” or, to the knowledge of Seller, any other “reportable transaction,” in each case, within the meaning of U.S. Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement).
(k)    No Acquired Company has granted any waiver or extension of any statutes of limitations applicable to the assessment or collection of any Tax, which waiver or extension is still outstanding. No Acquired Company is the beneficiary of an extension of time to file a Tax Return, which has not yet been filed (excluding automatic extensions that do not require the consent of any Governmental Entity).
(l)     No Acquired Company has ever been a member of an affiliated, combined, consolidated, unitary or similar group for Tax purposes (other than the Seller Consolidated Group), and no Acquired Company has any material liability for the Taxes of any other Person (other than other members of the Seller Consolidated Group) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Legal Requirement), as a transferee or successor, or otherwise by operation of Legal Requirements.
(m)    No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in method of accounting or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; (iii) other than in the ordinary course of business, a prepaid amount received or deferred revenue accrued on or before the Closing Date; (iv) any closing agreement under Section 7121 of the Code (or other similar or analogous agreement with a Governmental Entity) or other Tax related agreement with a Governmental Entity executed prior to Closing; (v) transactions effected or investments made prior to the Closing that result in taxable income pursuant to Section 951 or 956 of the Code, (vi) “net-CFC tested income” within the meaning of Section 951A of the Code (or any similar provision of any Legal Requirement) attributable to a taxable period ending prior to the Closing; or (vii) use of the cash method of accounting for a Tax period ending on or prior to the Closing Date.
(n)    No material assets of any of the Acquired Companies are currently required to be remitted to any Governmental Entity pursuant to any escheatment or abandoned or unclaimed property Legal Requirement.
(o)    To the Knowledge of Seller, no Acquired Company has claimed any employee retention credits under the CARES Act or Section 3134 of the Code.
(p)    No Acquired Company has participated in or been a party to a distribution that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(q)    No Acquired Company is, or has been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(r)    No Acquired Company is bound by, or has entered into or requested any private letter ruling, technical advice memorandum, “gain recognition agreement” or any similar ruling or agreement with the IRS or comparable rulings with any other Governmental Entity.
(s)    The U.S. federal Income Tax classification of each Acquired Company is set forth in Section 4.11(s) of the Seller Disclosure Schedules.
(t)    No Acquired Company has received, directly or indirectly, any material Tax holidays, incentives, grants, subsidies, loan guarantees, or other similar forms of preferential Tax treatment or assistance from any Governmental Entity, in each case, which is not generally available and which requires the affirmative approval of the applicable Governmental Entity, and the consummation of the Transactions is not expected to result in the loss of any material Tax holiday, Tax abatement or similar Tax benefit.
(u)    Section 4.11(u) of the Seller Disclosure Schedules lists the powers of attorney that the Acquired Companies have granted for Tax purposes during the three-year period preceding the date of this Agreement.
(v)    The Acquired Companies do not own any real property in Australia.
SECTION 4.12.    Title to Properties.
(a)    Section 4.12(a) of the Seller Disclosure Schedules sets forth the street address and, to the extent known to Seller and applicable to the relevant Owned Real Property, tax parcel identification number of each parcel of material real property owned by the Acquired Companies as of the date of this Agreement (the “Owned Real Property”). Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole: (i) the Acquired Companies are the sole owners of the Owned Real Property and, subject only to the Permitted Liens, (ii) the Acquired Companies have good and insurable fee simple title, and (iii) the Owned Real Property is free and clear of any Liens, save and except for Permitted Liens. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, Seller has delivered to Buyer accurate and complete copies of, in each case, to the extent in the possession or control of the Acquired Companies, (A) the existing title policies with respect to the Owned Real Property with copies of all documents referenced therein (the “Existing Title Policies”); (B) insurance loss runs for the preceding three (3) years, (C) any deeds and other instruments (as recorded) by which Seller acquired its interest in the Owned Real Property; and (D) all documents evidencing encumbrances upon the Owned Real Property. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein except as may be indicated on the Existing Title Policies.
(b)    Section 4.12(b)-1 of the Seller Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of all real property leased or subleased by any Acquired Companies (but excluding any apartments leased by the Acquired Companies in connection with construction projects in the ordinary course of business) (as lessee or sublessee) (the “Leased Real Property”). Section 4.12(b)-2 of the Seller Disclosure Schedules sets forth a true and complete list of all leases, subleases, licenses, concessions and other written or oral agreements, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property (collectively, the “Leases”). Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have, or at the Closing will have, with respect to each Leased Real Property, a good and valid leasehold interest in such property, in each case free and clear of all Liens, save and except for Permitted Liens.
(c)    With respect to each Lease (i) the applicable Acquired Company enjoys peaceful and undisturbed possession of the Leased Real Property; (ii) the applicable Acquired Company has paid all rent, if any, due and payable under such Lease; (iii) the applicable Acquired Company has not subleased, assigned or otherwise granted to any person or party the right to materially use or materially occupy such Leased Real Property or any portion thereof; and (iv) the applicable Acquired Company has not pledged, mortgaged or otherwise granted an encumbrance on its leasehold interest in any Leased Real Property.
(d)    Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the improvements on the Owned Real Property are structurally sound, are in operating condition and repair and are adequate for the uses to which they are being put.
(e)    Neither Seller nor any Acquired Company has received any written notice of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Owned Real Property; (ii) existing, pending or threatened eminent domain, condemnation proceedings or other governmental taking affecting the Owned Real Property or any part thereof; (iii) existing, pending or threatened zoning, building code or other moratorium proceedings which would reasonably be expected to be material to the Acquired Companies, taken as a whole; or (iv) pending or threatened litigation or administrative proceeding affecting any Acquired Company or the Owned Real Property.
(f)    Except as shown on the surveys made available by Seller (the “Existing Surveys”) pursuant hereto or as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no part of any improvement encroaches on any real property not included in the Owned Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Owned Real Property. Each parcel of Owned Real Property (i) abuts on and has direct vehicular access to a public right-of-way or has access to a public right-of-way via an appurtenant easement improved with a road benefiting such parcel of Owned Real Property, and (ii) is supplied with utilities and other services sufficient for the operation of Seller’s business thereon as currently operated.
SECTION 4.13.    Employee Benefit Plans.
(a)    Section 4.13(a) of the Seller Disclosure Schedules sets forth a true and complete list, indicating the applicable region and/or country, as of the date of this Agreement, of each material Company Benefit Plan.

(b)    With respect to each material Company Benefit Plan, Seller has made available to Buyer accurate and complete copies of (as applicable): (i) the plan document, including the trust forming a part of such plan and for any plan in the form of an insurance policy a copy of the insurance policy, and all amendments thereto or if such Company Benefit Plan is not set forth in a written document a written summary thereof, other than any document that Seller is prohibited from making available to Buyer as a result of any applicable Legal Requirement relating to the safeguarding of data privacy or otherwise, in which case the Seller shall notify Buyer of the categories of documents withheld; (ii) each summary plan description and summary of material modifications for Company Benefit Plans maintained in the United States of America and comparable participant summaries for Company Benefit Plans maintained outside the United States of America; (iii) a copy of the audited financial statements prepared with respect thereto for the last three (3) calendar years ending prior to the date of this Agreement; (iv) the most recent IRS determination letter; (v) the most recently filed annual report on IRS Form 5500 (or comparable form) for Company Benefit Plans maintained in the United States of America; and (vi) all material non-routine correspondence to or from any Governmental Entity received or sent in the last three (3) years with respect to any such Company Benefit Plan.
(c)    Except as otherwise provided in Section 4.13(d), and except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no Acquired Company or any of their respective ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to, or is required to maintain or contribute to, or has any actual or contingent liability or obligation under or with respect to: (i) any “employee pension benefit plan” as defined in Section 3(2) of ERISA (whether or not subject thereto) or a “defined benefit plan” as defined in Section 3(35) of ERISA (whether or not subject thereto), including any plan that is or was subject to Title IV of ERISA or Section 412, 430 or 431 of the Code or Section 302, 303 or 304 of ERISA; (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA or a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(d)    Section 4.13(d) of the Seller Disclosure Schedules sets forth a true and complete list of each Multiemployer Plan to which an Acquired Company or an ERISA Affiliate of an Acquired Company contributes, has any obligation to contribute, is required to contribute, or with respect to which an Acquired Company or an ERISA Affiliate of an Acquired Company has any actual or contingent liability or obligation (each, an “Acquired Company Multiemployer Plan”). As of the date of this Agreement, to the Knowledge of the Seller, no Acquired Company has received (i) an estimate of such Acquired Company’s liability under Section 4203(b)(2) of ERISA that would result from a withdrawal from such Acquired Company Multiemployer Plan, or (ii) written notice from any Acquired Company Multiemployer Plan or other Person that any Acquired Company Multiemployer Plan is in insolvency pursuant to Section 4245 of ERISA or that the Pension Benefit Guaranty Corporation has commenced proceedings or intends to commence proceedings to terminate such Acquired Company Multiemployer Plan. To the Knowledge of the Seller, each such Acquired Company Multiemployer Plan primarily covers employees in the “building and construction industry” as described in Section 4203(b)(1)(B)(i) of ERISA and 29 Code of Federal Regulations §4211.3(a) and qualifies as a plan for work performed in the building and construction industry as described in Section 4203(b) of ERISA. With respect to each Acquired Company Multiemployer Plan, Seller has made available to Buyer accurate and complete copies of all material non-routine correspondence to or from any Acquired Company Multiemployer Plan (including its plan administrator) received or sent in the last three (3) years. All contributions and other payments required to be made under the terms of any Acquired Company Multiemployer Plan have been timely made in all material respects or, if not yet due, have been properly reflected in the Company’s financial statements in accordance with GAAP.
(e)    Each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, funded, operated and administered in all respects in accordance with its terms and applicable Legal Requirements, including ERISA and the Code, other than instances of noncompliance that would not reasonably be expected to be material to the Acquired Companies, taken as a whole. All contributions, distributions and premium payments required to be made under the terms of any Company Benefit Plan have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements in accordance with GAAP. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened with respect to any Company Benefit Plan (other than routine claims for benefits) and (ii) there are no pending or, to the Knowledge of the Seller, threatened examinations, audits or investigations with respect to any Company Benefit Plan by any Governmental Entity or otherwise involving any Company Benefit Plan. Except as set forth on Section 4.13(e) of the Seller Disclosure Schedules, no Company Benefit Plan has within the last three (3) years been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by a Governmental Entity.
(f)    With respect to each material Statutory Plan, all payments due from each Acquired Company have either been timely made in all material respects in accordance with the terms of such Statutory Plan and all applicable Legal Requirements and accounting principles or are properly recorded as liabilities on the books of the Acquired Company and, to the extent required by GAAP, adequate reserves are reflected on the financial statements of the Acquired Company for such amounts.
(g)    With respect to each Company Benefit Plan intended to satisfy the requirements of Section 401(a) of the Code, the Company has received a favorable determination letter from the IRS, or can rely on an advisory or opinion letter from the IRS to the prototype plan sponsor, to the effect that the such plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. To the Knowledge of the Seller, nothing has occurred since the date of such determination, advisory or opinion letter that would reasonably be expected to adversely affect or cause the loss of such qualification of any such Company Benefit Plan.
(h)    No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any plan or arrangement which provides, retiree medical, health or life insurance or other post-employment welfare benefits to any Person, other than (i) coverage mandated solely pursuant to any applicable Legal Requirement or (ii) coverage or benefits the future premium cost of which is borne solely by the applicable employee or former employee (or his or her beneficiaries).
(i)    With respect to any Company Benefit Plan, no Acquired Company has engaged in any transaction in connection with which an Acquired Company reasonably could be subject to either a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code in an amount that could be material.
(j)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any Company Employee or current or former director of the Company or any of its Subsidiaries to, or materially increase the amount of, any severance pay or any other material payment under any Company Benefit Plan, (ii) result in the acceleration of the time of payment or vesting of any material compensation or benefits due to any such individual, (iii) require any contributions or payments to fund any material benefits under any Company Benefit Plan, or (iv) trigger any other material obligation, benefit (including loan forgiveness), requirement or restriction pursuant to any Company Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions, either alone or in combination with another event, will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(k)    Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual under Sections 409A or 4999 of the Code.
SECTION 4.14.    Labor Relations.
(a)    Section 4.14(a) of the Seller Disclosure Schedules sets forth, with respect to each current Company Employee (who may be identified by employee identification number rather than by name), the following information, as of the date hereof: (i) title or position; (ii) date of hire or commencement of services; (iii) work location; (iv) which Acquired Company is the employer, (v) whether full-time or part-time and whether exempt or non-exempt from the overtime regulations of the Fair Labor Standards Act; (vi) whether covered by the terms of a collective bargaining or similar agreement; (vii) whether the employee is on an active or inactive status; and (viii) annual salary or hourly rate, and if applicable, bonus paid during the prior fiscal year, in each case, other than any information that Seller is prohibited from disclosing as a result of any applicable Legal Requirement relating to the safeguarding of data privacy or otherwise, in which case the Seller shall notify Buyer of the categories of information withheld.
(b)    Section 4.14(b) of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, all Collective Bargaining Agreements that the Acquired Companies are a party to or bound by, and a true, correct, and complete copy of each Collective Bargaining Agreement has been made available to Buyer.
(c)    As of the date of this Agreement, (i) there is no labor strike, dispute, slowdown, stoppage, lockout or unfair labor practice charge actually pending or, to the Knowledge of the Seller, threatened in writing affecting the Acquired Companies and that involves any of the Company Employees, (ii) there is no unfair labor practice charge against the Acquired Companies pending before the National Labor Relations Board or any comparable Governmental Entity, and

(iii) there is no pending or to the Knowledge of the Seller, threatened claims, disputes, or proceedings arising out of or relating to any Collective Bargaining Agreement. As of the date of this Agreement, there are no pending or ongoing contract negotiations with respect to the renewal, amendment, or replacement of any Collective Bargaining Agreement, and no notice to bargain has been issued or received by the Company that remains unresolved.
(d)    Section 4.14(d) of the Seller Disclosure Schedules lists all pending or, to the Knowledge of the Seller, threatened grievances, arbitration demands, and arbitration proceedings arising under or relating to any Collective Bargaining Agreement.
(e)    Except as set forth in Section 4.14(e) of the Seller Disclosure Schedules, there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened against the Acquired Companies in any forum by or on behalf of any current or former employee of the Acquired Companies or any applicant for employment alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Acquired Companies in connection with the employment relationship.
(f)    Each Acquired Company is in compliance in all material respects with the Collective Bargaining Agreements and all applicable Legal Requirements relating to employment, employment practices, payment of wages and other compensation, hours of work, terms and conditions of employment, and the termination of employment, including but not limited to worker classification, discrimination, collective bargaining, immigration, workers’ compensation, unemployment compensation, payroll withholdings, and occupational safety and health.
(g)    No Acquired Company has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law that remains unsatisfied.
(h)    To the Knowledge of the Seller, as of the date of this Agreement, no current officer or senior employee of the Acquired Companies is the subject of a pending or threatened Legal Proceeding alleging sexual misconduct or sexual harassment.
(i)    A Form I-9 has been completed and retained by the Acquired Companies with respect to each current U.S.-based Company Employee and, where required by law, former Company Employees and, to the Knowledge of the Seller, the Acquired Companies employ only employees, and utilize only temporary employees, in the U.S. with valid legal work status in the United States and have taken all legally-required steps and have used E-Verify to properly verify the Acquired Companies’ employees’ (excluding temporary employees) work status.
(j)    Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, all Acquired Companies have correctly and consistently classified all service providers of the Company as employees or independent contractors for Tax purposes.
SECTION 4.15.    Intellectual Property; Data Privacy.

(a)    Registered Intellectual Property; Ownership. Section 4.15(a) of the Seller Disclosure Schedules identifies, as of the date of this Agreement, a complete and accurate list of (i) each item of Registered Intellectual Property included in the Company Intellectual Property and (ii) each material unregistered trademark included in the Company Intellectual Property. The Acquired Companies own each item of Company Intellectual Property, in each case, free and clear of any Liens (other than Permitted Liens). Each item of Registered Intellectual Property included in the Company Intellectual Property is, as of the date of this Agreement, subsisting, has not expired or been abandoned, and, with respect to registered or issued Registered Intellectual Property, is in full force and effect, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Except as would not be reasonably expected to be material to the Acquired Companies, taken as a whole, neither the execution and delivery by the Seller of this Agreement, nor the consummation of the Transactions, will (A) result in the loss, termination, or impairment of any right of the Acquired Companies in any Company Intellectual Property or (B) trigger any requirement for the Acquired Companies to pay any additional consideration for the continued use of any such Company Intellectual Property. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies own or possess valid licenses or other valid rights to use the Intellectual Property that the Acquired Companies exercise or exploit in or that maybe necessary for, their businesses as currently being conducted, free and clear of all Liens (other than Permitted Liens) (provided that the foregoing will not be read as a representation of non-infringement, which is solely covered by Section 4.15(c)).
(b)    Maintenance and Prosecution. Except as set forth in Section 4.15(b) of the Seller Disclosure Schedules, (i) all maintenance fees, annuities, renewal fees, and other fees and payments required to maintain, continue, and renew each item of material Registered Intellectual Property included in the Company Intellectual Property have been timely paid in full to the applicable Governmental Entity; and (ii) all filings, responses, declarations, affidavits, and other actions required to be made or taken in order to maintain, continue, file, or prosecute each such item of Registered Intellectual Property included in the Company Intellectual Property (including responses to office actions, statements of use, affidavits of use, affidavits of incontestability, and requests for examination) have been timely made or taken with the applicable Governmental Entity. Except as set forth in Section 4.15(b) of the Seller Disclosure Schedules, no item of material Registered Intellectual Property that would have otherwise been included in the Company Intellectual Property has, since January 1, 2023, been abandoned, cancelled, lapsed, or allowed to expire due to the failure to timely pay any required maintenance fee, annuity, renewal fee, or other fee or payment, or due to the failure to timely make any required filing or take any required action.
(c)    Non-Infringement; Infringement Proceedings. (i) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the operation of the business of the Acquired Companies as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person in any material respect; (ii) except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, since January 1, 2023, the Acquired Companies have not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third party in any material respect; and (iii), since January 1, 2023, the Acquired Companies have not made any claim of a violation, infringement, or misappropriation by others of the Company Intellectual Property. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened in writing against the Acquired Companies alleging that the operation of the business of the Acquired Companies as currently conducted infringes, misappropriates or otherwise violates the Intellectual Property rights of any third Person. To the Knowledge of the Seller, no third Person is infringing, misappropriating or otherwise violating any Company Intellectual Property in any material respect. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, there are no unauthorized uses, disclosures, infringements, or misappropriations of any Company Intellectual Property by any employee or independent contractor (present or former) of the Acquired Companies.
(d)    Intellectual Property Enforceability. No action is pending, or to the Knowledge of the Seller, has been threatened in writing, challenging the validity, enforceability, registration, ownership or scope of any Company Intellectual Property (other than office actions and similar proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property).
(e)    Intellectual Property Assignments. All employees, contractors, consultants, and other service providers of the Acquired Companies who have contributed to the development of any material Company Intellectual Property, have executed written agreements with at least one of the Acquired Companies, pursuant to which each such person has presently assigned to at least one of the Acquired Companies all of such person’s right, title and interest in and to such material Company Intellectual Property (except to the extent ownership of such Intellectual Property vests in at least one of the Acquired Companies by operation of Law).
(f)    Proprietary Information; Company IT Systems. Each of the Acquired Companies takes commercially reasonable steps to protect the confidentiality of such Acquired Company’s material trade secrets and the integrity and security of the Company IT Systems, including by implementing and maintaining appropriate backup and disaster recovery policies. Each of the Company IT Systems are in good working condition and are reasonably sufficient for the operation of the Acquired Companies’ business as currently conducted. Since January 1, 2023, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case, that materially adversely affected or caused a material disruption or damage to the business of the Acquired Companies and that has not been remedied.
(g)    Data Privacy Compliance; Proceedings. (i) the Acquired Companies comply in all material respects with all Legal Requirements pertaining to the Processing of Personal Data and (ii) except as set forth in Section 4.15(g) of the Seller Disclosure Schedules, as of the date of this Agreement, there are no Legal Proceedings pending, or to the Knowledge of the Seller, threatened in writing, against the Acquired Companies alleging noncompliance with Legal Requirements pertaining to the Processing of Personal Data by the Acquired Companies.
SECTION 4.16.    Environmental Matters.
(a)    There are no material Legal Proceedings pending or, to the Knowledge of the Seller, threatened against any Acquired Company alleging or relating to a violation of, or Liability under, any Environmental Legal Requirement.

(b)    Each Acquired Company is and, since January 1, 2023, has been in material compliance with all Environmental Legal Requirements, which includes, and since January 1, 2023, has included, obtaining, maintaining and complying with all material Environmental Permits.
(c)    All material Environmental Permits are valid and in full force and effect, and there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened, by any Governmental Entity, that could reasonably be expected to result in the rescission, or termination or adverse modification of any material Environmental Permit, and neither the Seller nor any Acquired Company has received any written notice from a Governmental Entity that any material Environmental Permit is at risk of not being renewed or being rescinded, or terminated, or adversely modified.
(d)    There has been no Environmental Release of Hazardous Substance, at, on, under or from any real property currently owned, leased or operated by any Acquired Company or, to the Knowledge of the Seller, at any real property formerly owned, leased or operated by any Acquired Company, in each case that has given rise to or could reasonably be expected to give rise to material Liability to any Acquired Company under any Environmental Legal Requirement.
(e)    Since January 1, 2023, no Acquired Company has generated, used, handled, treated, stored, disposed of, transported, arranged for, or permitted the disposal or transportation of any Hazardous Substance offsite from any Owned Real Property or Leased Real Property in a manner that materially violated or would reasonably be expected to give rise to a material violation or material Liability to any Acquired Company under any Environmental Legal Requirement.
(f)    (i) Since January 1, 2023, the Acquired Companies have not received any written notice or, to the Knowledge of the Seller, other information request claiming or indicating a material violation of, or material liability under, any Environmental Legal Requirements that has not been fully addressed or otherwise resolved in accordance with applicable Environmental Legal Requirements and (ii) no Acquired Company is subject to any Order imposing any material obligations with respect to Environmental Requirements.
(g)    Seller has made available to Buyer all (i) Phase I environmental site assessment reports, (ii) material reports of environmental sampling or investigation relating to the condition of current or former facilities or properties of the Acquired Companies, and (iii) environmental compliance assessments identifying material non-compliance with Environmental Legal Requirements by the Acquired Companies, in each case that have been prepared since January 1, 2023 and are in possession or control of Seller or any Acquired Company.
(h)    No Acquired Company has assumed by Contract any material liability of any other person under any Environmental Legal Requirement.
(i)    (A) The execution of this Agreement and the consummation of the transactions contemplated herein will trigger certain requirements under ISRA, with respect to the real property set forth on Section 4.16(i)(A) of the Disclosure Schedules (the “ISRA Filings”) and (B) the ISRA matters set forth on Section 4.16(i)(B) of the Disclosure Schedules are related to certain real property in New Jersey (x) which is owned, leased or formerly owned or leased by an

Acquired Company or (y) which an Acquired Company is committed to own or lease as of signing of this Agreement (the “ISRA Matters”).
SECTION 4.17.    Material Contracts.
(a)    Section 4.17(a) of the Seller Disclosure Schedules sets forth a list, as of the date of this Agreement, of each of the following Contracts in effect as of the date of this Agreement to which any Acquired Company is party or is bound, and all amendments thereto (the “Material Contracts”):
(i)    any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;
(ii)    any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;
(iii)    Contracts that involve the payment or receipt of more than $8,000,000 in any fiscal year by or to any of the Acquired Companies, except in each case for Contracts cancelable without penalty or further payment and without more than 60 days’ notice; provided, however, that with respect to any subcontracts, purchase orders or change orders to any Contracts (“Sub-Contracts”), Seller shall be deemed to have satisfied its obligations under this Section 4.17(a)(ii) with respect to such Sub-Contracts if Seller has made available to Buyer the Representative Sub-Contracts.
(iv)    Contracts providing for the incurrence of existing indebtedness for borrowed money, other than intercompany indebtedness between the Acquired Companies;
(v)    any material joint venture agreement or similar Contract involving a sharing of profits or revenue based on equity ownership in a Person with any Person (excluding, for the avoidance of doubt, any reseller or channel partner agreement or commercial partnership agreement);
(vi)    Contracts (A) containing non-competition restrictions or similar restrictions with respect to any geographic area, business or market or (B) containing exclusivity arrangements, rights of first refusal, rights of first offer or rights of first negotiation, “most favored nation” clauses or similar provisions, in each case, in favor of the counterparty;
(vii)    any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, (A) with a fair market value or aggregate consideration under such Contract in excess of $5,000,000 or (B) pursuant to which the Company or any of its Subsidiaries has a continuing material earn-out or other contingent payment obligation or any material indemnification obligation;

(viii)    Contracts providing for continuing material indemnification obligations, other than Contracts with customers entered into in the ordinary course of business;
(ix)    any Contract under which any material Intellectual Property is licensed by a third Person to the Acquired Companies or under which any of the Acquired Companies grants any third Person a license under Company Intellectual Property (other than (A) nonexclusive, “off-the-shelf” software or hardware licenses or software-as-a-service Contracts or related services Contracts, (B) licenses for Open Source Software and (C) licenses ancillary to commercial transactions, including customer, reseller, support, manufacturing, development, distribution, reseller and professional services Contracts entered into in the ordinary course of business);
(x)    Leases and subleases demising the Leased Real Property, with all renewals, modifications, amendments and extensions;
(xi)    any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after Closing in excess of $1,000,000 in the aggregate, or any injunctive relief or similar equitable obligations that impose restrictions on the Company or any of its Subsidiaries;
(xii)    Contracts that grant a Lien (other than a Permitted Lien) on any material asset or property of the Acquired Companies;
(xiii)    Affiliate Contracts that are material to the Acquired Companies, taken as a whole;
(xiv)    any broker, distributor, dealer, agency or similar Contracts with any non-U.S. persons;
(xv)    any Contracts with a Governmental Entity; and
(xvi)    any Contract that limits or purports to limit the ability of any Acquired Company to solicit or hire any Person with respect to employment other than confidentiality agreements entered into (A) in the ordinary course of business or (B) in connection with a transaction process.
(b)    The Company has made available to Buyer (i) correct and complete copies of all Material Contracts other than Sub-Contracts, including any amendments and (ii) a sample set of Sub-Contracts with terms and conditions that are representative of the terms and conditions generally applicable to transactions between the Acquired Companies pursuant to any Sub-Contracts related to customer Contracts (excluding Sub-Contracts) that are Material Contracts.
(c)    Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) each Material Contract is valid and binding on the applicable Acquired Company that is party thereto and, to the Knowledge of the Seller, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, and (ii) no Acquired Company nor, to the Knowledge of the Seller, any other party thereto has violated any provision of, or failed to perform any obligation required under the provisions of, any Material Contract; and (iii)

no Acquired Company nor, to the Knowledge of the Seller, any other party thereto is in breach or default, or has received written notice of breach or default, of any Material Contract. Except as would not reasonably be expected to be material to the Acquired Companies, (taken as a whole), (A) no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by any Acquired Company, or, to the Knowledge of the Seller, any other party thereto, and, (B) as of the date of this Agreement, no Acquired Company has received written notice from the counterparty to any Material Contract regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).
SECTION 4.18.    Significant Customers and Suppliers. Section 4.18 of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, a list of (a) the twenty largest customers of the Acquired Companies, taken as a whole, in terms of revenue generated from each such customer during the 12 months ended December 31, 2025 and during the six months ended June 30, 2026 (“Key Customers”) and (b) the twenty largest suppliers of the Acquired Companies, taken as a whole, in terms of purchases or payments (by value) made by the Acquired Companies during the 12 months ended December 31, 2025 and during the six months ended June 30, 2026 (“Key Suppliers”). As of the date of this Agreement, there has not been any written notice from any such customer or vendor that such customer or vendor has terminated or canceled or intends to terminate or cancel or materially alter its relationship with any of the Acquired Companies.
SECTION 4.19.    Permits. Each Acquired Company holds all Permits required by applicable Law to operate their respective businesses as such businesses are being operated as of the date hereof except where the failure to hold any such Permit would not materially impair the conduct of the business of the Acquired Companies, taken as a whole. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Seller, threatened, except where the suspension cancellation, non-renewal, or adverse modifications of any such Permit would not materially impair the conduct of the business of the Acquired Companies, taken as a whole. Each Acquired Company is and, since January 1, 2023, has been in compliance with the terms of all Permits in all material respects.
SECTION 4.20.    Brokers. Except for fees payable to Jefferies, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Seller or the Company.
SECTION 4.21.    Insurance. Section 4.21 of the Seller Disclosure Schedule sets forth a true, complete and correct list of all policies or binders of fire, liability, product liability, umbrella liability, errors and omissions, real and personal property, pollution, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by each Acquired Company (including those policies under which it is named as an additional insured, including as to particular projects) (collectively, the “Insurance Policies”). True, correct and complete copies of the Insurance Policies have been made available to Buyer. The Insurance Policies are in full force and effect in accordance with their terms and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid when due.

SECTION 4.22.    Anti-Corruption; Sanctions; Import and Export Control Legal Requirements.
(a)    The Acquired Companies, their respective directors, managers, officers, employees and, to the Knowledge of the Seller, their other Representatives authorized to act on their behalf are, and have been since January 1, 2023, in compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all other anti-bribery and anti-corruption Legal Requirements maintained in any jurisdiction in which any of the Acquired Companies does business (the “Anti-Corruption Laws”). Since January 1, 2023, (A) no civil or criminal penalties have been imposed on any Acquired Company with respect to violations of Anti-Corruption Laws and (B) no voluntary disclosures relating to Anti-Corruption Laws been submitted by any Acquired Company to any Governmental Entity.
(b)    The Acquired Companies are, and have been since January 1, 2023, in material compliance with Trade Legal Requirements and Sanctions.
(c)    As of the date of this Agreement, there are no Sanctions-related, export-related or import-related Legal Proceedings pending or, to the Knowledge of the Seller, threatened in writing against any Acquired Company or, to the Knowledge of the Seller, any officer or director thereof by or before (or, in the case of a matter threated in writing, that would come before) any Governmental Entity.
(d)    Since January 1, 2023, no Acquired Company has been in any Legal Proceedings involving alleged violations of Anti-Corruption Laws and neither the Company nor any of its Affiliates are participating in any Legal Proceeding by a Governmental Entity relating to alleged violations by any Acquired Company of any Anti-Corruption Law.
(e)    Since January 1, 2023, none of the Acquired Companies has engaged in, or is now engaging in, directly or indirectly, any dealings or transactions in a Sanctioned Country or with a Sanctioned Person, and none of the Acquired Companies, or any director, manager, officer or employee thereof is a Sanctioned Person.
SECTION 4.23.    Bank Accounts.
(a)    As of the date hereof, Seller has made available to Buyer a true and complete (as of the date such list has made been available) list of:
(i)    the name and address of each bank, trust company, financial institution, securities intermediary, commodity intermediary, money market fund, brokerage firm or other depository or financial institution at which each Acquired Company maintains or has maintained, or is or has been a party to, any account, including any checking account, savings account, demand deposit account, time deposit account, money market account, sweep account, payroll account, escrow account, lockbox account, concentration account, zero-balance account, securities account, commodity account, investment account, custodial account, trust account, foreign currency account or other account of any kind (each, a “Company Account”); and

(ii)    the name, account type, and currency denomination of each Company Account.
(b)    Neither the Company nor any of its Subsidiaries maintains any safe deposit box, vault, lock-box arrangement or other physical or electronic repository used to hold cash, certificates, instruments, securities or other assets of the Acquired Companies.
SECTION 4.24.    Investment Intent; Securities Law Matters. Seller is acquiring the Stock Consideration as an investment for its own account and not with a view to the distribution thereof. Seller is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Seller acknowledges that it has been furnished with such documents, materials and information as Seller deems necessary or appropriate for evaluating the acquisition of the Stock Consideration. Seller confirms that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Buyer and the merits and risks of the acquisition of the Stock Consideration. Seller further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the officers and other employees of Buyer concerning the terms and conditions of the acquisition of the Stock Consideration. Seller has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Stock Consideration, and Seller is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Stock Consideration. Seller acknowledges that, except in accordance with this Agreement, the shares comprising the Stock Consideration have not been, and will not be, registered under the Securities Act, or any state securities laws, and understands and agrees that it may not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any of the shares comprising the Stock Consideration except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable Securities Laws.
SECTION 4.25.    Parent Information Statement. The Parent Information Statement will not, at the time the Parent Information Statement is filed with the SEC, at any time the Parent Information Statement is amended or supplemented or at the time the Parent Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Parent Information Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any portions thereof that relate to Buyer and to statements made or incorporated by reference in the Parent Information Statement based on information supplied by Buyer or any of its Representatives for inclusion or incorporation by reference in the Parent Information Statement.
SECTION 4.26.    Anti-Takeover Statutes. Taking into account all applicable exceptions thereunder, including Section 203(a)(2) of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign Laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. Immediately after the Closing, Merger Sub will own sufficient shares of Company Common Stock to satisfy the requirements of Section 203(a)(2) of the DGCL.
SECTION 4.27.    Opinion of Parent’s Financial Advisor. The board of directors of Parent has received the opinion of Jefferies, LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, assumptions, qualifications and limitations set forth therein, the Base Purchase Price to be paid for the Company pursuant to this Agreement is fair, from a financial point of view, to holders of Company Common Stock, collectively as a group.
SECTION 4.28.    Tangible Personal Property.
(a)    Except as would not reasonably be expected to be material to the Acquired Companies (taken as a whole), the Acquired Companies have good and marketable title to, or a valid leasehold interest in, all of the material items of tangible personal property used in the business of the Acquired Companies and recorded in the Financial Statements (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than the Permitted Liens. All such material items of tangible personal property are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted).
(b)    Section 4.28 of the Seller Disclosure Schedules sets forth all leases of personal property (“Personal Property Leases”) involving annual payments for a single lease in excess of $200,000 relating to personal property used in the business of the Acquired Companies or to which an Acquired Company is a party or by which the properties or assets of the Acquired Companies is bound. Except as would not reasonably be expected to be material to the Acquired Companies (taken as a whole), all of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Acquired Companies have made available to Buyer true, correct, and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.
(c)    The Acquired Companies have a valid and enforceable leasehold interest under each of the material Personal Property Leases under which it is a lessee. Each of the material Personal Property Leases is in full force and effect and the Acquired Companies have not received or given any notice of any material default or event that with notice or lapse of time, or both, would constitute a material default by the Acquired Companies under any of the material Personal Property Leases and, to the Knowledge of the Seller, no other party is in material default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.
SECTION 4.29.    Inventory. The material inventory of the Acquired Companies are in good and marketable condition and are usable and of a quantity and quality saleable and usable in the ordinary course of business consistent with past practice. The inventories of the Acquired Companies set forth in the Financial Statements are valued at cost and are properly stated in all material respects. The inventories reflected in the Financial Statements do not contain any material unsaleable, defective, not in good condition, fails to meet governmental, industry or manufacturer standards, obsolete, excess, damaged, or otherwise material unusable inventory. The inventories of the Acquired Companies constitute materially sufficient quantities for the normal operation of business in accordance with past practice.
SECTION 4.30.    Accounts Receivable. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (a) all accounts and notes receivable of the Acquired Companies have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms and (b) none of the material accounts or notes receivable of the Acquired Companies (i) are subject to any setoffs or counterclaims, or (ii) represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement and (c) the Company does not maintain allowances or reserves for credit losses with respect to the accounts or notes receivable of the Acquired Companies.
SECTION 4.31.    Books and Records. The minute books and stock or equity interest record books of the Acquired Companies have been maintained in accordance with sound business practices, are up to date in all material respects and contain a complete and accurate record in all material respects of all matters required to be recorded in them. At the Closing, subject to Section 7.07, all of those books and records will be in the possession of the Acquired Companies.
SECTION 4.32.    Related Party Transactions. Except for (a) any amounts owed under the Tax Sharing Agreement, which will be fully paid prior to Closing, and (b) as set forth in Section 4.32 of the Seller Disclosure Schedules, neither Seller nor any Affiliate, employee, officer, director, manager, stockholder, partner or member of any Acquired Company (other than other Acquired Companies), any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Acquired Companies nor does the Acquired Companies owe any amount to, or has the Acquired Companies committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person other than employment arrangements in the ordinary course of business, (ii) is a party to any Contract with the Acquired Companies other than employment arrangements in the ordinary course of business, (iii) owns any property or right, tangible or intangible, that is used by the Acquired Companies, (iv) has any claim or cause of action against the Acquired Companies, (v) owns any direct or indirect interest of any kind in, or controls or is a director, manager, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Acquired Companies, or (vi) is the beneficiary of any credit support, guarantee, letter of credit, performance bond or surety provided by or backstopped by any Acquired Company or its assets.
SECTION 4.33.    No Other Representations or Warranties. Except for the representations and warranties made by Seller in this Article IV or in any other Transaction Document, none of Seller, the Acquired Companies or any other Person makes any other express or implied representation or warranty with respect to Seller, the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Buyer or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by Seller in this

Article IV or in any Transaction Document, none of Seller, the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Buyer or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (b) except for the representations and warranties made by Seller in this Article IV or in any Transaction Document, any oral or written information presented to Buyer or any of its Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. Seller and each of the Acquired Companies disclaim any and all other representations and warranties, whether express or implied. Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 4.33 or Section 5.10 is intended to, nor shall it be interpreted to (i) limit the recourse of Buyer with respect to any claims made on the basis of or with respect to Fraud or arising out of the express written representations and warranties made by Seller in this Agreement or any other Transaction Document, or (ii) limit any rights or remedies available to any Buyer Related Person under the R&W Insurance Policy (including the ability to seek or make claims, and receive proceeds, thereunder).
ARTICLE V

Representations and Warranties of Buyer
Except as disclosed in (a) all the forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2023 (all such documents and reports filed or furnished by Buyer or any of its Subsidiaries on or after such date, the “Buyer SEC Documents”) (excluding any disclosures set forth in any such Buyer SEC Document under the heading “Risk Factors” or any disclosure specifically relating to disclaiming forward-looking statements including under the heading “Cautionary Statement on Forward-Looking Information” only to the extent predictive, cautionary, or forward-looking in nature, in each case, other than historical facts contained therein), or (b) the disclosure schedule delivered by Buyer to the Seller immediately prior to the execution of this Agreement (the “Buyer Disclosure Schedule”), Buyer and Merger Sub represent and warrant to the Company as follows:
SECTION 5.01.    Organization, Standing; Authority; Execution and Delivery; Enforceability.
(a)    Each of Buyer and Merger Sub and any other Affiliate of Buyer that is or will be a party to any Transaction Document (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization and (b) has all necessary corporate or similar power and authority to execute and deliver this Agreement (in the case of Buyer and Merger Sub) and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions, subject only to the adoption of this Agreement by the Buyer as the sole stockholder of Merger Sub.

(b)    The copies of the Certificate of Incorporation and by-laws of the Buyer as most recently filed with the SEC are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Buyer has delivered or made available to the Company a true and correct copy of the Organizational Documents of Merger Sub. Neither Buyer nor Merger Sub is in violation of any of the provisions of its Organizational Documents.
(c)    The execution, delivery and performance by Buyer and Merger Sub of this Agreement and by Buyer, Merger Sub or any other Affiliate of Buyer of any other Transaction Document to which Buyer, Merger Sub or such Affiliate of Buyer is, or is specified to be, a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or similar action by Buyer, Merger Sub or such Affiliate of Buyer, as applicable. This Agreement has been, and each other Transaction Document to which Buyer, Merger Sub or any Affiliate of Buyer is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by Buyer or Merger Sub or such Affiliate, as applicable. Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement constitutes, and each other Transaction Document to which Buyer, Merger Sub or any other Affiliate of Buyer is, or is specified to be, a party constitutes or will constitute, a legal, valid and binding obligation of Buyer or Merger Sub, as applicable, enforceable against Buyer, Merger Sub or such Affiliate in accordance with its terms, except as enforcement thereof may be limited against Buyer, Merger Sub or such Affiliate by the Enforceability Exceptions.
SECTION 5.02.    Capital Structure. The authorized capital stock of Buyer consists of: (i) 100,000,000 shares of Buyer Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of Buyer (the “Buyer Preferred Stock”). As of the date of this Agreement: (A) 19,924,356 shares of Buyer Common Stock were issued and outstanding (not including shares held in treasury); (B) 2,125,120 shares of Buyer Common Stock were issued and held by Buyer in its treasury; and (C) no shares of Buyer Preferred Stock were issued and outstanding or held by Buyer in its treasury. All of the outstanding shares of capital stock of Buyer are, and all shares of capital stock of Buyer which may be issued as contemplated or permitted by this Agreement, including the shares of Buyer Common Stock constituting the Stock Consideration, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of Buyer owns any shares of Buyer Common Stock.
SECTION 5.03.    No Conflicts; Consents.
(a)    The execution and delivery by Buyer and Merger Sub of this Agreement does not, the execution and delivery by Buyer, Merger Sub or any other Affiliate of Buyer of the other Transaction Documents to which Buyer, Merger Sub or any such Affiliate is, or is specified to be, a party will not, and the performance by Buyer and Merger Sub of this Agreement and by Buyer, Merger Sub or such Affiliate of each other Transaction Document to which Buyer, Merger Sub or such Affiliate is, or is specified to be, a party and the consummation by Buyer and any of its Affiliates of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Buyer, Merger Sub or such Affiliate, (ii) assuming that all Consents contemplated by Section 5.03(b) have been obtained, and all Filings described therein have been made, conflict with or violate any Order or Legal Requirement applicable to Buyer, Merger Sub or such Affiliate or by which any property or asset of Buyer, Merger Sub or such Affiliate is bound or (iii) assuming that all Consents contemplated by Section 5.03(b) have been obtained and all Filings described therein have been made, require any Consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Contract to which Buyer, Merger Sub or such Affiliate is a party or by which Buyer, Merger Sub or such Affiliate, or any property or asset of Buyer, Merger Sub or such Affiliate, is bound or (iv) result (immediately or with notice or lapse of time or both) in the creation of any Lien on any property or asset of Buyer, Merger Sub or such Affiliate.
(b)    The execution and delivery by Buyer and Merger Sub of this Agreement does not, the execution and delivery by Buyer, Merger Sub or any other Affiliate of Buyer of each other Transaction Document to which Buyer, Merger Sub or any such Affiliate is, or is specified to be, a party will not, and the performance by Buyer of this Agreement and by Buyer, Merger Sub or any Affiliate of Buyer of each other Transaction Document to which Buyer, Merger Sub or such Affiliate is, or is specified to be, a party and the consummation by Buyer, Merger Sub and any other Affiliate of Buyer of the Transactions will not, require any Consent of, or Filing with, any Governmental Entity, except for (i) compliance with and Filings under applicable requirements of the HSR Act and any other applicable Antitrust Law, and (ii)  any other Filings required by Section 7.02.
SECTION 5.04.    Litigation.
(a)    As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of the Buyer, threatened in writing against Buyer, Merger Sub or any other Affiliate of Buyer that is a party to any Transaction Document that would reasonably be expected to have a Buyer Material Adverse Effect.
(b)    As of the date of this Agreement, there are no material Orders outstanding against Buyer, Merger Sub or any other Affiliate of Buyer that is a party to any Transaction Document that would reasonably be expected to have a Buyer Material Adverse Effect.
SECTION 5.05.    Investment Intent; Securities Law Matters. Merger Sub is acquiring the Transferred Shares as an investment for its own account and not with a view to the distribution thereof. Merger Sub is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act.
SECTION 5.06.    Sufficiency of Funds. Buyer has access as of the date of this Agreement to (including through availability under its credit facility), and at the Closing will have, immediately available funds that are sufficient to (i) satisfy all of Buyer’s obligations under this Agreement, including the obligations under Article I, (ii) pay any other amounts required to be paid by Buyer in connection with the consummation of the Transactions and (iii) pay all related fees and expenses on the Closing Date.
SECTION 5.07.    Not a Foreign Person. Neither Buyer nor Merger Sub is a “Foreign Person,” as that term is defined at 31 C.F.R. § 800.224.

SECTION 5.08.    Information Supplied. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Parent Information Statement will, at the time the Parent Information Statement is filed with the SEC, at any time the Parent Information Statement is amended or supplemented or at the time the Parent Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Buyer does not make any representation or warranty with respect to any other information which is contained in or incorporated by reference in the Parent Information Statement.
SECTION 5.09.    SEC Filings; Financial Statements.
(a)    Except as would not have a material adverse effect on the Buyer and its consolidated subsidiaries, taken as a whole:
(i)    All Buyer SEC Documents furnished by Buyer or any of its officers with the SEC since January 1, 2023, have been so filed or furnished on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (A) each Buyer SEC Document furnished with the SEC by Buyer since January 1, 2023 complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (B) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Buyer SEC Documents, the principal executive officer and principal financial officer of Buyer have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in each Certification are accurate and complete in all material respects as of its date. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Buyer SEC Documents. As of the date of this Agreement, to the Knowledge of the Buyer, none of the Buyer SEC Documents is the subject of any ongoing review by the SEC.
(ii)    The consolidated financial statements (including any related notes and auditor reports) contained or incorporated by reference in the Buyer SEC Documents: (A) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are material in amount to Buyer and its consolidated Subsidiaries, taken as a whole); and (C) fairly present in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of

Buyer and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person that is not Buyer or a Subsidiary of Buyer are required by GAAP to be included in the consolidated financial statements of Buyer.
SECTION 5.10.    No Other Representations; No Reliance.
(a)    Each of Buyer and Merger Sub acknowledges and agrees that except for the representations and warranties made by Seller in Article IV or in any other Transaction Document, none of Seller, any Acquired Company or any other Person makes any other express or implied representation or warranty with respect to Seller, the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Buyer, Merger Sub any of their Affiliates or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, none of Seller, the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Buyer, Merger Sub, any of their respective Affiliates or any of their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, conditions (financial or otherwise) or prospects or (ii) except for the representations and warranties made by Seller in Article IV or in any other Transaction Document, any oral or written information presented to Buyer, Merger Sub any of their Affiliates or any of their respective Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. None of Seller, the Acquired Companies or any other Person will have or be subject to any liability or other obligation to Buyer, Merger Sub any of their Affiliates, any of their respective Representatives or any other Person resulting from the consummation of the Transactions or the use by Buyer, Merger Sub or any of their respective Representatives of any such information, including information, documents, projections, forecasts or other material made available to Buyer, Merger Sub, any of their Affiliates or any of their respective Representatives in any “data rooms”, teaser, confidential information memorandum or management presentations in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in Article IV or in any other Transaction Document and then only as expressly provided in this Agreement. Seller and each of the Acquired Companies disclaim any and all other representations and warranties, whether express or implied, and each of Buyer and Merger Sub, on its own behalf and on behalf of its Affiliates, expressly disclaims reliance on any such other representations or warranties. Each of Buyer and Merger Sub, on its own behalf and on behalf of its Affiliates, further specifically disclaims any obligation or duty by any Person to make any disclosures of fact not required to be disclosed pursuant to the express terms and conditions of this Agreement.
(b)    Notwithstanding the foregoing, and for the avoidance of doubt, nothing in Section 4.33 or this Section 5.10 is intended to, nor shall it be interpreted to or actually, impede, undermine, frustrate, limit, or nullify (i) any claims made on the basis of or with respect to Fraud, or (ii) any rights, remedies, or rights available to any Buyer Related Person hereunder or under the

R&W Insurance Policy (including the ability to seek or make claims, and receive proceeds, thereunder).
ARTICLE VI

Action Prior to the Closing
SECTION 6.01.    Operation of the Business.
(a)    Except (i) as required by any applicable Legal Requirement, Order or Governmental Entity or by any Contract to which the Company or any of its Subsidiaries is party or is bound, (ii) as set forth in Section 6.01(a) of the Seller Disclosure Schedules, (iii) as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or conditioned) or (iv) as required or otherwise expressly permitted by this Agreement or any other Transaction Document, during the Pre-Closing Period, Seller shall use its reasonable best efforts to cause the Company and each of its Subsidiaries to conduct the business and operations of the Acquired Companies in the ordinary course consistent with past practice and, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it; provided, however, that (A) no action or inaction with respect to matters specifically addressed by Section 6.01(b) shall be deemed to be a breach of this Section 6.01(a) unless such action or inaction would constitute a breach of Section 6.01(b), (B) the failure of Seller to cause the Company or any of its Subsidiaries to take any action prohibited by Section 6.01(b) shall in no circumstances be deemed a breach of this Section 6.01(a) unless such inaction would constitute a breach of Section 6.01(b), and (C) Buyer’s express written consent with respect to any action or matter pursuant to Section 6.01(b) shall be deemed to constitute consent for all purposes under this Agreement, including for purposes of this Section 6.01(a).
(b)    Without limiting the foregoing, except (v) as required by any applicable Legal Requirement, Order or Governmental Entity or by any Contract to which the Company or any of its Subsidiaries is party or is bound, (w) as set forth in Section 6.01(b) of the Seller Disclosure Schedules, (x) as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or conditioned), or (y) as set forth in or as otherwise required or otherwise expressly permitted by this Agreement or any other Transaction Document, during the Pre-Closing Period, Seller shall cause the Company and each of its Subsidiaries not to:
(i)    issue, deliver or sell any shares of its capital stock or other equity interests or any options, warrants, rights, securities convertible into or exchangeable for such capital stock or other equity interests, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (A) issuances, deliveries or sales of capital stock or other equity interests to Seller or another Acquired Company or (B) pursuant to the exercise and/or the settlement of equity compensation awards in accordance with their terms;

(ii)    declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or other equity interests, in each case in other than any dividends or other distributions from any Acquired Company to any other Acquired Company;
(iii)    amend the Organizational Documents of any Acquired Company in a manner adverse to Buyer;
(iv)    (A) split, combine, or reclassify any securities of any Acquired Company, (B) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of any Acquired Company or (C) enter into any Contract with respect to the voting of, any shares of its capital stock;
(v)    (A) acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any material assets from any third party or (B) make any loans, advances or capital contributions to or investments in any Person, in each case of clauses (A) and (B), valued, individually or in the aggregate, in the excess of $1,000,000;
(vi)    sell, transfer, lease, assign or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets or otherwise) any assets valued, individually or in the aggregate, in the excess of $1,000,000, including the capital stock or other equity interests in any Acquired Company, except (A) transfers, assignments or sales by the Acquired Companies pursuant to Contracts in effect on the date of this Agreement, (B) sale of inventory, equipment or other tangible assets that are no longer used or useful in the conduct of business of the Acquired Companies or (C) transfers between and among the Acquired Companies;
(vii)    sell, assign, transfer, exclusively license, allow to lapse or abandon any material Company Intellectual Property, other than in the ordinary course of business;
(viii)    pledge, encumber or otherwise subject to a Lien (other than a Permitted Lien) any of the material properties or assets of the Acquired Companies (including capital stock or other equity interests of any Acquired Company);
(ix)    incur, assume or guarantee any indebtedness for borrowed money other than (A) indebtedness that will be repaid, settled, canceled or terminated prior to the Closing, (B) intercompany indebtedness between or among the Acquired Companies, (C) indebtedness to replace existing indebtedness (on substantially similar or better terms) that is maturing, expiring or otherwise terminating, (D) indebtedness incurred in the ordinary course of business under lines of credit or similar arrangements in existence as of the date of this Agreement and (E) guarantees, performance bonds and other similar obligations incurred in the ordinary course of business in connection with new business ventures;
(x)    (A) repurchase or prepay any indebtedness for borrowed money other than in accordance with the terms of any Contract governing such indebtedness; (B) guarantee any indebtedness for borrowed money of another Person; (C) issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or (D) enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it), other than in connection with the financing of ordinary course trade payables consistent with past practice, in each case, other than any of the foregoing for which no Acquired Company shall have any liability at the Closing;
(xi)    enter into any swap or hedging transaction or other derivative agreement, other than in the ordinary course of business;
(xii)    enter into or amend or modify in any material respect, waive or assign any material right under, or consent to the termination of (other than at its stated expiry date), any Material Contract other than in the ordinary course of business;
(xiii)    enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;
(xiv)    enter into any new line of business outside the existing line of business of the Company and its Subsidiaries;
(xv)    terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;
(xvi)    enter into any Contract with any “related person” as defined in Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for (a) payment of compensation in the ordinary course of business pursuant to agreements in place on the date of this Agreement and (b) the issuance of equity pursuant to the exercise and/or the settlement of equity compensation awards in place as of the date of this Agreement in accordance with their terms;
(xvii)    adopt or implement any stockholder rights plan or similar arrangement;
(xviii)    make any loans or capital contributions to, or investments in, any Person (other than to or in any Acquired Company), except for extensions of trade credit in the ordinary course of business;
(xix)    except (A) as required or permitted pursuant to the terms of any Company Benefit Plan or Collective Bargaining Agreement as in effect as of the date of this Agreement, or (B) after January 1, 2027, as may be initiated by any Acquired Company with respect to its employees generally in the applicable jurisdiction or geographic location in the Ordinary Course of Business and in amounts consistent with past practice, (1) grant to any employee with the title of Vice President or above any material increase in severance, change of control, retention or termination pay, (2) accelerate the time of payment or vesting of, the lapsing of restrictions or waiving of performance conditions with respect to, any material compensation or benefits under any material Company Benefit Plan or (3) enter into, terminate or materially amend any Benefit Plan that would be a Company Benefit Plan if in effect as of the date of this Agreement; provided, however, that the foregoing clauses (1), (2) and (3) shall not restrict any Acquired Company from providing, or making available to, employees who are newly hired or promoted based on job performance or workplace requirements (in each case in the ordinary course of business), compensation and benefit arrangements (including incentive grants) and Benefit Plans that are substantially consistent with the compensation and benefit arrangements (including incentive grants) and Benefit Plans previously provided to newly hired or promoted employees in similar positions;
(xx)    except for any actions related to any Seller Consolidated Tax Return or the Seller Consolidated Group and which do not relate to any Acquired Company, (A) make (inconsistent with past practice) or change any Tax election, (B) change any method of accounting or any accounting period for Tax purposes, (C) extend or waive the limitations period applicable to the assessment or collection of any Tax; (D) settle or compromise any Tax Proceeding; (E) surrender any Tax refund (or credit in lieu of a refund) or right to claim a Tax refund (or credit in lieu of a refund); (F) file any amended Tax Return with respect to a Pre-Closing Tax Period; (G) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of any state or local Legal Requirement) or other agreement primarily related to Taxes with any Governmental Entity; (H) pursue or enter into a voluntary disclosure process or agreement concerning Taxes with any jurisdiction; or (I) take any other action that could increase Tax liability of any Acquired Company or decrease any Tax attributes of any Acquired Company for any post-Closing Tax period;
(xxi)    change any methods or principles of financial accounting used by the Acquired Companies, except as required by GAAP or other accounting standards (or any interpretation thereof) or the Financial Accounting Standards Board or any similar organization;
(xxii)    release, compromise or settle any litigation for an amount in excess of $1,000,000; or any litigation which imposes any material restrictions on the operations of businesses of the Acquired Companies following the Closing (other than customary confidentiality, release and non-disparagement obligations);
(xxiii)    allow any insurance to lapse or not be renewed on substantially similar terms to those in place as of the date of this Agreement;
(xxiv)    (i) fail to keep in full force and effect any material Permit required by any Governmental Entity for the continuing operation of the business, or (ii) fail to file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material Permit required by any Governmental Entity for the continuing operation of the business.
(xxv)    adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xxvi)    except as necessary to respond appropriately to an emergency, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than, and during the same time period set forth in, the Company’s capital budget set forth in Section 6.01(b)(xxvi) of the Seller Disclosure Schedules;
(xxvii)    implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would reasonably be expected to trigger the notice requirements of the WARN Act;
(xxviii)     agree to waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of any Acquired Company; or
(xxix)    commit or agree in writing to take any of the actions described in this Section 6.01(b).
(c)    Nothing contained in this Agreement or any other Transaction Document shall give Buyer, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing. Prior to the Closing, Seller and the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement and the other Transaction Documents, complete unilateral control and supervision over the business operations of the Acquired Companies.
(d)    In furtherance of Section 6.01(a), and subject to the same exceptions set forth therein, mutatis mutandis, prior to Closing, Seller shall cause the Company and each of its Subsidiaries to use reasonable best efforts to (i) maintain the Owned Real Property and Leased Real Property in substantially the same manner as maintained as of the date hereof in the ordinary course of business; (ii) perform in all material respects its material obligations as tenant under the Leases, and not terminate or cause the termination of any Lease associated with the Leased Real Property, without the prior written consent of Buyer; (iii) maintain in full force and effect all insurance relating to the Owned Real Property and Leased Real Property; (iv) preserve and maintain all material Permits required to operate material business activities on the Owned Real Property and Leased Real Property; (v) comply in all material respects with all applicable Laws with respect to the Owned Real Property and/or the Leased Real Property, including, without limitation, any such requirements, rules, regulations, notices, or orders issued or imposed after the effective date hereof, and shall provide Buyer with any notices received by Seller with respect thereto; and (vi) make any material structural alterations or additions to the Owned Real Property and/or Leased Real Property, except as in the ordinary course of business, as required for maintenance and repair or as otherwise disclosed to Buyer in writing prior to the date hereof.
SECTION 6.02.    Access to Information.
(a)    Subject to any applicable Legal Requirements and Orders, during the Pre-Closing Period, upon reasonable advance notice, Seller shall cause the Acquired Companies to afford to Buyer and its Representatives reasonable access during normal business hours and at reasonable times to the properties and Company Records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, any other Transaction Document or the Transactions or any proposals to or from other parties relating to any competing or alternative transactions) of the Acquired Companies, and Seller shall cause the Acquired Companies to furnish promptly to Buyer and its Representatives such information concerning the Acquired Companies as Buyer may reasonably request, in each case solely for the purpose of consummating the Acquisition and the Merger, provided that Buyer and its Representatives shall conduct any such activities in such a manner as to maintain confidentiality and not to unreasonably interfere with the business or operations of the Acquired Companies. Notwithstanding the foregoing: (i) neither Seller nor any of the Acquired Companies shall be obligated to provide or cause to be provided such access or information if doing so would reasonably be expected to (A) result in the disclosure of trade secrets or competitively sensitive information, (B) violate any applicable Legal Requirement or Order or a Contract or obligation of confidentiality owing to any other Person, (C) jeopardize the protection of the attorney-client privilege, attorney work product protection or other legal privilege, (D) be adverse to the interests of Seller or any of the Acquired Companies in any pending or threatened Legal Proceeding or (E) expose Seller or any of the Acquired Companies to risk of liability for disclosure of sensitive, personal or other information; (ii) in all access and investigation pursuant to this Section 6.02(a) (A) Seller will have the right to have one or more of its or the Company’s Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 6.02(a), (B) may be limited to the extent Seller determines in good faith that such limitation is necessary in light of Exigency Measures and (C) all such access and investigations shall be conducted at Buyer’s sole cost and expense. All requests for information or access made pursuant to this Section 6.02(a) shall be directed to the Person designated by Seller. Nothing in this Section 6.02(a) or elsewhere in this Agreement shall be construed to require Seller or any of the Acquired Companies or any of its or their respective Representatives to prepare any reports, analyses, appraisals or opinions that are not readily available (it being understood that Seller and the Acquired Companies shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information). All information provided to Buyer or its Representatives pursuant to this Section 6.02(a) will be subject to the terms of the confidentiality agreement dated as of December 23, 2025, by and between the Company and Buyer (the “Confidentiality Agreement”).
(b)    Notwithstanding anything to the contrary contained in this Agreement, during the Pre-Closing Period, without the prior written consent of Seller (which consent may not be unreasonably withheld, conditioned or delayed) (A) subject to Section 6.02(a), Buyer will not, and will cause its Affiliates and its and their respective Representatives not to, contact or communicate with any vendor, supplier, landlord, customer, potential customer, employee, distributor or licensor of any Acquired Company or any Seller Entity, or any other Person having a business relationship with any Acquired Company or Seller Entity, regarding the Acquired Companies, operations, or prospects of the business of the Acquired Companies or this Agreement or the Transactions; provided that nothing in this clause (A) shall prevent Buyer and its Affiliates from responding to inquiries or outreach from its own customers, vendors, suppliers, distributors and licensors unrelated to the Transactions; and (B) Buyer will have no right to perform invasive or subsurface investigations at the properties or facilities of the Acquired Companies.

(c)    Subject to Section 6.02(a), Section 6.02(b) and any restrictions under applicable Law, upon Buyer’s reasonable prior written request, Seller will use commercially reasonable efforts to facilitate meetings between Buyer and key vendors, suppliers, landlords, customers, employees, distributors or licensors of any Acquired Company, or any other Person having a business relationship with any Acquired Company as requested by the Buyer.
(d)    Seller will cause the Company to engage BDO USA, P.C. to conduct an audit of the carve out financial statements of the Acquired Companies prior to the Closing and shall reasonably cooperate with the Buyer in connection with such audit; provided, however, that Buyer shall reimburse the Company at the Closing for any documented, out of pocket costs and expenses incurred by the Acquired Companies in connection with such engagement and audit.
ARTICLE VII

Additional Agreements
SECTION 7.01.    Exclusivity.
(a)    During the Pre-Closing Period, Seller shall not, and shall cause the Acquired Companies and its and their Representatives not to, directly or indirectly, take any action to (i) solicit, initiate, knowingly facilitate (including by way of furnishing any non-public information) or knowingly encourage any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Seller or the Company, that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or otherwise engage in discussions or negotiations with any third party with respect to any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, Acquisition Proposal, (iii) provide non-public information or afford access to the business, properties, assets, books, or records of the Company or its respective Subsidiaries to any third party in connection with any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal made by such third party, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (v) approve any transaction under, or any third party (other than the Buyer or its Affiliates becoming an “interested stockholder” under, Section 203 of the DGCL or (vi) enter into any agreement in principle, letter of intent, memorandum of understanding, option agreement, partnership agreement, purchase agreement, merger agreement or other business combination agreement with respect to any Acquisition Proposal or (vii) approve, authorize, agree or publicly announce any intention to do any of the foregoing.
(b)    Seller shall promptly, and in any event within one Business Day after the date of this Agreement: (i) terminate access of any third party to any data room containing any confidential information with respect to the Acquired Companies; (ii) cease and cause to be terminated, and shall cause its Representatives to cease and cause to be terminated, all existing discussions and negotiations, if any, with any third party with respect to any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; and (iii) use its reasonable best efforts to cause any such third party (or its Representatives) in possession of non-public information in respect of the Company and its Subsidiaries that was furnished by or on behalf of Seller, any Acquired Company or any of their respective Representatives, to return or destroy (and confirm destruction of) all such information (subject in each case to the terms of any applicable confidentiality agreement). Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 7.01 by any Representative of the Seller, the Company or any of their respective Subsidiaries, whether or not such Representative is purporting to act on behalf of the Seller, the Company or any of their respective Subsidiaries, shall be deemed to be a breach of this Section 7.01 by Seller.
(c)    Promptly upon receipt of an unsolicited proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, Seller shall notify Buyer, which notice shall include a written summary of the material terms of such proposal and the identity of the party that submitted such proposal. Seller may respond to any such inquiry only by indicating that Seller has entered into a binding definitive agreement with respect to the Acquisition and is unable to provide any information related to the Acquired Companies or engage in any discussions or negotiations with respect to an Acquisition Proposal.
(d)    Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall restrict the ability of any Seller Entity to solicit proposals or offers relating to, engage in discussions or negotiations related to, make recommendations with respect to, approve agreements relating to or provide any information to any Person relating to, or enter into any agreements relating to (or to effect) any Excluded Transaction (nor shall any such actions be considered a breach or violation of this Agreement).
SECTION 7.02.    Certain Efforts.
(a)    During the Pre-Closing Period, upon the terms and subject to the conditions set forth in this Agreement, Seller and Buyer shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing set forth in Article VIII to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the taking of all steps as may be reasonably necessary to cause the waiting periods under the HSR Act to terminate, or to avoid an action or proceeding by, any Governmental Entity, and (ii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement in accordance with its terms.
(b)    In furtherance and not in limitation of the foregoing, each of Seller and Buyer shall (and shall cause their respective Affiliates to) file not more than ten (10) Business Days after the date of this Agreement (or such other date as Seller and Buyer may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act in connection with the Acquisition (the “HSR Filing”). Each of Buyer and Seller shall furnish to the other party all information required for any Required Regulatory Filing, provided that materials may be redacted as necessary to comply with contractual arrangements in effect as of the date of this Agreement or as necessary to address reasonable privilege or confidentiality concerns. During the Pre-Closing Period, Seller and Buyer shall (and shall cause their respective Affiliates to) supply as promptly as reasonably practicable any additional information and documentary information requested by any Governmental Entity pursuant to the HSR Act. In furtherance and not in limitation of the foregoing, Buyer shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Entity relating to (A) Buyer (including any of its directors, officers, employees, partners, members, shareholders or control Persons) and/or (B) Buyer’s structure, ownership, business, operations, regulatory and legal compliance, assets, liabilities, financing or financial condition. Buyer shall pay all filing fees and all costs associated with the HSR Filing.
(c)    During the Pre-Closing Period, each of Seller and Buyer shall: (i) permit the other party to review in advance (and consider in good faith the views of the other party in connection with) any proposed Filing or communication (and documents to be submitted therewith) by such party or any of its Affiliates to any Governmental Entity relating to the subject matter of this Agreement; (ii) promptly inform the other party of any communication received by such party or any of its Affiliates from, or given by such party or any of its Affiliates to, any Governmental Entity relating to such matters; and (iii) provide to the other parties copies of all correspondence, submissions, filings or communications between such party or any of its Affiliates (or its Representatives) and any such Governmental Entity relating to such matters; provided, however, that such materials contemplated by clauses (i), (ii) and (iii) may be redacted (A) to comply with contractual arrangements in effect as of the date of this Agreement, (B) as necessary to address reasonable privilege or confidentiality concerns and/or (C) to remove references concerning the valuation of the Acquired Companies or the Transferred Shares, confidential information of Seller, Buyer, the Acquired Companies or any of their respective Affiliates and/or Personal Data. Neither Seller nor Buyer shall agree to participate in any meeting with any Governmental Entity (including via telephone or conference call) in respect of any Filing, investigation or other inquiry relating to the Transactions unless it consults with the other in advance of such meeting and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate at such meeting. Seller and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 7.02(c) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to Representatives of the recipient unless express permission is obtained in advance from the source of the materials (Seller or Buyer, as the case may be) or its outside counsel. Seller and Buyer shall jointly control the strategy with respect to obtaining all Consents and Orders of Governmental Entities, and the expiration or termination of all applicable waiting periods, necessary to consummate the Transactions. Neither Seller nor Buyer shall, and Seller and Buyer shall cause their respective Affiliates not to, consent to any delay of the Closing at the behest of any Governmental Entity or enter into any agreement with the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity not to consummate the Transactions, in each case without the consent of the other party.

(d)    In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, Buyer shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, and Seller shall cooperate in all respects with Buyer and Merger Sub with respect to such efforts.
(e)    Buyer shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the assets of or equity in or otherwise make any investment in, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or investment would reasonably be expected to (i) give rise to an investigation under any Antitrust Law, (ii) impose any delay in the obtaining of, or increase the risk of not obtaining, any Consent or Order of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (iii) increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions or (iv) delay the consummation of the Transactions.
(f)    Notwithstanding anything in this Agreement to the contrary, in no event shall any party hereto or any of their respective Affiliates be obligated to commit to take any remedial action pursuant to this Section 7.02 that is requested or required by any Governmental Entity the consummation of which action is not conditioned on the consummation of the Closing.
(g)    Notwithstanding anything to the contrary set forth in this Agreement, none of Buyer, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Seller may not, without the prior written consent of Buyer, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Buyer, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Buyer, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs (each of the items set forth in clauses (i) through (iii), a “Remedial Action”), except, in each case of clauses (i) through (iii), to the extent that such Remedial Actions would not collectively have an adverse effect that (A) is material to (x) Buyer and its Subsidiaries, taken as a whole (excluding, for the avoidance of doubt, the Acquired Companies, taken as a whole) or (y) the Acquired Companies, taken as a whole, or (B) materially reduces the benefits reasonably expected to be derived from the Transactions (including expected synergies) by Buyer.
(h)    If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Buyer, the Merger Sub, the Company, the Merger, or any Transaction, then each of Seller and Buyer shall use commercially reasonable efforts to take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
SECTION 7.03.    Stockholder Litigation. The Seller shall control the defense and settlement of any stockholder-related Legal Proceeding against the Seller Entities or their Affiliates (including, prior to the Closing, the Acquired Companies) or their respective officers, directors or other Representatives, in their capacity as such, at Seller’s expense, relating to any of the transactions contemplated by this Agreement; provided, however, that Seller shall (a) reasonably promptly advise Buyer in writing after becoming aware of any such Legal Proceeding commenced, or to the Knowledge of the Seller, threatened, against the Company or any of their respective directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Buyer reasonably informed regarding any such Legal Proceeding; (b) keep Buyer reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such Legal Proceeding, and provide Buyer with the opportunity to consult with Seller regarding the defense of any such Legal Proceeding, which advice the Seller shall consider in good faith, and (c) not settle any such Legal Proceeding without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed, or conditioned) if such settlement would be reasonably expected to have an adverse impact on the Buyer or the Acquired Companies in any material respect that would reasonably be expected to continue following the Closing. For the avoidance of doubt, Buyer shall control the defense and settlement of any stockholder-related Legal Proceeding against Buyer and its Affiliates (including, after the Closing, the Surviving Corporation and the other Acquired Companies) or their respective officers, directors or other Representatives, in their capacity as such, relating to any of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 7.03, any matters relating to Dissenting Shares shall be governed by Section 2.10.
SECTION 7.04.    Consents.
(a)    During the Pre-Closing Period, Seller shall use commercially reasonable efforts to cause the Acquired Companies to, give all notices to, and obtain all Consents from, all Persons required to be given or obtained pursuant to any Material Contract, in each case, in connection with the Transactions; provided, however, that notwithstanding anything to the contrary in this Agreement, neither Seller nor any of the Acquired Companies shall have any obligation to (i) materially amend or modify any Contract or offer or grant any concession or accommodation, (ii) materially modify, relinquish, forbear or narrow any right, or (iii) commence or participate in any Legal Proceeding or (iv) pay or incur any counterparties’ costs or expenses in connection with the process of obtaining such Consent. Buyer shall reasonably cooperate with the Acquired Companies to obtain all Consents required to be obtained pursuant to this Section 7.04(a).

(b)    Buyer acknowledges that certain Consents with respect to the Transactions may be required from parties to the Material Contracts and other Contracts to which the Company or its Subsidiaries are party and that such Consents may not be obtained prior to the Closing and are not conditions to the consummation of the Transactions. Neither Seller nor any of its Affiliates (including the Acquired Companies) shall have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such Consents or the termination of any Contract as a result of the Transactions except to the extent of a breach of Section 7.04(a). Buyer acknowledges that no representation, warranty or covenant of Seller contained herein shall be breached or deemed inaccurate or breached, and no condition shall be deemed not satisfied, except to the extent of a breach of Section 7.04(a) as a result of (i) the failure to obtain any such Consent, (ii) any such termination, (iii) any Legal Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination or (iv) the loss of any revenue, customers, vendors, distributors, resellers, channel partners, suppliers, employees or other business relationships of the Acquired Companies as a result of or relating to any action by any Person described in the foregoing clauses (i), (ii) and (iii).
SECTION 7.05.    Employee Matters.
(a)    For one year beginning on the Closing Date (or, if earlier, until the date of termination of employment of the relevant Company Employee), Buyer shall provide, or cause its Affiliates (including, after the Closing, the Acquired Companies) to provide, to each Company Employee who is employed by the Company or any of its Subsidiaries immediately before the Effective Time and who immediately following the Closing Date continue such employment, (i) annual base salary or wages (as applicable) that are no less favorable than the annual base salary or wages (as applicable) provided to such Company Employee immediately prior to the Effective Time, (ii) target annual cash bonus or other short-term target cash incentive opportunities (other than any retention or transaction bonuses or incentives or phantom stock bonuses) that are no less favorable than the target annual cash bonus or other short-term target cash incentive opportunities (as applicable) provided to such Company Employee immediately prior to the Effective Time, (iii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Company Employee immediately prior to the Effective Time (other than any equity incentives or phantom stock bonuses), (iv) severance benefits that are no less favorable than those set forth on Section 7.05(a) and (v) retirement, welfare and employee benefits (other than any defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and phantom stock bonuses), that are no less favorable in the aggregate than those (subject to the same exclusions) provided to such Company Employees immediately prior to the Effective Time. Notwithstanding anything in this Agreement to the contrary, Buyer and its Affiliates shall, in addition to meeting the applicable requirements of this Section 7.05, comply with any additional obligations arising under applicable Laws, Collective Bargaining Agreement or other Contracts governing the terms and conditions of employment or termination of employment of the Company Employees.

(b)    For all purposes, including vesting, determining eligibility to participate, level of benefits, benefit accruals, severance eligibility and early retirement subsidies (but not for any purposes, including benefit accrual, under any defined benefit pension plan), Buyer shall, and shall cause its Affiliates (including, after the Closing, the Acquired Companies) to cause any plans, programs, agreements or arrangements established or maintained by Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) to recognize each Company Employee’s service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the extent such service was recognized by Seller and its Affiliates (including the Acquired Companies), provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or coverage with respect to the same period of service.
(c)    Buyer shall, and shall cause its Affiliates (including, after the Closing, the Acquired Companies) to, for a period of not less than one year following the Closing Date, maintain in effect the welfare benefit plans in which Company Employees participate as of immediately prior to the Closing Date, without any material reduction in the aggregate level of benefits provided thereunder to Company Employees; provided that nothing in this Section 7.05(c) shall prevent Buyer or any of its Affiliates from amending or terminating such welfare benefit plans to the extent required by applicable Laws or the terms of such plan.
(d)    Unless otherwise required pursuant to any applicable Legal Requirement, Seller and Buyer intend that the Transactions should not constitute a layoff or separation, termination or severance of employment of any Company Employee prior to or upon the occurrence of the Closing, including for purposes of any Benefit Plan or similar policy that provides for severance or similar benefits or any Collective Bargaining Agreement, and Seller and Buyer shall, and shall cause their respective Affiliates to, comply with any requirements pursuant to any applicable Legal Requirement to ensure the same. Notwithstanding anything in this Agreement to the contrary, from and after the Closing, Buyer and its Affiliates (including the Acquired Companies) shall assume and bear all liabilities and obligations relating to, and shall indemnify and hold harmless Seller and the other Seller Entities and their respective Representatives from and against any and all losses actually asserted against or imposed upon Seller or any other Seller Entity arising out of, relating to or in connection with (i) any claims made by any Company Employee against Seller or any other Seller Entity for any statutory or common law notice of termination, pay in lieu of notice of termination, severance pay or other separation benefits, any contractual or other severance or separation benefits, damages for loss of employment or the loss of right to reinstatement, or any other legally mandated payment obligations (including any compensation payable during a mandatory termination notice period and any payments pursuant to a judgment of a court having jurisdiction over the parties hereto), in each case, directly or indirectly arising out of, relating to or in connection with (A) any change of control of, or change of employer with respect to, any Acquired Company resulting from the Transactions, (B) the failure of Buyer and its Affiliates (including the Acquired Companies) to continue the employment of any Company Employee consistent with the requirements of this Agreement, or (C) any Company Employee’s decision not to continue employment after the Closing; (ii) any claims relating to the employment of any Company Employee on or after the Closing Date that are asserted against Seller or any other Seller Entity, including in respect of any act or omission of Buyer or any of its Affiliates (including the Acquired Companies) relating to the employment of any Company Employee on or after the Closing Date; and (iii) any claims relating to the Company Benefit Plans that are asserted against Seller or any other Seller Entity.

(e)    With respect to any Company Employees based outside of the United States, to the extent applicable Laws of any foreign country require modifications to Buyer’s obligations under this Section 7.05 such obligations shall be modified solely to the minimum extent required to comply with such Laws, and in all other respects Buyer’s obligations shall remain in full force and effect.
(f)    Seller and Buyer shall, and shall cause their applicable Affiliates, to cooperate to comply with all applicable information, consultation and bargaining obligations under applicable Legal Requirements and any Collective Bargaining Agreement, and shall use reasonable best efforts to satisfy any applicable consent requirements owed to any labor union, works council, labor organization or employee representative representing any employee of the Company and its Subsidiaries, or any applicable labor tribunal, in connection with the Transactions; provided that this Section 7.05(f) shall not require the Company or any of its Subsidiaries to make any payment or provide any other consideration (including increased or accelerated payments) in order to secure the consent of any labor union, works council, labor organization or employee representative (it being understood and agreed that any failure to obtain any consent under this Section 7.05(f) shall not, by itself, have any effect on, or be considered with respect to, whether the condition set forth in Section 8.02(b) has been satisfied).
(g)    Prior to the Closing, any employee notices or communication materials (including website postings) and the content of verbal communications from Buyer or its Affiliates to the Company Employees, including notices or communication materials or verbal communications with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment thereafter, shall be subject to the prior review and approval of Seller.
(h)    The Acquired Companies shall be solely and entirely responsible for satisfying any and all liabilities arising under Section 4980B of the Code or the regulations thereunder or other similar applicable Laws with respect to all Company Employees or former employees of any Acquired Company (including any beneficiaries or dependents thereof) that cease to remain employed by Buyer or any of its Affiliates after the Closing Date (the “COBRA Liability”). The Seller Entities shall not have any liability whatsoever (either under this Agreement or otherwise) with respect to any such COBRA Liability.
(i)    Nothing in this Section 7.05 shall limit the right of Buyer, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Company Employee for any reason. Without limiting the generality of Section 11.08, the provisions of this Section 7.05 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third-party beneficiary of this Agreement or have any rights or remedies under this Agreement, and nothing herein shall be construed as the establishment of, termination of or an amendment to any Benefit Plan or other compensation or benefit plan or arrangement (including any benefit plan of Buyer or its Subsidiaries) for any purpose. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Company Employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such agreement in accordance with its terms or applicable Law.

(j)    The Acquired Companies shall remain responsible for all liability for any cash incentive compensation (including sales commissions) payable under any Benefit Plan in respect of the fiscal year of Seller in which the Closing occurs (or any portion thereof) to Company Employees (the “Cash Incentive Compensation”), and Seller and its Affiliates shall not have any liability for the Cash Incentive Compensation. The Acquired Companies shall be obligated under this Section 7.05(j) to pay to each Company Employee Cash Incentive Compensation in an amount and subject to terms and conditions that, in each case, satisfy the obligations of Buyer and its Affiliates set forth in Section 7.05; provided that the amount of Cash Incentive Compensation actually paid by Buyer and its Affiliates (including the Acquired Companies) to the Company Employees in the aggregate shall be not less than the amount included in Closing Working Capital Amount.
SECTION 7.06.    Directors’ and Officers’ Indemnification and Insurance.
(a)    From and after the Closing, Buyer shall cause the Acquired Companies to honor all obligations of the Acquired Companies to their respective directors and officers (collectively, the “D&O Indemnitees”) in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing as provided in their respective Organizational Documents as in effect on the date of this Agreement or in any agreement listed in Section 7.06(a) of the Seller Disclosure Schedules inuring to the benefit of any D&O Indemnitee and providing for indemnification.
(b)    Without limiting the foregoing, Buyer, from and after the Closing, unless otherwise required by applicable Legal Requirements, shall cause the Organizational Documents of the Acquired Companies to contain provisions no less favorable to the D&O Indemnitees with respect to exculpation of liabilities, indemnification and advancement of expenses than those set forth in the Organizational Documents of the Acquired Companies as of the date of this Agreement with respect to any actions, failures to act or events occurring prior to Closing, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any actions, failures to act or events occurring prior to Closing.
(c)    Buyer shall not, and shall cause the Acquired Companies not to, settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding relating to any acts or omissions covered under this Section 7.06 (each, a “Section 7.06 Claim”) for which indemnification and advancement could be sought by a D&O Indemnitee hereunder, unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnitee from all liability arising out of such Section 7.06 Claim or such D&O Indemnitee otherwise consents in writing to such settlement, compromise or judgment. Buyer, the Acquired Companies and the D&O Indemnitees shall cooperate in the defense of any Section 7.06 Claim.
(d)    The Buyer shall, prior to the Closing, purchase a six-year prepaid “tail policy” provided by an insurance carrier with the same or better credit rating as the current policies of directors’ and officers’ liability insurance maintained by the Seller Entities and on terms and conditions providing at least substantially equivalent coverage and benefits as such current policies with respect to matters existing or occurring prior to the Closing, covering without limitation the Transactions; provided, that in no event shall the Buyer be required to expend for such tail policy an aggregate premium in excess of 250% of the aggregate premium amount per annum for the current policies of directors’ and officers’ liability insurance currently maintained by the Seller Entities. Buyer shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder. Buyer shall bear the costs of such “tail” policy.
(e)    In the event that (i) the Buyer or any of its Subsidiaries or any of its or their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties or assets to any Person, or (ii) the Buyer or any of its Subsidiaries or any of its or their respective successors or assigns dissolves, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer or such Subsidiary shall assume all of the obligations thereof set forth in this Section 7.06.
(f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to any D&O Indemnitee.
(g)    The obligations of Buyer and the Acquired Companies under this Section 7.06 shall continue in full force and effect for a period of six years from the Closing Date; provided, however, that if any Section 7.06 Claim (whether arising before, at or after the Closing) is brought against a D&O Indemnitee on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 7.06 shall continue in effect until the full and final resolution of such Section 7.06 Claim.
(h)    The provisions of this Section 7.06 are (i) intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under the Organizational Documents of the Acquired Companies, under any agreement providing for indemnification or advancement, by other contract or otherwise. The obligations of Buyer and the Acquired Companies under this Section 7.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any D&O Indemnitee to whom this Section 7.06 applies unless the affected D&O Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the D&O Indemnitees to whom this Section 7.06 applies shall be third-party beneficiaries of this Section 7.06).
SECTION 7.07.    Preservation of Pre-Closing Company Records. For a period of seven years from the Closing Date or such longer time as may be required by applicable Legal Requirements, Buyer shall, or shall cause the Acquired Companies to: (a) preserve the Pre-Closing Company Records, (b) provide Seller with electronic access to any portions of the Pre-Closing Company Records that are available in electronic format, (c) allow Seller (directly or through its then Representatives) access to all other Pre-Closing Company Records on reasonable notice and at reasonable times at Buyer’s principal place of business or at any location where any Pre-Closing Company Records are stored, and permit Seller (directly or through its then Representatives), at their own expense, to make copies of any Pre-Closing Company Records, (x) to the extent reasonably necessary for Seller or its Affiliates to prepare financial statements or comply with applicable Legal Requirements or Orders or comply with an audit or investigation from a Governmental Entity, or (y) to the extent reasonably necessary in connection with a Legal Proceeding or Tax Proceeding brought by a Governmental Entity or other third party against Seller or any of its Affiliates.

SECTION 7.08.    Public Announcements. The initial press release(s) to be issued with respect to the Transactions following execution and delivery of this Agreement shall be in the form agreed to by the parties hereto prior to the execution and delivery of this Agreement. No party shall, and each party shall cause its Affiliates not to, issue any press release or make any other public statement with respect to the Transactions without the consent of the other party hereto (such consent not to be unreasonably withheld, delayed or conditioned), except as may be required by any applicable Legal Requirement, Order, court process or the rules and regulations of any national stock exchange on which the Seller’s or Buyer’s publicly-traded securities may be traded, provided that the party proposing to issue any press release or to make any other public statement in compliance with any such disclosure obligation shall consult in good faith with the other party before doing so. Notwithstanding the foregoing, this Section 7.08 shall not apply to any press release or other public statement made by any party which (a) is substantially consistent (and not materially expansive of) with previous press releases, public disclosures or public statement or announcements made in accordance with the terms of this Agreement, (b) does not relate specifically to this Agreement or the Transactions or (c) in connection with a legal dispute between the parties hereto. In addition, (x) the Seller Entities and Acquired Companies may communicate to their employees, customers, suppliers, vendors, resellers, distributors, channel partners, and lenders, provided that the substance of such communications are pre-approved by Buyer (such approval not to be unreasonably withheld) or substantially consistent with prior communications of Seller and its Affiliates or any communications plan previously agreed to by Buyer and Seller, in which case such communications may be made consistent with such approval or plan or such prior communications or do not relate specifically to this Agreement or the Transactions and (y) nothing in this Section 7.08 shall limit non-public communications by the Seller and its respective Representatives with Seller’s lenders or other sources of debt financing. For the avoidance of doubt, any public filings providing notice to or seeking Consents from any Governmental Entity made pursuant to Section 7.02 shall be governed by Section 7.02 and not this Section 7.08.
SECTION 7.09.    Tax Matters.
(a)    Preparation and Filing of Tax Returns; Payment of Taxes.
(i)    Seller Tax Returns. Seller shall prepare or cause to be prepared, at its own cost and expense, (A) all Seller Consolidated Tax Returns that include any Acquired Company (including pro forma Tax Returns of any Acquired Company for any Pre-Closing Tax Period of such Acquired Company that are included in such Seller Consolidated Tax Returns), and (B) all other Tax Returns required to be filed by or with respect to any of the Acquired Companies and which are due prior to or as of the Closing Date (with the Tax Returns described in this clause (B) referred to as “Seller Tax Returns”). Seller shall timely pay (or cause to be paid) all Taxes that are due and payable for Pre-Closing Tax Periods with respect to (i) the Seller Tax Returns and (ii) to the extent related to the Acquired Companies, the Seller Consolidated Tax Returns. All Seller Tax Returns, and all pro forma Tax Returns of any Acquired Company described in clause (A) of this paragraph, shall be prepared on a basis consistent with past practices unless otherwise required pursuant to any applicable Legal Requirement. Seller shall deliver to Buyer for its review and comment a draft of each Seller Tax Return and each pro forma Tax Return of any Acquired Company for any Pre-Closing Tax Period prior to filing such Tax Returns. Such draft Seller Tax Returns shall be delivered at least 30 days prior to the due date for such Seller Tax Return (or as soon as reasonably practical after the end of the relevant Tax period in the case of a Seller Tax Return due 30 days or less after the end of the relevant Tax period). Buyer shall provide any written comments to Seller within 15 days of the receipt of such draft Seller Tax Return, and Seller shall consider such comments in good faith and shall not file such Seller Tax Return without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), provided that nothing shall prevent Seller or an Acquired Company from filing Seller Tax Returns by the applicable due date. Seller shall provide the Buyer with a copy each filed Seller Tax Return promptly following filing.
(ii)    Straddle Period Tax Returns. Buyer shall prepare and timely file (or cause to be prepared and timely filed), at its own cost and expense, but subject to the indemnity for Indemnified Taxes, all Tax Returns required to be filed after the Closing Date by any Acquired Company for Pre-Closing Tax Periods that are not Seller Consolidated Tax Returns or Seller Tax Returns (“Buyer Tax Returns”). Each Buyer Tax Return shall be prepared on a basis consistent with past practices of the relevant Acquired Company unless otherwise required pursuant to any Legal Requirement. Buyer shall deliver to Seller for its review and comment a draft of any each Buyer Tax Return. Such Buyer Tax Returns shall be delivered at least 30 days prior to the due date for the filing of such Buyer Tax Return (or as soon as reasonably practical after the end of the relevant Tax period in the case of a Buyer Tax Return due 30 days or less after the end of the relevant Tax period). Seller shall provide any written comments to Buyer within 15 days of the receipt of such draft Buyer Tax Return, and Buyer shall consider such comments in good faith and shall not file such Buyer Tax Return without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), provided that nothing shall prevent Buyer or an Acquired Company from filing Buyer Tax Returns by the applicable due date. Buyer shall provide the Seller with a copy of each filed Buyer Tax Return promptly following filing.
(iii)    Transaction Tax Deductions. With respect to the preparation of all Tax Returns, Seller and Buyer agree that all Transaction Tax Deductions shall be included as deductions on the Tax Return relating to a Pre-Closing Tax Period of the Acquired Companies for such period. For purposes of the foregoing, the parties agree to make an election to adopt the 70% safe harbor with respect to the deduction of any “success-based fees” in accordance with IRS Revenue Procedure 2011-29. For the avoidance of doubt, no election shall be made to apply the “next day rule” under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of any state, local or non-U.S. Legal Requirement) with respect to any Transaction Tax Deductions.
(iv)    Straddle Period Allocation. To the extent permitted or required pursuant to any applicable Legal Requirement, the taxable year of each Acquired Company shall be treated as closing on (and including) the Closing Date. To the extent not permitted or required pursuant to any applicable Legal Requirement, for purposes of this Agreement, in the case of any Straddle Period, (A) in the case of Taxes that are imposed on a periodic basis (such as property Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (B) in the case of Taxes not described in clause (A), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the Pre-Closing Tax Period and the post-Closing Tax period in proportion to the number of days in each period. The Acquired Companies shall not, and Buyer shall cause the Acquired Companies not to, engage in any transactions or take any actions on the Closing Date after the Closing outside the ordinary course of business and not contemplated by this Agreement, and to the extent there are Taxes resulting from any such transactions or actions occurring on the Closing Date after the Closing outside the ordinary course of business and not contemplated by this Agreement, such Taxes shall be allocated to the beginning of the day following the Closing Date (including by applying the “next day rule” pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B)).
(v)    After Closing, as an adjustment to the Seller Cash Consideration, Seller shall be entitled to any cash Tax refunds (or credit in lieu of a refund) for Pre-Closing Tax Periods of the Acquired Companies that are actually received or utilized by an Acquired Company, including any interest paid thereon by the applicable Governmental Entity less applicable (i) Taxes and (ii) all costs and expenses related to third-party service providers as reasonably required, incurred by Buyer or any Acquired Company to obtain or as a result of receiving such refund or credit, in each case, only to the extent such refund or credit does not result from the carryback of a Tax loss or other Tax attribute that arises after Closing and excluding any refund or credit that is taken into account in determining the Purchase Price (a “Tax Refund”). Any Tax Refund of or against Taxes for any Straddle Period shall be equitably apportioned between Seller and Buyer in accordance with the principles set forth in Section 7.09(a)(iv). Each party shall pay, or cause its Affiliates to pay, to the party entitled to a Tax Refund under this Section 7.09(a)(v), the amount of such Tax Refund in readily available funds within 15 Business Days of the actual receipt of the underlying refund or the filing of the applicable Tax Return that claims the underlying credit; provided that, at Seller’s direction, Buyer may net such Tax Refund against amounts due from Seller to Buyer. If all or any portion of any Tax Refund paid to Seller pursuant to this Section 7.09(a)(v) is required to be repaid to a Governmental Entity or subsequently disallowed by a Governmental Entity, Seller shall promptly repay Buyer the amount of the Tax Refund required to be repaid to such Governmental Entity or subsequently disallowed by such Governmental Entity plus any interest imposed by the applicable Governmental Entity. This Section 7.09(a)(v) shall not be construed to require Buyer to make available any of its Tax Returns or any Tax Returns of the Acquired Companies for post-Closing Tax periods (or any other information relating to Buyer’s Taxes that it deems confidential) to the Seller or any other Person.

(b)    Tax Contests. Notwithstanding anything to the contrary, Buyer and the Acquired Companies, on the one hand, and Seller or its Affiliates, on the other hand, shall provide prompt written notice to the other party of the commencement of any Tax Proceeding relating to Taxes or any Tax Return, in each case, of or with respect to any Acquired Company for a Pre-Closing Tax Period (a “Tax Contest”). Seller and its Affiliates, at their expense, shall have the right to and shall control any Tax Contest related to a Seller Consolidated Tax Return and the right, but not the obligation, to control any other Tax Contest; provided that Buyer and its Affiliates shall have the right to participate in the defense of a Tax Contest, at their expense, other than with respect to any Tax Contest relating to a Seller Consolidated Tax Return. Seller may elect to assume and control the defense of a Tax Contest (other than a Tax Contest related to a Seller Consolidated Tax Return for which no notice is required) by providing a written notice to Buyer within fifteen days after Seller receives notice of the Tax Contest. If Seller does not elect to assume and control the defense of a Tax Contest (excluding a Tax Contest related to a Seller Consolidated Tax Return), Buyer and its Affiliates shall have the exclusive right to control in all respects such Tax Contest, at their sole expense, but subject to the indemnity for Indemnified Taxes. Seller and its Affiliates shall (i) keep Buyer reasonably informed regarding the status and progress of any Tax Contest (including by promptly forwarding copies of any related correspondence received from or provided to the applicable Governmental Entity), and (ii) shall not settle, resolve or compromise such Tax Contest without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
(c)    Cooperation. Buyer and Seller shall reasonably cooperate and provide each other with such reasonable consents, information and records (including copies of any relevant Tax Returns and supporting work schedules and financial information) and make its employees reasonably available, as may be reasonably requested by the other party, in connection with the preparation of any Tax Return or the conduct of any Tax Proceeding, in each case relating to any of the Acquired Companies for any Pre-Closing Tax Period or a Straddle Period. Without limiting the generality of the foregoing, upon request by Seller, Buyer shall use commercially reasonable efforts to cause the Acquired Companies to provide to Seller all information required for the preparation of any Seller Consolidated Tax Return as promptly as reasonably practicable following receipt of a request from Seller, and in any event within 30 days following receipt of such request; provided that the fees of any third-party service provider will be borne by Seller if such provider’s services are requested by Seller in connection with such information request. Notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor Buyer or any of their respective Affiliates shall be required to provide a copy of, or otherwise disclose the contents of, any Seller Consolidated Tax Return or Buyer Consolidated Tax Return, respectively, except, in each case, for materials or portions thereof that relate solely to any Acquired Company. Buyer shall cause the Acquired Companies to retain all applicable Tax Returns, books, records and workpapers for Pre-Closing Tax Periods for at least seven years following the Closing Date.
(d)    Specified Tax Acts. At or after the Closing, except as otherwise provided in this Agreement or required by any applicable Legal Requirement or without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall not cause any Acquired Company to: (i) file an amended a Tax Return relating to any Pre-Closing Tax Period; (ii) engage in any voluntary disclosure or similar process with any Tax authority with respect to Taxes attributable to any Pre-Closing Tax Period; (iii) extend or waive any statute of limitations or other period for the assessment of any Tax or deficiency for any Pre-Closing Tax

Period, except to the extent that an extension is granted in connection with a Tax Contest that is controlled by the party pursuant Section 7.09(b); or (iv) make or change any material Tax election or accounting method that has retroactive effect to any Pre-Closing Tax Period or (v) take any action that Buyer reasonably knows is likely to have the effect of increasing Indemnified Taxes.
(e)    Transfer Taxes. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, all Transfer Taxes shall be borne by Buyer. The party required by applicable Legal Requirement shall timely file any Tax Return or other document with respect to such Transfer Taxes, and the other parties shall reasonably cooperate therewith.
(f)    Tax Sharing Agreements. Prior to the Closing Date, Seller and the Acquired Companies, as applicable, shall cause all Tax sharing, Tax indemnity, and Tax allocation agreements that include any of the Acquired Companies (including the Tax Sharing Agreement but excluding, for the avoidance of doubt, any Contract entered into in the ordinary course of business the principal purpose of which is not Taxes) to be terminated as of or prior to the Closing Date such that no Acquired Company shall have any obligations thereunder as of or after the Closing.
(g)    338 Elections. Buyer and Seller agree to make the election provided for in Section 338(h)(10) of the Code and the Treasury Regulations thereunder with respect to the acquisition of the Company and the elections under Code Section 338(h)(10) or 338(g) with respect to other Acquired Companies, as applicable (collectively, the “338 Elections”). The election under Code Section 338(h)(10) shall be made for all Acquired Companies that are United States persons within the meaning of Section 7701(a)(30) of the Code, and the Buyer shall have the option to make the election under Code Section 338(g) with respect to all other Acquired Companies. Seller and Buyer will cooperate with each other and will take all actions necessary and appropriate (including timely and properly filing such forms, returns, elections, schedules and other documents) as may be required to effect and preserve a timely 338 Election. Buyer and Seller agree that the “aggregate deemed sales price” and the “adjusted grossed-up basis” (as such terms are defined in the Treasury Regulations under Code Section 338) shall be allocated among the assets of the Acquired Companies in accordance with the methodology set forth in Exhibit H (the “Allocation Schedule”). No later than December 31, 2026, Buyer shall deliver a draft estimated allocation to Seller for Seller’s review and comment. No later than 90 days after the Adjustment Amount is finally determined, Buyer shall deliver a draft allocation to Seller for Seller’s review and comment. Seller shall deliver comments, if any, on the draft allocation to Buyer within 30 days of receipt of the draft allocation from Buyer. If Seller delivers comments on the draft allocation within such 30 day period, Buyer and Seller shall negotiate in good faith to resolve such comments. The draft allocation delivered by Buyer to Seller or, if Seller timely delivers comments on the draft allocation, as agreed to by the Buyer and Seller, if applicable, shall be referred to herein as the “Final Allocation”. However, if Seller timely delivers comments on the draft allocation and Buyer and Seller fail to reach an agreement on the draft allocation, then there shall not be a Final Allocation. If there is a Final Allocation, Buyer and Seller shall file all income Tax Returns (including, but not limited to, Internal Revenue Service Form 8883) consistent with the Final Allocation.

(h)    In consideration of the obligations of Seller under Section 7.09(g) and the costs to be borne by Seller in connection with its performance of such obligations, Buyer shall pay Seller at the Closing a cash amount equal to $35,000,000.
SECTION 7.10.    Confidentiality.
(a)    Buyer acknowledges and agrees that all documents, materials and other information provided to it, its Affiliates and its and their respective Representatives during the course of the negotiations leading to the consummation of the Transactions (whether obtained before or after the date of this Agreement), Buyer’s due diligence investigation of the Acquired Companies and the preparation of the Transaction Documents and other related documents are subject to the terms of the Confidentiality Agreement.
(b)    From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective Representatives to, maintain in confidence any confidential information (i) of the Acquired Companies that was obtained prior to the Closing Date, and (ii) the Transactions.
(c)    From and after the Closing, Buyer shall, and shall cause its Affiliates (including the Acquired Companies) and its and their Representatives to, maintain in confidence any confidential information to the extent relating to (i) the Seller Entities, other than confidential information relating to the Acquired Companies, and (ii) the Transactions.
(d)    The requirements of Section 7.10(b) and Section 7.10(c) shall not apply to the extent that (i) any such information is or becomes generally available to the public, (A) in the case of Section 7.10(b), other than as a result of disclosure by Seller, any of its Affiliates or any of its or their respective Representatives in breach of any of their obligations hereunder or any other Transaction Document and (B) in the case of Section 7.10(c), other than as a result of disclosure by Buyer any of its or Affiliates or its Representatives in breach of any of their obligations hereunder or any other Transaction Document, (ii) any such information is required by applicable Law, a Governmental Entity (including pursuant to requests thereby) or by the rules of any national stock exchange with respect to Buyer’s or Seller’s publicly-traded securities to be disclosed after prior written notice has been given to the other party hereto (to the extent such prior written notice is permitted to be given under applicable Law); provided, however, that the disclosing party, to the extent reasonably requested by the other party, shall cooperate with such other party in seeking an appropriate order or other remedy protecting such information from disclosure, (iii) any such information is reasonably necessary to be disclosed in connection with any Legal Proceeding after prior written notice has been given to the other party hereto (to the extent such prior written notice is permitted to be given under applicable Law), or (iv) any such information is required to be disclosed to legal counsel in order to obtain legal advice in relation to or to enforce the terms of any Transaction Document.
SECTION 7.11.    R&W Insurance Policy.
(a)    Once coverage has been incepted under the terms of the R&W Insurance Policy, Buyer shall thereafter (i) not, without the prior written consent of Seller, amend, modify or waive (or knowingly and intentionally allow any such provision to be amended, modified or waived) the subrogation waiver provision (the “Subrogation Waiver Provision”) or the third-party beneficiary provisions of the R&W Insurance Policy with respect to such Subrogation Waiver Provision, and (ii) provide Seller with copies of any amendments, modifications or waivers to the R&W Insurance Policy. All R&W Insurance Policy Costs shall be borne solely by Buyer (or its applicable Affiliate). On or prior to the Closing Date, Buyer shall, and shall cause the Affiliates to, use reasonable best efforts to satisfy the conditions expressly set forth in and required pursuant to the terms of the R&W Binder Agreement that, in each case, are within its control (with the issuance of the R&W Insurance Policy serving as prime facie evidence of the Buyer’s compliance of such conditions); provided, however, the failure to comply with the matters reflected in this sentence shall not serve as the basis, whether in whole or in part, for the Buyer’s failure to satisfy its obligations under Section 8.03(b)).
(b)    Seller shall, and shall cause its Affiliates to, provide all cooperation reasonably requested by Buyer and its Representatives in connection to obtaining and binding the R&W Insurance Policy on the terms set forth therein, including using commercial reasonable efforts to (i) furnish upon reasonable request of Buyer and its Representatives any customary information related to the Acquired Companies that is reasonably required or requested in connection therewith, (ii) execute and deliver to Buyer and its Representatives any customary documents or materials that are reasonably required or requested in connection therewith and (iii) provide any additional information within the possession or control of, Seller or the Acquired Companies reasonably required to address, limit, or remove any conditional exclusions or modifications under the R&W Insurance Policy. Seller shall deliver to Buyer and its Representatives a complete and accurate electronic copy of the Data Room within five (5) Business Days following the date of this Agreement. For the avoidance of doubt, nothing in this Section 7.11 nor any other terms, conditions, limitations, provisions, and restrictions (including time for asserting claims) set forth in this Agreement shall limit (nor are they intended to modify, restrict, limit, or otherwise adversely affect) the rights of any Buyer Related Person under the R&W Insurance Policy. Notwithstanding anything to the contrary in this Agreement, neither Seller, the Acquired Companies, nor their Affiliates nor any of their respective Representatives shall be entitled to any insurance proceeds from coverage under the R&W Insurance Policy, in each case, without the prior written consent of Buyer (which shall be in its sole and absolute discretion).
SECTION 7.12.    Termination of Affiliate Arrangements. Effective as of the Closing, but subject to the occurrence of the Closing: (a) except for the Intercompany Accounts set forth in Section 7.12(a)-1 of the Seller Disclosure Schedules, the Seller Entities, on the one hand, and the Acquired Companies, on the other hand, shall eliminate by payment, settlement, netting, capitalization, set off, cancellation, forgiving, release or otherwise any obligations or liabilities under the Intercompany Accounts between or among such parties, in each case, set forth in Section 7.12(a)-2 of the Seller Disclosure Schedules such that the Acquired Companies, on the one hand, and the Seller Entities, on the other hand, do not have any further liability to one another (and without any costs or other liabilities of Buyer or any of its Affiliates (including, following the Closing, the Acquired Companies)) in respect of such Intercompany Accounts following the Closing; and (b) the Affiliate Contracts set forth in Section 7.12(b) of the Seller Disclosure Schedules shall be terminated in their entirety and shall be without further force or effect, without any further obligations or liabilities of Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and Buyer or any of its Affiliates (including, following the Closing, the Acquired Companies), on the other hand, following the Closing. Notwithstanding the foregoing, intercompany accounts and balances solely between or among any of the Acquired Companies shall not be affected by this Section 7.12.
SECTION 7.13.    Resignations. Seller shall cause to be delivered to Buyer on the Closing Date resignation letters of such members of the board of directors (or comparable governing body) of each Acquired Company and officers of each Acquired Company which have been requested in writing by Buyer at least ten Business Days prior to the Closing Date, such resignation letters to be effective as of the Closing and Seller shall cause such officers and directors to be removed from office effective as of the Closing.
SECTION 7.14.    Further Assurances. Following the Closing, each party hereto shall, at the request of the other party hereto, execute, or cause its Affiliates to execute, such further documents, and perform, or cause its Affiliates to perform, such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement, the other Transaction Documents and the Transactions.
SECTION 7.15.    Notices of Certain Events. Subject to applicable Law, Seller shall notify Buyer and the Merger Sub, and Buyer and the Merger Sub shall notify Seller, as promptly as reasonably practical of: (a) to the extent not prohibited by any applicable Law, any written notice or other written communication from any Governmental Entity with respect to the transactions contemplated by this Agreement; (b) any Legal Proceeding commenced, or to such party’s Knowledge, threatened in writing against, relating to, or involving or otherwise affecting such party of any of its Subsidiaries, which relate to the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause failure of any of the conditions set forth in Article VIII of this Agreement to be satisfied; provided that the delivery of any notice pursuant to this Section 7.15 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
SECTION 7.16.    Negotiation and Approval of the State of Title to Real Property.
(a)    Seller agrees to use commercially reasonable efforts to cause a title insurance company of Seller’s choosing to date down the Existing Title Policies by endorsement as soon as commercially practicable after the date hereof, and that such date-down endorsement shall not include any further exception to coverage other than Permitted Liens (the existing title policies as dated-down, the “Title Policies”). The premium in connection with the Title Policies shall be apportioned between Buyer and Seller in a manner consistent with the custom and practice of the state and county in which the applicable real property is located. All costs of removing any exception (to the extent such exception would be material to the Acquired Companies, taken as a whole) from coverage other than the Permitted Liens shall be borne by Seller. Buyer may use any title commitments obtained in connection with the Title Policies to obtain (i) extended coverage or any additional endorsements, and/or (ii) an ALTA extended coverage loan policy, but Buyer shall bear the entire premium or cost for each such item.
SECTION 7.17.    Parent Information Statement.

(a)    As promptly as reasonably practicable following the date of this Agreement (but in any event not later than fourteen days following the date of this Agreement), Parent shall prepare and file with the SEC the Parent Information Statement. Buyer shall reasonably cooperate with Parent in the preparation of the Parent Information Statement. Without limiting the generality of the foregoing sentence, Buyer shall furnish to Parent the information concerning Buyer and its Affiliates, and any transaction any of them have entered, or are contemplating entering, into in connection with this Agreement, that is (i) required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Parent Information Statement, (ii) that is customarily included in information statements prepared in connection with transactions of the type contemplated by this Agreement or (iii) that is reasonably requested by Parent.
(b)    Buyer agrees that if it becomes aware that any of the information supplied by Buyer would cause any of the statements in the Parent Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Parent and to allow Parent to take appropriate steps to correct the Parent Information Statement.
(c)    Prior to filing or mailing the Parent Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Parent shall provide Buyer a reasonable opportunity to review and to propose comments on such document or response, except, in each case, to the extent prohibited by Law, and shall consider any such comments in good faith related to the Parent Information Statement or any comments or other communications with the SEC. Seller shall use its reasonable best efforts to resolve all SEC comments with respect to the Parent Information Statement as promptly as reasonably practicable after receipt thereof and to have the Parent Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. As promptly as reasonably practicable after the Parent Information Statement has been cleared by the SEC or promptly after ten (10) calendar days have passed since the date of filing of the preliminary Parent Information Statement with the SEC without notice from the SEC of its intent to review the Parent Information Statement, Parent shall file with the SEC the Parent Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Parent Information Statement to Parent’s stockholders of record in accordance with Section 228 of the DGCL.
SECTION 7.18.    Buyer Information Statement. Buyer shall cause the Surviving Corporation to prepare and, as soon as reasonably practicable (but in any event not later than fourteen days following the Closing Date), send to the Company’s stockholders an Information Statement relating to this Agreement, the Merger and the appraisal rights that may be exercised under Section 262 of the DGCL (the “Buyer Information Statement”) in connection with the Merger.  Within twenty days after the date of this Agreement, Buyer shall deliver a substantially complete draft of the Buyer Information Statement to Seller in a form substantially ready for mailing to the Company’s stockholders. Seller shall, and shall cause the Acquired Companies to, reasonably cooperate with Buyer in the preparation of the Buyer Information Statement. The Buyer Information Statement shall be subject to Seller’s prior review and approval and shall comply with all applicable Legal Requirements, including those set forth in the DGCL. Seller shall reasonably cooperate with

Buyer in the preparation of the Buyer Information Statement, including providing any information that is customarily included in information statements prepared in connection with the Merger, to the extent not already included in the Parent Information Statement. Seller agrees that if it becomes aware that any of the information supplied by Seller would cause any of the statements in the Buyer Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Buyer and to allow Buyer to take appropriate steps to correct the Buyer Information Statement.
SECTION 7.19.    Registration Rights.
(a)    The Buyer will use its commercially reasonable efforts to file a Registration Statement on Form S-3ASR if eligible promptly after the date on which the Buyer files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026 or otherwise to file a Registration Statement on Form S-3 (or Form S-1 if Form S-3 is unavailable to be used) with the SEC (the “Resale Registration”) as promptly as practicable following the Closing Date to register the resale by the Seller of all Registrable Securities. If the Registration Statement is not on Form S-3ASR, the Buyer shall use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable (but in any event no later than the 60th day after the filing thereof) following the filing of the Resale Registration.
(b)    The Buyer will use its commercially reasonable efforts to keep the Resale Registration continuously effective (including by filing a post-effective amendment to the Resale Registration or a new Registration Statement if the Resale Registration expires) until the date the securities registered for resale under such Resale Registration no longer constitute Registrable Securities hereunder; provided, however, that the Buyer shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.19, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Buyer would be required to qualify to do business as a foreign corporation or as a dealer in securities under the Securities Laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further that the Buyer will not be in breach of this Section 7.19 if the Buyer engages in a transaction approved by its board of directors and (if applicable) its stockholders, the result of which is that the Buyer’s reporting obligations under the Exchange Act are terminated.
(c)    Notwithstanding any other provision of this Section 7.19, if the SEC sets forth a limitation on the number of shares of Buyer Common Stock permitted to be registered on the Resale Registration as a secondary offering, Buyer shall register the maximum number of Registrable Securities that it is permitted to register, and will, following effectiveness of the Resale Registration, file a new registration statement registering the resale of any remaining unregistered portion of the Registrable Securities as soon as is practicable in light of the requirements of applicable Laws, rules, regulations and guidance of the SEC.
(d)    Piggyback Registration.
(i)    Subject to Section 7.19(d)(ii), at any time and from time to time following the expiration of the Lock-Up Period, if Buyer proposes to sell for its own account any shares of

Buyer Common Stock or any other equity securities of the Buyer pursuant to an underwritten registered offering (other than (i) a Registration Statement on Form S-4 or Form S-8 or any successor forms, (ii) a registration relating to any employee compensation or benefit plan, (iii) a registration in connection with a Rule 145 transaction, or (iv) a registration in which the only stock being registered is issuable upon conversion of debt securities which are also being registered), then the Buyer shall give written notice of such proposed underwritten offering to the Seller (a “Piggyback Notice”). In the case of an underwritten offering expected to include a roadshow, such Piggyback Notice shall be given at least ten (10) Business Days before the anticipated filing date of the Registration Statement or prospectus supplement relating to such offering. In the case of an offering not expected to include a roadshow, the Buyer shall give such notice as is practicable under the circumstances. Each Piggyback Notice shall describe the proposed offering and shall offer the Seller the opportunity to include in such offering such number of Registrable Securities as the Seller may request (a “Piggyback Registration”). If the Seller wishes to include Registrable Securities in such offering, it shall deliver to the Buyer a written request specifying the number of Registrable Securities it desires to include as promptly as practicable (and in any event within five (5) Business Days after receipt of the Piggyback Notice in the case of an underwritten offering expected to include a roadshow, or such shorter period as is specified in the Piggyback Notice or as is practicable in the case of an underwritten offering not expected to include a roadshow). Subject to Section 7.19(d)(ii) hereof, the Buyer shall use its commercially reasonable efforts to include all Registrable Securities requested to be included in the Piggyback Registration.
(ii)    If the managing underwriter or underwriters (or, in the case of a non-underwritten offering, the Buyer in its reasonable judgment) of a Piggyback Registration advise the Buyer that the total amount of securities requested to be included in such offering exceeds the maximum offering size, then the Buyer shall include in such offering, up to the maximum offering size, securities in the following priority: (A) first, the securities that the Buyer proposes to offer for its own account; and (B) second, on a pro rata basis the Registrable Securities of the Seller requested to be included in such offering and any other securities requested to be included in such offering by any other Person.
(iii)    The Buyer shall have the right to terminate or withdraw any offering initiated by it pursuant to this Section 7.19(d) at any time in its sole discretion prior to pricing, whether or not the Seller has elected to include Registrable Securities in such offering. In the event of such withdrawal, the Buyer shall promptly notify the Seller. For the avoidance of doubt, the Seller shall not be obligated to bear any Registration Expenses of Buyer if the Buyer withdraws a Piggyback Registration.
(iv)    Seller may withdraw all or any portion of its Registrable Securities from a Piggyback Registration at any time prior to pricing by delivering written notice to the Buyer (and the managing underwriter, if any). Any such withdrawal shall be without penalty and the Seller shall not be obligated to bear any Registration Expenses in connection with such withdrawn Registrable Securities.
(v)    As a condition to having any Registrable Securities included in a Piggyback Registration that is an underwritten offering, the Seller agrees to sign an underwriting agreement in customary form as requested by the managing underwriter of such Piggyback Registration; provided that (A) such underwriting agreement shall not contain terms that are more burdensome to the Seller than the terms applicable to the Buyer or other selling shareholders in such offering, (B) any representations, warranties and indemnities given by the Seller in such underwriting agreement shall be several (and not joint with any other person) and shall be limited to matters relating to the Seller and information furnished in writing by the Seller specifically for use in the Registration Statement or Prospectus, (C) in no event shall the liability of the Seller under such underwriting agreement for indemnification or contribution exceed an amount equal to the net proceeds (after deducting all underwriting discounts and commissions and all other expenses paid by the Seller in connection with such offering) received by the Seller from the sale of Registrable Securities pursuant to such offering, and (D) if the Seller is requested to agree to any lock-up or similar restrictions in connection with such Piggyback Registration, such restrictions shall (1) not exceed 90 days, and (2) apply only if substantially similar restrictions are imposed on the Buyer’s directors, officers and any other selling shareholders participating in such offering.
(e)    The Seller agrees to furnish to the Buyer, in writing, such information regarding the Seller, the intended method or methods of distribution of such Registrable Securities and any other information as the Buyer may from time to time reasonably request in writing in connection with the preparation and filing of a Registration Statement and related Prospectus. The Buyer shall have no obligation with respect to any Registration Statement if, as a result of the failure of the Seller to timely furnish such information, the number of Registrable Securities or the intended method of disposition of such Registrable Securities shall not have been included in the applicable Registration Statement.
(f)    Registration Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 7.19 shall be paid by the Buyer. Notwithstanding the foregoing, all underwriting discounts, selling commissions and securities transfer taxes applicable to the sale of Registrable Securities, and the fees and disbursements of any counsel, accountants or other advisors retained by the Seller (except as otherwise provided herein), shall be borne by the Seller.
(g)    Indemnification.
(i)    The Buyer agrees to indemnify and hold harmless the Seller, the directors, officers, employees and agents of the Seller, and each other Person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Seller Parties”) against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Buyer shall not be liable to any

Indemnified Seller Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of the Seller specifically for use therein; provided, however, that in no event shall the liability of the Buyer hereunder exceed the net proceeds received by Seller from the sale of Registrable Securities pursuant to such Registration Statement.
(ii)    The Seller agrees to indemnify and hold harmless the Buyer, each of its directors, each officer of the Buyer who signed the Registration Statement and each other Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Buyer Parties”) against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, in each case only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of the Seller specifically for use therein, and agrees to reimburse each such Indemnified Buyer Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that in no event shall the liability of the Seller hereunder exceed the net proceeds received by the Seller from the sale of Registrable Securities pursuant to such Registration Statement.
(h)    Rule 144 Cooperation. The Buyer agrees to use commercially reasonable efforts in connection with any sale, assignment, transfer or other disposition of Registrable Securities by the Seller pursuant to Rule 144 or any other exemption under the Securities Act such that such Registrable Securities held by the Seller become freely tradable and upon compliance by the Seller with the requirements of this Agreement, if requested by the Seller, promptly cause the Buyer’s transfer agent to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares without restrictive legends within three trading days of any such request therefor from the Seller, provided that the Buyer and the transfer agent have received from the Seller customary representations, legal opinions and other documentation reasonably acceptable to the Buyer and the transfer agent in connection therewith.
(i)    Assignment of Rights. The Seller may not assign its rights under this Section 7.19, in whole or in part, without Buyer’s prior written consent.
SECTION 7.20.    Seller Cooperation with Buyer Acquisition Financing.
(a)    During the Pre-Closing Period, the Seller shall use its commercially reasonable efforts, and shall cause each of the Acquired Companies to direct their respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, to use their commercially reasonable efforts to provide Buyer and Merger Sub with all cooperation as is reasonably requested by Buyer in writing in connection with the Buyer Acquisition Financing; provided, that such requested cooperation does not materially and adversely interfere with operations of the Acquired Companies and that any information requested by Buyer is reasonably available to the Seller. Without limiting the generality of the foregoing, such reasonable efforts shall, in any event, include the following, in each case upon reasonable prior written notice and scope, volume and number of which shall be reasonable as the case may be:
(i)    providing customary assistance to Buyer with the preparation of customary presentations, due diligence requests, information memoranda and other similar documents required in connection with the Buyer Acquisition Financing, including information required from the Acquired Companies with respect to pro forma financial statements; provided, that such required information from the Seller shall not include, and Buyer shall be responsible for, any post-closing or pro forma cost savings, synergies, capitalization, ownership, or other post-closing pro forma adjustments desired to be incorporated into any information used in connection with the Buyer Acquisition Financing;
(ii)    furnishing Buyer with customary business and other material information regarding the Seller and the Acquired Companies as may be reasonably requested by Buyer; provided, that any information provided to Buyer pursuant to this Section 7.20 shall be subject to the confidentiality provisions hereof; and
(iii)    assisting in the taking of all corporate and other actions necessary to permit the consummation of the Buyer Acquisition Financing on the Closing Date.
(b)    Notwithstanding the foregoing, nothing in this Section 7.20 shall require the Seller or the Acquired Companies or their respective representatives to take or permit the taking of any action that would: (1) require the Seller, the Acquired Companies or any of their respective representatives who are officers or directors of the Seller or an Acquired Company, as applicable, to: (A) pass resolutions or consents to approve or authorize the execution of the Buyer Acquisition Financing, (B) enter into, execute, or deliver any certificate, document, instrument, or agreement, or (C) agree to any change or modification of any existing certificate, document, instrument, or agreement, in each of cases (A) through (C), that would be effective prior to, and be conditioned upon the occurrence of, the Closing Date; (2) reasonably be expected to result in any condition to the Closing set forth in Article VIII to not be satisfied or otherwise cause any breach of this Agreement by the Seller; (3) cause any director, officer, employee, or shareholder of the Seller or any of the Acquired Companies to incur any personal liability in connection with the Buyer Acquisition Financing; (4) conflict with or violate the Organizational Documents of any Acquired Company or any applicable Law; (5) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) prior to the Closing under, any Contract to which an Acquired Company is a party; (6) provide access to or disclose information that the Seller reasonably determines would jeopardize any attorney-client privilege of the Seller; (7) require the Seller to be an issuer or other obligor with respect to the Buyer Acquisition Financing prior to the Closing, (8) require the Seller’s external or internal counsel to deliver any legal opinions with respect to any Buyer Acquisition Financing or the Seller’s auditor to deliver any consent or any comfort letter or (9) provide any financial information, including any projections, pro forma financial information or any other forward-looking information. All non-public or otherwise confidential information regarding the Seller or the Acquired Companies obtained by Buyer or its representatives pursuant to this Section 7.20 shall be kept strictly confidential.
(c)    Without affecting Buyer’s rights under this Agreement, Buyer shall indemnify and hold harmless the Seller, the Acquired Companies and their respective directors, officers, employees, agents, advisers, and representatives from and against any and all losses suffered or incurred by any of them in connection with the arrangement of the Buyer Acquisition Financing, any action taken by them pursuant to this Section 7.20, and any information utilized in connection therewith; provided, however, that Buyer shall not be required to indemnify and hold harmless the foregoing persons to the extent that such losses arise from or are related to information provided by the foregoing persons to Buyer in writing specifically for use in the Buyer Acquisition Financing that is materially misleading or that omitted to include information that was necessary to make the information provided not misleading in any material respect, in light of the circumstances under which it was made.
(d)    Notwithstanding anything to the contrary in this Agreement: (i) Seller shall not be deemed to have breached any of its obligations under this Section 7.20 unless (A) the Buyer Acquisition Financing has not been obtained solely as a result of Seller’s Willful and Material Breach of its obligations under Section 7.20, (B) Buyer has provided written notice to Seller of such alleged breach promptly (and in any event within three (3) calendar days) following such breach or alleged breach and (C) such breach or alleged breach has not been cured within 10 days after Seller’s receipt of such written notice; and (ii) Buyer expressly acknowledges and agrees that Buyer’s obligations to consummate the Transactions are not conditioned in any manner upon Buyer obtaining the Buyer Acquisition Financing or any other financing.
SECTION 7.21.    Non-Competition.
(a)    For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in, or enter into any business arrangement with any person engaging in, any Restricted Business in any Restricted Territory or (ii) acquire any equity interests in any Person that engages directly or indirectly in the Restricted Business in the Restricted Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee, creditor or consultant. Notwithstanding anything in this Section 7.21 to the contrary, Seller may (a) own, directly or indirectly, securities of any Person directly engaged in the Restricted Business in a Restricted Territory traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of voting securities of such Person or (b) acquire or invest in any Person or business, if such Person or business derived no more than 10% of its consolidated revenues (determined in accordance with GAAP) during the 12-month period preceding the date of such acquisition from a Restricted Business and divests itself of such competing business within 18 months after such acquisition.
(b)    During the Restricted Period, Seller shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any employee of any Acquired Company or encourage any such employee to leave such employment or hire any such employee who has left such employment; provided, however, that nothing in this Section 7.21 shall prohibit Seller or its

Affiliates from (i) engaging in general solicitations to the public or general advertising not specifically targeted at the Company Employees, (ii) using a search firm, employment agency or other similar entity, not purposefully aimed at any employees of any Acquired Company or (iii) hiring any employee whose employment has been terminated by an Acquired Company following the Closing (but only after at least one year has passed since the date of termination of employment).
(c)    During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or attempt to solicit, (i) any clients or customers of any Acquired Company who were clients or customers of any Acquired Company during any one-year period prior to the Closing Date, or (ii) any clients or customers known by Seller at such time to be clients or customers of any Acquired Company at such time, for purposes of diverting their business or services from any Acquired Company.
(d)    Seller acknowledges that a breach or threatened breach of this Section 7.21 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
(e)    Seller acknowledges that the restrictions contained in this Section 7.21 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.21 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 7.21 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction
SECTION 7.22.    ISRA Matters. During the Pre-Closing Period, Seller and Buyer shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, necessary to cooperate with the obligations of the Acquired Companies in connection with the ISRA Filings and the ongoing ISRA Matters.
SECTION 7.23.    Flagstaff Property Sale. Buyer shall (a) cause the applicable Acquired Company to pay the Seller the net proceeds received from the sale of the property located at 5055 Ken Morey Dr., Bellemont, AZ, Flagstaff, AZ facility (the “Flagstaff Property Sale Proceeds”) if the closing of such sale occurs within 180 days of the Closing and (b) at Seller’s election shall use commercially reasonable efforts to cooperate with Seller, at Seller’s sole cost and expense, to engage the Exchange Agent to pay to each recipient of the Other Holders Cash

Consideration such recipient’s Pro Rata Share of the Flagstaff Property Sale Proceeds (with any incremental fees or expenses for the Exchange Agent to be paid by Seller).
ARTICLE VIII

Conditions to Closing
SECTION 8.01.    Conditions to Each Party’s Obligations to Consummate the Acquisition. The respective obligations of each party to consummate the Acquisition are subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Seller and Buyer) on or prior to the Closing Date of the following conditions:
(a)    HSR Clearance. The waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have been terminated or shall have expired.
(b)    No Orders. No Order issued by any Governmental Entity in the United States or any jurisdiction set forth in Section 7.02(b) of the Seller Disclosure Schedules enjoining, restraining or otherwise preventing the consummation of the Acquisition shall be in effect.
(c)    Parent Information Statement. The Parent Information Statement shall have been cleared by the SEC, or the time period for SEC comments shall have passed without the Parent receiving any comments from the SEC, and sent to Parent’s stockholders in accordance with Section 7.17 and Regulation 14C of the Exchange Act at least 20 days prior to the Closing Date.
SECTION 8.02.    Other Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Acquisition is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Buyer) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties of Seller. Each of the representations and warranties of Seller:
(i)    set forth in Article IV of this Agreement (other than in the Specified Fundamental Representations), without regard to any materiality or “Material Adverse Effect” qualifiers contained within such representations and warranties, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect;
(ii)    set forth in the Specified Fundamental Representations, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date); and

(iii)    set forth in Section 4.10(a) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date.
(b)    Performance of Obligations. Seller shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)    Seller Officer Certificate. Buyer shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Seller, stating on behalf of Seller that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) has been satisfied (the “Seller Officer Certificate”).
(d)    Key Employee Employment Agreements. Buyer shall have received duly executed copies of each of the Key Employee Employment Agreements on or before the date of this Agreement and such Agreements shall not have been terminated by the respective Key Employees party thereto prior to August 28, 2026.
SECTION 8.03.    Other Conditions to Obligations of Seller. The obligation of Seller to consummate the Acquisition is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Seller) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties of Buyer. Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date) except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect; and
(b)    Performance of Obligations of Buyer. Buyer shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)    Buyer Officer Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, stating on behalf of Buyer that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) has been satisfied (the “Buyer Officer Certificate”).
SECTION 8.04.    Frustration of Closing Conditions. Neither Buyer, on the one hand, nor Seller, on the other hand, may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Person’s failure to perform its covenants and agreements set forth in this Agreement.

ARTICLE IX

Termination, Amendment and Waiver
SECTION 9.01.    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by mutual written consent of Seller and Buyer;
(b)    by either Seller or Buyer, by written notice to the other, if:
(i)    the Closing has not occurred on or before 5:00 p.m. (New York time) on February 8, 2027(the “Outside Date”); provided that (A) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as of such date, the Outside Date shall automatically be extended to May 8, 2027, (B) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as the Outside Date, as extended pursuant to clause (A) of this proviso, the Outside Date shall automatically be extended to August 8, 2027and (C) a party shall not have the right to terminate this Agreement pursuant to this Section 9.01(b)(i) if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur; or
(ii)    any Governmental Entity of competent jurisdiction has issued any Order permanently enjoining, restraining or otherwise preventing the consummation of the Acquisition and such Order shall have become final and nonappealable;
(c)    by Buyer, if Seller shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.02(a) or 8.02(b) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Seller shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is three Business Days prior to the Outside Date and (B) 30 days following receipt by Seller of written notice of such breach or failure to perform from Buyer stating Buyer’s intention to terminate this Agreement pursuant to this Section 9.01(c) and the basis for such termination; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.03(a) or 8.03(b) to be satisfied; or
(d)    by Seller, if Buyer shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.03(a) or 8.03(b) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Buyer shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is three Business Days prior to the Outside Date and (B) 30 days following receipt by Buyer of written notice of such breach or failure to perform from Seller stating Seller’s intention to terminate this Agreement pursuant to this Section 9.01(d) and the basis for such termination; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if Seller is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.02(a) or 8.02(b) to be satisfied; or
SECTION 9.02.    Effect of Termination.
(a)    In the event of termination of this Agreement by either Seller or Buyer as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, other than (i) Section 4.33, Section 5.10, the last sentence of Section 6.02(a), this Section 9.02, Article XI (other than Section 11.11 solely with respect to specific performance to cause the Closing to occur) and the Confidentiality Agreement, all of which (including any liabilities and obligations thereunder) shall survive such termination in accordance with their respective terms, and (ii) to the extent that such termination results from a Willful and Material Breach by a party of any covenant or agreement set forth in this Agreement. For the avoidance of doubt, nothing herein shall limit any remedies or type of damages recoverable by any Party under Delaware law in the event of Willful and Material Breach for any alleged breach of this Agreement.
ARTICLE X

Survival; Indemnification
SECTION 10.01.    Survival    . The parties hereto, intending to modify any applicable statute of limitations, agree that (a) the Specified Fundamental Representations and the representations and warranties set forth in Section 4.11 shall survive the Closing Date until the six-year anniversary of the Closing Date and (b) the representations and warranties (other than the Specified Fundamental Representations and the representations and warranties set forth in Section 4.11) in this Agreement shall survive the Closing Date until the three-year anniversary of the Closing Date, and thereafter there will be no Liability with respect thereto on the part of any party hereto or any other Person, nor will any claim be made by any party hereto or any other Person in respect thereof. None of the covenants and agreements of the parties hereto set forth in this Agreement that by its terms is to be fully performed prior to the Closing shall survive the Closing, except, in each case, for (a) those covenants and agreements contained in this Agreement that by their terms contemplate performance in whole or in part at or after the Closing, (b) this Article X (but in the case of Section 11.11, solely as applied to covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing), which shall survive in accordance with their terms, or, in the case of Section 10.02(d), for six years after the Closing Date, and thereafter there will be no Liability with respect thereto on the part of any party hereto or any other Person, nor will any claim be made by any party hereto or any other Person in respect thereof. The Confidentiality Agreement shall survive the Closing in accordance with its terms. No claim or cause of action for indemnification under this Article X may be made following the expiration of the applicable survival period; provided, however, that in the event a Claim Notice shall have been delivered on or prior to the expiration of the applicable Survival Period in accordance with Section 10.02(b), such indemnification claim shall entirely survive until such time as such claim is fully resolved in accordance with this Article X. For the avoidance of doubt, nothing herein, including in this Section 10.01, is intended to nor shall it actually in any way eliminate, limit, impede, nullify, or otherwise adversely affect, any of the survival periods contained in the R&W Insurance Policy or any right or remedy available thereunder to any Buyer Related Person and any claims with respect to Fraud.
SECTION 10.02.    Seller Indemnification. Subject to the limitations set forth in this Article X, each of the Buyer Related Persons shall be indemnified, defended, reimbursed and held harmless by Seller from and against any and all losses incurred or sustained by, or imposed upon any Buyer Related Person, directly or indirectly, whether or not due to a third-party claim, based upon, arising out of, with respect to, or by reason of, any:
(a)    claim for breach of, misstatement, or misrepresentation or inaccuracy in any of representations and warranties of Seller in Article IV of this Agreement or any certifications made by or on behalf of the Seller under any certificate delivered pursuant to this Agreement (except to the extent such certifications address the Specified Fundamental Representations);
(b)    claim for breach of, misstatement, or misrepresentation or inaccuracy in any (x) of the Specified Fundamental Representations or (y) of the representations and warranties or certifications made by or on behalf of the Seller under any certificate delivered pursuant to this Agreement to the extent such certifications address the Specified Fundamental Representations;
(c)    any breach of the covenants or agreements made by or on behalf of the Seller in this Agreement solely to the extent to be performed after the Closing;
(d)    Indemnified Taxes; and
(e)     claim with respect to Fraud.
SECTION 10.03.    Limitations; Claims Process; Third Party Claims.
(a)    Seller shall not be required to indemnify, defend, hold harmless or reimburse any Buyer Related Persons pursuant to this Article X with respect to claims made pursuant to Section 10.02(a) until the aggregate amount of all losses incurred by any of the Buyer Related Persons under this Agreement exceeds the Retention Amount in the aggregate (the “Basket”), after which the Seller shall be liable, and shall indemnify, defend, hold harmless and reimburse, for any and all such losses in excess of the Basket (subject to the limitations set forth in this Section 10.03).
(b)    The maximum aggregate indemnification obligation of the Seller for losses incurred by any Buyer Related Person under Section 10.02(a) shall not exceed the Retention Amount in the aggregate (the “General Representation Cap”); provided, however, that, for the avoidance of doubt, the General Representation Cap shall not apply, in whole or in part, to any claim for a breach of, misstatement, or misrepresentation or inaccuracy in any of representations and warranties set forth in Section 4.11 or any claim for losses incurred in connection with or arising out of any of the matters set forth in Section 10.02(b), (c), (d) or (e).
(c)    Except with respect to any claims with respect to Fraud or Section 10.02(c), the cumulative aggregate liability of Seller under Section 10.02 shall in no event exceed the Seller Pro Rata Amount.

(d)    All claims for indemnification, payment or reimbursement pursuant to this Article X shall be made in accordance with the procedures set forth in this Section 10.03. If a Buyer Related Person, determines in good faith that it has a claim for indemnification pursuant to Section 10.02, the Buyer Related Person shall deliver to Seller a claim notice (each, a “Claim Notice”): (i) stating that the Buyer Related Person has a claim for indemnification pursuant to Section 10.02, (ii) specifying the contractual grounds for such indemnification claim; (iii) stating, to the extent not readily apparent, the amount of such damages (which, in the case of damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by the Buyer Related Person in good faith to be incurred, paid, reserved or accrued); and (iv) specifying in reasonable detail (based upon the information then actually possessed by the Buyer Related Person) the material facts actually known to the Buyer Related Person giving rise to such claim. Any Claim Notice shall be given by the Buyer Related Person to Seller, (A) in the case of a Third Party Claim promptly after the Buyer Related Person becomes aware of such Third Party Claim, and (B) in the case of a claim other than a Third Party Claim, promptly after the Buyer Related Person becomes aware of the facts constituting the basis for such claim; provided, however, that no delay in providing such Claim Notice shall adversely affect, limit, nullify or otherwise undermine a Buyer Related Person’s rights hereunder, unless (and then only to the extent that) Seller is actually and materially prejudiced thereby (with the Seller bearing the burden of establishing such actual and material prejudice).
(e)    If Seller raises bona fide good faith objections in writing to any claim or claims by the Buyer Related Person made in any Claim Notice within 10 days after the date the Claim Notice is given to Seller, the Buyer Related Person shall attempt in good faith for 30 days after such Buyer Related Person’s receipt of such written objection to resolve such objection. If no such agreement is reached during the 30-day period after good faith negotiations, but in any event upon the expiration of such 30-day period, either Seller or the Buyer Related Person will be permitted to pursue such claim in a court of competent jurisdiction in accordance with Section 11.12.
(f)    In the event a Buyer Related Person becomes aware of a pending or threatened claim, demand, dispute or threatened or actual Legal Proceeding by a third-party (a “Third Party Claim”) which could reasonably give rise to a claim for indemnification pursuant to this Article X by such Buyer Related Person, the Buyer Related Person shall promptly provide Seller a Claim Notice to Seller with respect to such Third Party Claim. Following delivery of a notice of a Third Party Claim, the Buyer Related Person shall deliver to Seller, promptly (and in any event, within ten (10) business days) after the Buyer Related Person’s receipt thereof, copies of all pleadings, notices and communications received by the Buyer Related Person relating to such Third Party Claim; provided, that, no delay in providing such notice shall affect a Buyer Related Person’s rights hereunder, unless (and then only to the extent that) the Seller is materially prejudiced thereby. With respect to any Third Party Claim, Seller shall have the right, by giving written notice to the Buyer Related Person within the thirty (30) days of the later of (x) the receipt of initial Claim Notice with respect to such Third Party Claim and (y) receipt of subsequent notice by Seller of the initiation of Legal Proceeding with respect to such Third Party Claim, to assume control of the defense of such Third Party Claim at Seller’s expense, with counsel of its choosing; provided, however, that the Buyer Related Person may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from Seller as contemplated by the foregoing clause (y); and provided, further, that Seller shall not have the right to control the defense of any Third Party Claim if, (A) in the reasonable opinion of counsel to the Buyer Related Person, (1) there are legal defenses available to the Buyer Related Person that are different from or additional to those available to Seller or (2) there exists a material conflict of interest between Seller and the Buyer Related Person in the conduct of the defense of such Third Party Claim, or (B) (1) the Third Party Claim relates to or arises in connection with a criminal Legal Proceeding or allegation, (2) the Third Party Claim is asserted directly by or on behalf of a Person that is a then current material supplier or customer of the Acquired Companies, (3) the Third Party Claim seeks an injunction or other equitable relief, (4) the Third Party Claim asserts damages in excess of 120% of the total amount of losses that Seller would be required to indemnify Buyer with respect to such Third-Party Claim pursuant to this Agreement at the time that Buyer provides Seller notice of such Third Party Claim, or (5) Seller is failing to prosecute or defend the Third Party Claim vigorously. If the Buyer Related Person elects to assume control of the defense of such Third Party Claim in accordance with this Section 10.03(f), Seller shall be entitled, at his expense, to participate in, but not to determine or conduct, any defense of the Third Party Claim or settlement negotiations with respect to the Third Party Claim.
(g)    Each of the Buyer Related Person and Seller shall reasonably cooperate with each other in connection with the defense of any Third Party Claim, including by retaining and providing to the party controlling such defense records and information that are reasonably relevant to such Third Party Claim; provided that neither party shall be required to furnish any such information which would (in the reasonable judgment of such party upon advice of counsel) be reasonably likely to waive any attorney-client or other applicable privilege or protection, held by such party or any of its Affiliates or violate any applicable Law or Order (provided, further, however, that such party shall use commercially reasonable efforts to obtain any required consents and take such other reasonable action to permit such access). The Buyer Related Person or Seller, as the case may be, that is controlling such defense shall keep the other party reasonably advised of the status of such Third Party Claim and the defense thereof. Notwithstanding anything in this Agreement to the contrary, (i) a Buyer Related Person shall not agree to any settlement of a Third Party Claim for which Seller could reasonably be required to provide indemnification hereunder without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) Seller shall not agree to any settlement of a Third Party Claim without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).
(h)    Each Party who is not controlling the defense of a Third Party Claim shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim; provided that neither party shall be required to furnish any such information which would (in the reasonable judgment of such party upon advice of counsel) be reasonably likely to waive any attorney-client or other applicable privilege or protection, held by such party or any of its Affiliates or violate any applicable Law or Order (provided, further, however, that such party shall use commercially reasonable efforts to obtain any required consents and take such other reasonable action to permit such access). The Buyer Related Person or Seller, as the case may be, that is controlling such defense shall keep the other party reasonably advised of the status of such Third Party Claim and the defense thereof. No settlement or other resolution of any claim with any third-party claimant shall be determinative of the existence, validity or amount of any damages relating to such matter.

(i)    Notwithstanding anything in this Agreement to the contrary, from and after the Closing, for purposes of determining whether there has been (i) breach of, default in, misstatement, or misrepresentation or inaccuracy of any representation or warranty in this Agreement or any other Transaction Document (including any certificate or document delivered pursuant hereto), and for purposes of calculating the amount of losses suffered by an Indemnified Party, each representation and warranty (and certification) made or reflected in this Agreement or any other Transaction Document shall be read without regard and without giving any effect to the term(s) “material”, “Material Adverse Effect”, “material adverse effect”, “materiality,” “material and adverse,” “in all material respects,” and any other similar qualifiers, limitations or phrases contained in such representations and warranties, as if such words, qualifiers, limitations, phrases and surrounding related words (e.g., “reasonably be expected to” and similar restrictions, limitations and qualifiers) were deleted from such representation and warranty in their entirety, ignored and given no effect.
(j)    In the event a claim for indemnification under this Article X shall have been fully and finally resolved, the amount of such final determination shall be paid to the Buyer Related Person on demand in immediately available funds. An indemnification claim, and the liability for and amount of damages therefor, shall be deemed to be “fully and finally resolved” for purposes of this Article X when the parties to such claim have so determined by mutual written agreement or, if disputed, when a final non appealable Order shall have been entered.
(k)    Any payment made pursuant to this Section 10.02 shall be treated as an adjustment to the Purchase Price for Tax purposes.
(l)    Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, Seller shall not be required to indemnify, defend, hold harmless or reimburse any Buyer Related Persons pursuant to this Article X with respect to any punitive or other similar damages or any consequential or incidental damages unless (i) such damages are awarded to a third party or (ii) in the case of consequential or incidental damages, to the extent reasonably foreseeable.
SECTION 10.04.    Exclusive Remedies; Mitigation.
(a)    Following the Closing, except for (x) claims based on Fraud, (y) the remedy of specific performance pursuant to Section 11.11 and (z) the indemnification provisions in Section 7.19(g)(ii), the indemnification provisions of Article X shall be the sole and exclusive remedies of the Buyer Related Persons for any losses resulting from or in connection with breaches of representations or warranties or breaches or failures to perform or comply with any covenants or agreements contained in this Agreement.
(b)    Each Buyer Related Person shall use commercially reasonable efforts to pursue recovery under the R&W Insurance Policy to the extent the applicable losses are covered by such policy, and each Buyer Related Person shall use its commercially reasonable efforts in a manner consistent with the common law doctrine of mitigation of damage to mitigate any losses so as to reduce the amount of any losses incurred by any such Buyer Related Person hereunder, in each case to the extent such Person becomes aware of an event which would reasonably be expected to give rise to any such losses; provided, that, (i) a Buyer Related Person’s failure to recover any amounts from any third party (after using its commercially reasonable efforts to recover such amounts from such third party) shall not impede, restrict or limit such Buyer Related Person’s rights under this Agreement and (ii) in no event shall a Buyer Related Person be required to commence any proceeding to recover any proceeds against any third party, including the R&W Insurer before seeking recovery from Seller under this Article X. The amount of any losses that any Buyer Related Person may be entitled to recover under this Article X shall be reduced by the amount of any third party proceeds or other payments actually received by such Buyer Related Person from any third party (but, in each case, net of any out-of-pocket costs and expenses to obtain such proceeds with respect to such losses and any increase in insurance premiums, costs of collections, deductible, retroactive or other premium adjustment, reimbursement obligation or other costs and expenses specifically attributable to any recovery efforts and use of such commercially reasonable efforts (collectively, “Recovery Costs”)); provided, further, that the foregoing in no way obligates any Buyer Related Person to obtain, purchase or maintain any insurance policy (other than the R&W Insurance Policy in accordance with Section 7.11) and in no event shall the Buyer Related Persons be required to reimburse any Person for any amounts indemnified pursuant to Section 10.02(a) and which fall below the General Representation Cap.
SECTION 10.05.    No Duplication. No Person shall be entitled to recover damages more than once pursuant to this Article X in respect of proceeds actually received by such Person arising from identical underlying facts, circumstances, events, and losses suffered by such Person; provided, that, for the avoidance of doubt, this Section 10.05 is solely intended to merely avoid “double counting” for amounts actually and specifically recovered by any such Person under the terms of this Agreement and not to limit any right to recover for any losses arising out of or resulting from any amounts in excess of such loss.
SECTION 10.06.    No Limitations on the R&W Insurance Policy or Fraud. Notwithstanding any provision of this Agreement to the contrary (including in this Article X), nothing in this Agreement or any other Transaction Document shall, nor is it the parties’ intention to, (a) limit, restrict, frustrate, undermine, or impede the rights of Buyer or any Buyer Related Person under the R&W Insurance Policy or (b) limit, restrict, frustrate, undermine, or impede any Buyer Related Person’s right to seek and obtain any equitable remedy to which such Person shall be entitled, including the remedy of specific performance as set forth herein, nor (c) affect the rights and remedies of any Buyer Related Person with respect to claims with respect to Fraud. For the avoidance of doubt, a Buyer Related Person’s failure to recover any amounts from any third party (including the R&W Insurer) shall not impede, restrict, or limit such Buyer Related Person’s rights under this Agreement, and the failure to mitigate, minimize, or recover for any losses shall not relieve Seller’s nor any of its Affiliates’ liability under this Agreement. Seller (on behalf of itself and its Affiliates) agrees that nothing in this Article X, and nothing herein shall require any Buyer Related Person to commence any Claim, suit, or other proceeding to recover proceeds under the R&W Insurance Policy before seeking any recovery from Seller under the remedies set forth in this Agreement or any other Transaction Document.

ARTICLE XI
Miscellaneous
SECTION 11.01.    Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the second Business Day after being sent; (c) if sent via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, if sent before 4:00 p.m. Houston time on a Business Day, otherwise on the next Business Day provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a “bounce back” or similar message indicating delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto):
if to Buyer:
IES Holdings, Inc.
Attention: William Albright; Mary Newman; Yasin Khan
13131 Dairy Ashford Rd, Suite 500
Sugar Land, Texas 77478
Email: [REDACTED]

with a copy, which shall not constitute notice, to:
Norton Rose Fulbright US LLP
1550 Lamar Street, Suite 2000
Attention: Brian Fenske
Houston, Texas 77010
Email: [REDACTED]
if to Seller:
INNOVATE Corp
295 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Michael Sena; Jeanne Rouleau
Email:    [REDACTED]

with a copy, which shall not constitute notice, to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Charles W. Allen; Sean A. O’Neal
Email: [REDACTED]

SECTION 11.02.    Interpretation.
(a)    The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(b)    All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference to “days” means calendar days unless Business Days are expressly specified. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day. Unless the context requires otherwise (i) any definition of or reference or citation to any Legal Requirement, agreement, instrument or other document herein shall be construed as referring or citing to such Legal Requirement, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor Legal Requirements, and to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) for purposes of Section 7.02, a party’s Affiliates shall be deemed to include such party’s “ultimate parent entity” (as determined under the HSR Act), (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, (vii) this Agreement shall be deemed to have been drafted by Buyer and Seller, and this Agreement shall not be construed against any party as the principal draftsperson hereof, (viii) the word “or” shall not be exclusive, (ix) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if” and (x) the phrase “made available”, when used in this Agreement, shall mean that the information has been posted in the “data room” (virtual) hosted by Datasite and established by Seller or its Representatives and to which Buyer and its Representatives have had access no later than 11:59pm Eastern Time within one Business Days prior to the date of this Agreement (the “Data Room”) (provided, that, for the avoidance of doubt, any such materials shall only be deemed to be

“made available” if a complete and accurate copy or version of such material has been posted to the Data Room in a folder thereof to which Buyer and its Representatives have been granted access). The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by email. “Written” shall be construed in the same manner. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to days shall refer to calendar days unless Business Days are specified.
(c)    All references herein to “dollars”, “U.S. dollars” or “$” shall be deemed to be references to the lawful money of the United States. For purposes of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date; provided, however, that, for purposes of calculating the amounts contemplated by Section 1.01, Section 1.03(a) and Section 3.01, any amount denominated in a currency other than dollars shall be converted into dollars using the average closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the period of five consecutive trading days ending on (and including) the second trading day preceding the Closing Date.
(d)    The Seller Disclosure Schedules shall be arranged in numbered and lettered sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. Disclosure set forth in the Seller Disclosure Schedules with respect to any section of this Agreement shall be deemed to be disclosed for purposes of other sections of this Agreement solely to the extent that such disclosure sets forth facts in sufficient detail so that the relevance and applicability of such disclosure would be reasonably apparent on its face to a reader of such disclosure. Matters reflected in any section of the Seller Disclosure Schedules are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Seller Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Legal Requirement or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The disclosures set forth in the Seller Disclosure Schedules and the dollar thresholds set forth in this Agreement shall not be used as a basis for interpreting the terms “material,” “Material Adverse Effect” or other similar terms in this Agreement. The Seller Disclosure Schedules and the information contained therein are intended only to qualify or provide disclosure for the purposes of the applicable representations, warranties and covenants contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.

SECTION 11.03.    Amendment. This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto.
SECTION 11.04.    Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.
SECTION 11.05.    Severability. The parties agree that: (a) the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto; and (b) if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision negotiated in good faith by the parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (i) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, in each case, so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto.
SECTION 11.06.    Counterparts. This Agreement may be executed (including by email, in .pdf format or by any other electronic means) in two or more counterparts, all of which shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or through an electronic signature service shall be sufficient to bind the parties to the terms of this Agreement. No party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation of a contract and each party forever waives any such defense.
SECTION 11.07.    Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses; provided, that all fees and expenses of the Acquired Companies shall be the responsibility of the Seller.
SECTION 11.08.    Entire Agreement; Third-Party BeneficiariesThis Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for Section 7.06, Section 11.13, Section 11.14, Section 11.16 and this Section 11.08, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies, it being understood that (a) the Nonparty Affiliates shall be third-party beneficiaries of the provisions of Section 11.13 and shall have the right to enforce their respective rights thereunder, (b) the Persons released pursuant to Section 11.14 shall be third-party beneficiaries under Section 11.14 and shall have the right to enforce their respective rights thereunder, (c) the Persons entitled to be indemnified and held harmless pursuant to Section 10.02 shall be third-party beneficiaries of the provisions of Section 10.02, and shall have the right to enforce their respective rights thereunder, (d) from and after the Closing, the D&O Indemnitees shall be third-party beneficiaries of the provisions of Section 7.06 and shall have the right to enforce their respective rights thereunder, and (e) each Existing Counsel is a third-party beneficiary of Section 11.16 and shall have the right to enforce its rights thereunder. To the extent that the terms of the Confidentiality Agreement conflict with the terms of this Agreement, the terms of this Agreement shall prevail.
SECTION 11.09.    Governing Law. This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, regardless of the choice of Laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.
SECTION 11.10.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of any Legal Requirement or otherwise by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void, provided that Seller may assign its right to receive some or all of the Purchase Price to any other Seller Entity; and provided, further that Buyer may assign, or cause to be assigned any rights or obligations of Buyer or Merger Sub under this Agreement to any wholly-owned Subsidiary of Buyer without seeking the consent of any other person; as long as (a) such assignment shall not reasonably be expected to have an adverse impact on the Seller, (b) or reasonably be expected to prevent or impair, interfere with, hinder or delay the consummation of, or Buyer’s ability to consummate, the Transactions; provided, further, that no such assignment shall affect or relieve the assigning party of its obligations and Liabilities under this Agreement.
SECTION 11.11.    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. The right of specific enforcement is an integral part of the Transactions and without that right, neither Seller nor Buyer would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Prior to the Closing, to the extent any party hereto brings any action, suit or other legal proceeding, in each case, before any court of competent jurisdiction to enforce the performance of the terms and provisions of this Agreement, the Outside Date shall automatically be extended by (a) the amount of time during which such action, suit or other legal proceeding is pending, plus 20 Business Days, or (b) such other time period established by the court of competent jurisdiction presiding over such action, suit or other legal proceeding. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.11 shall not be required to provide any bond or other security in connection with any such order or injunction, and no party shall contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions.
SECTION 11.12.    Jurisdiction; Consent to Service of Process. Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event of any dispute arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise) in any court other than the Court of Chancery of the State of Delaware, or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware, or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof; (iv) waives any right to trial by jury with respect to any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (v) waives the defense of an inconvenient forum to the maintenance of any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); and (vi) consents to service of process being made through the notice procedures set forth in Section 11.01. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action, suit or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements.

SECTION 11.13.    No Recourse Against Nonparty Affiliates. Except as expressly set forth in this Agreement or any other Transaction Documents, all claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any other Transaction Document), may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement or the other applicable Transaction Document (“Contracting Parties”) and then only with respect to the specific obligations set forth herein (with respect to the parties to this Agreement) or therein (with respect to the parties to such other Transaction Document). No Person who is not a Contracting Party with respect to this Agreement or any other Transaction Document, as applicable, including any member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative of any Contracting Party which such member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative is not itself a Contracting Party (each such Person, a “Nonparty Affiliate”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or such other Transaction Document, as applicable, or based on, in respect of, or by reason of this Agreement or such other Transaction Document, as applicable, or its negotiation, execution, performance or breach; and, to the maximum extent permitted by applicable Legal Requirements, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by applicable Legal Requirements, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available in law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise and (b) except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any other Transaction Document or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any other Transaction Document.
SECTION 11.14.    Release(a)    .
(a)    Effective as of the Closing, Buyer, on behalf of itself and each of its past, present and future Subsidiaries and Affiliates (including the Acquired Companies), each of its and their respective past, present and future members, managers, limited or general partners, equityholders, unitholders, stockholders and Representatives and each of their respective successors and assigns (collectively, the “Buyer Releasors”), hereby irrevocably and unconditionally releases and forever discharges Seller and its Affiliates (collectively, the “Buyer Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute (including arising under any Environmental Legal Requirements), which such Buyer Releasor or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct solely relating to the Acquired Companies prior to the Closing arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from the organization, management or operation of the Acquired Companies or their relationship with the Acquired Companies, provided that nothing contained in this Section 11.14 shall release, waive or discharge, or waive, limit, impede or nullify, the rights or obligations of any Person (a) with respect to Fraud, (b) with respect to any rights or remedies provided under the R&W Insurance Policy, (c) with respect to any rights or remedies provided under Section 10.02 or (d) with respect to claims against a party to this Agreement or any other Transaction Document for the breach of any covenants or agreements contained herein or therein, to the extent of such survival in accordance with their terms. Neither Buyer nor any other Buyer Releasor shall, and Buyer and each other Buyer Releasor shall cause its officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any claim of the type described in this Section 11.14 against any Buyer Releasee. Buyer and the other Buyer Releasors hereby expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any similar Laws of any other jurisdiction and any rights that Buyer or any other Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Buyer, on behalf of itself and each of the other Buyer Releasors, hereby waives the benefits of, and any rights that Buyer or any of the other Buyer Releasors may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 11.14.
(b)    Effective as of the Closing, Seller, on behalf of itself and each of its past, present and future Subsidiaries and Affiliates (including the Acquired Companies), each of its and their respective past, present and future members, managers, limited or general partners, equityholders, unitholders, stockholders and Representatives and each of their respective successors and assigns (collectively, the “Seller Releasors”), hereby irrevocably and unconditionally releases and forever discharges Buyer and its Affiliates, and its and their respective former, current and future members, limited or general partners, unitholders, stockholders or Representatives (collectively, the “Seller Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute (including arising under any Environmental Legal Requirements), which such Seller Releasor or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from (a) the organization, management or operation of the Acquired Companies or their relationship with the Acquired Companies, (b) the Transactions (including any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement or in any other Transaction Document) or (c) any information (whether written or oral), documents or materials furnished in connection with the Transactions, provided that nothing contained in this Section 11.14 shall release, waive or discharge, or waive, limit, impede or nullify, the rights or obligations of any Person (i) with respect to Fraud, (ii) with respect to any rights or remedies provided under the R&W Insurance Policy, (iii) with respect to any rights or remedies provided under Section 10.02 or (iv) with respect to claims against a party to this Agreement or any other Transaction Document for the breach of any covenants or agreements contained herein or therein that by their terms contemplate performance following the Closing or otherwise expressly by their terms survive the Closing, to the extent of such survival in accordance with their terms. Neither Seller nor any other Seller Releasor shall, and Seller and each other Seller Releasor shall cause its officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any claim of the type described in this Section 11.14 against any Seller Releasee. Seller and the other Releasors hereby expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any similar Laws of any other jurisdiction and any rights that Seller or any other Seller Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Seller, on behalf of itself and each of the other Seller Releasors, hereby waives the benefits of, and any rights that Seller or any of the other Seller Releasors may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 11.14.
SECTION 11.15.    No Other Duties. The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation.
SECTION 11.16.    Legal Representation.
(a)    Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may have acted as counsel for Seller or the Acquired Companies or their respective Affiliates in connection with this Agreement and the Transactions (the “Acquisition Engagement”).

(b)    Each of the parties to this Agreement acknowledges and agrees that all confidential communications between any of Seller or the Acquired Companies or their respective Affiliates, on the one hand, and Existing Counsel, on the other hand, in the course of the Acquisition Engagement, and any attendant attorney-client privilege, attorney work product protection and expectation of client confidentiality applicable thereto, shall be deemed to belong solely to Seller, and shall not pass to or be claimed, held or used by Buyer or the Acquired Companies or any of their respective Affiliates after the Closing. Accordingly, Buyer shall not have access to any such communications, or to the files of Existing Counsel relating to the Acquisition Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, after the Closing, (i) to the extent that files of Existing Counsel in respect of the Acquisition Engagement constitute property of the client, only Seller and its Affiliates (other than the Acquired Companies) shall hold such property rights, and (ii) Existing Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Acquired Companies or any of their respective Affiliates by reason of any attorney-client relationship between Existing Counsel and Seller, between Existing Counsel and the Acquired Companies or otherwise. If and to the extent that, at any time after the Closing, Buyer or any of its Affiliates (including after the Closing, the Acquired Companies) shall have the right to assert or waive any attorney-client privilege with respect to any communication between Seller or the Acquired Companies or any of their respective Affiliates and Existing Counsel that occurred at any time prior to the Closing, Buyer, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), shall be entitled to waive such privilege only with the prior written consent of Seller.
(c)    Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may continue to represent Seller or its Affiliates in future matters, including any matter related to the Acquisition Engagement. Accordingly, Buyer, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), expressly: consents to Existing Counsel’s representation of Seller or any of its Affiliates in any matter related to the Acquisition Engagement, including any post-Closing matter in which the interests of Buyer or the Acquired Companies or any of their respective Affiliates, on the one hand, and Seller or its Affiliates, on the other hand, are adverse, including any matter relating to the Transactions.
(d)    In the event Existing Counsel is engaged by an Acquired Company to represent such Acquired Company after the Closing, any such representation by Existing Counsel after the Closing shall not affect the foregoing provisions hereof.
(e)    Buyer and Seller consent to the arrangements in this Section 11.16 and agree to take, and to cause their Affiliates to take, all steps necessary to implement the intent of this Section 11.16 and not to take or cause their Affiliates to take positions contrary to the intent of this Section 11.16. Buyer and Seller further agree that each Existing Counsel is a third-party beneficiary of this Section 11.16.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

IES Holdings, Inc. a Delaware corporation By: /s/ Tracy McLauchlin Name: Tracy A. McLauchlin Title: Chief Financial Officer
IES Merger Sub, Inc. a Delaware corporation By: /s/ Tracy McLauchlin Name: Tracy A. McLauchlin Title: Chief Financial Officer

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

DBM Intermediate Holdco Inc. a Delaware corporation By: /s/ Michael J. Sena Name: Michael J. Sena Title: President & CEO
Innovate Corp. a Delaware corporation By: /s/ Michael J. Sena Name: Michael J. Sena Title: President & CEO

[Signature Page to Transaction Agreement]

EXHIBIT A

Certain Definitions

For purposes of the Agreement (including this Exhibit A):
“338 Elections” has the meaning set forth in Section 7.09(g).
“Accounting Principles” means the accounting principles, practices, methodologies and procedures set forth on Exhibit C.
“Acquired Companies” means the Company and its Subsidiaries.
“Acquired Company Multiemployer Plan” has the meaning set forth in Section 4.13(d).
“Acquisition” has the meaning set forth in the Recitals to the Agreement.
“Acquisition Engagement” has the meaning set forth in Section 11.16.
“Acquisition Proposal” means, other than the Transactions, any inquiry, offer or proposal relating to, in a single transaction or a series of related transactions, any acquisition or purchase, directly or indirectly, of (a) shares of capital stock or equity interests of Seller or any Acquired Company representing 15% or more of the outstanding shares of capital stock or equity interests of Seller or such Acquired Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any the shares of capital stock or equity interests of Seller or such Acquired Company on a fully diluted basis) or (b) properties or assets of the Acquired Companies (whether by merger, consolidation, business combination, sale of stock or assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction) that comprise 15% or more of the assets of the Acquired Companies, taken as a whole (measured based on fair market value as of the last day of the most recently completed calendar month), or constitute or account for 15% or more of the consolidated net revenues, consolidated EBITDA or consolidated net income of the Acquired Companies, taken as a whole (measured based on the 12 full calendar months prior to the date of determination), in each case of clauses (a) through (b), by any third party other than Buyer or its Affiliates.
“Adjustment Amount” means a number (which may be a negative number) equal to (a) the Purchase Price (excluding the Intercompany Tax Balance Amount) minus (b) the Estimated Purchase Price (excluding the Estimated Intercompany Tax Balance Amount).
“Affiliate” of any Person means another Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person (but only for so long as such control exists). For purposes of this definition, (a) the term “control” (including the terms “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, and (b) each Acquired Company shall be an Affiliate of Seller (and not of Buyer) until the Closing and an

Affiliate of Buyer (and not of Seller) from and after the Closing. Notwithstanding anything to the contrary in this Agreement, no equity owner of the Buyer shall be considered an Affiliate of the Buyer.
“Affiliate Contract” means any Contract between an Acquired Company, on the one hand, and any Seller Entity, on the other hand.
“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“Allocation Schedule” has the meaning set forth in Section 7.09(g).
“Anti-Corruption Laws” has the meaning set forth in Section 4.22(a).
“Antitrust Law” means (a) any antitrust, competition or trade regulation Legal Requirement of any Governmental Entity or (b) any other Legal Requirement issued by any Governmental Entity that is designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.
“Balance Sheet Date” has the meaning set forth in Section 4.09(b).
“Base Purchase Price” means $650,000,000.
“Basket” has the meaning set forth Section 10.03(a).
“Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject thereto) and any other compensation, bonus, incentive, equity compensation, phantom stock or other equity-based compensation, employment or other employee benefit plan, program, arrangement, agreement or policy (including an individual employment, consulting, severance, transaction, restrictive covenant, retention and change in control agreement or arrangement) in which any Company Employee participates, in each case excluding any Multiemployer Plan or Statutory Plan, provided that where individual agreements addressing employment, consulting, severance, transaction, restrictive covenant, retention or change in control matters would otherwise be considered a “Benefit Plan” hereunder, such individual agreements shall not be considered a “Benefit Plan” hereunder in jurisdictions outside the United States.
“Business Day” means any day of the year on which national banking institutions in both New York, New York and Houston, Texas are open to the public for conducting business and are not required or authorized to close.
“Buyer” has the meaning set forth in the introductory paragraph to this Agreement.
“Buyer Acquisition Financing” means a financing arrangement by Buyer (or any direct or indirect Affiliate thereof) in connection with the Transactions upon the terms and subject to conditions acceptable to Buyer in its sole discretion; provided that the Buyer Acquisition Financing shall not be an issuance of bonds registered with the SEC or pursuant to 144A under the Securities

Act or similar offering that would require the preparation of a prospectus, offering memorandum or similar disclosure document.
“Buyer Board” has the meaning set forth in the Recitals to the Agreement.
“Buyer Common Stock” means the Buyer’s common stock, par value $0.01.
“Buyer Common Stock Price” means $649.69 per share of Buyer Common Stock.
“Buyer Consolidated Group” means any affiliated, consolidated, combined, unitary, aggregate or similar group that includes Buyer and/or one or more of its Affiliates (other than any group consisting solely of the Acquired Companies for Pre-Closing Tax Periods).
“Buyer Consolidated Tax Return” means any Tax Return of the Buyer Consolidated Group.
“Buyer Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article V.
“Buyer Information Statement” has the meaning set forth in Section 7.18.
“Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to prevent, materially delay or materially impair the ability of Buyer, Merger Sub or any other Affiliate of Buyer to perform their respective obligations under any Transaction Document or to consummate any of the Transactions.
“Buyer Officer Certificate” has the meaning set forth in Section 8.03(c).
“Buyer Preferred Stock” has the meaning set forth in Section 5.02.
“Buyer Related Person” means Buyer and its Affiliates (including, for the avoidance of doubt, after the Closing, the Acquired Companies), and its and their respective, direct and indirect, current, future and former directors, managers, officers, employees, principals, direct and indirect stockholders and equity holders, partners, members, employees, controlling Persons, Representatives, contractors and agents (or any similar position, role or title of any of the foregoing), and each of their respective successors and permitted assigns.
“Buyer Releasees” has the meaning set forth in Section 11.14(a).
“Buyer Releasors” has the meaning set forth in Section 11.14(a).
“Buyer SEC Documents” has the meaning set forth in the introductory paragraph to Article V.

“Buyer Stock Exchange” means the Nasdaq Stock Market, but if the Nasdaq Stock Market is no longer the principal U.S. trading market for the Buyer Common Stock, then “Buyer Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the common stock of Buyer is then traded.
“Buyer Tax Return” has the meaning set forth in Section 7.09(a)(ii).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended and supplemented, and any administrative or other guidance or any Law published (or enacted) with respect thereto by any Governmental Entity (in each case, including any comparable provisions of state, local, or non-U.S. Law and including any related or similar COVID-19 measures).
“Cash” means the aggregate amount of cash, cash equivalents, demand deposits, money markets, credit card receivables, all deposits in transit or amounts held for deposit that have not yet cleared, cash deposited with third parties to secure surety bonds, performance bonds, letters of credit or similar obligations, and marketable securities including any accrued interest thereon, of the Acquired Companies. For the avoidance of doubt, Cash shall be (a) reduced by checks and drafts written by the Company but not yet cleared, (b) increased by checks and drafts held by and for the benefit of the Company but not yet cleared, and (c) Restricted Cash and Cash Deposits and Customer Prepayments will be excluded. Any cash received by any Acquired Company between the date of this Agreement and Closing from any casualty insurance claims shall be excluded from Cash.
“Cash Deposits and Customer Prepayments” means the aggregate amount of all cash deposits, advance payments, retainers, mobilization payments and other amounts received by any Acquired Company from a customer (or from any other Person on a customer’s behalf) in respect of a project or Contract, to the extent that, as of the Reference Time, the corresponding goods have not been delivered, services have not been performed or costs have not been incurred by such Acquired Company and the related amounts have not been recognized as revenue in accordance with the Accounting Principles. The balance of this amount will be held in the UMB Money Market Account named DBMG Global Reserve Account and maintained according to historical management practices, and determined in the same manner as was used in calculating the amounts set forth in Part II of Exhibit D.
“Cash Incentive Compensation” has the meaning set forth in Section 7.05(j).
“Certificate of Incorporation” means the Certificate of Incorporation in the form attached to this Agreement as Exhibit B.
“Certificate of Merger” has the meaning set forth in Section 2.03.
“Certification” has the meaning set forth in Section 5.09(a).
“Claim Notice” has the meaning set forth in Section 10.03(d).
“Closing” has the meaning set forth in Section 1.02.

“Closing Cash Amount” means the aggregate dollar amount of Cash as of the Reference Time (but giving effect to any Cash dividends or distributions in respect of capital stock and any uses of Cash to pay Indebtedness or Transaction Expenses, in each case made or received, as applicable, subsequent to the Reference Time and prior to the Closing).
“Closing Date” has the meaning set forth in Section 1.02.
“Closing Indebtedness Amount” means the aggregate dollar amount of Indebtedness of the Acquired Companies (including principal, accrued and unpaid interest, prepayment penalties or fees, premiums, breakage amounts or other amounts payable in connection with prepayment), that remains unpaid as of the Reference Time (but giving effect to (a) any Indebtedness incurred as a result of any action taken by any Acquired Company subsequent to the Reference Time and prior to the Closing not at the direction of Buyer or any of its Affiliates and (b) any uses of Cash to repay Indebtedness subsequent to the Reference Time and prior to the Closing).
“Closing Statement” has the meaning set forth in Section 3.01(b).
“Closing Working Capital Amount” means (a) the aggregate dollar amount of the consolidated current assets of the Acquired Companies (including all current Tax assets other than deferred Tax and Income Tax assets and excluding any Cash) as of the Reference Time, minus (b) the aggregate dollar amount of the consolidated current liabilities of the Acquired Companies (all current Tax liabilities other than deferred Tax and Income Tax liabilities and excluding all Indebtedness as of the Reference Time, in each case, and calculated in accordance with the Accounting Principles. For the avoidance of doubt, to the extent the Sample Working Capital Statement conflicts with the Accounting Principles, the Accounting Principles shall prevail.
“COBRA Liability” has the meaning set forth in Section 7.05(h).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining, works council or other labor union Contract or labor arrangement covering any Company Employee, excluding any national, industry or similar generally applicable Contract or arrangement.
“Company” has the meaning set forth in the Recitals to the Agreement.
“Company Account” has the meaning set forth in Section 4.23(a).
“Company Benefit Plan” means each Benefit Plan that is maintained, sponsored or entered into by any of the Acquired Companies, or with respect to which any of the Acquired Companies may have any liability, contingent or otherwise.
“Company Common Stock” means, collectively, the Common Stock, par value $0.001 per share, of the Company.

“Company Employee” means each employee of the Company or any of its Subsidiaries.
“Company Intellectual Property” means any Intellectual Property that is owned by any Acquired Company.
“Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned by the Acquired Companies and used in the operation of the Acquired Companies.
“Company Records” means all records (including Contracts) of the Acquired Companies, on whatever media and wherever located.
“Company Stock Certificate” has the meaning set forth in Section 2.08.
“Confidentiality Agreement” has the meaning set forth in Section 6.02(a).
“Consent” has the meaning set forth in Section 4.05(b).
“Contract” means any written, legally binding note, bond, mortgage, deed, indenture, lease, license or other contract, agreement or instrument, other than any Benefit Plan.
“Contracting Parties” has the meaning set forth in Section 11.13.
“COVID-19 Pandemic” means the COVID-19 pandemic, including any evolutions or mutations of the COVID-19 disease, any “subsequent” waves and any further epidemics or pandemics arising therefrom.
“Data Room” has the meaning set forth in Section 11.02(b).
“Delivery Default Notice” has the meaning set forth in Section 3.01(b).
“D&O Indemnitee” has the meaning set forth in Section 7.06(a).
“DGCL” has the meaning set forth in the Recitals of the Agreement.
“Dissenting Shares” has the meaning set forth in Section 2.10(a).
“Effect” has the meaning set forth in the definition of “Material Adverse Effect”.
“Effective Time” has the meaning set forth in Section 2.03.
“Enforceability Exceptions” has the meaning set forth in Section 4.02 of the Agreement.

“Environmental Legal Requirements” means any applicable Legal Requirements relating to human health and safety  (to the extent relating to exposure to Hazardous Substances), pollution, the protection, preservation or restoration of the environment or Environmental Release of, or the management of Hazardous Substances, including, without limiting the generality of the foregoing, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Occupational Safety and Health Act (as relating to Hazardous Substances), and the New Jersey Industrial Site Recovery Act, all as amended from time to time from enactment or adoption.
“Environmental Permits” means all Permits and similar authorizations of Governmental Entities required by applicable Environmental Legal Requirements for the Acquired Companies to operate their businesses in a manner in which they are now operated and maintained.
“Environmental Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migrating, or dumping into or through the indoor or outdoor environment.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“ERISA Affiliate” means any employer, trade or business (whether or not incorporated) that would be treated together with the Acquired Companies as a single employer or under common control, in either case, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“Estimated Closing Cash Amount” has the meaning set forth in Section 3.01(a).
“Estimated Closing Indebtedness Amount” has the meaning set forth in Section 3.01(a).
“Estimated Intercompany Tax Balance Amount” has the meaning set forth in Section 3.01(a).
“Estimated Closing Statement” has the meaning set forth in Section 3.01(a).
“Estimated Closing Working Capital Amount” has the meaning set forth in Section 3.01(a).
“Estimated Purchase Price” means (a) the Base Purchase Price, plus (b) Estimated Closing Cash Amount, plus (c) the amount, if any, by which the Estimated Closing Working Capital Amount exceeds the Target Working Capital Amount, minus (d) the amount, if any, by which the Target Working Capital Amount exceeds the Estimated Closing Working Capital Amount, minus (e) the Estimated Closing Indebtedness Amount, minus (f) the Estimated Transaction Expense Amount, plus (g) the Estimated Intercompany Tax Balance Amount.

“Estimated Transaction Expense Amount” has the meaning set forth in Section 3.01(a).
“Excess Amount” has the meaning set forth in Section 3.02(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 2.09(a).
“Exchange Agent Agreement” has the meaning set forth in Section 2.09(a).
“Exchange Fund” has the meaning set forth in Section 2.09(a).
“Excluded Transaction” means any transaction or series of transactions (whether pursuant to an acquisition of assets or pursuant to a merger, consolidation or other business combination, sale of equity securities, tender offer, exchange offer or similar transaction) to (a) acquire some or all of the properties or assets of any Seller Entity (other than the properties, assets or equity interests of any Acquired Company), (b) the equity of any Subsidiary of the Seller Entities other than the Acquired Companies or (c) the equity of the Seller Entities; provided that, in the case of clause (c), the consummation of such transaction shall be conditioned on the occurrence of the Closing if the consummation of such transaction prior to the Closing would reasonably be expected to have an adverse effect on the ability of the parties hereto consummate the Transactions.
“Exigency Event” means (a) any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, sabotage, cyberattacks, cyberterrorism, acts of foreign or domestic terrorism, or civil unrest or any worsening or escalation of such conditions and (b) any pandemic, hurricane, flood, tornado, earthquake, or other natural disaster, weather-related events, force-majeure events, or other comparable events (including the COVID-19 Pandemic), or any worsening or escalation of such conditions.
“Exigency Measures” means any action or omission taken or made by Seller or any of the Acquired Companies or its or their respective Representatives in good faith to protect the well-being, condition, safety, prospects or value of Seller or the Acquired Companies or their respective Representatives, properties, or assets in response to, in preparation for, or otherwise to address or minimize the effects of any Exigency Event.
“Existing Counsel” means Cleary Gottlieb Steen & Hamilton LLP.
“Existing Surveys” has the meaning set forth in Section 4.12(f).
“Existing Title Policies” has the meaning set forth in Section 4.12(a).
“Filings” has the meaning set forth in Section 4.05(b).

“Final Allocation” has the meaning set forth in Section 7.09(g).
“Financial Statements” means the Company’s consolidated financial statements consisting of the consolidated balance sheet of the Company as of December 28, 2024, and January 3, 2026 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the fiscal years then ended (the “Annual Financial Statements”) together with the unaudited consolidated balance sheet of the Company as of July 4, 2026 and the related unaudited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the period that began on January 4, 2026 and ended on July 4, 2026 (the “Interim Financial Statements”).
“Flagstaff Property Sale Proceeds” has the meaning set forth in Section 7.23.
“Foreign Investment Law” means any Legal Requirement that provides for foreign investment screening or national security and/or public order reviews in connection with the acquisition of any interests in or assets of a business or entity.
“Fraud” means, with respect to any Person, the making of a statement of fact in any of the representations and warranties set forth in this Agreement or in any other Transaction Document with the intent to deceive another Person and requires: (a) a false representation of material fact; (b) with knowledge that such representation was false when made; (c) with an intention to induce the Person to whom such representation is made to act or refrain from acting in reliance upon it; (d) causing such Person, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such Person to suffer damage by reason of such reliance. For the avoidance of doubt, (i) the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness, (ii) only the Person who committed Fraud shall be responsible for such Person’s Fraud, (iii) the representations and warranties set forth in Article IV and any Transaction Document are being made to induce the Buyer to enter into and perform its obligations under this Agreement, and (iv) the Buyer shall be deemed to have justifiably relied upon the representations and warranties set forth in Article IV and any Transaction Document for purposes of this Fraud definition.
“Fully Diluted Shares” means the sum of (a) the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Closing, plus (b) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to any rights to acquire shares of Company Common Stock (in each case, whether or not immediately exercisable) outstanding as of such time (in each case, determined on an as-converted-to-Common Stock basis); provided, however that the Fully Diluted Shares shall (i) exclude any shares of Company Common Stock held by the Company (or held in the Company’s treasury) or held, directly or indirectly, by any wholly owned Subsidiary of the Company and (ii) any awards outstanding under the Phantom Stock Plan.
“GAAP” means, as of any date of determination, generally accepted accounting principles, consistently applied, in the United States, as in effect on such date of determination.

“General Representation Cap” has the meaning set forth in Section 10.03(b).
“Governmental Entity” has the meaning set forth in Section 4.05(b).
“Hazardous Substances” means any pollutant, contaminant, chemical, or waste that is subject to regulation, control, or remediation or for which liability or legally binding standards of conduct are imposed under any Environmental Legal Requirement due to its dangerous or deleterious properties, including, without limiting the generality of the foregoing, any petroleum or petroleum products, hazardous materials, radioactive materials, radon, asbestos and asbestos-containing materials, polychlorinated biphenyls, and per- or polyfluoroalkyl substances.
“Holdback Amount” means $5,000,000.
“HSR Act” has the meaning set forth in Section 4.05(b).
“HSR Filing” has the meaning set forth in Section 7.02(b).
“Income Tax” means any federal, state, local or non-U.S. Tax that is, in whole or in part, measured by or imposed on net or gross income, gross receipts, earnings or profits, including any franchise, margin or similar Tax, any Tax on doing business imposed in lieu thereof (whether or not denominated as an “income tax”).
“Income Tax Liability Amount” means, without duplication, determined as of the end of the Closing Date, the amount (which may not be less than zero in the aggregate or in any jurisdiction or with respect to any taxpaying entity) of any and all accrued or unpaid Income Taxes of the Acquired Companies (whether or not then due) for any Pre-Closing Tax Period, which amount shall be calculated (a) for any Straddle Periods, in accordance with Section 7.09(a)(iv), (b) on a jurisdiction-by-jurisdiction and entity-by-entity basis (which shall not be less than $0 with respect to any jurisdiction, entity or period) and (c) by including in taxable income any adjustment pursuant to Section 481 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement) resulting from a change in method of accounting made prior to the Closing and prepaid amounts and deferred revenue received prior to the Closing that, in each case, would not otherwise be included in taxable income on or prior to the Closing Date.
“Indebtedness” means, with respect to any Acquired Company, without duplication, (a) all indebtedness of such Acquired Company for borrowed money or in respect of loans or advances, (b) all obligations of such Acquired Company evidenced by notes, bonds or debentures, or other similar debt instruments or debt securities, (c)  all lease obligations that are as classified as finance leases in the Financial Statements or should be classified as a capital lease under GAAP, (d) any net settlement liabilities under any interest rate or currency swaps, caps or other derivatives or hedging arrangements to the extent the balance is a liability, (e) any liabilities of others guaranteed by, or secured by any Liens (other than Permitted Liens) on the assets of, such Person, whether or not such indebtedness, liabilities or obligations shall have been assumed by such Person or is limited in recourse; and (f) with respect to the Acquired Companies, the aggregate amount of all liabilities of the Acquired Companies due to the Seller or its Affiliates (other than the Acquired Companies); in each case of the foregoing clauses (a) through (f), to the extent not paid or released at Closing; provided, however, that Indebtedness shall not include (A) any intercompany obligations owing by any Acquired Company or any of its wholly owned Subsidiaries, on the one hand, to another Acquired Company or any of its wholly owned Subsidiaries, on the other hand, (B) any obligations owed with respect to surety bonds, performance bonds, letters of credit or similar obligations (in each case, unless and solely to the extent actually drawn), (C) any trade payables incurred in the ordinary course of business, (D) any obligation or amount properly reflected in the calculation of the Transaction Expense Amount or the Closing Working Capital Amount in the Estimated Purchase Price or the Purchase Price, (E) obligations related to any lease that is or is required to be accounted for as an operating lease in accordance with the Accounting Principles, (F) any obligations arising from any financing, debt or other similar arrangements of Buyer or its Affiliates, (G) all obligations or liabilities incurred by or on behalf of Buyer or any of its Affiliates, (H) the Income Tax Liability Amount, (I) any amounts owed under the Tax Sharing Agreement and (J) any of the foregoing items in clauses (a) through (f) to the extent taken into account in the final calculation of the Closing Working Capital Amount or the Transaction Expense Amount; provided further that for purposes of Article I of the Agreement, Indebtedness shall be calculated as set forth in the applicable clause (a) through (g) above or, where the method of calculation is not specified, in accordance with the Accounting Principles, to the extent applicable.
“Indemnified Buyer Parties” has the meaning set forth in Section 7.19(g)(ii).
“Indemnified Seller Parties” has the meaning set forth in Section 7.19(g)(i).
“Indemnified Taxes” means (a) any and all Taxes (or the non-payment thereof) assessed against, imposed on or collected from any Acquired Company for any Pre-Closing Tax Period (including any Taxes arising in any Straddle Period that are attributable to a Pre-Closing Tax Period in accordance with Section 7.09(a)(iv)), (b) any and all Taxes of any Person (other than an Acquired Company) assessed against, imposed on or collected from an Acquired Company (i) as a result of the Acquired Company having been a member of an affiliated, consolidated, combined, unitary or similar Tax group with such Person on or prior to the Closing Date; or (ii) as a transferee or successor, pursuant to a Contract or otherwise by operation of any Legal Requirement, which Taxes relate to a transaction or event occurring on or prior to the Closing, (c) any and all Taxes of the Seller and any other member of a Seller Consolidated Group (other than the Acquired Companies) for any period, including as a result of the transactions contemplated by this Agreement, and (d) any and all Taxes that are to be borne or payable by the Seller pursuant to this Agreement; provided that the term “Indemnified Taxes” shall not include Taxes to the extent taken into account in the final calculation of Closing Working Capital, Closing Indebtedness or the Transaction Expense Amount.
“Independent Expert” has the meaning set forth in Section 3.01(b).
“Independent Expert Notice” has the meaning set forth in Section 3.01(b).
“Insurance Policies” has the meaning set forth in Section 4.21.

“Intellectual Property” means all past, present, and future intellectual property rights in any jurisdiction throughout the world, whether registered or unregistered, including such rights in and to the following: (a) patents and patent applications, together with reissuances, renewals, foreign counterparts, continuations, continuations--in--part, divisionals, revisions, extensions and reexaminations thereof and inventions (whether or not patentable); (b) copyrights, works of authorship, moral rights, copyright registrations and applications; (c) trademarks, service marks, trade dress, logos, slogans, trade names, business names, corporate names and other source indicators, together with the goodwill associated therewith or symbolized thereby; (d) Internet domain names; (e) software; (f) trade secrets, know-how and other confidential and proprietary information (including intellectual property rights in technology, data, databases, formulas, algorithms, compositions, processes and techniques, research and development information, drawings, models, specifications, diagrams, research records, records of inventions, test information, financial, marketing and business data, pricing and cost information, business and marketing plans and proposals and customer and supplier lists, and any other materials that embody, contain or reflect any of the foregoing, anywhere in the world); (g) rights of publicity or other proprietary rights pertaining to the name, image, and likeness of an individual; (h) design rights and industrial designs; and (i) social media accounts and handles.
“Intercompany Accounts” means any intercompany accounts, balances, payables, receivables or indebtedness between any Seller Entity, on the one hand, and any Acquired Company, on the other hand.
“Intercompany Tax Balance Amount” means the net positive amount payable to the Company under the Tax Sharing Agreement as of the Reference Time, when taking into account the Separate Tax (as defined in the Tax Sharing Agreement) of the Company and its Subsidiaries for the 2025 tax year and the portion of the 2026 taxable year that the Company and its Subsidiaries are included in the Seller Consolidated Group. The Separate Tax for 2026 shall be calculated without taking into account the effects of the 338 Elections.
“Intermediate” has the meaning set forth in the introductory paragraph to this Agreement.
“IRS” means the United States Internal Revenue Service.
“ISRA” has the meaning set forth in Section 4.05(b).
“ISRA Filings” has the meaning set forth in Section 4.16(i).
“ISRA Matters” has the meaning set forth in Section 4.16(i).
“Key Customers” has the meaning set forth in Section 4.18.
“Key Employees” has the meaning set forth in the Recitals to the Agreement.
“Key Employee Employment Agreement” has the meaning set forth in the Recitals to the Agreement.

“Key Suppliers” has the meaning set forth in Section 4.18.
“Knowledge of the Buyer” or other references to Knowledge with respect to Buyer means, as to a particular matter, the actual knowledge of William Albright and Tracy A. McLauchlin, and does not include knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness.
“Knowledge of the Seller” or other references to Knowledge with respect to Seller means, as to a particular matter, the actual knowledge of any of the Persons set forth in Schedule 1.1 of the Seller Disclosure Schedules after reasonable inquiry of direct reports, and does not include knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.
“Lease” has the meaning set forth in Section 4.12(b).
“Leased Real Property” has the meaning set forth in Section 4.12(b).
“Legal Proceeding” has the meaning set forth in Section 4.07(a).
“Legal Requirement” has the meaning set forth in Section 4.05(a).
“Liability” means any direct or indirect assessments, claims of any kind or nature, commitments, damages, deficiencies, demands, fines, interest, deficiencies, duties (including in connection with tariffs or otherwise), liabilities (including any Indebtedness), obligations, penalties, causes of action, loss (including loss of benefit), Taxes, rulings of any Governmental Entity and all applicable orders, and any other legally enforceable requirements enacted, issued, adopted, promulgated, administered, enforced, ordered or applied by any Governmental Entity, in each case, whether asserted or unasserted, accrued, absolute, contingent or otherwise, known or unknown, actual or potential, realized or unrealized, due or to become due, liquidated or unliquidated, whether or not foreseeable, and whether or not required to be recorded or reflected on a balance sheet under GAAP, whether arising prior to, on or after the date hereof.
“Liens” has the meaning set forth in Section 4.05(a).
“Lock-Up Agreement” means the Lock-Up Agreement in the form attached to this Agreement as Exhibit F.
“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is the earlier of (a) 60 days after the Closing Date and (b) the date that the Resale Registration is declared effective; provided that the Buyer may, in its sole discretion, waive or shorten the Lock-Up Period.

“Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (an “Effect”) that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets (including intangibles) or results of operations of the Acquired Companies, taken as a whole; provided, however, that a Material Adverse Effect will not include or be deemed to result from any Effect, either alone or in combination with any other Effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect) any of the following:
(a)    (i) any Effect (A) generally affecting (x) the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world in which the Acquired Companies have material operations, in each case including changes in interest or exchange rates, monetary policy or inflation, or (y) the industries in which the Acquired Companies operate or (B) to the extent arising out of, resulting from or attributable to any Exigency Event or Exigency Measure; or (ii) any change in Law or change or prospective change in GAAP or in other accounting standards or any interpretation or enforcement thereof; provided, further, that any Effect referred to in clause (a) of this definition may be taken into account in determining whether there has been or will be a Material Adverse Effect to the extent that such Effect has a material and disproportionate adverse impact on the Acquired Companies, taken as a whole, compared to other similarly situated businesses that operate in the industries in which the Acquired Companies operate (in which case, only the incremental material and disproportionate adverse impact may be taken into account in determining whether there has been or will be a Material Adverse Effect); or
(b)    any Effect arising out of, resulting from or attributable to (i any change resulting or arising from the identity of, or any facts or circumstances relating to, Buyer or any of its Affiliates, (iii) the taking of any action (or the omission of any action) required or expressly permitted by this Agreement or any other Transaction Document or otherwise at the request or with the consent of Buyer, (iv) any breach by Buyer or any of its Affiliates of this Agreement or any other Transaction Document, or (v) any failure by the Acquired Companies to meet any estimates, expectations, budgets, projections or forecasts, whether or not published, internally prepared or provided to Buyer or any of its Representatives (but not the underlying causes of such failure to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect).
“Material Contracts” has the meaning set forth in Section 4.17(a).
“Merger” has the meaning set forth in Recitals of the Agreement.
“Merger Consideration” has the meaning set in Section 2.05(c).
“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.
“Merger Sub Board” has the meaning set forth in the Recitals to the Agreement.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.
“Nonparty Affiliates” has the meaning set forth in Section 11.13.
“Notice of Disagreement” has the meaning set forth in Section 3.01(b).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Open Source Software” means any software that is licensed as “free software” or “open source software” or under a Contract that requires as a condition of its use, modification or distribution that it, or other software into which it is incorporated or with which it is combined or distributed or that is derived from or links to it, be disclosed or distributed in source code form, licensed for the purpose of making derivative works or made available for redistribution to any Person at no charge.
“Order” has the meaning set forth in Section 4.05(a).
“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, shareholders’ agreement, partnership agreement, certificate of limited partnership, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.
“Other Holders Cash Consideration” means an amount equal to the product of the Other Holders Share and the Estimated Purchase Price.
“Other Holders Share” means (a) one minus (b) the Seller Pro Rata Share.

“Outside Date” has the meaning set forth in Section 9.01(b)(i).
“Owned Real Property” has the meaning set forth in Section 4.12(a).
“Parent” has the meaning set forth in the introductory paragraph to the Agreement.
“Parent Board Approval” has the meaning set forth in the Recitals to the Agreement.
“Parent Information Statement” means an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act containing the information specified in Schedule 14C under the Exchange Act related to this Agreement and the Parent Stockholder Consent.
“Parent Stockholder Consent” has the meaning set forth in the Recitals to the Agreement.

“Permits” means franchises, grants, authorizations, tariffs, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, authorizations, approvals, waivers, clearances, permissions, qualifications, registrations, and orders of or issued or approved by all Governmental Entities.
“Permitted Liens” means: (a) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business or by operation of law with respect to obligations that are not yet delinquent; (b) with respect to personal property, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (c) Liens for Taxes, assessments or other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, or that are being contested in good faith by appropriate proceedings, in each case, for which reserves for such Taxes have been establish in accordance with GAAP; (d) easements, covenants, conditions, rights-of-way leases, restrictions and other similar charges and encumbrances or other minor title defects that, in each case, (i) would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate or (ii) are otherwise specifically reflected in title policies or Existing Surveys made available to Buyer; (e) zoning ordinances, building, land use and other similar Legal Requirements; (f) any Liens on any Leased Real Property that have been placed by any developer, owner, landlord, lessor or other third party, except in connection with a default or remedy for default available to a landlord thereunder, on any properties or assets owned by such party and leased to another party or with respect to which another party has easement rights, and any subordination or similar agreements relating thereto; (g) Liens to secure landlords or lessors pursuant to the terms of any lease; (h)  Liens that will be released at or prior to the Closing; (i) Liens arising under pension, gratuity or benefit plans or worker’s compensation, unemployment insurance, social security, retirement and similar Legal Requirements; (j) transfer restrictions under applicable Securities Laws or under the Organizational Documents of any Acquired Company; (k) non-exclusive licenses of Intellectual Property granted in the ordinary course of business that do not materially impair the value, use or exclusivity of any material Company Intellectual Property, and (l) Liens on any properties or assets of the Acquired Companies supporting any surety bonds, performance bonds, letters of credit or similar obligations, including cash that constitutes Restricted Cash.
“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, company (including any joint stock company), trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof).
“Personal Data” means any information or data that constitutes “personal data,” “personally identifiable information,” “personal information” or any other similar defined term pursuant to any applicable Legal Requirement.
“Personal Property Leases” has the meaning set forth in Section 4.28(b).
“Phantom Stock Award Consideration” has the meaning set forth in Section 2.06.

“Phantom Stock Plan” means the DBM Global Inc. Phantom Stock Plan, effective as of December 17, 2014, as amended by the Amendment to DBM Global Inc. Phantom Stock Plan, effective as of January 1, 2021.
“Piggyback Notice” has the meaning set forth in Section 7.19(d)(i).
“Piggyback Registration” has the meaning set forth in Section 7.19(d)(i).
“Pre-Closing Company Records” means Company Records relating to the period prior to the Closing.
“Pre-Closing Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) the termination of this Agreement in accordance with Article IX of the Agreement and (b) the Closing.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
“Pro Rata Share” means:
(a)    with respect to any amount, a fraction, (i) the numerator of which is one, and (ii) the denominator of which is the Fully Diluted Shares and;
(b)    with respect to any Person, a fraction, (i) the numerator of which is the sum of (A) the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Closing, plus (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to any rights to acquire shares of Company Common Stock (in each case, whether or not immediately exercisable) outstanding as of such time (in each case, determined on an as-converted-to-Common Stock basis), in each case of the clauses (A) and (B), held by such Person at such time and (ii) the denominator of which is the Fully Diluted Shares.
“Processing” means any collection, storage, use, disposal, disclosure or any other processing of data.
“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Price” means, in each case as finally determined pursuant to Section 3.01, (a) the Base Purchase Price, plus (b) the Closing Cash Amount, plus (c) the amount, if any, by which the Closing Working Capital Amount is greater than the Target Working Capital Amount, minus (d) the amount, if any, by which the Target Working Capital Amount is greater than the Closing

Working Capital Amount, minus (e) the Closing Indebtedness Amount, minus (f) the aggregate dollar amount of Transaction Expenses (the “Transaction Expense Amount”), plus (g) the Intercompany Tax Balance Amount.
“Recovery Costs” has the meaning set forth in Section 10.04(b).
“Reference Time” means 12:01 a.m. (New York time) on the Closing Date.
“Registrable Securities” means the shares of Stock Consideration and any other securities issued or issuable by the Buyer to the Seller with respect to the Stock Consideration by reason of any stock split, stock dividend, recapitalization, combination of shares, reclassification, merger, consolidation or other reorganization; provided, however, that any such shares shall cease to constitute Registrable Securities upon the earliest to occur of: (i) such shares have been sold pursuant to an effective Registration Statement under the Securities Act; (ii) such shares have been sold pursuant to Rule 144 under the Securities Act (or any successor rule); (iii) such shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act (and without regard to whether the Buyer is then subject to the current public information requirements of Rule 144(c)(1) (or any successor provision)), as determined by counsel to the Buyer pursuant to a written opinion to that effect, addressed and acceptable to the Buyer’s transfer agent; or (iv) the date on which such shares cease to be outstanding.
“Registration Expenses” means any and all fees and expenses of Buyer incidental to the Buyer’s performance of, or compliance with, the registration obligations hereunder, including: (i) fees payable to the SEC and stock exchange registration, listing and filing fees, (ii) fees and expenses of compliance with the Securities Act, the Exchange Act or state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) printing, copying, and delivery expenses, (iv) expenses incurred in connection with any “road show” and marketing activities, (v) fees, expenses and disbursements of legal counsel to the Buyer and of all independent certified public accountants of the Buyer (including the expenses of any special opinions, audits and comfort letters required by or incident to such performance) and (vi) all transfer agents’, depositaries’ and registrars’ fees and expenses. In no event shall Registration Expenses include any costs incurred by the Seller in connection with any offering.
“Registered Intellectual Property” means all Intellectual Property that is registered, filed or issued with or by any Governmental Entity, including all issued patents, registered copyrights, registered Internet domain names and registered trademarks and all applications for any of the foregoing.
“Registration Statement” means any registration statement filed by the Buyer with the SEC under the Securities Act covering the resale or other distribution of Registrable Securities, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Related Persons” has the meaning set forth in Section 4.32.

“Remedial Action” has the meaning set forth in Section 7.02(g).
“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, managers, officers, employees, investment bankers, accountants, consultants, attorneys and other advisors, agents and representatives.
“Resale Registration” has the meaning set forth in Section 7.19(a).
“Response Period” has the meaning set forth in Section 3.01(b).
“Restricted Business” means any business, enterprise, or activity that is the same as, substantially similar to, or competitive with any business conducted by any Acquired Company as of the Effective Time, including integrated structural and steel design, engineering, construction and fabrication services and sale of related products.
“Restricted Cash” means (a) all cash held in escrow or as a security or other deposit, and which is deposited with any Person and (b) cash or cash equivalents securing letters of credit or other payment obligations.
“Restricted Period” has the meaning set forth in Section 7.21.
“Restricted Territory” means each country, territory, or jurisdiction in which any Acquired Company (A) conducts or has, in the twenty-four months prior to the Effective Time has conducted, business operations, or (B) has or, in the twenty-four months prior to the Effective Time, has had customers, in each case, as of the Effective Time; provided that, if any Acquired Company operates or has customers in more than one country comprising a regional economic union (including the European Union), the Restricted Territory shall include all countries that are members of such union as of the Effective Time, including, the following countries where the Acquired Companies are incorporated: the United States, Canada, Australia, Singapore, the United Kingdom, Philippines, India, New Zealand and Panama.
“Retention Amount” means (a) with respect to any claims made during the period commencing on the Closing Date and ending on the date that is 12 months after the Closing Date (the “Initial Retention Period”) an amount equal to $1,625,000, and (b) with respect to any claim made after the 12-month anniversary of the Closing Date, an amount equal to (i) $1,300,000 minus (ii) the aggregate amount of losses incurred by the Buyer Related Persons during the Initial Retention Period as to which Seller is required to indemnify the Buyer Related Persons under Section 10.02(a).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“R&W Binder Agreement” means the binder agreement (or similar instrument) issued by the R&W Insurer in connection with the R&W Insurance Policy.
“R&W Insurance Policy Costs” means, collectively, all premiums, underwriting fees, brokers’ commissions (to the extent not included in the premium), Taxes, and other costs and expenses related to obtaining and underwriting such R&W Insurance Policy, in each case as stipulated and contemplated by the terms and conditions of the R&W Insurance Policy and the R&W Binder Agreement.
“R&W Insurance Policy” means that certain buyer-side representation and warranty insurance policy (substantially in the form appended to the R&W Binder Agreement), a copy of which is attached as Exhibit E.
“R&W Insurer” means Ryan Transactional Risk.
“Sample Working Capital Statement” means the sample calculation of the Closing Working Capital Amount set forth on Exhibit D.
“Sanctioned Country” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (including, as of the date of the Agreement, Cuba, Iran, North Korea, Syria, the Donetsk, Luhansk and Crimea regions of Ukraine, and the non-Ukrainian government controlled areas of Kherson and Zaporizhzhia of Ukraine).
“Sanctioned Person” means (a) any Person located, organized, or resident in a Sanctioned Country, (b) any Person named on any OFAC sanctions list, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List, and (c) any other Person who is the subject or target of Sanctions.
“Sanctions” means all economic sanctions and regulations maintained by OFAC, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, and any other economic sanctions maintained by a jurisdiction in which any of the Acquired Companies does business or is otherwise subject to jurisdiction.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.
“Satisfaction Date” has the meaning set forth in Section 1.02.
“SEC” means the U.S. Securities and Exchange Commission.
“Section 7.06 Claim” has the meaning set forth in Section 7.06(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means securities Legal Requirements of any Governmental Entity, whether U.S. or non-U.S., including the Securities Act and the Exchange Act.
“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Seller Cash Consideration” means the (a) product of the Seller Pro Rata Share and the Purchase Price, minus (b) $140,000,000, minus (c) the Intercompany Tax Balance Amount, plus (d) the amount payable pursuant to Section 7.09(h).

“Seller Consolidated Group” means any affiliated, consolidated, combined, unitary or aggregate group that includes Seller and any of its Affiliates (other than any group consisting solely of the Acquired Companies).
“Seller Consolidated Tax Return” means any Tax Return of the Seller Consolidated Group.
“Seller Disclosure Schedules” means the disclosure schedules and all attachments thereto delivered by Seller to Buyer concurrently with the execution and delivery of the Agreement.
“Seller Entities” means Seller and its Affiliates (excluding the Acquired Companies).
“Seller Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to prevent, materially delay or materially impair the ability of Seller to perform its obligations under any Transaction Document or to consummate any of the Transactions.
“Seller Officer Certificate” has the meaning set forth in Section 8.02(c).
“Seller Pro Rata Amount” means the product of (a) the Base Purchase Price and (b) a fraction, (i) the numerator of which is the number of Transferred Shares, and (ii) the denominator of which is the Fully Diluted Shares.
“Seller Pro Rata Share” means a fraction, (a) the numerator of which is the number of Transferred Shares, and (b) the denominator of which is the Fully Diluted Shares.
“Seller Releasees” has the meaning set forth in Section 11.14(b).
“Seller Releasors” has the meaning set forth in Section 11.14(b).
“Seller Stock Exchange” means the New York Stock Exchange, but if the New York Stock Exchange is no longer the principal U.S. trading market for the common stock of Seller, then “Seller Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the common stock of Seller is then traded.
“Seller Tax Returns” has the meaning set forth in Section 7.09(a)(i).
“Software” means any and all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including user manuals, and training materials relating to any of the foregoing.

“Specified Fundamental Representations” means Section 4.01 (Organization and Good Standing), Section 4.02 (Authority; Execution and Delivery; Enforceability), Section 4.03 (Capitalization); Section 4.04 (Subsidiaries); Section 4.05(a)(i) (No Conflict) and Section 4.20 (Brokers).
“Straddle Period” means a taxable period that includes but does not end on the Closing Date.
“Statutory Plan” means a benefit plan, program, agreement or arrangement required or maintained pursuant to any applicable Legal Requirement (e.g., government mandated severance plans) and/or administered or maintained by a Governmental Entity to which an Acquired Company is required to make contributions with respect to any Company Employee or other Person.
“Stock Consideration” means a number of shares of Buyer Common Stock, equal to the quotient of (i) $140,000,000 of Buyer Common Stock, divided by (ii) the Buyer Common Stock Price, rounded down to the nearest whole share.
“Subrogation Waiver Provision” has the meaning set forth in Section 7.11(a).
“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person. For purposes of this definition, each Acquired Company shall be a Subsidiary of Seller (and not of Buyer) until the Closing and a Subsidiary of Buyer (and not of Seller) from and after the Closing.
“Surviving Corporation” has the meaning set forth in Section 2.01.
“Target Working Capital Amount” means $58,000,000.
“Tax” means (a) any and all U.S. federal, state, local and non-U.S. taxes, imposts, duties, withholdings, charges, fees, tariffs, levies or other assessments or similar charges of any kind whatsoever imposed by any Governmental Entity (including any income, excise, property, sales, use, occupation, transfer, conveyance, payroll or other employment-related, recapture, license, registration, ad valorem, valued-added, social charges, social security, national insurance (or other similar contributions or payments), franchise, escheat, abandoned or unclaimed property, estimated severance, or stamp taxes, taxes based upon or measured by capital stock, capital gains, net worth or gross receipts, custom duties and other taxes), together with all interest, fines, penalties and additions attributable to or imposed with respect to such amounts and (b) any liability for or in respect of the payment of any amount of a type described in clause (a) of this definition that is imposed on a Person as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (including pursuant to Treasury Regulations Section 1.1502-6 or any comparable or similar provision of any state, local or non-U.S. Legal Requirement), as a transferee or successor, by Contract, or otherwise by operation of a Legal Requirement.
“Tax Contest” has the meaning set forth in Section 7.09(b).
“Tax Proceeding” means any audit, examination, inquiry, review, request for information, investigation, hearing, assessment, claim, litigation, Legal Proceeding, judicial contest or other administrative or judicial proceeding relating to Taxes or Tax Returns.
“Tax Refund” has the meaning set forth in Section 7.09(a)(v).
“Tax Return” means any return, declaration, statement, report, form, election, notice, rendition, claim for refund, statement, information return or other document filed or required or permitted to be filed with any Governmental Entity relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (in each case, whether in written, electronic or other form).
“Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated November 22, 2016, by and between Parent (f/k/a HC2 Holdings Inc.) and the Company (f/k/a Schuff International, Inc.).
“Third Party Claim” has the meaning set forth in Section 10.03(f).
“Title Policies” has the meaning set forth in Section 7.16(a).
“Trade Legal Requirements” means all applicable customs, import and export Legal Requirements in jurisdictions in which any of the Acquired Companies does business or is otherwise subject to jurisdiction.
“Trading Day” means a day on which shares of Buyer Common Stock are traded on the Nasdaq.
“Transaction Documents” means this Agreement, the Exchange Agreement, the Seller Officer Certificate, the Buyer Officer Certificate and any other agreements, certificates and instruments executed and delivered by Buyer, Buyer’s Affiliates or Seller or Seller’s Affiliates in connection with the Transactions and specifically contemplated by this Agreement.
“Transaction Expense” means any out-of-pocket fee or expense that Seller or any of its Affiliates (including the Acquired Companies) is obligated to pay or reimburse to any Person in connection with the Transactions, the preparation, negotiation and execution of this Agreement (including the process leading up to the execution of this Agreement) or the consummation of any of the Transactions, incurred or arising at or prior to the Closing, whether or not paid, payable, billed, invoiced or accrued prior to or after the Closing, including (a) the fees and expenses of outside counsel to Seller or any of its Affiliates; (b) the fees and expenses of any other agents, advisors, consultants, experts or financial advisors employed or engaged by Seller or any of their respective Affiliates; (c) costs, fees and expenses incurred by any officer, director or employee of the Acquired

Companies in connection with or relating to this Agreement, any of the Transactions or the process resulting in the Transactions; (d) any transaction bonuses, retention bonuses, stay bonuses and compensatory change in control payments payable by any Acquired Company that are triggered or accelerated in connection with the Transactions (including the employer’s share of any payroll Taxes related thereto); (e) the Phantom Stock Award Consideration (including the employer’s share of any payroll Taxes related thereto), (f) any brokerage or finders’ fee or agents’ commission, including the fees payable to Jefferies, LLC or. Notwithstanding the foregoing, (A) “Transaction Expense” shall not include any (w) payments made or required to be made pursuant to arrangements entered into by, or at the direction of, Buyer or any of its Affiliates, (x) fees, costs or expenses relating to any R&W Insurance Policy, (y) any obligation or amount reflected in the calculation of the Closing Indebtedness Amount in the Estimated Purchase Price or the Purchase Price, (z) the fees and expenses of the Exchange Agent and any fees or expenses incurred to acquire the “tail” policy pursuant to Section 7.06 or (xx) Transfer Taxes, and (B) “Transaction Expense” shall not include any amounts in respect of Seller or its Affiliates other than the Acquired Companies unless such amounts shall be payable by any Acquired Company or Buyer at Closing pursuant to Section 1.03(c).
“Transaction Expense Amount” has the meaning set forth in the definition of “Purchase Price.”
“Transaction Tax Deductions” means all Income Tax deductions resulting from (a) any and all payments of amounts that would otherwise constitute Transaction Expenses or Indebtedness, or (b) any other deductible payments attributable to a transaction contemplated by this Agreement paid or accrued on or prior to the Closing Date or that are economically borne by Seller or its Affiliates, in each case, only to the extent such amounts are deductible in a Pre-Closing Tax Period at a “more likely than not” (or higher) level of comfort.
“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Acquisition and Merger.
“Transfer Taxes” means stock transfer, real estate transfer, sales, use, documentary, stamp, recording, value-added, and other similar Taxes incurred in connection with the Transactions.
“Transferred Shares” has the meaning set forth in the Recitals to the Agreement.
“Uncertificated Company Share” has the meaning set forth in Section 2.08.
“Willful and Material Breach” means, with respect to any agreement, covenant or obligation of a party in the Agreement or any other Transaction Document, an action or omission taken or omitted to be taken by such party in material breach of such agreement, covenant or obligation that (a) the breaching party takes (or fails to take) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement, covenant or obligation or (b) the breaching party takes (or fails to take) and should have known would result in a material breach of such agreement, covenant or obligation.
“WARN Act” has the meaning set forth in Section 4.14(g).

EXHIBIT B

Certificate of Incorporation of the Surviving Corporation

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT C

Accounting Principles

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT D

Sample Working Capital Statement

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT E

Form of R&W Insurance Policy

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT F

Form of Lock-Up Agreement

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT G

Key Employees

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

EXHIBIT H

Allocation Schedule

The full text of this exhibit is included in the Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub as filed with the SEC on Form 8-K on August 10, 2026.

Annex B
Opinion of Jeffries LLC

August 7, 2026

The Board of Directors
INNOVATE Corp.
295 Madison Avenue, 12th Floor
New York, New York 10017

The Board of Directors:
We understand that INNOVATE Corp., a Delaware corporation (“INNOVATE”), DBM Global Intermediate Holdco Inc., a Delaware corporation and wholly owned subsidiary of INNOVATE (“DBM Intermediate” and, together with INNOVATE, the “Sellers”), IES Holdings, Inc., a Delaware corporation (“IES”), and IES Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of IES (“Merger Sub”), propose to enter into a Transaction Agreement (the “Agreement”). As more fully described in the Transaction Agreement, among other things, (i) Sellers will sell to IES, acting through Merger Sub, all of the shares of the common stock, par value $0.001 per share, of DBM Global, Inc. (“DBMG” and, such shares, “DBMG Common Stock”) held by Sellers (such shares, collectively, the “Transferred Shares”), constituting 91.21% of the outstanding shares of DBMG Common Stock, and (ii) immediately following such acquisition of the Transferred Shares (the “Acquisition”), Merger Sub will be merged with and into DBMG, with DBMG continuing as the surviving corporation, pursuant to which the remaining 8.79% of the outstanding shares of DBMG Common Stock will be acquired (the “Merger” and, together with the Acquisition, the “Transaction”), based on an aggregate base purchase price to be paid for DBMG, on an enterprise value basis, of $650 million (the “Base Purchase Price”), subject to certain adjustments and allocations (as to which adjustments and allocations we express no opinion) as specified in the Agreement, payable in cash and, in the case of the Transferred Shares, shares of the common stock, par value $0.01 per share, of IES (“IES Common Stock”). The terms and conditions of the Transaction are more fully set forth in the Agreement and certain related documents.
You have asked for our opinion as to whether the Base Purchase Price to be paid for DBMG pursuant to the Agreement is fair, from a financial point of view, to holders of DBMG Common Stock, collectively as a group.
In arriving at our opinion, we have, among other things:
(i)        reviewed a draft, dated August 6, 2026, of the Agreement;
(ii)        reviewed certain historical financial and other information relating to DBMG and reviewed certain market and other information relating to IES;
(iii)        reviewed certain information furnished to us by the management of DBMG, as approved by INNOVATE, relating to the business, operations and prospects of DBMG, including certain financial forecasts and estimates relating to DBMG provided to or discussed with us by the managements of DBMG and INNOVATE;

The Board of Directors
INNOVATE Corp.
August 7, 2026
(iv)        held discussions with members of the senior managements of DBMG, INNOVATE and IES regarding the business, operations and prospects of DBMG and the other matters described in clauses (ii) and (iii) above;
(v)        reviewed the implied trading multiples of certain publicly traded companies that we deemed relevant in evaluating DBMG;
(vi)        reviewed financial terms of certain transactions that we deemed relevant in evaluating the Transaction; and
(vii)        conducted such other financial studies, analyses and investigations as we deemed appropriate.
In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by DBMG and Sellers or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have assumed that the managements and other representatives of DBMG and Sellers are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. We have not made or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor have we conducted a physical inspection of any of the properties or facilities, of DBMG, Sellers, IES or any other entity and we have not been furnished with, and assume no responsibility to obtain or conduct, any such evaluations, appraisals or physical inspections. We also have not evaluated the solvency of DBMG, Sellers, IES or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, our analyses and opinion do not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting DBMG, Sellers, IES or any other entity.
With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company or business is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the financial forecasts and estimates relating to DBMG that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DBMG as to, and are an appropriate basis upon which to evaluate, the future financial performance of DBMG and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based.
We have relied upon the assessments of the managements of INNOVATE and DBMG as to, among other things, (i) the potential impact on DBMG of market, competitive, cyclical, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the structural steel fabrication and erector industry and industrial construction services industry, including the availability and pricing of steel, the supply and demand for steel and steel fabrication, and the timing and terms of construction contracts, and (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, suppliers, subcontractors and third-party vendors and other commercial relationships of DBMG. We have assumed that there will not be any developments with respect to any such matters, or any adjustments to or allocations of the Base Purchase Price, that would be meaningful in any respect to our analyses or opinion.

The Board of Directors
INNOVATE Corp.
August 7, 2026
Our opinion is based on economic, monetary, regulatory, market and other conditions existing, and which can be evaluated, as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, the industries in which DBMG and IES operate and the securities of IES have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on DBMG, Sellers, IES or the Transaction.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to DBMG, Sellers, IES or the Transaction and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to DBMG, Sellers and/or the Board of Directors of INNOVATE (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting DBMG, Sellers, IES or the Transaction and legal, regulatory, accounting and tax consequences to DBMG, Sellers, IES or their respective securityholders of the terms of, and transactions contemplated by, the Agreement and related documents. We have assumed that the Transaction will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Transaction or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on DBMG, Sellers, IES or the Transaction or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Agreement, when signed by the parties thereto, will not differ from the draft thereof reviewed by us in any respect meaningful to our analyses or opinion.
Our opinion does not address the relative merits of the Transaction or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available with respect to DBMG, nor does it address the underlying business decision by the Sellers or DBMG to engage in the Transaction or the terms of the Agreement or related documents, including the form or structure of the Base Purchase Price or the Transaction, any adjustments to or allocations of the Base Purchase Price, any holdback amount or any term, aspect or implication of any irrevocable written consents, lock-up agreement, registration rights, tax election or related payment, property sale or related proceeds or any other agreement, arrangement or understanding entered into in connection with, or contemplated by or resulting from, the Transaction or otherwise. Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Base Purchase Price to be paid for DBMG (to the extent expressly specified herein), without regard to individual circumstances of holders of DBMG Common Stock or other securities of DBMG (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of DBMG held by such holders, or the form of consideration to be received by or amounts to be distributed to such holders in the Transaction, and our opinion does not in any way address proportionate allocation or relative fairness between or among holders of DBMG Common Stock or any other securities of DBMG. No view or opinion is expressed with respect to the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of DBMG or any other party. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the

The Board of Directors
INNOVATE Corp.
August 7, 2026
Base Purchase Price or otherwise. We express no view or opinion as to the actual value of IES Common Stock when issued in the Transaction or the prices at which IES Common Stock, DBMG Common Stock or other securities of IES or DBMG, or the securities of INNOVATE, could trade or otherwise be transferable at any time, including following announcement or consummation of the Transaction. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Base Purchase Price from a financial point of view. Our opinion does not constitute a recommendation as to how the Board, any security holder or any other party should vote or act with respect to the Transaction or any other matter.
We will receive a fee for our services to the Board in connection with the Transaction, of which a portion is payable in connection with our engagement and the principal portion is contingent upon consummation of the Transaction.  In addition, INNOVATE has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
As the Board is aware, we and our affiliates in the past have provided and in the future may provide financial advisory and financing services unrelated to the Transaction to INNOVATE and/or its affiliates, for which services we and our affiliates have received and would expect to receive compensation, including, during the approximately past two years, having acted as dealer manager for a rights offering of INNOVATE common stock. As the Board also is aware, although we and our affiliates in the past two years have not provided and currently are not providing financial advisory or financing services to IES for which we or our affiliates have received or expect to receive compensation, we and our affiliates in the future may provide such services, for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates trade the securities or financial instruments (including loans and other obligations) of Sellers, DBMG, IES and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, currently hold, and in the future may at any time hold, long or short positions or otherwise effect transactions in those securities or financial instruments.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Base Purchase Price to be paid for DBMG pursuant to the Agreement is fair, from a financial point of view, to holders of DBMG Common Stock, collectively as a group.

Very truly yours,

JEFFERIES LLC

Annex C

DBM GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JANUARY 3, 2026 AND DECEMBER 28, 2024

Independent Auditor’s Report

Board of Directors
DBM Global Inc.
Phoenix, Arizona

Opinion

We have audited the consolidated financial statements of DBM Global Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of January 03, 2026 and December 28, 2024, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 03, 2026 and December 28, 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.
• Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Phoenix, Arizona
March 30, 2026

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	January 3	December 28
	2026	2024
Assets
Current assets
Cash and cash equivalents	$103,110	$26,019
Receivables, net	237,652	190,559
Contract assets	64,080	106,293
Inventories	15,323	20,132
Prepaid expenses and other current assets	12,969	10,423
Assets held for sale	—	6,965
Due from affiliate	26,322	18,565
Total current assets	459,456	378,956
Property, plant and equipment, net	131,184	121,237
Operating lease right-of-use assets	35,208	37,041
Restricted cash, non-current	604	529
Goodwill	86,341	86,024
Intangible assets, net	45,340	52,030
Deferred tax asset	1,980	1,593
Other assets	4,700	3,455
Total assets	$764,813	$680,865
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$ 137,362	$ 78,621
Accrued payroll and employee benefits	34,032	31,164
Other current liabilities	9,353	9,450
Current portion of operating and finance lease liability	8,575	8,665
Contract liabilities	171,900	109,081
Current portion of long-term debt	5,490	53,201
Total current liabilities	366,712	290,182
Long-term debt, net of current portion	80,179	89,853
Long-term portion of operating and finance lease liability	28,370	30,174
Deferred tax liability	14,596	11,220
Other liabilities	1,215	706
Total liabilities	$491,072	$422,135

Commitments and Contingencies

Stockholders’ equity
Common stock, $.001 par value – 20,000,000 shares authorized, 10,038,707 shares issued and 3,855,721 shares outstanding in both 2025 and 2024	10	10
Additional paid-in capital	49,246	49,246
Retained earnings	314,377	300,634
Treasury stock, 6,182,986 shares in both 2025 and 2024, at cost	(86,475)	(86,475)
Accumulated other comprehensive loss	(3,417)	(4,685)
Total stockholders’ equity	$273,741	$258,730
Total liabilities and stockholders’ equity	$764,813	$680,865

See notes to Consolidated Financial Statements.

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended
	January 3	December 28
	2026	2024
Revenues	$1,210,342	$1,071,690
Cost of revenues	1,026,435	871,344
Gross profit	183,907	200,346
General and administrative expenses	127,097	134,827
Operating income	56,810	65,519
Interest expense	(8,788)	(10,294)
Loss on debt extinguishment	(266)	—
Other (expense)/income	(1,676)	1,405
Interest income from affiliates	2,501	2,544
Income before income tax provision	48,581	59,174
Income tax provision	(16,176)	(15,446)
Net income	$32,405	$43,728

See notes to Consolidated Financial Statements.

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	Years Ended
	January 3	December 28
	2026	2024
Net income	$32,405	$43,728
Foreign currency translation adjustment	1,268	(2,317)
Comprehensive income	$33,673	$41,411

See notes to Consolidated Financial Statements.

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands, except share data)

								Accumulated
					Additional			Other
	Common Stock		Preferred Stock		Paid-In	Retained	Treasury	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Stock	Loss (Income)	Total
Balance at December 30, 2023	3,855,721	$10	41,820	$—	$90,214	$259,194	$(86,475)	$(2,368)	$260,575
Net income	—	—	—	—	—	43,728	—	—	43,728
Dividends declared to common shareholders	—	—	—	—	—	(2,288)	—	—	(2,288)
Series A redemption	—	—	(41,820)	—	(40,968)	—	—	—	(40,968)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(2,317)	(2,317)
Balance at December 28, 2024	3,855,721	$10	$—	$—	$49,246	$300,634	$(86,475)	$(4,685)	$258,730
Net income	—	—	—	—	—	32,405	—	—	32,405
Dividends declared to common shareholders	—	—	—	—	—	(18,662)	—	—	(18,662)
Foreign currency translation adjustment	—	—	—	—	—	—	—	1,268	1,268
Balance at January 3, 2026	3,855,721	$10	—	$—	$49,246	$314,377	$(86,475)	$(3,417)	$273,741

See notes to Consolidated Financial Statements.

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended
	January 3, 2026	December 28, 2024
Operating Activities
Net income	$32,405	$43,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,950	26,488
Amortization of debt issuance costs	674	870
Provision for doubtful accounts receivable	7	(103)
Loss/(gain) on disposals of property plant and equipment	1,011	(894)
Gain on lease modification	—	(8,403)
Gain on lease terminations	(105)	—
Deferred income taxes	3,021	(5,760)
Loss/(gain) on foreign currency exchange rates	1,060	(1,319)
Loss on extinguishment of debt	266	—
Loss on preferred share redemption	—	852
Changes in operating assets and liabilities:
Receivables	(48,052)	93,259
Contract assets	42,214	12,290
Inventories	4,809	1,468
Prepaid expenses and other current assets	(519)	420
Other non-current assets	8,864	6,864
Due from affiliate	8,863	16,063
Accounts payable	58,338	(56,703)
Accrued payroll and employee benefits	2,861	6,464
Other current liabilities	(1,874)	(12,562)
Contract liabilities	62,819	(44,388)
Other accrued liabilities	(9,639)	(8,064)
Other liabilities	508	(163)
Net cash provided by operating activities	$192,481	$70,407

Investing Activities
Acquisitions of property, plant and equipment	(23,447)	(17,575)
Proceeds from sale of property, plant and equipment	1,378	10,045
Net cash used in investing activities	$(22,069)	$(7,530)

Financing Activities
Proceeds from long-term obligations	21,329	25,000
Proceeds from revolving line of credit	85,856	60,000
Payments on revolving line of credit	(116,818)	(115,000)
Principal payments on long-term obligations	(48,467)	(22,360)
Principal payments on finance lease liabilities	(242)	(413)
Redemption of preferred stock	—	(41,820)
Dividends paid to perpetual preferred shareholders	—	(3,252)
Dividends paid to common stock shareholders	(18,662)	—
Payment of debt issuance costs	(227)	(235)
Tax sharing agreement	(16,620)	(8,115)
Net cash used in financing activities	$(93,851)	$(106,195)

Effect of exchange rate on cash and cash equivalents	605	(1,711)

Change in cash and cash equivalents	77,166	(45,029)
Cash and cash equivalents and restricted cash at beginning of year	26,548	71,577
Cash and cash equivalents and restricted cash at end of year	$103,714	$26,548

DBM GLOBAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (cont’d)
(in thousands)

	Year Ended
	January 3, 2026	December 28, 2024
Supplemental schedule of non-cash investing and financing activities:
Capital expenditures in accounts payable	$578	$365
Operating lease right-of-use-assets obtained in exchange for new lease liabilities	$9,887	$10,832
Finance lease right-of-use-assets obtained in exchange for new lease liabilities	$107	$3

Supplemental cash flow information:
Cash paid for interest	$8,844	$9,775
Cash paid for taxes, net of refunds	$4,080	$2,663

See notes to Consolidated Financial Statements.

1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business
DBM Global Inc. (“DBMG” or the “Company”) is a fully integrated construction company offering both construction and professional services primarily through its core businesses, Schuff Steel Company (“SSC”), Banker Steel (“Banker”) and GrayWolf Industrial (“GrayWolf”) to a wide variety of commercial and industrial market segments. These companies provide services to their clients including design-assist, modularization, fabrication and erection of structural steel, heavy steel plate, trusses and girders, heavy equipment installation, as well as facility services for maintenance and shutdowns. The companies enable best delivery of preconstruction, construction and operations services by leveraging the capabilities of the DBM Vircon (“DBMV”) business, which provides construction modeling, rebar and steel detailing, industrial design, and digital engineering services. In addition, through its Aitken business (“Aitken”), DBMG manufactures pressure vessels, strainers, filters, separators and a variety of customized products.

DBMG provides these services on commercial, industrial, and infrastructure construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas and stadiums, hospital and medical offices, data centers, renewables, chemical, pulp and paper mills, manufacturing facilities, bridges, mines, metal processing and power plants.

Headquartered in Phoenix, Arizona, DBMG has domestic operations in Alabama, Arizona, California, Florida, Georgia, Kansas, Kentucky, New Jersey, New York, Oregon, South Carolina, Texas, Utah, Virginia, and Washington with construction projects primarily located in the aforementioned states, among others. In addition DBMG also has international operations located in Australia, Canada, India, New Zealand, the Philippines, and the United Kingdom. Its wholly-owned subsidiaries are DBM Global-North America Inc.; Addison Structural Services, Inc; Quincy Joist Company; Schuff Steel Company; Banker Steel Construction, L.L.C.; Aitken Manufacturing Inc.; DBM Vircon Services (USA) Inc.; Schuff Steel Company - Panama, S de RL (dormant); On-Time Steel Management Holding, Inc.; Schuff Steel Management Company - Southwest, Inc.; ConnectionAI, Inc; Innovative Structural Systems Inc; DBM Global Holdings Inc.; DBM Digital Pty Ltd.; DBM Vircon Services (Canada) LTD; DBMG International PTE Ltd.; DBMG Singapore PTE Ltd.; DBM Vircon (Australia) Pty Ltd.; PDC Operations (Australia) Pty Ltd; DBM Vircon Services (Australia) Pty Ltd; BDS Steel Detailers (Australia) Pty Ltd; DBM Vircon Services (NZ) Ltd; DBM Vircon Services (Philippines) Inc.; DBM Vircon Services (Thailand) Co. Ltd; DBM Vircon Services (India) Pvt Ltd; DBM Vircon Services (UK) Ltd; Schuff Premier Services, L.L.C; CB-Horn Holdings, Inc; GrayWolf Industrial, Inc; GrayWolf Integrated Construction Company; Titan Fabricators, Inc; Midwest Environmental, Inc; Milco National Constructors, Inc; M. Industrial Mechanical, Inc; GrayWolf Integrated Construction Company-Southeast, Inc.; GrayWolf Modular, Inc; Derr & Isbell Construction, LLC; US Erectors, LLC; Lynchburg Freight & Specialty, LLC; Innovative Engineering Solutions, LLC; NYC Constructors, LLC; Memco, LLC; NYCC Construction Services, LLC; US Construction Services, Inc.; Innovative Detailing Services, Ltd.; and NYC Construction Services, Ltd.

Fiscal Year

The Company uses a 4-4-5 week quarterly cycle ending on the Saturday closest to December 31. Fiscal 2025 covered the 53-week period from December 29, 2024 to January 3, 2026 (hereinafter 2025). Fiscal 2024 covered the 52-week period from December 31, 2023 to December 28, 2024 (hereinafter 2024).

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of DBM Global Inc. and all wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Push-Down Accounting

In accordance with ASC 805-50-25, when a change-in-control event occurs in which an acquirer obtains control of the Company, the Company may elect, but is not required, to apply pushdown accounting in its separate financial statements to reflect the acquirer’s new basis of accounting, including any goodwill or other fair value adjustments recognized by the acquirer in accordance with Topic 805. The election is made independently for each change-in-control event and is not precluded by, or contingent upon, any election made (or not made) with respect to a prior change-in-control event. The Company did not elect to apply pushdown accounting in connection with its historical acquisition by INNOVATE Corp. Accordingly, the Company’s Consolidated Financial Statements continue to reflect the Company’s historical cost basis, including goodwill, which differs from the amount of goodwill attributed to the Company in INNOVATE Corp’s consolidated financial statements, where the basis reflects purchase-accounting adjustments, including goodwill, recognized at the time INNOVATE Corp. acquired the Company.

Operating Cycle

Balance sheet items expected to be paid or received within one year are classified as current. Assets and liabilities relating to long-term construction contracts are included in current assets and current liabilities in the accompanying Consolidated Balance Sheets, consistent with the length of time of the Company’s project operating cycle.

Cash and cash equivalents

Cash consists of cash in checking and interest bearing money market accounts. The Company considers all highly liquid investments purchased with original maturities of three months or less from the date of purchase to be cash equivalents. Current and non-current restricted funds on deposit represent deposits for certain leases.

Total Cash and Cash Equivalents and Restricted Funds on Deposit included in the Company’s Consolidated Balance Sheets as of January 3, 2026 and December 28, 2024 consist of the following (in thousands):

	January 3	December 28
	2026	2024
Cash and cash equivalents	$ 103,110	$ 26,019
Restricted funds on deposit, non-current	604	529
	$ 103,714	$ 26,548

Receivables

Accounts receivable are stated at amounts due from customers net of an allowance for credit losses. Our allowance for credit losses considers historical experience, the age of certain receivable balances, credit history, current economic conditions and other factors that may affect the counterparty’s ability to pay. As of January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. At each balance sheet date, all potentially uncollectible accounts are assessed individually for the purpose of determining the appropriate provision for doubtful accounts. Management has elected to use a risk-based, pool-level segmentation framework to calculate the expected loss rate. Management evaluates its experience with historical losses and then applies this historical loss ratio to financial assets with similar characteristics. The Company’s historical loss ratio or its determination of risk pools may be adjusted for changes in customer, economic, market or other circumstances. The Company may also establish an allowance for credit losses for specific receivables when it is probable that the receivable will not be collected and the loss can be reasonably estimated. Amounts are written off against the allowance when they are considered to be uncollectible, and reversals of previously reserved amounts are recognized if a specifically reserved item is settled for an amount exceeding the previous estimate.

The policy for determining past due status is based on the contractual payment terms of each customer. Once collection efforts by the Company are exhausted, the determination for charging off uncollectible receivables is made.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and receivables. The Company maintains cash and cash equivalents and certain other financial instruments with a large financial institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company’s investment strategy. During the year, the Company may maintain cash in United States financial institutions in excess of FDIC limits. At year end, there was cash being held in United States banks that was in excess of the FDIC limits. During the year, the Company also maintained cash in financial institutions outside of the United States. At January 3, 2026, there was approximately $7.0 million held in banks outside of the United States, none of which was covered by the FDIC.

Concentrations of credit risk with respect to receivables are limited as the Company’s customers tend to be larger general contractors and subcontractors on adequately funded projects and the Company has certain lien rights. The Company’s revenue and accounts receivable concentrations of 10% and greater for the periods indicated were as follows:

	January 3, 2026		December 28, 2024
	Revenue	Receivables	Revenue	Receivables
Customer A	13%	30%	*	*
Customer B	*	10%	*	*
Customer C	*	*	15%	*
Customer D	*	*	11%	*
Customer E	*	*	*	11%
*Less than 10% of revenue or receivables concentration

Inventories

Inventories, primarily steel components, are stated at the lower of cost or net realizable value under the first-in, first-out method.

Long-Lived Assets with Definite Lives

The Company continually evaluates whether events and circumstances have occurred that indicate potential impairment of long-lived assets, indicating the remaining balance of these assets may not be recoverable. When factors indicate that these assets should be evaluated for possible impairment, the Company’s management uses several factors to measure impairment, including the Company’s projection of future operating cash flows relating to these assets. No impairment losses were recorded in 2025 or 2024.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is determined on a straight-line basis over the estimated useful lives ranging from 5 to 40 years for buildings and improvements and 3 to 15 years for machinery, equipment and software. Leasehold improvements are amortized over the lives of the leases or estimated useful lives of the assets, whichever is shorter. When assets are sold or otherwise retired, the cost and accumulated depreciation are removed from the books and the resulting gain or loss is included in operating results. The Company periodically evaluates the carrying value of its property, plant, and equipment based upon the estimated cash flows to be generated by the related assets. If impairment is indicated, a loss is recognized. No impairment losses were recorded in 2025 or 2024.

Investments

Investments in non-wholly-owned companies are generally consolidated or accounted for under the equity method of accounting when the Company has a 20% to 50% ownership interest or exercises significant influence over the venture. If the Company’s interest exceeds 50% or, if the Company has the power to direct the economic activities of the entity and the obligation to absorb losses, the results of the non-wholly-owned company are consolidated herein. All other investments are generally accounted for under the cost method. As of January 3, 2026 and December 28, 2024, there were no non-wholly-owned companies.

Goodwill

    Goodwill is tested for impairment at least annually (October 1st) or when factors indicate potential impairment. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. The impairment test involves comparing the fair value of the applicable reporting unit with its carrying value. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

    Estimating the fair value of a reporting unit requires various assumptions including projections of future cash flows, perpetual growth rates and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s assessment of a number of factors, including the reporting unit’s recent performance against budget, performance in the market that the reporting unit serves, and industry and general economic data from third-party sources. Discount rate assumptions are based on an assessment of the risk inherent in those future cash flows. Changes to the underlying business could affect the future cash flows, which in turn could affect the fair value of the reporting unit.

Intangible Assets
    The Company’s acquisitions have resulted in intangible assets consisting of values assigned to tradenames, customer relationships and contracts, non-compete agreements, and favorable leasehold interest. Intangible assets are stated at cost less accumulated amortization, are amortized over their estimated useful lives, and are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset group containing these assets may not be recoverable. A potential impairment charge is evaluated when the undiscounted expected cash flows derived from an asset group are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset group exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an asset group. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases, which requires the balance sheet recognition of lease right-of-use assets and lease liabilities by lessees for those leases classified as operating and finance leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, current operating lease liabilities and long-term operating lease liabilities in the Consolidated Balance Sheets and are recognized based on the present value of lease payments over the lease term at the commencement date. Finance leases are included in property, plant and equipment, current finance lease liabilities and long-term finance lease liabilities in the Consolidated Balance Sheets and are recognized based on the present value of lease payments over the lease term at commencement date. The majority of the Company’s leases do not provide an implicit rate of return; therefore, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. For lease agreements that contain non-lease components, the Company elected to combine lease and non-lease components as a single lease component.

Leases with an initial term of twelve months or less are not recorded on the balance sheet unless they are expected to be renewed. Lease expense for such leases is recognized on a straight-line basis over the lease term.

Debt Issuance Costs and Debt Discount

The Company records certain expenses incurred in connection with its long-term debt and line of credit obligations as debt discounts and amortizes them over the term of the respective debt agreement. The amortization expense of the debt discount is included in Interest Expense on the Consolidated Statements of Operations. If the Company redeems portions of its long-term debt prior to the maturity date, debt discounts are charged to expense on a pro-rata basis.

Revenue and Cost Recognition

ASC 606 aligns revenue recognition with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with ASC 606:

Identify the Contract with a Customer

A contract with a customer exists when: (a) the parties have approved the contract and are committed to perform their respective obligations, (b) the rights of the parties can be identified, (c) payment terms can be identified, (d) the arrangement has commercial substance, and (e) collectability of consideration is probable. Judgment is required when determining if the contractual criteria are met, specifically in the earlier stages of a project when a formally executed contract may not yet exist. In these situations, the Company evaluates all relevant facts and circumstances, including the existence of other forms of documentation or historical experience with our customers that may indicate a contractual agreement is in place and revenue should be recognized. In determining if the collectability of consideration is probable, the Company considers the customer’s ability and intention to pay such consideration through an evaluation of several factors, including an assessment of the creditworthiness of the customer and our prior collection history with such customer.

Identify the Performance Obligations in the Contract

At contract inception, the Company assesses the goods or services promised in a contract and identifies, as a separate performance obligation, each distinct promise to transfer goods or services to the customer. The identified performance obligations represent the “unit of account” for purposes of determining revenue recognition. In order to properly identify separate performance obligations, the Company applies judgment in determining whether each good or service provided is: (a) capable of being distinct, whereby the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and (b) distinct within the context of the contract, whereby the transfer of the good or service to the customer is separately identifiable from other promises in the contract.

In addition, when assessing performance obligations within a contract, the Company considers the warranty provisions included within such contract. To the extent the warranty terms provide the customer with an additional service, other than assurance that the promised good or service complies with agreed upon specifications, such warranty is accounted for as a separate performance obligation. In determining whether a warranty provides an additional service, the Company considers each warranty provision in comparison to warranty terms which are standard in the industry.

Determine the Transaction Price

The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to our customers. The consideration promised within a contract may include fixed amounts, variable amounts, or both. To the extent the performance obligation includes variable consideration, including contract bonuses and penalties that can either increase or decrease the transaction price, the Company estimates the amount of variable consideration to be included in the transaction price utilizing one of two prescribed methods, depending on which method better predicts the amount of consideration to which the entity will be entitled. Such methods include: (a) the expected value method, whereby the amount of variable consideration to be recognized represents the sum of probability weighted amounts in a range of possible consideration amounts, and (b) the most likely amount method, whereby the amount of variable consideration to be recognized represents the single most likely amount in a range of possible consideration amounts. When applying these methods, the Company considers all information that is reasonably available, including historical, current and estimates of future performance.

Variable consideration is included in the transaction price only to the extent it is probable, in the Company’s judgment, that a significant future reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved. This threshold is referred to as the variable consideration constraint. In assessing whether to apply the variable consideration constraint, the Company considers if factors exist that could increase the likelihood or the magnitude of a potential reversal of revenue, including, but not limited to, whether: (a) the amount of consideration is highly susceptible to factors outside of the Company’s influence, such as the actions of third parties, (b) the uncertainty surrounding the amount of consideration is not expected to be resolved for a long period of time, (c) the Company’s experience with similar types of contracts is limited or that experience has limited predictive value, (d) the Company has a practice of either offering a broad range of price concessions or changing the payment terms and conditions of similar contracts in similar circumstances, and (e) the contract has a large number and broad range of possible consideration amounts.

Pending change orders represent one of the most common forms of variable consideration included within contract value and typically represent contract modifications for which a change in scope has been authorized or acknowledged by our customer, but the final adjustment to contract price is yet to be negotiated. In estimating the transaction price for pending change orders, the Company considers all relevant facts, including documented correspondence with the customer regarding acknowledgment and/or agreement with the modification, as well as historical experience with the customer or similar contractual circumstances. Based upon this assessment, the Company estimates the transaction price, including whether the variable consideration constraint should be applied.

Changes in the estimates of transaction prices are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. Such changes in estimates can result in the recognition of revenue in a current period for performance obligations which were satisfied or partially satisfied in prior periods. Such changes in estimates may also result in the reversal of previously recognized revenue if the ultimate outcome differs from the Company’s previous estimate.

Allocate the Transaction Price to Performance Obligations in the Contract

For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on a relative standalone selling price. The Company determines the standalone selling price based on the price at which the performance obligation would have been sold separately in similar circumstances to similar customers. If the standalone selling price is not observable, the Company estimates the standalone selling price taking into account all available information such as market conditions and internal pricing guidelines. In certain circumstances, the standalone selling price is determined using an expected profit margin on anticipated costs related to the performance obligation.

Recognize Revenue as Performance Obligations are Satisfied

The Company recognizes revenue at the time the related performance obligation is satisfied by transferring a promised good or service to its customers. A good or service is considered to be transferred when the customer obtains control. The Company can transfer control of a good or service and satisfy its performance obligations either over time or at a point in time. The Company transfers control of a good or service over time and, therefore, satisfies a performance obligation and recognizes revenue over time if one of the following three criteria are met: (a) the customer simultaneously receives and consumes the benefits provided by the Company’s performance as we perform, (b) the Company’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or (c) the Company’s performance does not create an asset with an alternative use to us, and we have an enforceable right to payment for performance completed to date.

For our performance obligations satisfied over time, we recognize revenue by measuring the progress toward complete satisfaction of that performance obligation. The selection of the method to measure progress towards completion can be either an input method or an output method and requires judgment based on the nature of the goods or services to be provided.

The Company performs its services primarily under fixed-price contracts and recognizes revenue over time using the input method to measure progress for its projects. The nature of the projects does not provide measurable value to the customer over time and control does not transfer to the customer at discrete points in time. The customer receives value over the term of the project based on the amount of work that has been completed towards the delivery of the completed project. The most reliable measure of progress is the cost incurred towards delivery of the completed project. Therefore, the input method provides the most reliable method to measure progress. Revenue recognition begins when work has commenced. Costs include all direct material and labor costs related to contract performance, subcontractor costs, indirect labor, and fabrication plant overhead costs, which are charged to contract costs as incurred. Revenues relating to changes in the scope of a contract are recognized when the Company and customer or general contractor have agreed on both the scope and price of changes, the work has commenced, it is probable that the costs of the changes will be recovered and that realization of revenue exceeding the costs is assured beyond a reasonable doubt. Revisions in estimates during the course of contract work are reflected in the accounting period in which the facts requiring the revision become known. Provisions for estimated losses on uncompleted contracts are made in the period a loss on a contract becomes determinable.

Payment Terms

The timing of customer billings is generally dependent upon advance billing terms, milestone billings based on completion of certain phases of work, or when services are provided. Under the typical payment terms of master and other service agreements and fixed-price contracts, the customer makes progress payments based on quantifiable measures of performance by the Company as defined by each specific agreement. Progress payments, generally net of amounts retained, are paid by the customer over the duration of the contract. Amounts billed and due from customers, as well as the amount of contract assets, are generally classified within current assets in the Consolidated Balance Sheets. See Note 2 for related discussion. Amounts expected to be collected beyond one year are classified as other long-term assets.

Service Contracts

For service contracts (including maintenance contracts) where the Company has the right to consideration from the customer in an amount that corresponds directly with the value received by the customer based on the

Company’s performance to date, revenue is recognized when services are performed and contractually billable. For all other types of service contracts, revenue is recognized over time using the input method to measure progress because it best depicts the transfer of value to the customer. Costs include all direct material and labor costs, subcontractor costs, and allocated overhead costs related to contract performance.

Construction contracts with customers generally provide that billings are to be made monthly in amounts which are commensurate with the extent of performance under the contracts. Contract receivables arise principally from the balance of amounts due on progress billings on jobs under construction. Retention on contract receivables are amounts due on progress billings, which are withheld until a future period and are classified as contract assets or contract liabilities.

At January 3, 2026 and December 28, 2024, the Company had approximately $110.5 million and $162.1 million, respectively, of authorized but unsigned change orders on open projects, for which it has recognized revenues on an over time basis in each fiscal year. While the Company has been successful in having the majority of its change orders approved in prior years, there is no guarantee that the majority of authorized but unsigned change orders at January 3, 2026 will be approved.

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from our long-term construction projects when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to our customers, as the amounts cannot be billed under the terms of our contracts. Such amounts are recoverable from our customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. In addition, many of our time and materials arrangements, as well as our contracts to perform turnaround services within the United States industrial services segment, are billed in arrears pursuant to contract terms that are standard within the industry, resulting in contract assets and/or unbilled receivables being recorded, as revenue is recognized in advance of billings. Our contract assets do not include capitalized costs to obtain and fulfill a contract.

Contract liabilities from our long-term construction contracts occur when amounts invoiced to our customers exceed revenues recognized. Contract liabilities additionally include advanced payments from our customers on certain contracts. Contract liabilities decrease as we recognize revenue from the satisfaction of the related performance obligation.

The Company classifies contract assets and liabilities that may be settled beyond one year from the balance sheet date as current, consistent with the length of time of the Company’s project operating cycle.

Retainage receivable represents amounts invoiced to customers where payments have been partially withheld (usually 10% or less) pending the completion of certain milestones, satisfaction of other contractual conditions or the completion of the project. Retainage receivable agreements vary from project to project and balances could be outstanding for several months or years depending on a number of circumstances, such as contract-specific terms, project performance and other variables that may arise as the Company makes progress toward completion. As of January 3, 2026 and December 28, 2024, the total retainage receivable was $81.6 million and $94.1 million, respectively, and the amount of retainage receivable estimated by management to be collected beyond one year is approximately 28% and 19% of the balance, respectively.

When payment of the retainage receivable is contingent upon the Company fulfilling its obligations under the contract, it does not meet the criteria to be included in accounts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. The Company has reflected such amounts within the Consolidated Balance Sheets as of January 3, 2026 and December 28, 2024.

Foreign Currency Transactions

Foreign currency transactions are transactions denominated in a currency other than a subsidiary’s functional currency. A change in the exchange rates between a subsidiary’s functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is reported by the Company as a foreign currency transaction gain (loss). The primary component of the Company’s foreign currency transaction gain (loss) is due to agreements in place with certain subsidiaries in foreign countries regarding intercompany transactions. The Company anticipates repayment of these transactions in the foreseeable future, and recognizes the realized and unrealized gains or losses on these transactions that result from foreign currency changes in the period in which they occur as foreign currency transaction gain (loss). The net effect of such transaction gains and losses are reflected within Other (expense)/income in the Consolidated Statements of Operations. For the year ended January 3, 2026, the Company had $1.1 million in net transaction losses. For the year ended December 28, 2024, the Company had $1.3 million in net transaction gains.

Foreign Currency Translations

The assets and liabilities of the Company’s foreign subsidiaries are translated at the exchange rates in effect on the reporting date. Income and expenses are translated at the average exchange rate during the period. The net effect of such translation gains and losses are reflected within Accumulated Other Comprehensive (Loss)/Income (“AOCI”) in the Stockholders’ Equity section of the Consolidated Balance Sheets.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carry forwards. The Company regularly evaluates the realizability of its deferred tax assets by assessing its forecasts of future taxable income and reviewing available tax planning strategies that could be implemented to realize the deferred tax assets. Based on this evaluation, it was determined that realization of the deferred tax assets is more likely than not.

Stock-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Fair value of the phantom stock units awarded is based on a restricted appraisal valuation of the Company. Phantom stock awards (“Awards”) will vest upon the second anniversary date of the Award. The Awards provide for accelerated vesting if there is a change in control (as defined in the Phantom Stock Plan).

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of these instruments. The carrying amounts of long term accounts receivable approximate fair value based on the collection analysis performed and recording of necessary reserves. The fair value of the Company’s debt borrowings is estimated based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The

Company routinely evaluates its estimates, including those related to the extent of progress towards completion, contract revenues and contract costs on long-term contracts, bad debts, income taxes, impairment of long-lived assets, including goodwill, reserves for inventories, environmental matters and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Recently Issued Accounting Standards

Accounting Pronouncements Adopted in the Current Year

There were no new accounting pronouncements adopted during the year ended January 3, 2026.

Accounting Pronouncements to be Adopted Subsequent to January 3, 2026

On July 30, 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments in ASU 2025-05 provide entities with a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606 (Revenue from Contracts with Customers). The practical expedient allows entities to assume that current conditions as of the balance sheet date will not change for the remaining life of an asset when developing reasonable and supportable forecasts as part of the estimation of expected credit losses. ASU 2025-05 is effective prospectively for fiscal years beginning after December 15, 2025, and interim periods within those annual reporting periods. The Company adopted ASU 2025-05 on January 1, 2026, and is utilizing the practical expedient. The Company does not expect the adoption of this ASU to have a significant effect on the Company’s Consolidated Financial Statements.

On September 18, 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). The amendments in ASU 2025-06 modernize the accounting for software costs that are accounted for under Subtopic 350-40 by removing all references to prescriptive and sequential software development stages throughout Subtopic 350-40. Under ASU 2025-06, an entity is required to start capitalizing software costs when management has authorized and committed to funding the software project and it is probable the project will be completed and the software will be used to perform the function intended (referred to as the “probable-to-complete recognition threshold”). ASU 2025-06 is effective for fiscal years beginning after December 15, 2027, and interim periods within those annual reporting periods. Entities may apply the amendments retrospectively for all prior periods presented in the financial statements, prospectively or under a modified retrospective approach based on the status of the project and whether software costs were capitalized before the date of adoption. The Company expects that it will apply the new guidance prospectively and is currently evaluating the potential effect of this ASU on future transactions; however, the Company does not expect this ASU to have a significant effect on the Company’s Consolidated Financial Statements.

Subsequent Events

ASC 855, Subsequent Events, requires the Company to evaluate events that occur after the balance sheet date as of which the financial statements are issued, and to determine whether adjustments to or additional disclosures in the financial statements are necessary. See Note 15, Subsequent Events, for the summary of the subsequent events.

2. Receivables and Contracts in Progress

Receivables consist of the following (in thousands):

	January 3	December 28
	2026	2024
Contract receivables:
Contracts in progress	$237,016	$184,864
Allowance for credit losses	—	(10)
	237,016	184,854
Other receivables	636	5,705
	$237,652	$190,559

Contract assets and contract liabilities consisted of the following (in thousands):

	January 3	December 28
	2026	2024
Cost in excess of billings	$28,651	$50,808
Conditional retainage receivable	35,429	55,485
Contract assets	$64,080	$106,293

Billings in excess of costs	$(218,077)	$(147,693)
Conditional retainage receivable	46,177	38,612
Contract liabilities	$(171,900)	$(109,081)

As of December 30, 2023, which was the end of fiscal year 2023, contract assets were $118.6 million and contract liabilities were $153.5 million.

The change in contract assets during the years ended January 3, 2026 and December 28, 2024, is a result of the recording of $45.9 million and $68.0 million, respectively, of contract assets driven by new commercial projects, offset by $88.1 million and $80.3 million, respectively, of contract assets transferred to receivables from contract assets recognized at the beginning of the period.

The change in contract liabilities during the year ended January 3, 2026 is a result of the recording of periodic contract liabilities of $166.5 million, driven primarily by large initial billings on new commercial projects, partially offset by revenue recognized that was included in the contract liability balance at the beginning of the year in the amount of $103.7 million. The change in contract liabilities during the year ended December 28, 2024 is a result of revenue recognized that was included in the contract liability balance at the beginning of the year in the amount of $146.7 million, partially offset by the recording of periodic contract liabilities of $102.3 million.

3. Balance Sheet Information

    Certain significant amounts included in the Company’s Consolidated Balance Sheets as of January 3, 2026 and December 28, 2024 consist of the following (in thousands):

	January 3	December 28
	2026	2024
Inventories:
Raw materials	$ 14,870	$ 19,600
Finished goods	453	532
	$15,323	$20,132
Prepaid expenses and other current assets:
Prepaid insurance	$ 3,111	$ 3,834
Prepaid expenses	6,544	5,575
Income tax receivable	1,792	631
Other	1,522	383
	$ 12,969	$ 10,423
Property, plant and equipment:
Land	$ 28,596	$ 21,834
Buildings	28,516	27,640
Building and leasehold improvements	16,883	12,204
Machinery and equipment	140,490	132,482
Transportation equipment	6,960	7,648
Furniture and fixtures	2,993	2,770
EDP equipment and software	50,866	49,334
Construction in progress	15,397	6,845
Finance lease right-of-use assets	1,147	1,550
	291,848	262,307
Less accumulated depreciation and amortization	(160,664)	(141,070)
	$131,184	$121,237

Accounts payable:
Accounts payable	$ 121,918	$ 63,264
Retainage payable	15,444	15,357
	$137,362	$78,621
Other current liabilities:
Sales, use and property taxes	$ 784	$ 24
Workers’ compensation	2,376	2,608
Income taxes payable	665	346
Accrued interest payable	—	713
Other	5,528	5,759
	$9,353	$9,450

Depreciation expense was approximately $18.0 million for the year ended January 3, 2026 and $19.0 million for the year ended December 28, 2024. Amortization of finance lease right-of-use assets was approximately $0.2 million and $0.4 million for the years ended January 3, 2026 and December 28, 2024.

Assets classified as held-for-sale are required to be recorded at the lower of carrying value or fair value less any costs to sell. As of January 3, 2026, there were no assets held-for-sale. As of December 28, 2024, assets consisting primarily of land, one building and its associated building improvements, with a carrying value of approximately $7.0 million, were classified as held-for-sale and were reported separately in the Company’s Consolidated Balance Sheets.

4. Goodwill and Intangible Assets

Goodwill

    The following table summarizes the change in goodwill from December 28, 2024 to January 3, 2026 (in thousands):

Net balance as of December 30, 2023	$ 86,422
Effect of foreign exchange translation	(398)
Net balance as of December 28, 2024	86,024
Effect of foreign exchange translation	317
Net balance as of January 3, 2026	$ 86,341

    There have been no impairment losses recorded against goodwill as of January 3, 2026 and December 28, 2024.

Intangible Assets

    Intangible assets, net, were as follows (in thousands):

	January 3, 2026
	Original Cost	Accumulated Amortization	Effect of Foreign Exchange Translation	Carrying Value	Useful Lives
Tradenames	$ 20,689	$ (9,113)	$ (30)	$ 11,546	5 to 20 years
Customer relationships and contracts	87,659	(54,163)	(233)	33,263	1 to 18 years
Non-compete agreements	502	(457)	(45)	—	3 to 5 years
Favorable leasehold interest	2,076	(1,545)	—	531	3 to 18 years
	$110,926	$(65,278)	$(308)	$45,340

	December 28, 2024
	Original Cost	Accumulated Amortization	Effect of Foreign Exchange Translation	Carrying Value	Useful Lives
Tradenames	$ 20,689	$ (7,834)	$ (9)	$12,846	5 to 20 years
Customer relationships and contracts	87,659	(49,266)	(84)	38,309	1 to 18 years
Non-compete agreements	502	(490)	(12)	—	3 to 5 years
Favorable leasehold interest	2,076	(1,201)	—	875	3 to 18 years
	$110,926	$(58,791)	$(105)	$52,030

    Amortization expense for intangible assets amounted to approximately $6.7 million for the year ended January 3, 2026 and $7.1 million for the year ended December 28, 2024.

    Amortization expense for intangible assets is expected to be as follows over the next five years, and thereafter (in thousands):

Total
2026	$5,977
2027	4,167
2028	4,104
2029	4,104
2030	4,104
Thereafter	22,884
Total estimated amortization expense	$ 45,340

5. Due from Affiliate

    The Company has a tax-sharing agreement with its parent company, INNOVATE Corp. (“INNOVATE”) in which the Company has agreed to pay INNOVATE for its separate tax liability (as defined in the agreement) when requested by INNOVATE or no later than the due date of any estimated tax payment. As of January 3, 2026 and December 28, 2024, the Company has prefunded its estimated separate tax liabilities, totaling $26.3 million and $18.6 million, respectively, upon the request of INNOVATE. Per the agreement the Company earns interest income on estimated tax payment advances from INNOVATE which totaled $2.5 million for the year ended January 3, 2026.

6.  Long-Term Debt and Line of Credit

    The Company’s long-term debt consists of the following (in thousands):

	January 3	December 28
	2026	2024
SOFR plus 2.75% Line of Credit, due 2030	$15,000	$—
SOFR plus 2.75% Term Loan, due 2030	72,521	—
PRIME minus 0.75% Line of Credit, due 2025	—	45,000
3.25% Term Loan, due 2026	—	74,574
PRIME minus 0.75% Term Loan, due 2026	—	24,479
Total principal	87,521	144,053
Less current portion	(5,490)	(53,201)
Less debt issuance costs, net	(1,852)	(999)
	$80,179	$89,853

    Expected maturities relating to the Company’s long-term debt (including current maturities) as of January 3, 2026 are as follows (in thousands):

2026	$ 5,490
2027	6,375
2028	5,844
2029	6,375
2030	63,437
$ 87,521

On May 20, 2025, the Company entered into an Amended and Restated Credit agreement (the “DBMG Credit Agreement”), with lenders which are party thereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, N.A. (“UMB”). The DBMG Credit Agreement provides the Company with debt financing in an amount up to $220.0 million in the aggregate, consisting of a senior secured revolving credit facility (the “UMB Revolving Line”) in an aggregate amount of $135.0 million, and a senior secured term loan facility (the “UMB Term Loan”) in the amount of $85.0 million. The DBMG Credit Agreement also contains an accordion feature to increase the allowable size of the UMB Revolving Line by an additional $50.0 million. The UMB Revolving Line and the UMB Term Loan will mature on May 20, 2030. The Company entered into the DBMG Credit Agreement to fully repay existing debt obligations and provide additional working capital capacity.

On May 20, 2025, concurrently with the Company’s entry into the new DBMG Credit Agreement, the Company terminated its prior credit agreement, dated as of May 27, 2021 and as amended by the First Amendment to Credit Agreement, dated August 2, 2022, the Second Amendment to Credit Agreement, dated December 12, 2023, and the Third Amendment to Credit Agreement, dated June 28, 2024 (as amended, the “Prior UMB Credit Agreement”). The Company used a portion of the proceeds of the new DBMG Credit Agreement to refinance the indebtedness under the Prior UMB Credit Agreement, and thereafter terminated the Prior UMB Credit Agreement. The maturity dates of the revolving line and term loans under the Prior UMB Credit Agreement were August 15, 2025, and May 31, 2026, respectively.

The term loan and borrowings under the new DBMG Credit Agreement bear interest at a rate per annum equal to a SOFR Rate plus a variable spread based on a Senior Funded Indebtedness to EBITDA Ratio as defined in the agreement with an interest rate floor of 4.25% per annum.

The DBMG Credit Agreement contains usual and customary restrictive and financial covenants related to debt levels and performance, including a Fixed Charge Coverage Ratio and a Senior Funded Indebtedness to EBITDA Ratio, both as defined in the DBMG Credit Agreement. Further, the loan and revolving line are secured by substantially all of the Company’s assets. The Company is in compliance with its debt covenants as of January 3, 2026.

Due to multiple lenders being party to the new DBMG Credit Agreement, the May 20, 2025 transactions were determined to be either an extinguishment or modification under ASC 470-50, Debt - Modifications and Extinguishments (“ASC 470-50”) or the incurrence of new debt, depending on the specific lender. For the portions of the debt classified as extinguishments, losses on extinguishment totaling $0.3 million, were included on the Consolidated Statements of Operations for the year ended January 3, 2026. For the debt portions classified as modifications or new debt, new incremental deferred financing fees totaling $1.8 million were capitalized as original issue discounts and included in the carrying amount of the debt in the Consolidated Balance Sheets and $0.1 million in fees paid to third parties were expensed. Capitalized fees are amortized over the remaining life of the debt under the effective interest rate method and are included in interest expense.

The Company had availability for revolving lines of $119.9 million and $89.9 million, as of January 3, 2026 and December 28, 2024, respectively. Interest is paid monthly on the Company’s revolving lines, and the effective interest rate was 6.8% and 7.0%, as of January 3, 2026 and December 28, 2024, respectively. The new UMB Revolving Line has an unused commitment fee of 0.50% per annum times the average daily unused availability under the line, whereas under the Prior UMB Credit Agreement, the commitment fee was equal to 0.25% per annum times the average daily unused availability under the line.

Principal payments and interest on the $72.5 million UMB Term Loan are paid monthly, and the effective interest rate was 7.4% as of January 3, 2026. Prior to the new DBMG Credit Agreement, the Company had two term loans under the Prior UMB Credit Agreement. As of December 28, 2024, the $74.6 million term loan bore interest at an annual rate of 3.25%, with an effective interest rate of 3.3%. As of December 28, 2024, the $24.5 million term loan bore interest at PRIME minus 0.75%, at the same rate as the prior revolving loans. In addition, $0.1 million in outstanding letters of credit were issued under the UMB Revolving Line, of which zero has been drawn.

7.  Income Taxes

The provision for income taxes from continuing operations consists of the following:

	Years Ended
	January 3	December 28
	2026	2024
	(in thousands)
Current:
Federal	$ 7,884	$ 13,878
State	4,238	6,648
Foreign	1,028	676
	13,150	21,202
Deferred:
Federal	1,535	(1,390)
State	1,844	(4,627)
Foreign	(353)	261
	3,026	(5,756)
Income tax provision - expense	$ 16,176	$ 15,446

    The reconciliation of income tax computed at the U.S. federal statutory rates to the provision for income taxes is as follows (in thousands):

	Years Ended
	January 3	December 28
	2026	2024
Tax at U.S. federal statutory rates	$ 10,259	$ 12,566
State income taxes, net of federal tax benefit	4,951	1,589
Meals and entertainment	727	660
Valuation Allowance	75	86
Prior year true-up	51	179
Other	113	366
Income tax provision	$ 16,176	$ 15,446

Deferred tax assets and liabilities are composed of the following (in thousands):

	January 3	December 28
	2026	2024
Deferred tax assets:
Compensation accrual	$ 4,541	$ 5,031
Revenue recognition on contracts in progress	—	1,263
Accrued liabilities	1,008	899
Stock-based compensation	1,271	1,268
Inventory write-down	243	—
Pension	216	165
Net operating loss carryforwards	9,022	9,975
Lease liability	10,516	10,742
Accounts receivable redemption uncollected	235	326
Other	274	121
	$27,326	$29,790
Deferred tax liabilities:
Property, plant and equipment basis difference	(70)	(69)
Intangible assets	(13,705)	(12,838)
Lease asset	(10,794)	(11,878)
Accelerated depreciation	(14,150)	(13,046)
Basis difference in intangibles, including valuation allowance of $1.0 million and $0.8 million for 2025 and 2024, respectively.	(647)	(1,195)
Revenue recognition on contracts in progress	(424)	—
Favorable leasehold interest	(152)	(247)
Other	—	(144)
	(39,942)	(39,417)
Net deferred tax liabilities	$(12,616)	$(9,627)

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted into law, introducing various changes to U.S. federal income tax provisions, including modifications to bonus depreciation, interest expense limitations, and the treatment of research and development expenditures. Under ASC 740, the effects of newly enacted tax legislation must be recognized in the period that includes the enactment date. The Company has evaluated the provisions of the OBBBA and their current and potential impact on the financial statements. Based on this evaluation, the Company does not expect the OBBBA to have a material effect on the current or deferred income tax balances, effective tax rate, or overall financial position. The effects of the legislation have been reflected in the Company’s income tax provision for the year ended January 3, 2026. The Company will continue to monitor developments and assess the impact of the OBBBA as additional guidance becomes available and as facts and circumstances evolve.

The Company had foreign operating loss carry forwards (“NOL”) of approximately $0.6 million and $0.8 million as of January 3, 2026 and December 28, 2024, respectively. The NOLs were mainly attributable to NYC Construction Services, Ltd. and begin expiring in 2040. The purchase of GrayWolf Industrial in 2018 triggered a Section 382 ownership change. There are $57.0 million of federal net operating losses subject to an annual limitation of $1.1 million for the years 2024 through 2036 when the net operating losses are set to expire. The Company had $31.5 million of state net operating losses subject to an annual limitation. The annual limitation is dependent on the state in which the NOL resides. At January 3, 2026, there were $16.6 million of state net operating losses available for carryforward. The state NOLs begin expiring in 2027.

The Company is a sub-consolidated member of the INNOVATE Corp. consolidated group. The Company has allocated current and deferred taxes as if the Company was a separate taxpayer for the years ended January 3, 2026 and December 28, 2024. Federal and certain state payments and refunds are made at the INNOVATE Corp. level while other state and foreign payments and refunds are made at the Company level. The Company and INNOVATE Corp. have a tax-sharing agreement in place that follows the separate taxpayer method (see Note 5).

The Company has not provided for U.S. income taxes or foreign withholding taxes on undistributed earnings of its foreign subsidiaries as they are considered to be reinvested indefinitely. Existing plans do not demonstrate a need to repatriate foreign earnings. However, if remittances of those earnings were made in the form of dividends or under other circumstances, the Company would be subject to both U.S. income taxes and withholding taxes payable to various foreign countries less an adjustment for foreign tax credits. Determination of the amount of unrecognized deferred tax liability on these unremitted earnings is not practicable.

The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position when, based on the technical merits, it is “more-likely-than-not” that the tax position will be sustained upon examination.

As of January 3, 2026 and December 28, 2024, the Company had no unrecognized tax benefits. The Company does not anticipate a significant change in the total amount of unrecognized tax benefits during the next twelve months.

The Company may, from time to time, be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to its financial results. In the event the Company has received an assessment of interest and/or penalties, the interest has been classified as interest expense while the penalties have been classified as General and Administrative Expenses in the Consolidated Financial Statements. As of January 3, 2026 and December 28, 2024, the Company had no accrual of interest related to uncertain tax positions.

As part of the INNOVATE Corp. consolidated group, the Company is open for examination by federal and certain state tax authorities for the tax years 2021 through 2025. The Company also files separate state and foreign income tax returns with varying statutes of limitations. The 2021 through 2025 tax years generally remain subject to examination by the state and foreign tax authorities.

8. Employee Retirement Plans

The Company maintains 401(k) retirement savings plans which cover eligible employees and permit participants to contribute to the plans, subject to Internal Revenue Code restrictions and which features matching contributions of 100% of the first 3% and 50% of the next 2% of employee annual salary contributions. The matching contributions were approximately $2.6 million and $2.5 million for the years ended January 3, 2026 and December 28, 2024, respectively.

Certain of the Company’s fabrication, erection, and maintenance workforce are subject to collective bargaining agreements. The Company contributes to union-sponsored, multi-employer pension plans. Contributions are made in accordance with negotiated labor contracts. The passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) may, under certain circumstances, cause the Company to become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Under the Act, liabilities would be based upon the Company’s proportionate share of each plan’s unfunded vested benefits.

The Company made contributions to various multi-employer pension plans totaling $6.5 million and $9.8 million during the years ended January 3, 2026 and December 28, 2024, respectively, which was reflected as a component of Cost of revenues in the Consolidated Statements of Operations. Amounts contributed to the multi-

employer pension plans can vary depending on a combination of when and in which state the erection phase of the Company’s projects occur. The decrease in contributions for the year ended January 3, 2026 was due to the timing of work being done on the erection phase of our projects in states with higher contribution rates such as California and New York. As of January 3, 2026, approximately 23.9% of the Company’s employees are covered under various collective bargaining agreements. As of January 3, 2026, most of the Company’s collective bargaining agreements are subject to automatic annual or other renewal unless either party elects to terminate the agreement on the scheduled expiration date.

9. Related Party Transactions

The Company had a subordinated 4.0% note payable to Banker Steel’s former owner, in which a related party has a 25% interest. The note and associated accrued interest matured on March 31, 2024, and was fully redeemed in April 2024. During the year ended December 28, 2024, the Company made $5.0 million in scheduled repayments of the principal on the note.

10. Stock-Based Compensation

During the year ended December 28, 2014, the Company adopted a Phantom Stock Plan whereby eligible participants will receive 50% of their annual cash bonus in phantom stock. The number of shares subject to the phantom stock awards will be calculated based on the fair market value of the Company’s shares as of the last day of the preceding year. The participant’s right to payment with respect to the phantom stock awards will vest upon the second anniversary of the grant date. The amount payable to the participant for vested awards is equal to the product of i) the number of shares subject to the award, multiplied by (ii) the fair market value of the Company’s shares on the last day of the preceding year. Payment of vested awards will be made in cash. The unpaid portion of vested awards will be recorded as a liability and marked to fair value at each reporting period.

During the year ended January 3, 2026, the Company issued phantom stock awards in connection with 2024 bonus awards to key employees. As of the grant date, the 2024 bonus awards equated to 32,340 shares of the Company’s stock. During the year ended December 28, 2024, the Company issued phantom stock awards in connection with 2023 bonus awards to key employees. As of the grant date, the 2023 bonus awards equated to 32,363 shares of the Company’s stock. These awards were accounted for as a liability with compensation cost measured as of the end of each reporting period based on changes of the market value of the Company’s stock. Additional compensation cost in 2025 and 2024 related to the phantom stock awards is included in General and Administrative Expenses on the Company’s Consolidated Statements of Operations in the amounts of approximately $4.3 million and $4.2 million, respectively.

11. Equity

     The Company previously had issued Series A Fixed-to-Floating Rate Perpetual Preferred Shares (the “DBMG Preferred Stock”) to DBM Global Intermediate Holdco Inc. (“DBMGi”), a wholly-owned subsidiary of its parent company, INNOVATE, pursuant to a securities purchase agreement by and between the Company and DBMGi, dated November 30, 2018 (the “DBMG Securities Purchase Agreement”), and a certificate of designation relating to the DBMG Preferred Stock, dated November 30, 2018 (the “Certificate of Designation”). The DBMG Preferred Stock accrued a cumulative quarterly cash or payment in kind dividend at a rate of (a) for the first five years following the date of issuance, (i) 9.00% per annum if dividends are paid in kind or (ii) 8.25% per annum if dividends are paid in cash and (b) starting on the fifth anniversary of the date of issuance, a rate per annum equal to (i) LIBOR plus a spread of 5.85% (together, the “LIBOR Rate”) per annum, plus 0.75% if dividends are paid in kind or (ii) the LIBOR Rate per annum in the case of dividends paid in cash. Subsequent to the transition away from LIBOR beginning in 2023 the Company and DBMGi agreed that SOFR will be the LIBOR Successor Rate.

On June 28, 2024, the DBMG Preferred Stock was fully redeemed for $41.8 million. The redemption resulted in a loss on redemption of $0.9 million due to a difference in carrying value and redemption value of the preferred stock, which was recognized in Other (expense)/income on the Consolidated Statements of Operations.

Also, approximately $0.1 million of additional costs related to the redemption were recognized in Other (expense)/income.

12. Leases

    The Company has entered into operating and finance lease agreements primarily related to corporate office space, corporate and shop vehicles, office and construction equipment, and corporate housing in connection with long-term construction contracts and general operations, expiring between 2026 and 2038. Finance lease right-of-use assets are included in Property, Plant and Equipment and Operating lease right-of-use assets are presented separately in the Consolidated Balance Sheets. Finance lease liability and operating lease liability are recognized in the Consolidated Balance Sheets within both current and non-current liabilities.

Lease right-of-use assets and lease liabilities consist of the following (in thousands):

	January 3	December 28
	2026	2024
Right-of-use assets:
Operating lease	$ 35,208	$ 37,041
Finance lease (Property, plant, and equipment, net)	119	539
Total right-of-use assets	$ 35,327	$ 37,580

Lease liabilities:
Operating lease, current	$ 8,505	$ 8,412
Operating lease, noncurrent	28,307	29,836
Finance lease, current	70	253
Finance lease, noncurrent	63	338
Total lease liabilities	$ 36,945	$ 38,839

    The following table summarizes the components of lease expense for the years ended January 3, 2026 and December 28, 2024, respectively (in thousands):

	January 3	December 28
	2026	2024
Finance lease cost:
Amortization of right-of-use assets	$ 229	$ 409
Interest on lease liabilities	14	51
Net finance lease cost	243	460
Operating lease cost	11,741	10,349
Short-term lease cost	26,377	29,397
Total lease cost	$ 38,361	$ 40,206

Based on the short-term leases executed as of January 3, 2026, the Company expects to incur $11.4 million in estimated short-term lease costs in 2026.

    Cash flow information related to leases for the years ended January 3, 2026 and December 28, 2024, respectively are as follows (in thousands):

	January 3	December 28
	2026	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases (1)	$ 9,639	$ 7,946
Operating cash flows from finance leases	14	51
Financing cash flows from finance leases	242	413
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$ 9,887	$ 10,832
Finance leases	107	3
(1) The above amounts exclude $4.0 million received during the years ended January 3, 2026 and December 28, 2024, for a lease modification incentive. See below for additional information.

    As of January 3, 2026, the weighted-average remaining lease term and the weighted-average discount rate for finance leases and operating leases are as follows:

Weighted-average remaining lease term (years) - operating leases	7.0
Weighted-average remaining lease term (years) - finance leases	2.1
Weighted-average discount rate - operating leases	5.3%
Weighted-average discount rate - finance leases	5.0%

    As of January 3, 2026, undiscounted cash flows for finance and operating leases are as follows (in thousands):

	Operating Leases	Finance Leases
2026	$ 10,180	$ 75
2027	9,045	37
2028	6,151	29
2029	3,738	—
2030	2,728	—
Thereafter	11,733	—
Total future lease payments	43,575	141
Less: Imputed interest	(6,763)	(8)
Total lease liability balance	$ 36,812	$ 133

On May 1, 2024 a subsidiary of the Company amended the termination dates of three property leases that had an original expiry date of March 31, 2031. In exchange, and as an inducement for the Company to early terminate, the landlord agreed to pay the Company $12.0 million in surrender fees in three equal installments, contingent on timely inspection milestones, of which the Company received $4.0 million in surrender fees in 2024 and $4.0 million in surrender fees in 2025, with the remaining $4.0 million payment due to the Company within five business days of the vacate date in 2027 for the remaining property lease. After final surrender of the properties, the Company will have no further obligations under these leases. The Company accounted for this transaction as a lease modification and recognized a $8.4 million gain on lease modification, which is included in Cost of revenues in the Consolidated Statements of Operations for the year ending December 28, 2024.

13. Commitments and Contingencies

The Company is subject to claims and legal proceedings that arise in the ordinary course of business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to the Company or that the resolution of any such matter will not have a material adverse effect upon the Company’s Condensed Consolidated Financial Statements. Such legal matters may include, but are not limited to, actions or claims relating to sensitive data, including proprietary business information and intellectual property, personally identifiable information of employees and contractors, cyber-attacks, data breaches and non-compliance with contractual or other legal obligations. Litigation and other legal matters are inherently unpredictable and subject to substantial uncertainties and adverse resolutions could occur. In addition, litigation and other legal matters, including class-action lawsuits, government investigations and regulatory proceedings can be costly to defend and, depending on the class size and claims, could be costly to settle. The Company does not believe that any of such pending claims and legal proceedings will have a material adverse effect on its Condensed Consolidated Financial Statements. The Company records a liability in its Condensed Consolidated Financial Statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated as well as any legal costs incurred related to the litigation. The Company reviews these estimates each accounting period as additional information is known and adjusts the loss provision when appropriate. If a matter is both probable to result in a liability and the amount of loss can be reasonably estimated, the Company estimates and discloses the possible loss or range of loss to the extent necessary for its Condensed Consolidated Financial Statements not to be misleading. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the Company’s Condensed Consolidated Financial Statements. Any legal or other expenses associated with the litigation are accrued for as the expenses are incurred. The Company maintains liability insurance that insures it against workers’ compensation, personal and bodily injury, property damage, directors’ and officers’ liability, errors and omissions, cyber liability, and employment practices liability. There can be no assurance that the liability insurance will cover all events or that the limits of coverage will be sufficient to fully cover all liabilities.

Based on a review of the current facts and circumstances with counsel in each of the matters disclosed, management has provided for what is believed to be a reasonable estimate of loss exposure. While acknowledging the uncertainties of litigation, management believes that the ultimate outcome of litigation will not have a material effect on its financial position and will defend itself vigorously.

GrayWolf Collective Action Claim

On March 24, 2026, a subsidiary of the Company, GrayWolf Integrated Construction Company, received a draft of a purported Collective Action Complaint entitled Hilario Riviera, Individually and for Others Similarly Situated v. GrayWolf Integrated Construction Company (the “Draft Complaint”) alleging that GrayWolf failed to properly pay Riviera for all hours worked because GrayWolf automatically rounded the punch in and punch out times for work to the nearest half hour for GrayWolf’s own primary benefit and to the detriment of Riviera and other hourly employees. The Draft Complaint also states that GrayWolf paid Riviera and other hourly employees “per diems,” not reasonably calculated to reimburse expenses and based on time worked, but GrayWolf excluded “per diems” from their regular rate of pay for overtime purposes. The action is purported to be brought under the Fair Labor Standards Act (the “FLSA”) on behalf of hourly employees for the last three years who had wages rounded or received “per diems”. GrayWolf intends to enter into a “Tolling Agreement” with the Plaintiff to stay any statute of limitations while GrayWolf investigates this matter and expects that it will vigorously contest the allegations. Accordingly, the Company cannot reasonably estimate any range of potential loss at this time.

Other Matters

The Company had approximately $680.2 million and $183.9 million of payment and performance bonds issued on its behalf as of January 3, 2026 and December 28, 2024, respectively. The performance bonds were required by various general contractors to guarantee the Company’s performance on projects.

The Company had approximately $357.4 million and $113.7 million of purchase commitments as of January 3, 2026 and December 28, 2024, respectively. The purchase commitments were for materials and services on projects in the Company’s backlog as of January 3, 2026. The Company anticipates the full amount of the purchase commitments to be fulfilled within the next year.

14. Remaining Unsatisfied Performance Obligations

The transaction price allocated to remaining unsatisfied performance obligations of the Company was approximately $1.7 billion and $1.0 billion at January 3, 2026 and at December 28, 2024, respectively. The Company’s remaining unsatisfied performance obligations increase with awards of new contracts and decrease as work is performed and revenues are recognized. The Company’s remaining unsatisfied performance obligations include amounts related to contracts for which a fixed price contract value is not assigned when a reasonable estimate of total transaction price can be made. The Company expects to recognize this revenue approximately within the next 2.3 years. Remaining unsatisfied performance obligations include unrecognized revenues to be realized from uncompleted construction contracts. Although many of the Company’s contracts are subject to cancellation at the election of its customers, in accordance with industry practice, the Company does not limit the amount of unrecognized revenue included within its remaining unsatisfied performance obligations due to the inherent substantial economic penalty that would be incurred by its customers upon cancellation. Approximately $1.1 billion and $0.5 billion, representing 66% and 48% of the Company’s remaining unsatisfied performance obligations at January 3, 2026 and December 28, 2024, respectively, was attributable to five contracts, letters of intent, notices to proceed or purchase orders.

15. Subsequent Events

The Company has evaluated subsequent events through March 30, 2026, which is the date these Consolidated Financial Statements were available to be issued. There were no material subsequent events that require recognition or additional disclosure in these Consolidated Financial Statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

FOR THE PERIODS ENDED JULY 4, 2026 AND JUNE 28, 2025

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	July 4	January 3
	2026	2026
Assets
Current assets
Cash and cash equivalents	$ 85,921	$ 103,110
Receivables, net	283,393	237,652
Contract assets	52,635	64,080
Inventories	13,924	15,323
Prepaid expenses and other current assets	25,188	12,969
Assets held for sale	5,428	—
Due from affiliate	18,599	26,322
Total current assets	485,088	459,456
Property, plant and equipment, net	135,932	131,184
Operating lease right-of-use assets	63,945	35,208
Restricted cash, non-current	626	604
Goodwill	86,503	86,341
Intangible assets, net	42,274	45,340
Deferred tax asset	1,962	1,980
Other assets	1,337	4,700
Total assets	$ 817,667	$ 764,813
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$ 132,869	$ 137,362
Accrued payroll and employee benefits	33,488	34,032
Other current liabilities	12,494	9,353
Current portion of operating and finance lease liability	10,364	8,575
Contract liabilities	182,719	171,900
Current portion of long-term debt	68,612	5,490
Total current liabilities	440,546	366,712
Long-term debt, net of current portion	—	80,179
Long-term portion of operating and finance lease liability	55,871	28,370
Deferred tax liability	14,596	14,596
Other liabilities	1,406	1,215
Total liabilities	512,419	491,072

Commitments and Contingencies (Note 11)

Stockholders’ equity
Common stock, $.001 par value – 20,000,000 shares authorized, 10,038,707 shares issued and 3,855,721 shares outstanding in both 2026 and 2025	10	10
Additional paid-in capital	49,246	49,246
Retained earnings	345,626	314,377
Treasury stock, 6,182,986 shares in both 2026 and 2025, at cost	(86,475)	(86,475)
Accumulated other comprehensive loss	(3,159)	(3,417)
Total stockholders’ equity	305,248	273,741
Total liabilities and stockholders’ equity	$ 817,667	$ 764,813

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Revenues	$413,989	$233,109	$771,894	$498,016
Cost of revenues	337,632	191,674	644,588	415,130
Gross profit	76,357	41,435	127,306	82,886
General and administrative expenses	36,765	29,776	71,620	62,141
Operating income	39,592	11,659	55,686	20,745
Interest expense	(1,382)	(2,455)	(3,227)	(4,512)
Loss on debt extinguishment	—	(267)	—	(267)
Other income/(expense)	304	(1,705)	547	(1,843)
Interest income from affiliates	1,548	646	1,432	1,268
Income before income tax provision	40,062	7,878	54,438	15,391
Income tax provision	(11,059)	(2,066)	(15,169)	(4,365)
Net income	$29,003	$5,812	$39,269	$11,026

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income	$29,003	$5,812	$39,269	$11,026
Foreign currency translation adjustment	(46)	899	258	1,170
Comprehensive income	$28,957	$6,711	$39,527	$12,196

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY
(Unaudited, in thousands, except share amounts)

						Accumulated
			Additional			Other
	Common Stock		Paid-In	Retained	Treasury	Comprehensive
	Shares	Amount	Capital	Earnings	Stock	Loss (Income)	Total
Balance at March 29, 2025	3,855,721	$10	$49,246	$305,848	$(86,475)	$(4,414)	$264,215
Net income	—	—	—	5,812	—	—	5,812
Dividends declared to common shareholders	—	—	—	(5,475)	—	—	(5,475)
Foreign currency translation adjustment	—	—	—	—	—	899	899
Balance at June 28, 2025	3,855,721	$10	$49,246	$306,185	$(86,475)	$(3,515)	$265,451

Balance at April 5, 2026	3,855,721	$10	$49,246	$316,623	$(86,475)	$(3,113)	$276,291
Net income	—	—	—	29,003	—	—	29,003
Foreign currency translation adjustment	—	—	—	—	—	(46)	(46)
Balance at July 4, 2026	3,855,721	$10	$49,246	$345,626	$(86,475)	$(3,159)	$305,248

						Accumulated
			Additional			Other
	Common Stock		Paid-In	Retained	Treasury	Comprehensive
	Shares	Amount	Capital	Earnings	Stock	Loss (Income)	Total
Balance at December 28, 2024	3,855,721	$10	$49,246	$300,634	$(86,475)	$(4,685)	$258,730
Net income	—	—	—	11,026	—	—	11,026
Dividends declared to common shareholders	—	—	—	(5,475)	—	—	(5,475)
Foreign currency translation adjustment	—	—	—	—	—	1,170	1,170
Balance at June 28, 2025	3,855,721	$10	$49,246	$306,185	$(86,475)	$(3,515)	$265,451

Balance at January 3, 2026	3,855,721	$10	$49,246	$314,377	$(86,475)	$(3,417)	$273,741
Net income	—	—	—	39,269	—	—	39,269
Dividends declared to common shareholders	—	—	—	(8,020)	—	—	(8,020)
Foreign currency translation adjustment	—	—	—	—	—	258	258
Balance at July 4, 2026	3,855,721	$10	$49,246	$345,626	$(86,475)	$(3,159)	$305,248

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Six Months Ended
	July 4, 2026	June 28, 2025
Operating Activities
Net income	$39,269	$11,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,306	12,810
Amortization of debt issuance costs	246	415
Loss/(gain) on disposals of property plant and equipment	(37)	703
Gain on lease terminations	—	(107)
Loss/(gain) on foreign currency exchange rates	370	910
Loss on extinguishment of debt	—	267
Changes in operating assets and liabilities:
Receivables	(45,999)	(49,348)
Contract assets	11,444	23,336
Inventories	1,400	739
Prepaid expenses and other current assets	(14,910)	2,348
Other non-current assets	8,197	4,067
Due from affiliate	8,473	5,183
Accounts payable	(5,363)	(6,201)
Accrued payroll and employee benefits	(538)	(5,736)
Other current liabilities	5,964	(2,143)
Contract liabilities	10,819	63,699
Other accrued liabilities	(4,232)	(5,074)
Other liabilities	192	232
Net cash provided by operating activities	$27,601	$57,126

Investing activities
Acquisitions of property, plant and equipment	(18,768)	(9,249)
Proceeds from sale of property, plant and equipment	89	1,254
Other investing activities	(5)	—
Net cash used in investing activities	(18,684)	(7,995)

Financing activities
Proceeds from long-term obligations	—	21,935
Proceeds from revolving line of credit	—	71,818
Payments on revolving line of credit	(15,000)	(86,818)
Principal payments on long-term obligations	(2,302)	(35,988)
Principal payments on finance lease liabilities	(56)	(169)
Dividends paid to common stock shareholders	(8,020)	(5,475)
Payment of debt issuance costs	—	(1,669)
Tax sharing agreement	(750)	(15,755)
Net cash used in financing activities	(26,128)	(52,121)

Effect of exchange rate on cash and cash equivalents	44	777
Change in cash and cash equivalents	(17,167)	(2,213)
Cash and cash equivalents and restricted cash at beginning of period	103,714	26,548
Cash and cash equivalents and restricted cash at end of period	$86,547	$24,335

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D

DBM GLOBAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (cont’d)
(Unaudited, in thousands)
Six Months Ended
	July 4, 2026	June 28, 2025
Supplemental schedule of non-cash investing and financing activities:
Capital expenditures in accounts payable	$ 1,265	$ 468
Operating lease right-of-use-assets obtained in exchange for new lease liabilities	$ 34,020	$ 3,197
Finance lease right-of-use-assets obtained in exchange for new lease liabilities	$ 8	$ 107

Supplemental cash flow information:
Cash paid for interest	$ 2,811	$ 3,667
Cash paid for taxes, net of refunds	$ 1,675	$ 2,311

The accompanying notes are an integral part of these condensed consolidated financial statements.

Annex D
1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business

DBM Global Inc. (“DBMG” or the “Company”) is a fully integrated construction company offering both construction and professional services primarily through its core businesses, Schuff Steel Company (“SSC”), Banker Steel (“Banker”) and GrayWolf Industrial (“GrayWolf”) to a wide variety of commercial and industrial market segments. These companies provide services to their clients including design-assist, modularization, fabrication and erection of structural steel, heavy steel plate, trusses and girders, heavy equipment installation, as well as facility services for maintenance and shutdowns. The companies enable best delivery of preconstruction, construction and operations services by leveraging the capabilities of the DBM Vircon (“DBMS”) business, which provides construction modeling, rebar and steel detailing, industrial design, and digital engineering services. In addition, through its Aitken business (“Aitken”), DBMG manufactures pressure vessels, strainers, filters, separators and a variety of customized products.

DBMG provides these services on commercial, industrial, and infrastructure construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas and stadiums, hospital and medical offices, data centers, renewables, chemical, pulp and paper mills, manufacturing facilities, bridges, mines, metal processing and power plants.

Fiscal Period

The Company uses a 4-4-5 week quarterly cycle ending on the Saturday closest to December 31. The first six months of fiscal period 2026 covered the period from January 4, 2026 to July 4, 2026 (hereinafter 2026). Fiscal 2025 ended January 3, 2026 and the first six months of fiscal period 2025 covered the period from December 29, 2024 to June 28, 2025 (hereinafter 2025).

Principles of Consolidation

The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of the Company, its wholly owned subsidiaries and all other subsidiaries over which the Company exerts control. All intercompany profits, transactions and balances have been eliminated in consolidation.

Push-Down Accounting

In accordance with ASC 805-50-25, when a change-in-control event occurs in which an acquirer obtains control of the Company, the Company may elect, but is not required, to apply pushdown accounting in its separate financial statements to reflect the acquirer’s new basis of accounting, including any goodwill or other fair value adjustments recognized by the acquirer in accordance with Topic 805. The election is made independently for each change-in-control event and is not precluded by, or contingent upon, any election made (or not made) with respect to a prior change-in-control event. The Company did not elect to apply pushdown accounting in connection with its historical acquisition by INNOVATE Corp. Accordingly, the Company’s Consolidated Financial Statements continue to reflect the Company’s historical cost basis, including goodwill, which differs from the amount of goodwill attributed to the Company in INNOVATE Corp’s consolidated financial statements, where the basis reflects purchase-accounting adjustments, including goodwill, recognized at the time INNOVATE Corp. acquired the Company.

As described in Note 13, Subsequent Events, on August 7, 2026 the Company’s parent entered into a Transaction Agreement providing for the sale of the Company to IES Holdings, Inc., which will result in a new change-in-control event upon closing. The Company will evaluate, as of the closing date, whether to elect pushdown accounting for this transaction in accordance with ASC 805-50-25.

Annex D
Basis of Presentation

The accompanying interim unaudited Condensed Consolidated Financial Statements of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature. Certain information and note disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted in these interim unaudited Condensed Consolidated Financial Statements pursuant to such rules and regulations.

These interim unaudited Condensed Consolidated Financial Statements should be read in conjunction with the Company’s annual audited Consolidated Financial Statements and notes thereto. The results of operations for the three and six months ended July 4, 2026, are not necessarily indicative of the results for any subsequent periods or the entire fiscal year ending January 2, 2027.

Cash and cash equivalents

Total Cash and Cash Equivalents and Restricted Funds on Deposit included in the Company’s Consolidated Balance Sheets as of July 4, 2026 and January 3, 2026 consist of the following (in thousands):

	July 4	January 3
	2026	2026
Cash and cash equivalents	$ 85,921	$ 103,110
Restricted funds on deposit, non-current	626	604
	$ 86,547	$ 103,714

Customer Concentrations

	July 4, 2026		June 28, 2025
	Revenue	Receivables	Revenue	Receivables
Customer A	*	*	11%	12%
Customer B	27%	28%	*	18%
Customer C	15%	*	*	*
*Less than 10% of revenue or receivables concentration

Revenue and Cost Recognition

At July 4, 2026 and January 3, 2026 the Company had approximately $379.3 million and $110.5 million, respectively, of authorized but unsigned change orders on open projects, for which it has recognized revenues on an over time basis in each fiscal period. While the Company has been successful in having the majority of its change orders approved in prior periods, there is no guarantee that the majority of authorized but unsigned change orders at July 4, 2026 will be approved.

Retainage receivable represents amounts invoiced to customers where payments have been partially withheld (usually 10% or less) pending the completion of certain milestones, satisfaction of other contractual conditions or the completion of the project. Retainage receivable agreements vary from project to project and balances could be outstanding for several months or years depending on a number of circumstances, such as contract-specific terms, project performance and other variables that may arise as the Company makes progress toward completion. As of July 4, 2026 and January 3, 2026, the total retainage receivable was $91.9 million and $81.6 million, respectively. When payment of the retainage receivable is contingent upon the Company fulfilling its

Annex D
obligations under the contract, it does not meet the criteria to be included in accounts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. The Company has reflected such amounts within the Consolidated Balance Sheets as of July 4, 2026 and January 3, 2026.

Recently Issued Accounting Standards

Accounting Pronouncements Adopted in the Current Year

On July 30, 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-05, Financial Instruments - Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments in ASU 2025-05 provide entities with a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606 (Revenue from Contracts with Customers). The practical expedient allows entities to assume that current conditions as of the balance sheet date will not change for the remaining life of an asset when developing reasonable and supportable forecasts as part of the estimation of expected credit losses. The guidance was effective for the Company for interim and annual periods beginning on January 1, 2026, and the Company is utilizing the practical expedient. The adoption of this ASU did not have a significant effect on the Company’s Condensed Consolidated Financial Statements.

On November 26, 2024, the FASB issued ASU 2024-04, Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments (“ASU 2024-04”). The amendments in this update affect entities that settle convertible debt instruments for which the conversion privileges were changed to induce conversion. The amendments clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The guidance was effective for the Company for interim and annual periods beginning on January 1, 2026. The adoption of this ASU did not have an effect on the Company’s Condensed Consolidated Financial Statements.

Accounting Pronouncements Issued But Pending Adoption

On April 23, 2026, the FASB issued ASU 2026-01, Equity (Topic 505): Initial Measurement of Paid-in-Kind Dividends on Equity-Classified Preferred Stock (“ASU 2026-01”). The amendments in this ASU improve GAAP by providing authoritative guidance for the initial measurement of paid-in-kind (“PIK”) dividends on equity-classified preferred stock and requires that these PIK dividends be initially measured on the basis of the PIK dividend rate stated in the preferred stock agreement. ASU 2026-01 is effective for fiscal years beginning after December 15, 2026, and interim periods within those annual reporting periods. Entities may apply the amendments in this ASU either on a prospective basis or on a modified retrospective basis for equity-classified preferred stock instruments that are outstanding as of the initial application date. The Company is currently evaluating the potential effect of this ASU on the Company’s Condensed Consolidated Financial Statements.

On September 18, 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). The amendments in ASU 2025-06 modernize the accounting for software costs that are accounted for under Subtopic 350-40 by removing all references to prescriptive and sequential software development stages throughout Subtopic 350-40. Under ASU 2025-06, an entity is required to start capitalizing software costs when management has authorized and committed to funding the software project and it is probable the project will be completed and the software will be used to perform the function intended (referred to as the “probable-to-complete recognition threshold”). ASU 2025-06 is effective for fiscal years beginning after December 15, 2027, and interim periods within those annual reporting periods. Entities may apply the amendments retrospectively for all prior periods presented in the financial statements, prospectively or under a modified retrospective approach based on the status of the project and whether software costs were capitalized before the date of adoption. The Company expects that it will apply the new guidance prospectively and is currently evaluating the potential effect of this ASU on future transactions; however, the Company does not expect this ASU to have a significant effect on the Company’s Condensed Consolidated Financial Statements.

Annex D
On May 12, 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a VIE (“ASU 2025-03”). The amendments in ASU 2025-03 require an entity, involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business, to consider certain factors to determine which entity is the accounting acquirer. ASU 2025-03 is effective prospectively for fiscal years beginning after December 15, 2026, and interim periods within those annual reporting periods. The Company is currently evaluating the potential effect of this ASU on future transactions; however, the Company does not expect this ASU to have a material effect on the Company’s Condensed Consolidated Financial Statements.

On November 4, 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in this ASU require disclosure, in the notes to financial statements, of specified information about certain costs and expenses, including the total amount of selling expenses incurred in the period and an entity’s definition of selling expenses. ASU 2024-03, with effective dates as clarified by ASU 2025-01 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating this ASU, which will only have an effect on the disclosures within the Company’s Condensed Consolidated Financial Statements.

2. Receivables and Contracts in Progress

Receivables consist of the following (in thousands):

	July 4	January 3
	2026	2026
Contract receivables:
Contracts in progress	$ 279,784	$ 237,016
Allowance for credit losses	—	—
	279,784	237,016
Other receivables	3,609	636
	$ 283,393	$ 237,652

Contract assets and contract liabilities consisted of the following (in thousands):

	July 4	January 3
	2026	2026
Cost in excess of billings	$ 25,791	$ 28,651
Conditional retainage receivable	26,844	35,429
Contract assets	$ 52,635	$ 64,080

Billings in excess of costs	$ (247,776)	$ (218,077)
Conditional retainage receivable	65,057	46,177
Contract liabilities	$ (182,719)	$ (171,900)

As of December 28, 2024, which was the end of fiscal period 2024, contract assets were $106.3 million and contract liabilities were $109.1 million.

Annex D

The change in contract assets during the periods ended July 4, 2026 and January 3, 2026, is a result of the recording of $24.1 million and $45.9 million, respectively, of contract assets driven by new commercial projects, offset by $35.6 million and $88.1 million, respectively, of contract assets transferred to receivables from contract assets recognized at the beginning of the period.

The change in contract liabilities during the period ended July 4, 2026 is a result of the recording of periodic contract liabilities of $176.4 million, driven primarily by large initial billings on new commercial projects, partially offset by the recording of periodic contract liabilities of $165.6 million. The change in contract liabilities during the period ended January 3, 2026 is a result of revenue recognized that was included in the contract liability balance at the beginning of the year in the amount of $166.5 million, partially offset by revenue recognized that was included in the contract liability balance at the beginning of the period in the amount of $103.7 million.

Annex D
3. Balance Sheet Information

    Certain significant amounts included in the Company’s Consolidated Balance Sheets as of July 4, 2026 and January 3, 2026 consist of the following (in thousands):

	July 4	January 3
	2026	2026
Inventories:
Raw materials	$ 13,003	$ 14,870
Finished goods	921	453
	$ 13,924	$ 15,323
Prepaid expenses and other current assets:
Prepaid insurance	$ 1,379	$ 3,111
Prepaid expenses	22,975	6,544
Income tax receivable	-	1,792
Other	834	1,522
	$ 25,188	$ 12,969
Property, plant and equipment:
Land	$ 22,382	$ 28,596
Buildings	28,548	28,516
Building and leasehold improvements	16,399	16,883
Machinery and equipment	150,452	140,490
Transportation equipment	6,635	6,960
Furniture and fixtures	3,100	2,993
EDP equipment and software	52,853	50,866
Construction in progress	18,080	15,397
Finance lease right-of-use assets	804	1,147
	299,253	291,848
Less accumulated depreciation and amortization	(163,321)	(160,664)
	$135,932	$131,184
Accounts payable:
Accounts payable	$ 110,981	$ 121,918
Retainage payable	21,888	15,444
	$ 132,869	$ 137,362
Other current liabilities:
Sales, use and property taxes	$ 27	$ 784
Workers’ compensation	2,895	2,376
Income taxes payable	3,272	665
Accrued interest payable	55	—
Other	6,245	5,528
	$ 12,494	$ 9,353

Depreciation expense was approximately $4.7 million and $4.5 million for the three months ended July 4, 2026 and June 28, 2025, and $9.2 million and $9.1 million for the six months ended July 4, 2026 and June 28, 2025, respectively. Amortization of finance lease right-of-use assets was approximately $0.0 million and $0.1 million for

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the three months ended July 4, 2026 and June 28, 2025, and $0.1 million and $0.2 million for the six months ended July 4, 2026 and June 28, 2025, respectively.

Assets classified as held-for-sale are required to be recorded at the lower of carrying value or fair value less any costs to sell. As of July 4, 2026, assets consisting primarily of land, one building and its associated building improvements, with a carrying value of approximately $5.4 million, were classified as held-for-sale and were reported separately in the Company’s Consolidated Balance Sheets. As of January 3, 2026, there were no assets held-for-sale.

4. Goodwill and Intangible Assets

Goodwill

    The following table summarizes the change in goodwill from December 28, 2024 to July 4, 2026 (in thousands):

Net balance as of December 28, 2024	$ 86,024
Effect of foreign exchange translation	317
Net balance as of January 3, 2026	$86,341

Net balance as of January 3, 2026	$86,341
Effect of foreign exchange translation	162
Net balance as of July 4, 2026	$ 86,503

There have been no impairment losses recorded against goodwill as of July 4, 2026 and January 3, 2026.

Intangible Assets

    Intangible assets, net, were as follows (in thousands):

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	July 4, 2026
	Original Cost	Accumulated Amortization	Effect of Foreign Exchange Translation	Carrying Value	Useful Lives
Tradenames	$20,694	$(9,780)	$(13)	$10,901	5 to 20 years
Customer relationships and contracts	87,659	(56,695)	(101)	30,863	1 to 18 years
Non-compete agreements	503	(483)	(20)	—	3 to 5 years
Favorable leasehold interest	2,076	(1,566)	—	510	3 to 18 years
	$110,932	$(68,524)	$(134)	$42,274

	January 3, 2026
	Original Cost	Accumulated Amortization	Effect of Foreign Exchange Translation	Carrying Value	Useful Lives
Tradenames	$20,689	$(9,113)	$(30)	$11,546	5 to 20 years
Customer relationships and contracts	87,659	(54,163)	(233)	33,263	1 to 18 years
Non-compete agreements	502	(457)	(45)	—	3 to 5 years
Favorable leasehold interest	2,076	(1,545)	—	531	3 to 18 years
	$110,926	$(65,278)	$(308)	$45,340

    Amortization expense for intangible assets amounted to approximately $1.5 million and $1.8 million for the three months ended July 4, 2026 and June 28, 2025, and $3.1 million and $3.6 million for the six months ended July 4, 2026 and June 28, 2025, respectively.

5. Due from Affiliate

    The Company has a tax-sharing agreement with its parent company, INNOVATE Corp. (“INNOVATE”) in which the Company has agreed to pay INNOVATE for its separate tax liability (as defined in the agreement) when requested by INNOVATE or no later than the due date of any estimated tax payment. As of July 4, 2026 and January 3, 2026, the Company has prefunded its estimated separate tax liabilities, totaling $18.6 million and $26.3 million, respectively, upon the request of INNOVATE. Per the agreement the Company earns interest income on estimated tax payment advances from INNOVATE which totaled $1.4 million for the period ended July 4, 2026.

6.  Long-Term Debt and Line of Credit

    The Company’s long-term debt consists of the following (in thousands):

	July 4	January 3
	2026	2026
SOFR plus 2.75% Line of Credit, due 2030	$—	$15,000
SOFR plus 2.75% Term Loan, due 2030	70,219	72,521
Total principal	70,219	87,521
Less: debt issuance costs, net	(1,607)	(1,852)
Less: current portion	(68,612)	(5,490)
Long-term debt, net of current portion	$—	$80,179

Annex D

    Scheduled maturities relating to the principal amounts of the Company’s long-term debt (including current maturities) as of July 4, 2026 are as follows (in thousands):

Remaining 2026	$ 3,188
2027	6,375
2028	5,844
2029	6,375
2030	48,437
$ 70,219

On May 20, 2025, the Company entered into an Amended and Restated Credit agreement (the“DBMG Credit Agreement”), with lenders which are party thereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, N.A. (“UMB”). The DBMG Credit Agreement provides the Company with debt financing in an amount up to $220.0 million in the aggregate, consisting of a senior secured revolving credit facility (the “UMB Revolving Line”) in an aggregate amount of $135.0 million, and a senior secured term loan facility (the “UMB Term Loan”) in the amount of $85.0 million. The DBMG Credit Agreement also contains an accordion feature to increase the allowable size of the UMB Revolving Line by an additional $50.0 million. The UMB Revolving Line and the UMB Term Loan will mature on May 20, 2030. The Company entered into the DBMG Credit Agreement to fully repay existing debt obligations and provide additional working capital capacity.

On May 20, 2025, concurrently with the Company’s entry into the new DBMG Credit Agreement, the Company terminated its prior credit agreement, dated as of May 27, 2021 and as amended by the First Amendment to Credit Agreement, dated August 2, 2022, the Second Amendment to Credit Agreement, dated December 12, 2023, and the Third Amendment to Credit Agreement, dated June 28, 2024 (as amended, the “Prior UMB Credit Agreement”). The Company used a portion of the proceeds of the new DBMG Credit Agreement to refinance the indebtedness under the Prior UMB Credit Agreement, and thereafter terminated the Prior UMB Credit Agreement. The maturity dates of the revolving line and term loans under the Prior UMB Credit Agreement were August 15, 2025, and May 31, 2026, respectively.

The term loan and borrowings under the new DBMG Credit Agreement bear interest at a rate per annum equal to a SOFR Rate plus a variable spread based on a Senior Funded Indebtedness to EBITDA Ratio as defined in the agreement with an interest rate floor of 4.25% per annum.

The DBMG Credit Agreement contains usual and customary restrictive and financial covenants related to debt levels and performance, including a Fixed Charge Coverage Ratio and a Senior Funded Indebtedness to EBITDA Ratio, both as defined in the DBMG Credit Agreement. Further, the loan and revolving line are secured by substantially all of the Company’s assets. The Company is in compliance with its debt covenants as of July 4, 2026.

Due to multiple lenders being party to the new DBMG Credit Agreement, the May 20, 2025 transactions were determined to be either an extinguishment or modification under ASC 470-50, Debt - Modifications and Extinguishments (“ASC 470-50”) or the incurrence of new debt, depending on the specific lender. For the portions of the debt classified as extinguishments, losses on extinguishment totaling $0.3 million, were included on the Consolidated Statements of Operations for the period ended June 28, 2025. For the debt portions classified as modifications or new debt, new incremental deferred financing fees totaling $1.8 million were capitalized as original issue discounts and included in the carrying amount of the debt in the Consolidated Balance Sheets and $0.1 million in fees paid to third parties were expensed. Capitalized fees are amortized over the remaining life of the debt under the effective interest rate method and are included in interest expense.

The Company had availability for revolving lines of $129.2 million and $119.9 million, as of July 4, 2026 and January 3, 2026, respectively. Interest is paid monthly on the Company’s revolving lines, and the effective interest rate was 6.3% and 6.8%, as of July 4, 2026 and January 3, 2026, respectively. The new UMB Revolving

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Line has an unused commitment fee of 0.50% per annum times the average daily unused availability under the line, whereas under the Prior UMB Credit Agreement, the commitment fee was equal to 0.25% per annum times the average daily unused availability under the line.

Principal payments and interest on the UMB Term Loan are paid monthly, and the effective interest rate was 6.9% as of July 4, 2026. Prior to the new DBMG Credit Agreement, the Company had two term loans under the Prior UMB Credit Agreement.

Reclassification of Long-Term Debt

The Company’s Amended and Restated Credit Agreement, dated May 20, 2025, contains a change-in-control provision under which the pending sale of the Company described in Note 13 would constitute an event of default, entitling the lenders to accelerate repayment of the outstanding borrowings. Because the transaction is expected to close within twelve months of the balance sheet date and the related obligations are expected to be repaid or otherwise satisfied at or before closing, the Company has classified its outstanding term loan borrowings, previously reported as long-term debt, as a current liability. Accordingly, $62.1 million of borrowings that would otherwise have been presented as long-term has been reclassified to current portion of long-term debt as of July 4, 2026.

7.  Income Taxes

The Company uses the Annual Effective Tax Rate (“AETR”) approach of ASC 740-270, Interim Reporting, to calculate its interim tax provision. Income tax expense was $11.1 million and $2.1 million for the three months ended July 4, 2026 and June 28, 2025, respectively. Income tax expense was $15.2 million and $4.4 million for the six months ended July 4, 2026 and June 28, 2025, respectively. Income tax expense primarily relates to federal and state income taxes. The increases in income tax expense for the three and six months ended July 4, 2026 as compared to the prior year periods were primarily due to an increase in pre-tax income.

8. Employee Retirement Plans

The Company maintains 401(k) retirement savings plans which cover eligible employees and permit participants to contribute to the plans, subject to Internal Revenue Code restrictions and which features matching contributions of 100% of the first 3% and 50% of the next 2% of employee annual salary contributions. The matching contributions were approximately $0.8 million and $0.6 million for the three months ended July 4, 2026 and June 28, 2025, and $1.5 million and $1.3 million for the six months ended July 4, 2026 and June 28, 2025, respectively.

9. Stock-Based Compensation

During the period ended July 4, 2026, the Company issued phantom stock awards in connection with 2024 bonus awards to key employees. As of the grant date, the 2024 bonus awards equated to 32,340 shares of the Company’s stock. During the year ended January 3, 2026, the Company issued phantom stock awards in connection with 2023 bonus awards to key employees. As of the grant date, the 2023 bonus awards equated to 32,363 shares of the Company’s stock. These awards were accounted for as a liability with compensation cost measured as of the end of each reporting period based on changes of the market value of the Company’s stock. Additional compensation cost related to the phantom stock awards, included in General and Administrative Expenses on the Consolidated Statements of Operations, was approximately $1.0 million and $1.1 million for the three months ended July 4, 2026 and June 28, 2025, and $3.0 million and $2.7 million for the six months ended July 4, 2026 and June 28, 2025, respectively.

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10. Leases

    The Company has entered into operating and finance lease agreements primarily related to corporate office space, corporate and shop vehicles, office and construction equipment, and corporate housing in connection with long-term construction contracts and general operations, expiring between 2026 and 2038. Finance lease right-of-use assets are included in Property, Plant and Equipment and Operating lease right-of-use assets are presented separately in the Consolidated Balance Sheets. Finance lease liability and operating lease liability are recognized in the Consolidated Balance Sheets within both current and non-current liabilities.

Lease right-of-use assets and lease liabilities consist of the following (in thousands):

	July 4	January 3
	2026	2026
Right-of-use assets:
Operating lease	$ 63,945	35,208
Finance lease (Property, plant, and equipment, net)	71	119
Total right-of-use assets	$ 64,016	$35,327

Lease liabilities:
Operating lease, current	$ 10,321	$ 8,505
Operating lease, noncurrent	55,828	28,307
Finance lease, current	43	70
Finance lease, noncurrent	43	63
Total lease liabilities	$ 66,235	$ 36,945

    The following table summarizes the components of lease expense for the three and six months ended July 4, 2026 and June 28, 2025, respectively (in thousands):

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Finance lease cost:
Amortization of right-of-use assets	$18	$62	$54	$157
Interest on lease liabilities	1	3	3	9
Net finance lease cost	19	65	57	166
Operating lease cost	3,847	3,159	6,648	5,832
Short-term lease cost	8,426	7,188	14,222	15,000
Total lease cost	$12,292	$10,412	$20,927	$20,998

    Cash flow information related to leases for the periods ended July 4, 2026 and June 28, 2025, respectively are as follows (in thousands):

Annex D

	July 4	June 28
	2026	2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases (liability reduction) (1)	$4,833	$5,674
Operating cash flows from finance leases	$3	$9
Financing cash flows from finance leases	$56	$169
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$34,020	$3,197
Finance leases	$8	$107
(1) The above amounts exclude $4.0 million received during the period ended June 28, 2025, for a lease modification incentive.

11. Commitments and Contingencies

The Company is subject to claims and legal proceedings that arise in the ordinary course of business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to the Company or that the resolution of any such matter will not have a material adverse effect upon the Company’s Condensed Consolidated Financial Statements. Such legal matters may include, but are not limited to, actions or claims relating to sensitive data, including proprietary business information and intellectual property, personally identifiable information of employees and contractors, cyber-attacks, data breaches and non-compliance with contractual or other legal obligations. Litigation and other legal matters are inherently unpredictable and subject to substantial uncertainties and adverse resolutions could occur. In addition, litigation and other legal matters, including class-action lawsuits, government investigations and regulatory proceedings can be costly to defend and, depending on the class size and claims, could be costly to settle. The Company does not believe that any of such pending claims and legal proceedings will have a material adverse effect on its Condensed Consolidated Financial Statements. The Company records a liability in its Condensed Consolidated Financial Statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated as well as any legal costs incurred related to the litigation. The Company reviews these estimates each accounting period as additional information is known and adjusts the loss provision when appropriate. If a matter is both probable to result in a liability and the amount of loss can be reasonably estimated, the Company estimates and discloses the possible loss or range of loss to the extent necessary for its Condensed Consolidated Financial Statements not to be misleading. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the Company’s Condensed Consolidated Financial Statements. Any legal or other expenses associated with the litigation are accrued for as the expenses are incurred. The Company maintains liability insurance that insures it against workers’ compensation, personal and bodily injury, property damage, directors’ and officers’ liability, errors and omissions, cyber liability, and employment practices liability. There can be no assurance that the liability insurance will cover all events or that the limits of coverage will be sufficient to fully cover all liabilities.

Based on a review of the current facts and circumstances with counsel in each of the matters disclosed, management has provided for what is believed to be a reasonable estimate of loss exposure. While acknowledging the uncertainties of litigation, management believes that the ultimate outcome of litigation will not have a material effect on its financial position and will defend itself vigorously.

GrayWolf Collective Action Claim

On March 24, 2026, a subsidiary of DBM Global, GrayWolf Integrated Construction Company, received a draft of a purported Collective Action Complaint entitled Hilario Riviera, Individually and for Others Similarly Situated v. GrayWolf Integrated Construction Company (the “Draft Complaint”) alleging that GrayWolf failed to properly pay Riviera for all hours worked because GrayWolf automatically rounded the punch in and punch out times for work to the nearest half hour for GrayWolf’s own primary benefit and to the detriment of Riviera and other

Annex D
hourly employees. The Draft Complaint also states that GrayWolf paid Riviera and other hourly employees “per diems,” not reasonably calculated to reimburse expenses and based on time worked, but GrayWolf excluded “per diems” from their regular rate of pay for overtime purposes. The action is purported to be brought under the Fair Labor Standards Act (the “FLSA”) on behalf of hourly employees for the last three years who had wages rounded or received “per diems”. GrayWolf has entered into a “Tolling Agreement” with the Plaintiff to stay any statute of limitations while GrayWolf investigates this matter and expects that it will vigorously contest the allegations. Accordingly, the Company cannot reasonably estimate any range of potential loss at this time.

Other Matters

The Company had approximately $548.9 million and $680.2 million of payment and performance bonds issued on its behalf as of July 4, 2026 and January 3, 2026, respectively. The performance bonds were required by various general contractors to guarantee the Company’s performance on projects.

12. Remaining Unsatisfied Performance Obligations

The transaction price allocated to remaining unsatisfied performance obligations of the Company was approximately $1.9 billion and $1.7 billion at July 4, 2026 and at January 3, 2026, respectively. The Company’s remaining unsatisfied performance obligations increase with awards of new contracts and decrease as work is performed and revenues are recognized. The Company’s remaining unsatisfied performance obligations include amounts related to contracts for which a fixed price contract value is not assigned when a reasonable estimate of total transaction price can be made. Remaining unsatisfied performance obligations include unrecognized revenues to be realized from uncompleted construction contracts. Although many of the Company’s contracts are subject to cancellation at the election of its customers, in accordance with industry practice, the Company does not limit the amount of unrecognized revenue included within its remaining unsatisfied performance obligations due to the inherent substantial economic penalty that would be incurred by its customers upon cancellation. Approximately $1.1 billion and $1.1 billion, representing 60% and 66% of the Company’s remaining unsatisfied performance obligations at July 4, 2026 and January 3, 2026, respectively, was attributable to five contracts, letters of intent, notices to proceed or purchase orders.

13. Subsequent Events

The Company has evaluated subsequent events through August 21, 2026, which is the date these Consolidated Financial Statements were available to be issued.

Dividend

Subsequent to quarter end, on July 8, 2026, DBMG declared a $12.0 million cash dividend which was paid on August 3, 2026.

Pending Sale of the Company

On August 7, 2026, the Company’s parent, INNOVATE Corp., together with the Company’s direct parent, DBM Global Intermediate Holdco Inc. (collectively, “Seller”), entered into a Transaction Agreement with IES Holdings, Inc. (“Buyer”) under which Buyer will acquire the Company through the purchase of Seller’s approximately 91.21% interest followed by a merger, with the Company surviving as a wholly owned subsidiary of Buyer. The remaining shares held by other stockholders will be converted into the right to receive cash. The aggregate base purchase consideration of $650 million, subject to customary closing adjustments, consists of $510 million of cash and 215,487 shares of Buyer common stock representing $140 million as of the date of the Transaction Agreement. The transaction, which will result in a change in control of the Company, is subject to customary closing conditions, including regulatory clearance, and may be terminated by the Buyer or Seller if the closing has not occurred by February 8, 2027, subject to automatic extensions of the closing date to May 8, 2027 and August 8, 2027 per the Transaction Agreement. In connection with the transaction, the Company’s Amended and

Annex D
Restated Credit Agreement dated May 20, 2025 (see Note 6) is required to be repaid or otherwise satisfied at or before closing, and accordingly, $62.1 million of borrowings that would otherwise have been presented as long-term have been reclassified to current portion of long-term debt as of July 4, 2026.

The accompanying Consolidated Financial Statements do not reflect any other adjustments, other than the reclassification of debt to current as noted above, that may result from the transaction, and there can be no assurance that it will be completed on the terms described, within the expected timeframe, or at all.

Annex D

Calculation of Filing Fee Tables

Table 1: Transaction Valuation	☐Not Applicable

	Proposed Maximum Aggregate Value of Transaction (1), (2), (3)	Fee Rate	Amount of Filing Fee (4)
Fees to be Paid	$641,586,205	0.0001381	$88,603.06
Fees Previously Paid
		Total Transaction Valuation:	$641,586,205.00
		Total Fees Due for Filing:	$88,603.06
		Total Fees Previously Paid:	0
		Total Fee Offsets:	0
		Net Fee Due:	$88,603.06

Offering Note

(1) Title of each class of securities to which transaction applies: IES Holdings, Inc. (the “Purchaser”) common stock, par value $0.01 per share (the “Purchaser Common Stock”).

(2) Aggregate number of securities to which transaction applies: The number of shares of Purchaser Common Stock to which this transaction applies is 215,487 due at the closing of the sale (the “Closing”).

(3) In accordance with Exchange Act Rule 0-11 and solely for the purpose of calculating the filing fee, the proposed maximum aggregate value of the transaction was calculated, as of August 21, 2026, based on the sum of (a) the product of 215,487 shares of Purchaser Common Stock due at Closing multiplied by $712.74, representing the average of the high and low prices of the Purchaser Common Stock reported on the Nasdaq Global Market on August 19, 2026, (b) $453,000,000 cash consideration representing INNOVATE’s expected cash consideration, subject to customary adjustments for cash, working capital, indebtedness, and transaction expenses, and (c) the $35,000,000 cash payment to be made by the Purchaser to INNOVATE at the Closing as compensation for costs and obligations to be borne by INNOVATE in connection with the Section 338 tax election with respect to the transaction (such sum, the “Total Consideration”).

(4) In accordance with Section 14(g) of the Exchange Act and Rule 0-11 under the Exchange Act, the filing fee was determined by multiplying the Total Consideration by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims
Fee Offset Sources